As filed with the Securities and Exchange Commission on September 16,1997

                        Registration No. 333-___________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYMONS INTERNATIONAL GROUP, INC.                   SIG CAPITAL TRUST I
(Exact name of Registrant as              (Exact name of Registrant as specified
specified in its charter)                   in its trust agreement)

         INDIANA                                        DELAWARE
(State or other jurisdiction of )         (State or other jurisdiction of
incorporation or organization)              incorporation or organization)

           6331                                           6331
(Primary Standard Industrial              (Primary Standard Industrial Classifi-
Classification Code Number)                  cation Code Number)

          35-1707115                                   35-6650328
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                               4720 KINGSWAY DRIVE
                           INDIANAPOLIS, INDIANA 46205
                                 (317) 259-6300
   (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                              DAVID L. BATES, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        SYMONS INTERNATIONAL GROUP, INC.
                               4720 KINGSWAY DRIVE
                           INDIANAPOLIS, INDIANA 46205
                                 (317) 259-6300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                              ROBERT A. ROSE, ESQ.
                        DANN PECAR NEWMAN & KLEIMAN, P.C.
                       2300 One American Square, Box 82008
                           Indianapolis, Indiana 46282

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

                                                     AMOUNT             PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                    TO BE              OFFERING PRICE        AGGREGATE            REGISTRATION
TO BE REGISTERED                                     REGISTERED         PER UNIT (1)          OFFERING PRICE (1)   FEE (2) (3)

Trust Preferred Securities of SIG Capital
Trust I . . . . . . . . . . . . . . . . . . . . . . .$135,000,000       100%                  $135,000,000         $40,909
Senior Subordinated Notes of Symons
International Group, Inc.(2)
Symons International Group, Inc. Guarantee
with respect to Trust Preferred Securities(3)
Total  . . . . . . . . . . . . . . . . . . . . . . . $135,000,000(4)    100%                  $135,000,000(5)      $40,909


(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Senior Subordinated Notes of Symons International Group, Inc. distributed upon any liquidation of SIG Capital Trust I.
(3) No separate consideration will be received for the Symons International Group, Inc. Guarantee.
(4) This Registration Statement is deemed to cover rights of holders of Senior Subordinated Notes under an Indenture, the rights of holders of Trust Preferred Securities of the SIG Capital Trust I under the Amended and Restated Declaration of Trust, the rights of holders of such Trust Preferred Securities under a Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the Liquidation Amount of the SIG Capital Trust I Preferred Securities to be exchanged hereunder and the principal amount of Senior Subordinated Notes that may be distributed to holders of such Trust Preferred Securities upon any liquidation of the SIG Capital Trust I.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated September 16, 1997

                               SIG CAPITAL TRUST I
                              OFFER TO EXCHANGE ITS
                        9 1/2% TRUST PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                        9 1/2% TRUST PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                        SYMONS INTERNATIONAL GROUP, INC.
                    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                           ON , 1997, UNLESS EXTENDED

                      ------------------------------------


SEE "RISK FACTORS" COMMENCING ON PAGE 23 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER PREFERRED SECURITIES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


         SIG Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $135,000,000 aggregate Liquidation Amount of its 9 1/2% Trust Preferred Securities (the "Exchange Preferred Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 9 1/2% Trust Preferred Securities (the "Preferred Securities"), of which $135,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Symons International Group, Inc., an Indiana corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Preferred Securities (the "Company Guarantee") for a like guarantee in respect of the Exchange Preferred Securities (the "Exchange Guarantee") and (ii) all of its 9 1/2% Senior Subordinated Notes due August 15, 2027 (the "Old Senior Subordinated Notes") for a like aggregate principal amount of its 9 1/2% Senior Subordinated Notes due August 15, 2027 (the "Exchange Notes"), which Exchange Guarantee and Exchange Notes also have been registered under the Securities Act. The Preferred Securities, the Company Guarantee and the Old Senior Subordinated Notes are collectively referred to herein as the "Old Securities" and the Exchange Preferred Securities, the Exchange Guarantee and the Exchange Notes are collectively referred to herein as the "Exchange Securities."

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the Exchange Preferred Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the Exchange Preferred Securities will not provide for any increase in the Distribution rate thereon,
(iv) the Exchange Notes will not contain the $100,000 minimum principal amount transfer restriction and (v) the Exchange Notes will not provide for any increase in the interest rate thereon. See "Description of Exchange Preferred Securities" and "Description of Old Securities." The Exchange Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of August 12, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Preferred Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Preferred Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Preferred Securities on September , 1997.

                The date of this Prospectus is September , 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

         No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities or Exchange Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Exchange Notes and issuing the Trust Securities. See "SIG Capital Trust I" and "Description of Exchange Preferred Securities." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Preferred Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         The Exchange Preferred Securities and the Preferred Securities (collectively, the "Securities") represent beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Securities, the "Trust Securities"). Wilmington Trust Company is the Preferred Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Exchange Notes (as defined herein). The Exchange Notes will mature on August 15, 2027 (the "Stated Maturity Date"). The Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Preferred Securities."

         As more fully described herein, the Company has entered into several contractual undertakings which, the Company believes, taken together, guarantee to the holders of the Exchange Preferred Securities a full and unconditional right to enforce the payment of the distributions with respect to the Exchange Preferred Securities, the payment of the redemption price upon redemption of the Exchange Preferred Securities and the payment of the Liquidation Amount with respect to the Exchange Preferred Securities upon liquidation of the Trust. See "Risk Factors -- Rights Under the Exchange Guarantee." Those contractual arrangements include the Company's obligations under (i) the Exchange Guarantee,
(ii) the Declaration, (iii) the Exchange Notes and (iv) the Indenture. As used herein, (i) the "Indenture" means the Senior Subordinated Indenture, dated as of August 12, 1997, as amended and supplemented from time to time, between the Company and Wilmington Trust Company, as Indenture Trustee (the "Indenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of August 12, 1997, among the Company, as Sponsor, Wilmington Trust Company as Preferred Trustee (the "Preferred Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Company Trustees named therein (collectively, with the Preferred Trustee and the Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Securities" includes the Preferred Securities and the Exchange Preferred Securities, (ii) the term "Trust Securities" includes the Securities and the Common Securities, (iii) the term "Senior Subordinated Notes" includes the Old Senior Subordinated Notes and the Exchange Notes and (iv) the term "Guarantee" includes the Company Guarantee and the Exchange Guarantee.

         Holders of the Exchange Preferred Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Exchange Notes, accruing from August 12, 1997, and payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1998, at the annual rate of 9 1/2% of the Liquidation Amount of $1,000 per Exchange Preferred Securities ("Distributions").

         Unless an Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Exchange Notes to defer the payment of interest at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Securities by the Trust will be deferred during any such Extension Period. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of 9 1/2%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Notes (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Notes or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Exchange Notes (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged and (f) purchases or issuances of Common Stock under any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the company's dividend reinvestment plans, in each case as now existing or hereafter established or amended).

         Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Preferred Trustee and Indenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trustees are required to give notice to any securities exchange or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record Date. The Indenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

         Through the Guarantee, the guarantee agreement of the Company relating to the Common Securities (the "Common Guarantee"), the Declaration, the Senior Subordinated Notes and the Indenture, taken together, the Company has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Preferred Securities, the Declaration, the Exchange Notes and the Exchange Guarantee -- Full And Unconditional Guarantee." The Company Guarantee and the Common Guarantee guarantees, and the Exchange Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Preferred Securities -- Description of Exchange Guarantee." If the Company fails to make a required payment on the Senior Subordinated Notes, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of Exchange Preferred Securities -- Description of Exchange Notes -- Enforcement Rights of Holders of Exchange Preferred Securities." The obligations of the Company under the Guarantee, the Common Guarantee and the Senior Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Preferred Securities -- Description of Exchange Notes").

         The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Senior Subordinated Notes at a redemption price equal to the principal amount of, plus accrued interest on, the Senior Subordinated Notes (the "Maturity Redemption Price"), (ii) in whole or in part, on or after August 15, 2007, contemporaneously with the optional prepayment by the Company of the Senior Subordinated Notes, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"), (iii) upon the occurrence of a Change of Control Triggering Event (as defined herein) at a redemption price equal to 101% of the principal amount, of any Senior Subordinated Notes received in exchange for Trust Securities plus any accrued and unpaid interest thereon (the "Change of Control Redemption Price") or (iv) in whole upon acceleration of the Senior Subordinated Notes upon the occurrence of an Event of Default at a redemption price equal to the principal amount of, plus accrued interest on, the Senior Subordinated Notes (the "Default Redemption Price").

         Further, the Trust Securities are subject to redemption at the option of the Company in a Like Amount upon the occurrence of a Tax Event (as defined herein) in certain circumstances at a redemption price equal to the principal amount of, plus accrued interest on, the Senior Subordinated Notes (the "Event Redemption Price"). Any of the Maturity Redemption Price, the Change of Control Redemption Price, the Default Redemption Price, the Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Preferred Securities."

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Senior Subordinated Notes to be paid in accordance with their terms and (ii) with respect to a distribution of Senior Subordinated Notes upon the liquidation of the Trust, Senior Subordinated Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Senior Subordinated Notes are distributed.

         The Exchange Notes will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after August 15, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to the principal amount thereof outstanding, plus accrued interest thereon to the date of prepayment or (ii) at any time, in whole but not in part, upon not less than thirty or more than sixty days' notice, at the Redemption Prices (as defined in the Indenture) (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date (as defined in the Indenture) (subject to the right of holders of record on the relevant Regular Record Date (as defined in the Indenture) to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                                                                 Percentage of
Year                                                            Principal Amount

2007...............................................................104.750%
2008...............................................................103.167%
2009...............................................................101.583%
2010 and thereafter................................................100.000%

Either of the Optional Prepayment Price or the Change of Control Redemption Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Preferred Securities."

         The Company will have the right at any time to terminate the Trust and cause a Like Amount of the Senior Subordinated Notes to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Securities. Unless the Senior Subordinated Notes are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated Distributions thereon to the date of payment. See "Description of Exchange Preferred Securities."

         Based on existing interpretations of the Securities Act by the staff of the Division of Corporate Finance of the Commission ("Staff") set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company and the Trust believe that the Exchange Preferred Securities, Exchange Guarantee and Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Preferred Securities who is an affiliate of the Trust or the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Preferred Securities, or any broker-dealer who purchased the Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Preferred Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Preferred Securities unless such sale or transfer is made pursuant to an exemption from such requirements. Neither the Company nor the Trust intends to seek its own no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Preferred Securities, Exchange Guarantee and Exchange Notes as it has in such no-action letters to third parties.

         Each holder of the Preferred Securities (other than certain specified holders) who wishes to exchange the Preferred Securities for Exchange Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Trust or the Company, (ii) the Exchange Preferred Securities to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Preferred Securities. In addition, in connection with any resales of Exchange Preferred Securities, any broker-dealer (a "Participating Broker- Dealer") who acquired the Exchange Preferred Securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities (other than a resale of an unsold allotment from the original sale of the Preferred Securities) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Trust is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Preferred Securities.

         In that regard, each Participating Broker-Dealer who surrenders Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Preferred Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when
Participating Broker- Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Preferred Securities or to and including the date on which the Company or the Trust has given notice that the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Preferred Securities. The Exchange Preferred Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the Exchange Preferred Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Preferred Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Preferred Securities on any securities exchange or for quotation through the NASDAQ Stock Market.

         Any Preferred Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Preferred Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Preferred Securities held by them. To the extent that Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Preferred Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Preferred Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF PREFERRED SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Preferred Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on , 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Preferred Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Preferred Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Preferred Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Preferred Securities) or any integral multiple of $1,000 Liquidation Amount (one Preferred Security) in excess thereof. The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering and exchange of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "The Exchange Offer -- Fees and Expenses." Holders of the Preferred Securities whose Preferred Securities are accepted for exchange will not receive Distributions on such Preferred Securities and will be deemed to have waived the right to receive any Distributions on such Preferred Securities accumulated from and after August 12, 1997. See "The Exchange Offer -- Distributions of Exchange Preferred Securities."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                      ------------------------------------


         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

Available Information.....................................................    2
Prospectus Summary........................................................    9
Risk Factors..............................................................   23
Use of Proceeds...........................................................   37
Accounting Treatments.....................................................   37
Capitalization............................................................   38
Unaudited Pro Forma Consolidated Financial Statements.....................   39
Selected Consolidated Financial Data of the Company.......................   45
Management's Discussion and Analysis of Financial
  Condition and Results of Operations of the Company......................   50
Selected Consolidated Historical Financial Data of
  Superior Insurance Company..............................................   60
Management's Discussion and Analysis of Financial Condition
 and Results of Operations of Superior Insurance Company..................   61
Business..................................................................   67
The Exchange Offer........................................................   99
Description of Exchange Preferred Securities..............................  109
Description of the Exchange Notes.........................................  122
Description of Exchange Guarantee.........................................  142
Relationship Among the Exchange Preferred Securities,
  the Declaration, the Exchange Notes and the Exchange Guarantee..........  146
Description of Old Securities.............................................  148
Certain United States Federal Income Tax Considerations...................  149
ERISA Considerations......................................................  154
Plan of Distribution......................................................  155
Legal Matters.............................................................  156
Experts...................................................................  156
Glossary of Terms.........................................................  157
Index to Financial Statements.............................................  F-1

                               PROSPECTUS SUMMARY

     See "Glossary of Terms" ("Glossary") for the definitions of certain of the capitalized and defined terms used herein.

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and consolidated financial statements, and the notes thereto, appearing elsewhere in this Prospectus. Unless the context indicates otherwise, (i) the "Company" or "SIG" refers to Symons International Group, Inc., an Indiana corporation, and its Subsidiaries, (ii) the "Subsidiaries" refer to the direct and indirect subsidiaries of the Company,
(iii) the "Insurers" refer to IGF Insurance Company, an Indiana property and casualty insurance company and a wholly owned subsidiary of the Company ("IGF"), and through the Company's ownership of GGS Management Holdings, Inc. ("GGS Holdings"), Pafco General Insurance Company, an Indiana property and casualty insurance company ("Pafco"), and Superior Insurance Company, a Florida property and casualty insurance company, together with its subsidiaries ("Superior") and
(iv) "Goran" refers to Goran Capital Inc. and its subsidiaries, other than the Company and the Subsidiaries.

     Unless otherwise indicated, (i) all data in this Prospectus takes into effect the 7,000-for-1 stock split of the Company's Common Stock prior to its Initial Public Offering in November 1996 and (ii) all financial information and operating statistics applicable to the Company, set forth in this Prospectus are based on generally accepted accounting principles ("GAAP") and not statutory accounting practices ("SAP"). In conformity with industry practice, data derived from A.M. Best Company, Inc. ("A.M. Best") and the National Association of Insurance Commissioners ("NAIC"), generally used herein for industry comparisons, are based on SAP.

                               SIG Capital Trust I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration executed by the Company, as Sponsor, Wilmington Trust Company, as Preferred Trustee and Wilmington Trust Company, as Delaware Trustee, and the three individual Company Trustees named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 4, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Preferred Trustee, the Delaware Trustee and the three Company Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Senior Subordinated Notes issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Senior Subordinated Notes will be the sole assets of the Trust, and payments under the Senior Subordinated Notes will be the sole revenues of the Trust. All of the Common Securities are owned by the Company.

                                   The Company

Overview

     Symons International Group, Inc., a specialty property and casualty insurer, underwrites and markets nonstandard private passenger automobile insurance and crop insurance. Through its Subsidiaries, the Company writes business in the United States exclusively through independent agencies and seeks to distinguish itself by offering high quality, technology-based services for its agents and policyholders. The Company had consolidated Gross Premiums Written of approximately $305.5 million and $279.1 million for the twelve months ended December 31, 1996 and the six months ended June 30, 1997, respectively. The Company believes that, based on the Company's Gross Premiums Written in 1996, it is the twelfth largest underwriter of nonstandard automobile insurance in the United States. Based on premium information compiled in 1996 by the National Crop Insurance

Services, Inc. ("NCIS"), the Company believes that IGF is the fifth largest underwriter of Multi-Peril Crop Insurance ("MPCI") in the United States.

     The Company generated EBITDA of $29.8 million and $21.2 million for the twelve months ended December 31, 1996 and the six months ended June 30, 1997, respectively. The Company's nonstandard automobile business and crop businesses are operated autonomously and, as a result, are not dependent on one another nor are they impacted by similar events. In the first half of 1997, the nonstandard automobile business and crop business accounted for approximately 36.9% and 63.1% of the Company's EBITDA, respectively. Through a disciplined underwriting philosophy, the Company has generated Combined Ratios of 93.4% and 98.3% for the twelve months ended December 31, 1996 and six months ended June 30, 1997, respectively.

     The Company markets its nonstandard automobile business through approximately 6,000 independent agents in eighteen states. Nonstandard insureds are those individuals who are unable to obtain insurance through standard market carriers due to factors such as poor premium payment history, driving experience, record of prior accidents or driving violations, particular occupation or type of vehicle. Premium rates for nonstandard risks are higher than for standard risks. Nonstandard policies have relatively short coverage periods and low limits of liability. According to A.M. Best, the nonstandard automobile market accounted for $17.4 billion in premiums in 1995. The nonstandard automobile market is the fastest growing sector of the personal lines market resulting primarily from (i) the increased regulatory pressure on previously uninsured motorists to purchase insurance and (ii) the increasing number of young adults reaching driving age. The Company's nonstandard automobile insurance business generated $187.2 million and $165.5 million of Gross Premiums Written and had Combined Ratios of 98.8% and 99.3% for the twelve months ended December 31, 1996 and the six months ended June 30, 1997, respectively.

     The Company also underwrites MPCI, crop hail insurance and other named peril crop insurance policies through approximately 1,200 independent agencies in 39 states. MPCI, a federally subsidized program, is designed to provide farmers who suffer an insured crop loss due to the weather or other natural perils with the funds needed to continue operations and plant crops for the next growing season. For the year ended December 31, 1996, the Company wrote approximately $82.1 million in MPCI premiums and $28.0 million in crop hail gross premiums. For the first six months of 1997, the Company wrote approximately $79.0 million in MPCI premiums and $29.3 million in crop hail gross premiums. In addition to premium revenues, for 1996, the Company received from the Federal Crop Insurance Corporation ("FCIC"): (i) CAT Coverage Fees in the amount of $1.2 million, (ii) Buy-up Expense Reimbursement Payments in the amount of $25.0 million and (iii) CAT LAE Reimbursement Payments and MPCI Excess LAE Reimbursement Payments in the aggregate amount of $5.8 million. See "Management's Discussion and Analysis -- Certain Accounting Policies for Crop Insurance Operations."

     As of June 30, 1997, 75.5% of the Company's investment portfolio was invested in fixed maturities, of which 87.3% had ratings of "A" or equivalent or better and 97.6% had ratings of "BBB" or equivalent or better.

Company Strategy

     The Company employs separate operating strategies for its nonstandard automobile and crop insurance businesses.

Nonstandard Automobile Insurance Business

     o The Company seeks to achieve profitability through a combination of internal growth and the acquisition of other insurers and blocks of business. The Company regularly evaluates acquisition opportunities.

     o The Company seeks to expand the multi-tiered marketing approach currently employed in certain states in order to offer to its independent agency network a broader range of products with different premium and commission structures.

     o The Company is committed to the use of integrated technologies which permit it to rate, issue, bill and service policies in an efficient and cost effective manner.

     o The Company competes primarily on the basis of underwriting criteria and service to agents and insureds and generally does not match price decreases implemented by competitors which are directed towards obtaining market share.

     o The Company encourages agencies to place a large share of their profitable business with its Subsidiaries by offering, in addition to fixed commissions, a contingent commission based on a combination of volume and profitability.


     o The Company responds to claims in a manner designed to reduce the costs of claims settlements by reducing the number of pending claims and uses computer databases to verify repair and vehicle replacement costs and to increase subrogation and salvage recoveries.

 Crop Insurance Business

     o The Company seeks to enhance underwriting profits and reduce the volatility of its crop insurance business through geographic diversification and the appropriate allocation of risks among the federal reinsurance pools and the effective use of federal and third-party catastrophic reinsurance arrangements.

     o The Company also limits the risks associated with crop insurance  through
     selective   underwriting  of  crop  risks  based  on  its  historical  loss experience data base.

     o  The   Company   continues   to  develop  and   maintain  a   proprietary
     knowledge-based   underwriting   system   which   utilizes  a  database  of
     Company-specific underwriting rules.

     o The Company has further strengthened its independent agency network by using technology to provide fast, efficient service to its agencies and providing application documentation designed for simplicity and convenience.

     o Unlike many of its competitors, the Company employs approximately 85 full-time claims adjusters, most of whom are agronomy trained, to reduce the Losses experienced by IGF.

     o The Company stops selling its crop hail policies after certain selected dates to prevent farmers from adversely selecting against IGF by purchasing crop insurance when a storm is forecast or hail damage has already occurred.

     o The Company continues to explore growth opportunities and product diversification through new specialty coverages, including Crop Revenue Coverage and named peril insurance.

     o The Company continues to explore new opportunities in administrative efficiencies and product underwriting made possible by advances in precision farming software, Global Positioning System (GPS) software and Geographical Information System (GIS) technology, all of which continue to be adopted by insureds in their farming practices.

Company Structure

     In April 1996, the Company acquired Superior from Fortis, Inc., through GGS Management Holdings, Inc. ("GGS Holdings"), which is 100% owned by the Company. The following chart shows the current organizational structure of the Company with all Subsidiaries being 100% directly or indirectly owned by the Company.


                          SYMONS INTERNATIONAL
                               GROUP, INC.
                          ("SIG" or the "Company")
                               -----------
                                    |
       |-----100%-------------------|---------------100%---------|
       |                                                         |
IGF HOLDINGS, INC.                                   GGS MANAGEMENT
("IGF Holdings")                                     HOLDINGS, INC.
-----------------                                    ("GGS Holdings")
       |                                             ----------------
       |                                                         |
       |                                                         |
IGF INSURANCE                                        GGS MANAGEMENT, INC.
   COMPANY                                           ("GGS Management")
   ("IGF")                                           ------------------
   -------                                                       |
                                                                 |
                                   |---------------------------------------|
                                   |                                       |
                                PAFCO GENERAL               SUPERIOR INSURANCE
                              INSURANCE COMPANY                   COMPANY
                                ("Pafco")                       ("Superior")
                                ---------                       ------------




     The address and telephone number of the Company's principal executive offices are 4720 Kingsway Drive, Indianapolis, Indiana 46205, (317) 259-6300.

                               The Exchange Offer

The Exchange Offer  Up to $135,000,000  aggregate Liquidation Amount of Exchange
                    Preferred Securities are being offered in exchange for a like aggregate Liquidation Amount of Preferred Securities. Preferred Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Preferred Securities) or any integral multiple of $1,000 (one Preferred Security) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Preferred Securities. For a description of the procedures for tendering Preferred Securities, see "The Exchange Offer-- Procedures for Tendering Preferred Securities."

Expiration Date     5:00 p.m., New York City time, on __________________, 1997, unless the Exchange Offer is extended by the Company or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See
                    "The Exchange Offer-- Terms of the Exchange Offer."

Conditions to the   The Exchange Offer is  subject to certain  onditions, which
Exchange Offer      may be waived by the Company and the Trust in their sole
                    discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Preferred Securities being tendered. See "The Exchange Offer -- Conditions to the
                    Exchange Offer."

Offer The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Preferred Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied and (iii) to extend the Expiration Date of the Exchange Offer and retain all Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Preferred Securities to withdraw their tendered Preferred Securities. See "The Exchange Offer-- Terms of the Exchange Offer."

Withdrawal Rights   Tenders of Preferred Securities may be withdrawn at any time on or prior to the  Expiration  Date by delivering a written
                    notice  of  such   withdrawal  to  the  Exchange   Agent  in
                    conformity with certain procedures set forth below under "The Exchange Offer-- Withdrawal Rights."

Procedures for      Tendering holders of Preferred Securities must complete and
Tendering           sign a Letter of Transmittal in accordance with the
Preferred           instructions contained therein and forward the same by mail,
Securities          facsimile or hand delivery, together with any other required documents,  to the Exchange Agent, either with the Preferred
                    Securities  to  be  tendered  or  in  compliance   with  the
                    specified  procedures for  guaranteed  delivery of Preferred
                    Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by an Agent's Message (defined herein) in case of book-entry delivery to the Exchange Agent prior to the Expiration Date.
                    Holders of Preferred Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Preferred Securities pursuant to the Exchange
                    Offer.  See "The Exchange  Offer -- Procedures for Tendering
                    Preferred Securities."

                    Letters of Transmittal and certificates representing Preferred Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange The Company and the Trust are making the Exchange Offer in
Preferred           reliance on the position of the Staff as set forth in
Securities          certain interpretive letters addressed to third parties in other  transactions.  However,  neither  the Company nor the
                    Trust has sought its own  interpretive  letter and there can be  no  assurance  that  the  Staff  would  make  a  similar determination  with respect to the Exchange  Offer as it has in such  interpretive  letters  to third  parties.  Based on these  interpretations  by the Staff, and subject to the two immediately  following sentences,  the Company and the Trust believe that Exchange  Preferred  Securities issued pursuant to this Exchange Offer in exchange for Preferred  Securities may be offered for resale,  resold and otherwise transferred
                    by  a  holder   thereof  (other  than  a  holder  who  is  a
                    broker-dealer)   without   further   compliance   with   the
                    registration  and prospectus  delivery  requirements  of the
                    Securities  Act,  provided  that  such  Exchange   Preferred
                    Securities  are  acquired  in the  ordinary  course  of such holder's business and that such holder is not participating, and has no arrangement or  understanding  with any person to participate,  in a  distribution  (within the meaning of the
                    Securities  Act)  of  such  Exchange  Preferred  Securities.
                    However,  any  holders  of  Preferred  Securities  who is an
                    "affiliate"  of the  Company or the Trust or who  intends to participate  in  the  Exchange  Offer  for  the  purpose  of distributing  the  Exchange  Preferred  Securities,  or  any broker-dealer  who purchased the Preferred  Securities  from the  Trust to  resell  pursuant  to Rule  144A or any  other available  exemption  under the Securities Act, (a) will not be  able to rely on the  interpretations  of the  Staff  set forth in the above-mentioned  interpretive letters, (b) will not be  permitted  or  entitled  to  tender  such  Preferred
                    Securities  in the  Exchange  Offer and (c) must comply with the registration and prospectus delivery requirements of the
                    Securities Act in connection with any sale or other transfer of  such  Preferred  Securities  unless  such  sale  is made
                    pursuant  to  an  exemption  from  such   requirements.   In
                    addition,  as described  below, if any  broker-dealer  holds
                    Preferred  Securities  acquired  for  its own  account  as a result of  market-making  or other  trading  activities  and exchanges such Preferred  Securities for Exchange  Preferred
                    Securities,   then  such   broker-dealer   must   deliver  a
                    prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Preferred
                    Securities.


                    Each holder of Preferred Securities who wishes to exchange Preferred Securities for Exchange Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities and
                    (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities. Each broker-dealer that receives Exchange Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Exchange Preferred Securities for its own account as the result of market-making activities or other trading activities and it will deliver a prospectus meeting the requirements of the

                    Securities Act in connection with any resale of such Exchange Preferred Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Preferred Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities received upon exchange of such Preferred Securities (other than Preferred Securities which represent an unsold allotment from the original sale of the Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Preferred Securities. Accordingly, this Prospectus, as it may be amended or
                    supplemented   from   time  to  time,   may  be  used  by  a
                    Participating Broker-Dealer in connection with resales of Exchange Preferred Securities received in exchange for Preferred Securities where such Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Preferred Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a
                    Participating Broker-Dealer in connection with resales of such Exchange Preferred Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Preferred Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Preferred Securities."

Exchange Agent      The exchange agent with respect to the Exchange Offer is
                    Wilmington  Trust  Company  (the  "Exchange   Agent").   The
                    addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer-
                    Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds     Neither the Company nor the Trust will receive any cash pro-
                    ceeds from the issuance of the Exchange Preferred Securities offered hereby. See "Use of Proceeds."

Certain United      Holders of Preferred Securities should review the
States Federal      information set forth under "Certain United States Federal
Income Tax          Income Tax Considerations" and "ERISA Considerations"
Considerations;     prior to tendering Preferred Securities in the Exchange
ERISA               Offer
Considerations"

                        The Exchange Preferred Securities

Securities Offered  Up to $135,000,000 aggregate Liquidation Amount of the
                    Trust's Exchange Preferred Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Exchange Preferred Security). The Exchange Preferred Securities will be issued and the Preferred Securities were issued under the Declaration. The Exchange Preferred Securities and any Preferred Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Preferred Securities-- Voting Rights; Modification of the Declaration." The terms of the Exchange Preferred Securities are identical in all material respects to the terms of the Preferred Securities, except that the Exchange Preferred Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Preferred Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer-- Purpose of the Exchange Offer," "Description of Exchange Securities" and "Description of Old Securities."

Distribution Dates  February 15 and August 15 of each year, commencing February
                    15, 1998.

Extension  Periods  Distributions on the Exchange  Preferred Securities will  be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Exchange Notes. No Extension Period will exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of Exchange Notes-- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations-- Interest Income and Original Issue Discount."

Ranking The Exchange Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the Preferred Securities and the Common Securities except as described under "Description of Exchange Preferred Securities-- Subordination of Common Securities." The Exchange Notes will rank pari passu with the Old Senior Subordinated Notes and all other junior subordinated debentures to be issued by the Company (collectively, with the Old Senior Subordinated Notes, the "Other Notes") and sold (if at all) to other trusts to be established by the Company (if any), in each case similar to the Trust (the "Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. At June 30, 1997, the aggregate principal amount of outstanding Senior Indebtedness was approximately $44.8 million. See "Description of Exchange Preferred Securities" and "Description of Exchange Notes." The Exchange Guarantee will rank pari passu with the Company Guarantee and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee. See "Description of Exchange Preferred Securities" and "Description of Exchange Guarantee."

Optional            The Company is permitted to redeem the Senior Subordinated
Redemption          Notes at the  redemption prices set forth herein in whole or in part, from time to time, after August 15, 2007. Upon any such redemption, the proceeds from such redemption shall simultaneously be applied by the Trust to redeem Securities and Common Securities at the Redemption Price (as defined herein). In the event that fewer than all the outstanding
                    Senior Subordinated Notes are to be so redeemed, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Securities and the Common
                    Securities.  See  "Description  of  the  Exchange  Preferred
                    Securities-- Optional Redemption."

Mandatory           The  Preferred  Securities  will  be subject to mandatory
Redemption          redemption  upon the  repayment of the Senior Subordinated
                    Notes at their stated maturity, upon acceleration, earlier redemption or otherwise. See "Description of the Exchange
                    Preferred Securities -- Mandatory Redemption."

Change of Control   Upon the occurrence of a Change of Control Triggering Event
Redemption          (as defined herein), a Holder of Trust Securities has the
                    right to require  the Trust to  exchange  all or any part of the Holder's Trust Securities for Senior  Subordinated Notes
                    having an aggregate  principal amount equal to the aggregate
                    Liquidation Amount of the Trust Securities so offered.  Upon the  occurrence  of  such  an  event,  the  Company  will be required to immediately redeem any Senior Subordinated Notes so  exchanged  at a  redemption  price  equal to 101% of the
                    principal   amount  thereof  plus  any  accrued  and  unpaid
                    interest.   See  "Description  of  the  Exchange   Preferred
                    Securities-- Change of Control Redemption" and "Description of the Exchange Notes-- Change of Control."

Tax Event or        Upon the occurrence of a Tax Event or an Investment Company
Investment          Event (each as defined herein), except in certain limited
Company Event       circumstances, the Company will cause the Trustees (as
Redemption or       defined herein) to dissolve and liquidate the Trust and,
Distribution        after satisfaction of liabilities to creditors of the
                    Trust, cause Senior  Subordinated Notes to be distributed to the holders of the Securities.  Upon the occurrence of a Tax
                    Event, in certain  circumstances,  the Company will have the right to redeem the Senior  Subordinated Notes in whole (but not in part) at 100% of the  principal  amount plus  accrued and unpaid interest, in lieu of a distribution of the Senior
                    Subordinated  Notes, in which event all the Trust Securities will be redeemed by the Trust at the  Liquidation  Amount of
                    $1,000 per each of the  Securities  plus  accrued and unpaid
                    Distributions.  See  "Description of the Exchange  Preferred
                    Securities--   Tax  Event  or   Investment   Company   Event
                    Redemption or Distribution."

Rating The Preferred Securities were rated BB+ by Standard & Poor's Ratings Services and Ba3 by Moody's Investors Service, Inc.

Absence of Market   The Exchange Preferred Securities will be a new issue of
for the             securities for which there currently is no market.
Exchange Preferred  Although Donaldson, Lufkin & Jenrette Securities
Securities          Corporation, Goldman,  Sachs & Co.,  CIBC  Wood Gundy
                    Securities  Corp. and Mesirow  Financial,  Inc., the initial
                    purchasers  of  the  Preferred   Securities   (the  "Initial
                    Purchasers"), have informed the Company and the Trust that they each currently intend to make a market in the Exchange
                    Preferred Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange
                    Preferred Securities. The Trust and the Company do not intend to apply for listing of the Exchange Preferred
                    Securities on any securities exchange or for quotation through the NASDAQ Stock Market. See "Plan of Distribution."

                   Summary Company Consolidated Financial Data

     The following tables set forth summary consolidated financial information with respect to the Company for the periods indicated. The historical financial information was prepared in accordance with Generally Accepted Accounting Principles.

     The financial information for the Company as of June 30, 1997 is unaudited; however, in management's opinion, it includes all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of results for such interim periods. Interim results are not necessarily indicative of results for the full year.

     The pro forma consolidated statement of operations data for the year ended December 31, 1996 and for the six months ended June 30, 1997 present results for the Company as if the Formation Transaction, the Acquisition and the other Transactions (as defined herein), the Initial Public Offering and the Buyout Transaction had occurred as of January 1, 1996. The pro forma consolidated financial information and the Offering presents pro forma consolidated balance sheet data of the Company as if the Buyout Transaction described above had occurred as of June 30, 1997.


                                       For the Year Ended December 31,                For The Six Months Ended June 30,
                              -------------------------------------------------     ------------------------------------
                                                                (dollars in thousands)

                                                                        Pro                                      Pro
                                                                       Forma                                    Forma
                                     1994         1995        1996   1996 (1)              1996        1997   1997 (1)
                                     ----         ----        ----   --------              ----        ----   --------
Consolidated Statement of
Operations Data:  (2) (3)
Gross Premiums Written           $103,134     $124,634    $305,499     $349,492        $146,950    $279,065     $279,065
Net Premiums Written               35,139       53,447     209,592      253,210          77,042     150,524      150,524
Net Premiums Earned                32,126       49,641     191,759      231,146          59,066     136,012      136,012
Net Investment Income               1,241        1,173       6,733        9,185           1,533       5,276        5,276
Other Income                        1,632        2,170       9,286       11,503           4,062      10,791       10,791
Net Realized Capital Gain (Loss)    (159)        (344)     (1,015)        (986)             228       1,684        1,684
                                    -----        -----     -------        -----             ---       -----        -----
Total Revenues                     34,840       52,640     206,763      250,848          64,889     153,763      153,763
                                   ------       ------     -------      -------          ------     -------      -------
Net Earnings (4)                   $2,117       $4,821     $13,256      $12,162          $4,304      $9,586       $8,089
                                    =====        =====      ======       ======           =====       =====        =====
Other Data:
EBITDA (5)                         $3,259       $9,430     $29,835      $35,721          $7,552     $21,242      $21,242

Adjusted EBITDA (6)                $3,418       $9,774     $30,850      $36,707          $7,324     $19,558      $19,558

Ratio of EBITDA to interest
expense and Distributions on
Preferred Securities                                                      2.78x                                    3.29x

Ratio of Adjusted EBITDA to
interest expense and Distri-
butions on Preferred Securities
(6)                                                                       2.86x                                    3.03x

Total Preferred Securities to
Adjusted EBITDA (6)                                                       3.68x                                      (8)

GAAP Ratios: (2) (7)
Loss and LAE Ratio                  82.4%        72.5%       71.5%        70.9%           76.7%       75.9%        75.9%
Expense Ratio                       18.1%        16.1%       21.9%        23.9%           20.8%       22.4%        22.9%
                                    -----        -----       -----        -----           -----       -----        -----
Combined Ratio                     100.5%        88.6%       93.4%        94.8%           97.5%       98.3%        98.8%
                                   ======        =====       =====        =====           =====       =====        =====


                                              At December 31,                     At June 30, 1997
                                              ---------------            -----------------------------------
                                                            (dollars in thousands)

                                                                                            As Adjusted for
                                                         1996              Actual              the Offering
Consolidated Balance Sheet Data: (2)
Cash and cash equivalents                             $13,095             $18,329                   $18,329
Investments                                           168,137             190,500                   214,728
Total Assets                                          344,679             567,641                   632,081
Losses and Loss Adjustment Expenses                   101,719             137,924                   137,924
Total Debt                                             48,000              44,872                       ---
Minority Interest:
  Preferred Securities                                    ---                 ---                   135,000
  Equity in net assets of subsidiary                   21,610              26,724                       ---
Total Shareholders' Equity                             60,900              71,900                    73,327
Statutory Capital and Surplus:  (9)
Crop (IGF)                                            $29,412             $36,760                   $36,760
Nonstandard automobile (Pafco and Superior)           $75,233             $82,291                   $82,291

---------------

(1) Results of operations of Superior for the years ended December 31, 1994 and 1995 and for the six months ended June 30, 1996 are presented herein in "Selected Consolidated Historical Financial Data of Superior Insurance Company." The pro forma consolidated statement of operations data for the year ended December 31, 1996 and for the six months ended June 30, 1997 present results of the Company as if the Formation Transaction, the Acquisition and the other Transactions, the Initial Public Offering and the Buyout Transaction had occurred as of January 1, 1996. The as adjusted consolidated balance sheet data as of June 30, 1997 gives effect to the Buyout Transaction and Offering as if they had occurred as of June 30, 1997. See "Unaudited Pro Forma Consolidated Financial Statements" for a discussion.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" for a discussion of the accounting treatment accorded to the crop insurance business.

(3)  Consolidated   results  of  operations  reflect  the  results  of  Superior subsequent to its acquisition by the Company on April 30, 1996.

(4) Pro forma net earnings for the six month period ended June 30, 1997 and the year ended December 31, 1996 exclude ($725,000) and ($901,000), respectively, for the effects of the assumed write-off of debt issuance costs incurred on the GGS Senior Credit Facility upon repayment of that debt from the proceeds of the Offering. Such amounts will be presented as extraordinary items in accordance with Generally Accepted Accounting Principles.

(5) EBITDA consists of earnings before interest, taxes, minority interest, depreciation and amortization. EBITDA is presented here not as a measure of operating results, but rather as a measure of the Company's cash flow and debt service ability, and should not be considered as an alternative to net earnings and cash flows determined in accordance with GAAP. Because the Company's ability to obtain dividends from its insurance subsidiaries may be subject to certain restrictions, EBITDA is not necessarily indicative of the Company's ability to service its indebtedness.

(6) Adjusted EBITDA is comprised of EBITDA excluding realized gains or losses on sales of investments.

(7) The Loss and LAE Ratio is calculated by dividing Losses and Loss Adjustment Expenses by Net Premiums Earned. The Expense Ratio is calculated by dividing policy acquisition and general and administrative expenses by Net Premiums Earned. The Combined Ratio is the sum of the Loss and LAE and Expense Ratios. As a result of the accounting treatment accorded to the MPCI business, the Company's GAAP Loss and LAE, Expense and Combined Ratios are not comparable to the ratios for other property and casualty insurers.

(8) This ratio is not meaningful for interim periods.

(9) Statutory capital and surplus is calculated under SAP and is relevant for insurance regulatory purposes in determining the amount of business an insurance company may write.


Statutory capital and surplus for Pafco and Superior individually is as follows:


                             (dollars in thousands)
 -------------------------------------------------------------------------------
                                           June 30,              As Adjusted,
             December 31, 1996               1997               June 30, 1997
          -----------------------   ----------------------  -------------------
Pafco             $18,112                   $17,273               $17,273
Superior          $57,121                   $65,018               $65,018

                                    The Trust

     The Trust is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a declaration of trust executed by the Company, as sponsor of the Trust, and certain of the trustees of the Trust and (ii) the filing of a certificate of trust with the Secretary of the State of Delaware on August 4, 1997. The original declaration of trust of the Trust was amended and restated in its entirety in the form of the Amended and Restated Declaration of Trust of the Trust (the "Declaration"). The Company acquired Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of the Trust representing all of the Common Securities of the Trust. The Common Securities rank pari passu, and payment will be made thereon pro rata, with the Preferred Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Exchange Preferred Securities -- Subordination of Common Securities." The assets of the Trust consist of the Senior Subordinated Notes. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Senior Subordinated Notes and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Subordinated Notes will be the sole assets of the Trust, and payments under the Senior Subordinated Notes will be the sole revenue of the Trust.

     The Trust has a term of approximately fifty years but may dissolve earlier as provided in the Declaration. The Trust business and affairs are conducted by its trustees (the "Trustees"), each appointed by the Company as sole holder of the Common Securities. Pursuant to the Declaration, the number of Trustees is five. Three of the Trustees (the "Company Trustees") will be individuals who are employees or officers of, or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Preferred Trustee"). The fifth trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Wilmington Trust Company acts as Preferred Trustee and as Delaware Trustee until, in each case, removed or replaced by the Holder of the Common Securities. Wilmington Trust Company also acts as trustee under the Guarantee (the
"Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Exchange Guarantee" and "Description of the Exchange Preferred Securities."


     The Preferred Trustee will hold title to the Senior Subordinated Notes for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Senior Subordinated Notes. In addition, the Preferred Trustee maintains exclusive control of a segregated non-interest bearing bank account (the
"Property Account") to hold all payments made in respect of the Senior Subordinated Notes for the benefit of the holders of Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least three, a majority of which shall be Company Trustees. The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Securities if a Declaration Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Preferred Trustee and/or the Delaware Trustee for such Trust. In no event will the holders of the Securities have the right to vote to appoint, remove or replace the Company Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Trustees are governed by the Declaration. In the Indenture, the Company, as borrower, has agreed to pay for all fees and expenses related to the Trust, including fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto to which the Trust may become subject and all fees and expenses related to this Offering and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of the Exchange Notes."

     The rights of the holders of the Securities, including economic rights, rights to information and voting rights, if any, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration, the Indenture and the Company Guarantee will be qualified under the Trust Indenture Act.

     The place of business and the telephone number of the Trust is: 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, (307) 651-8516.

                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Preferred Securities offered hereby and should particularly consider the following matters. Certain statements in the Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in section 27a(i)(1) of the Securities Act, the risk factors set forth below are cautionary statements identifying important factors that could cause results to differ materially from those in the forward-looking statement.

Factors Relating to the Exchange Preferred Securities

  Subordination of the Guarantee and Senior Subordinated Notes

         The Company's obligations under the Guarantee and the Senior Subordinated Notes are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Senior Subordinated Notes may be made if (i) any Senior Indebtedness of the Company having an outstanding principal amount at the time of determination in excess of $10 million (the "Specified Senior Indebtedness"), is not paid when due or (ii) any other default on Specified Senior Indebtedness occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. Although the ability of the Company and its Subsidiaries to incur Indebtedness (as defined herein) is restricted under the Senior Subordinated Notes, the Company and its Subsidiaries will have the ability to incur substantial additional Indebtedness, which may be senior to the Senior Subordinated Notes. See "Description of the Exchange Notes -- Certain Covenants." Because the Company's assets consist of stock of its Subsidiaries, and because the Company relies on dividends, management fees and billing fees from its Subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, the Senior Subordinated Notes are also effectively subordinate to all existing and future liabilities of the Company's Subsidiaries. See "Risk Factors -- Holding Company Structure; Dividend and Other Restrictions; Management Fees."

  Option to Extend Interest Payment Period; Tax Considerations

         So long as no Event of Default (as defined in the Indenture) has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Senior Subordinated Notes at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Senior Subordinated Notes. See "Description of Exchange Notes -- Option to Extend Interest Payment Date." As a consequence of any such deferral, semi-annual Distributions on the Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of 9 1/2% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve thirty-day months and the actual days elapsed in a partial month in such period. The term "Distribution" as used herein will include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment or principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Senior Subordinated Notes or
(iii) make any guarantee payments with respect to any guarantee of the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Senior Subordinated Notes (other than (a) dividends or distributions in share of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the

Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases or issuances of Common Stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Senior Subordinated Notes. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 9 1/2%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Preferred Trustee and the Indenture Trustee notice of its election to begin an Extension Period at least five Business Days (as defined herein) prior to the earlier of
(i) date the Distributions on the Securities would have been payable but for the election to begin such Extension Period or (ii) the date the Trustees are required to give notice to any securities exchange or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event, not less than five Business Days prior to such record date. The Trustees will give notice of the Company's election to begin a new Extension Period to the holders of the Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Preferred Securities -- Distributions" and "Description of the Exchange Notes -- Option to Extend Interest Payment Date."

         Should an Extension Period occur, a holder of Securities will be required to accrue income (in the form of original issue discount ("OID")) for United States federal income tax purposes in respect of its pro rata share of the Senior Subordinated Notes held by the Trust. As a result, a holder of Securities will be required to include such amount in gross income for United
States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Considerations."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Senior Subordinated Notes. However, should the Company elect to exercise such right in the future, the market price of the Securities is likely to be affected. A holder that disposes of his, her or its Securities during an Extension Period, therefore, might not receive the same return on his, her or its investment as a holder that continues to hold its Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Securities (which represent undivided beneficial ownership interests in the assets of the Trust) may be more volatile than the market prices of other securities with respect to which the issuer does not have such right to defer interest payments.

  Exchange of Securities for Senior Subordinated Notes

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Senior Subordinated Notes to be distributed to the holders of the Securities in liquidation of the Trust. See "Description of the Exchange Preferred Securities -- Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law interpretations and assuming, as expected, that the Trust would not be taxable as a corporation, a distribution of the Senior Subordinated Notes upon a liquidation of the Trust would not be a taxable event to holders of the Securities. However, if a Tax Event were to occur that would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Senior

Subordinated Notes, a distribution of the Senior Subordinated Notes by the Trust could be a taxable event to the Trust and the holders of the Securities. See "Certain United States Federal Income Tax Considerations."

  Trust's Dependence on the Company

         The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Senior Subordinated Notes and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Subordinated Notes will be the sole assets of the Trust, and payments under the Senior Subordinated Notes will be the sole revenue of the Trust.

         The ability of the Trust to make distributions or other payments on the Securities is wholly dependent upon the Company making interest and other payments on the Senior Subordinated Notes as and when required. The Company is highly leveraged. See " -- Risks Relating to the Business of the Company -- Leverage" and " -- Holding Company Structure; Dividend and Other Restrictions; Management Fees." The Company's level of debt presents the risk that the Company might not generate sufficient cash to service the Company's indebtedness, including the Senior Subordinated Notes. If the Company were not to make payments on the Senior Subordinated Notes, the Trust would be unable to make payments on the Securities as and when required. In such an event, holders of the Securities would not be able to rely on the Guarantee since distributions or other payments on the Securities are subject to such Guarantee only if and to the extent that the Company has made a payment to the Trust of interest or principal on the Senior Subordinated Notes.

         The Indenture provides that the Company, as borrower, shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay any such debts, obligations, costs and expenses on behalf of the Trust. See "Description of the Exchange Guarantee."

  Rights Under the Exchange Guarantee

         The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Securities. The Guarantee guarantees to the holders of the Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Securities to the extent the Trust has funds legally available therefor, (ii) the amount payable upon redemption, including all accrued and unpaid distributions, of the Securities called for redemption by the Trust, to the extent the Trust has funds legally available therefor and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Senior Subordinated Notes to the holders of Securities or redemption of all of the Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid distributions on the Securities to the date of payment to the extent the Trust has funds legally available therefor and (b) the amount of cash assets of the Trust remaining available for distribution to holders of the Securities upon the liquidation of the Trust. The holders of a majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In addition, in the event of a payment default on the Securities, any holder of Securities may institute a legal proceeding directly against the Company to enforce such holder's rights in respect thereof under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. If the Company were to default on its obligations under the Senior Subordinated Notes, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Securities or otherwise, and in such event, the holders of the Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Securities could rely on the enforcement (i) by the Preferred Trustee of its rights as registered holder of the Senior Subordinated Notes, against the Company pursuant to the terms of the Senior Subordinated Notes or
(ii) by a Special Trustee elected by 25% in Liquidation Amount of the Securities of the Trust's rights under the Senior Subordinated Notes or (iii) if the Preferred Trustee or the Special Trustee do not enforce the Trust's rights against the Company, by such holder of its right of direct action against the Company on behalf of the Trust to enforce payments on the Senior Subordinated Notes. See "Description of the Exchange Guarantee" and "Description of the Exchange Notes -- Subordination" herein. The Declaration provides that each holder of Securities, by acceptance thereof, agrees to the provisions of the Guarantee (including the subordination provisions thereof) and the Indenture.

  Change of Control Redemption

         Upon the occurrence of a Change of Control Triggering Event (as defined herein), a holder of Trust Securities has the right to require the Trust to exchange all or any part of the holder's Trust Securities for Senior Subordinated Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities so offered. Upon the occurrence of such an event, the Company will be required to immediately redeem any Senior Subordinated Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. See "Description of the Exchange Preferred Securities" and "Description of the Exchange Notes -- Change of Control."

  Tax Event or Investment Company Event Redemption or Distribution

         Upon the occurrence of a Tax Event or Investment Company Event, the Company will, except in certain limited circumstances, cause the Trustees to dissolve and liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust, cause Senior Subordinated Notes to be distributed pro rata to the holders of Trust Securities. Upon the occurrence of a Tax Event, in certain circumstances, the Company will have the right to redeem the Senior Subordinated Notes, in whole (but not in part), at 100% of principal amount plus accrued and unpaid interest, in lieu of a distribution of the Senior
Subordinated Notes, in which event the Securities will be redeemed in whole at the Liquidation Amount of $1,000 per each of the Securities plus accrued and unpaid Distributions. In the case of a Tax Event, the Company may also elect to cause the Securities to remain outstanding. See "Description of the Exchange Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution."

         Under current United States federal income tax law and assuming, as expected, that the Trust is not taxable as a corporation, a distribution of the Senior Subordinated Notes would not be a taxable event to holders of the Preferred Securities. However, in the event of a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Securities. See "Certain United States Federal Income Tax Considerations -- Distribution of Notes or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Securities or the Senior Subordinated Notes that may be distributed in exchange for Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Senior Subordinated Notes that a holder of Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities. Because holders of Securities may receive Senior Subordinated Notes upon the occurrence of a Tax Event or Investment Company Event, Holders of Securities are also making an investment decision with regard to the Exchange Notes and should carefully review all the information regarding the Exchange Notes contained herein. See "Description of the Exchange Preferred Securities" and "Description of the Exchange Notes."

  Limited Voting Rights

         Except in the limited circumstances described herein, holders of Securities will have no voting rights, including the right to vote to appoint, remove or replace the Trustees, or increase or decrease their number, the right to which is vested in the holder(s) of the Common Securities. See "Description of the Exchange Preferred Securities -- Voting Rights."

  Proposed Tax Law Changes

         The United States Congress has recently passed and the President has approved certain changes to United States federal income tax law. While President Clinton proposed as part of the legislation a denial to an issuer of an interest deduction, for United States federal income tax purposes, on instruments such as the Senior Subordinated Notes, the law does not include any such provision. There can be no assurance, however, that future legislation will not adversely affect the ability of the Company to deduct interest on the Senior Subordinated Notes or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event which would permit the Company to distribute the Senior Subordinated Notes to the holders of the Securities or cause a redemption of the Exchange Securities as described more fully under "Description of the Exchange Notes" and "Description of the Exchange Preferred Securities." See also "Certain United States Federal Income Tax Considerations -- Possible Tax Law Changes."

  Modification of the Declaration

         The Declaration may be modified and amended by the Trustees and the Company, provided, that if any proposed amendment provides for, or the Trustees or the Company otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in Liquidation Amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Securities or the Common
Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in Liquidation Amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification maybe made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, (ii) reduce or otherwise adversely affect the powers of the Trustees or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

  Consequences of a Failure to Exchange Preferred Securities

         The Preferred Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Preferred Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Preferred Securities which remain outstanding will not be entitled to any rights to have such Preferred Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Preferred Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Preferred Securities could be adversely affected.

         The Exchange Preferred Securities and any Preferred Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Preferred Securities -- Voting Rights; Modification of the Declaration."

         If a registration statement relating to the Exchange Offer has not been filed by September 30, 1997 and declared effective by February 9, 1998, the Distribution rate borne by the Preferred Securities commencing on September 16, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Preferred Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Exchange Preferred Securities."

  Absence of Public Market

         The Preferred Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Preferred Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Preferred Securities. Although the Exchange Preferred Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Preferred Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Preferred Securities). Exchange Preferred Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one Exchange Preferred Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Preferred Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Preferred Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Preferred Exchange Securities or the Preferred Securities or as to the liquidity of or the trading market for the Exchange Preferred Securities or the Preferred Securities. If an active public market does not develop, the market price and liquidity of the Exchange Preferred Securities may be adversely affected.

         If a public trading market develops for the Exchange Preferred Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Preferred Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Preferred Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Preferred Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer who receives Exchange Preferred Securities for its own account in exchange for Preferred Securities, where such Preferred Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Securities. See "Plan of Distribution."

  Exchange Offer Procedures

         Issuance of the Exchange Preferred Securities in exchange for Preferred Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Preferred Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Preferred Securities desiring to tender such Preferred Securities in exchange for Exchange Preferred Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Preferred Securities for exchange.

Risks Relating to the Business of the Company

  Leverage

         As of June 30, 1997, after giving pro forma effect to the Offering, the Company would have had aggregate outstanding indebtedness of approximately $135 million. For the fiscal year ended December 31, 1996, on a pro forma basis, after giving effect to the Offering as if it had occurred on January 1, 1996, the Company's ratio of earnings to fixed charges would have been 2.47 to 1. See "Capitalization" and "Unaudited Pro Forma Consolidated Financial Statements."

         The Indenture pursuant to which the Senior Subordinated Notes are or will be issued permits the Company to incur additional indebtedness, subject to certain limitations. Management believes that cash flow from the operations of the Insurers will be adequate to permit the Company to make required payments of principal and interest on its indebtedness, although there can be no assurance that this will be the case. To the extent that cash flow from operations is insufficient to satisfy the Company's cash requirements, the Company may seek to obtain funds from additional borrowings, restructure or refinance additional equity capital or acquire other businesses that would provide cash flow (in all such cases to the extent permitted by the Indenture). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." There can be no assurance that such actions could be effected on satisfactory terms, in a timely manner or at all, that they would enable the Company to make any payments due on the Senior Subordinated Notes or that any such actions would be permitted under the Indenture.

         The degree to which the Company is leveraged could have adverse consequences to holders of the Securities, including the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes, (ii) the Company's ability to obtain additional financing in the future for working capital, acquisitions or other purposes may be impaired, (iii) certain of the Company's borrowings will be at variable rates of interest, which will expose the Company to the risk of higher interest rates, (iv) the Company's flexibility in planning for or reacting to changes in market conditions may be limited, (v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage and (vi) the Company may be more vulnerable in the event of a downturn in its business. The Company's ability to satisfy its obligations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company.

  Uncertain Pricing and Profitability

         One of the distinguishing features of the property and casualty industry is that its products generally are priced before its costs are known, because premium rates usually are determined before losses are reported. Premium rate levels are related in part to the availability of insurance coverage, which varies according to the level of surplus in the industry. Increases in surplus have generally been accompanied by increased price competition among property and casualty insurers. The nonstandard automobile insurance business in recent years has experienced very competitive pricing conditions and there can be no assurance as to the Company's ability to achieve adequate pricing. Changes in case law, the passage of new statutes or the adoption of new regulations relating to the interpretation of insurance contracts can retroactively and dramatically affect the liabilities associated with known risks after an insurance contract is in place. New products also present special issues in establishing appropriate premium levels in the absence of sufficient experience with such products' performance.

         The number of competitors and the similarity of products offered, as well as regulatory constraints, limit the ability of property and casualty insurers to increase prices in response to declines in profitability or market demand. In states which require prior approval of rates, it may be more difficult for the Company to achieve premium rates which are commensurate with the Company's underwriting experience with respect to risks located in those states. In addition, the Company does not control rates on its MPCI business, which are instead set by the FCIC. Accordingly, there can be no assurance that these rates will be sufficient to produce an underwriting profit.

         The reported profits and losses of a property and casualty insurance company are also determined, in part, by the establishment of, and adjustments to, reserves reflecting estimates made by management as to the amount of losses and loss adjustment expenses ("LAE") that will ultimately be incurred in the settlement of claims. The ultimate liability of the insurer for all Losses and LAE reserved at any given time will likely be greater or less than these estimates, and material differences in the estimates may have a material adverse effect on the insurer's financial position, results of operations or cash flows in future periods.

  Nature of Nonstandard Automobile Insurance Business

         The nonstandard automobile insurance business is affected by many factors which can cause fluctuations in the results of operations of this business. Many of these factors are not subject to the control of the Company. The size of the nonstandard market can be significantly affected by, among other factors, the underwriting capacity and underwriting criteria of standard automobile insurance carriers. In addition, an economic downturn in the states in which the Company writes business could result in fewer new car sales and less demand for automobile insurance. Severe weather conditions could also adversely affect the Company's business through higher Losses and LAE. These factors, together with competitive pricing and other considerations, could result in fluctuations in the Company's underwriting results and net income.

  Nature of Crop Insurance Business

         The Company's operating results from its crop insurance program can vary substantially from period to period as a result of various factors, including timing and severity of losses from storms, droughts, floods, freezes and other natural perils and crop production cycles. Therefore, the results for any quarter or year are not necessarily indicative of results for any future period. The underwriting results of the crop insurance business are recognized throughout the year with a reconciliation for the current crop year in the fourth quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" for examples of recent events that could adversely affect the Company's operating results.

         The Company expects that for the foreseeable future a majority of its crop insurance business will continue to be derived from MPCI business. The MPCI program is federally regulated and supported by the federal government by means of premium subsidies to farmers, expense reimbursement and federal reinsurance pools for private insurers. As such, legislative or other changes affecting the MPCI program could impact the Company's business prospects. The MPCI program has historically been subject to modification at least annually since its establishment in 1980, and some of these modifications have been significant. No assurance can be given that future changes will not significantly affect the MPCI program and the Company's crop insurance business.

         The 1994 Reform Act also reduced the maximum expense reimbursement rate payable to the Company for its costs of servicing MPCI policies that exceed the basic CAT Coverage level (such policies, "Buy-up Coverage") for the 1997, 1998 and 1999 crop years to 29.0%, 28.0% and 27.5%, respectively, of the MPCI Premium serviced, a decrease from the 31% level established for the 1994, 1995 and 1996 crop years. Historically, the FCIC has paid the maximum MPCI Buy-up Expense Reimbursement Payment rate allowable under law, although no assurance can be given that this practice will continue. Although the 1994 Reform Act directs the FCIC to alter program procedures and administrative requirements so that the administrative and operating costs of private insurance companies participating in the MPCI program will be reduced in an amount that corresponds to the reduction in the expense reimbursement rate, there can be no assurance that the Company's actual costs will not exceed the Buy-up Expense Reimbursement Payment. The FCIC has appointed several committees comprised of members of the insurance industry to make recommendations concerning this matter.

         The crop insurance industry has recently completed negotiation of the 1998 Standard Reinsurance Agreement ("1998 SRA") with the FCIC, with the 1998 SRA providing for a 27% MPCI Expense Reimbursement and no change to the CAT Coverage program from prior years.

         The 1994 Reform Act also directs the FCIC to establish adequate premiums for all MPCI coverages at such rates as the FCIC determines are actuarially sufficient to attain a targeted loss ratio. Since 1980, the average MPCI loss ratio has exceeded this target ratio. There can be no assurance that the FCIC will not increase rates to farmers in order to achieve the targeted loss ratio in a manner that could adversely affect participation by farmers in the MPCI program above the CAT Coverage level.

         The 1996 Reform Act limits the role of USDA offices in the delivery of MPCI coverage for the 1997 Crop Year and eliminated the linkage between CAT
Coverage and qualifications for certain federal farm program benefits. Currently, MPCI coverage is not required for federal farm program benefits if producers sign a written waiver that waives eligibility for emergency crop loss assistance. The 1996 Reform Act also provides that, effective for the 1997 Crop Year, the Secretary of Agriculture may continue to offer CAT Coverage through USDA offices if the Secretary of Agriculture determines that the number of approved insurance providers operating in a state is insufficient to adequately provide catastrophic risk protection coverage to producers. Effective June 9, 1997, the Secretary of Agriculture announced that the USDA would no longer provide CAT Coverage through USDA offices in any state. This is to be implemented by transferring the collection of premium and administration of CAT policies to the various members of the crop insurance industry. At this time, the Company has been preliminarily informed that it will receive approximately 17,000 policies that were formerly written by USDA offices, although there can be no assurance that the Company will receive this number of policies. Based on historical, per-policy averages, the Company has preliminarily estimated that it will receive approximately an additional $6 to $7 million in premiums from such transferred policies, however, there can be no assurance that this number will be realized. This estimate assumes that IGF will retain 100% of such premiums.

         Total MPCI Premium for each farmer depends upon the kind of crops grown, acreage planted and other factors determined by the FCIC. Each year, the FCIC sets, by crop, the maximum per unit commodity price ("Price Election") to be used in computing MPCI Premiums. Any reduction of the Price Election by the FCIC will reduce the MPCI Premium charged per policy, and accordingly will adversely impact MPCI Premium volume.

         The Company's crop insurance business is also affected by market conditions in the agricultural industry which vary depending on such factors as federal legislation and administration policies, foreign country policies relating to agricultural products and producers, demand for agricultural products, weather, natural disasters, technological advances in agricultural practices, international agricultural markets and general economic conditions both in the United States and abroad. For example, the number of MPCI Buy-up Coverage policies written has historically tended to increase after a year in which a major natural disaster adversely affecting crops occurs, and to decrease following a year in which favorable weather conditions prevail. For further information about the Company's MPCI business, see "Business -- Crop Insurance."

  Highly Competitive Businesses

         Both the nonstandard automobile insurance and crop insurance businesses are highly competitive. Many of the Company's competitors in both the nonstandard automobile insurance and crop insurance business segments have substantially greater financial and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against such competitors in the future.

         In its nonstandard automobile business, the Company competes with both large national writers and smaller regional companies. The Company's competitors include other companies which, like the Company, serve the independent agency market, as well as companies which sell insurance directly to customers. Direct writers may have certain competitive advantages over agency writers, including increased name recognition, loyalty of the customer base to the insurer rather than an independent agency and, potentially, reduced acquisition costs. In addition, certain competitors of the Company have from time to time decreased their prices in an apparent attempt to gain market share. Also, in certain states, state assigned risk plans may provide nonstandard automobile insurance products at a lower price than private insurers. See "Business -- Nonstandard Automobile Insurance -- Competition."

         In the crop insurance business, the Company competes against other crop insurance companies. In addition, the crop insurance industry has become increasingly consolidated. From the 1985 crop year to the 1995 crop year, the number of insurance companies that have entered into agreements with the FCIC to sell and service MPCI policies has declined from fifty to seventeen. The Company believes that to compete successfully in the crop insurance business it will have to market and service a volume of premiums sufficiently large to enable the Company to continue to realize operating efficiencies in conducting its business. No assurance can be given that the Company will be able to compete successfully if this market consolidates further. See "Business -- Crop Insurance."

  Importance of Ratings

         A.M. Best has currently assigned Superior a B+ (Very Good) rating and Pafco a B- (Adequate) rating. A "B+" and a "B-" rating are A.M. Best's sixth and eighth highest rating classifications, respectively, out of 15 ratings. A "B+" rating is awarded to insurers which, in A.M. Best's opinion, "have demonstrated very good overall performance when compared to the standards established by the A.M. Best Company" and "have a good ability to meet their obligations to policyholders over a long period of time." A "B-" rating is awarded to insurers which, in A.M. Best's opinion, "have demonstrated adequate overall performance when compared to the standards established by the A.M. Best Company" and "have an adequate ability to meet their obligations to policyholders, but their financial strength is vulnerable to unfavorable changes in underwriting or economic conditions." IGF is currently not assigned a rating by A.M. Best. A.M. Best bases its ratings on factors that concern policyholders and agents and not upon factors concerning investor protection. Such ratings are subject to change and are not recommendations to buy, sell or hold securities. One factor in an insurer's ability to compete effectively is its A.M. Best rating. The A.M. Best ratings for the Company's rated Insurers are lower than for many of the Company's competitors. There can be no assurance that such ratings or future changes therein will not affect the Company's competitive position. See "Business -- Ratings."

  Geographic Concentration

         The Company's nonstandard automobile insurance business is concentrated in the states of Florida, California, Texas, Indiana, Missouri and Virginia; consequently the Company will be significantly affected by changes in the regulatory and business climate in those states. See "Business -- Nonstandard Automobile Insurance -- Marketing." The Company's crop insurance business is concentrated in the states of Iowa, Texas, Illinois, Kansas, Montana and Minnesota. The Company will be significantly affected by weather conditions, natural perils and other factors affecting the crop insurance business in those states. See "Business -- Crop Insurance."

  Future Growth and Continued Operations Dependent on Access to Capital

         Property and casualty insurance is a capital intensive business. The Company must maintain minimum levels of surplus in the Insurers in order to continue to write business, meet the other related standards established by insurance regulatory authorities and insurance rating bureaus and satisfy financial ratio covenants in loan agreements.

         Historically, the Company has achieved premium growth as a result of both acquisitions and internal growth. It intends to continue to pursue acquisition and new internal growth opportunities. Among the factors which may restrict the Company's future growth is the availability of capital. Such capital will likely have to be obtained through debt or equity financing or retained earnings. There can be no assurance that the Insurers will have access to sufficient capital to support future growth and also satisfy the capital requirements of rating agencies and regulators. In addition, the Company will require additional capital to finance future acquisitions. See " -- Control by Goran," " -- Potential Limitations on Ability to Raise Additional Capital," and " -- Conflicts of Interest" below. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Liquidity and Capital Resources."

  Uncertainty Associated with Estimating Reserves for Unpaid Losses and LAE

         The reserves for unpaid Losses and LAE established by the Company are estimates of amounts needed to pay reported and unreported claims and related LAE based on facts and circumstances then known. These reserves are based on estimates of trends in claims severity, judicial theories of liability and other factors.

         Although the nature of the Company's insurance business is primarily Short-Tail, the establishment of adequate reserves is an inherently uncertain process, and there can be no assurance that the ultimate liability will not materially exceed the Company's reserves for Losses and LAE and have a material adverse effect on the Company's results of operations and financial condition. Due to the inherent uncertainty of estimating these amounts, it has been necessary, and may over time continue to be necessary, to revise estimates of the Company's reserves for Losses and LAE. The historic development of reserves for Losses and LAE may not necessarily reflect future trends in the development of these amounts. Accordingly, it may not be appropriate to extrapolate redundancies or deficiencies based on historical information. See "Business -- Reserves for Losses and Loss Adjustment Expenses."

  Reliance upon Reinsurance

         In order to reduce risk and to increase its underwriting capacity, the Company purchases Reinsurance. Reinsurance does not relieve the Company of liability to its insureds for the risks Ceded to reinsurers. As such, the Company is subject to credit risk with respect to amounts not recoverable from reinsurers. Although the Company places its Reinsurance with reinsurers, including the FCIC, which the Company generally believes to be financially stable, a significant reinsurer's insolvency or inability to make payments under the terms of a reinsurance treaty could have a material adverse effect on the Company's financial condition or results of operations.

         The amount and cost of Reinsurance available to companies specializing in property and casualty insurance are subject, in large part, to prevailing market conditions beyond the control of such companies. The Company's ability to provide insurance at competitive premium rates and coverage limits on a continuing basis depends upon its ability to obtain adequate Reinsurance in amounts and at rates that will not adversely affect its competitive position.

         Due to continuing market uncertainties regarding reinsurance capacity, no assurances can be given as to the Company's ability to maintain its current reinsurance facilities, which generally are subject to annual renewal. If the Company is unable to renew such facilities upon their expiration, the Company may need to reduce the levels of its underwriting commitments. See "Business -- Nonstandard Automobile Insurance -- Reinsurance" and "Business -- Crop Insurance -- Reinsurance Pools and Third-Party Reinsurance in Effect for 1997."

  Risks Associated with Investments

         The Company's results of operations depend in part on the performance of its invested assets. As of June 30, 1997, 75.5% of the Company's investment portfolio was invested in fixed maturity securities, 16.8% in equity securities, 6.2% in short-term investments and 1.5% in real estate and mortgage loans.
Certain risks are inherent in connection with fixed maturity securities including loss upon default and price volatility in reaction to changes in interest rates and general market factors. Equity securities involve risks arising from the financial performance of, or other developments affecting, particular issuers as well as price volatility arising from general stock market conditions. See "Business -- Investments."

  Comprehensive State Regulation

         The Insurers are subject to comprehensive regulation by government agencies in the states in which they operate. The nature and extent of that regulation vary from jurisdiction to jurisdiction, but typically involve prior approval of the acquisition of control of an insurance company or of any company controlling an insurance company, regulation of certain transactions entered into by an insurance company with any of its affiliates, limitations on dividends, approval or filing of premium rates and policy forms for many lines of insurance, solvency standards, minimum amounts of capital and surplus which must be maintained, limitations on types and amounts of investments, restrictions on the size of risks which may be insured by a single company, limitation of the right to cancel or non-renew policies in some lines, regulation of the right to withdraw from markets or agencies, requirements to participate in residual markets, licensing of insurers and agents, deposits of securities for the benefit of policyholders, reporting with respect to financial condition and other matters. In addition, state insurance department examiners perform periodic financial and market conduct examinations of insurance companies. Such regulation is generally intended for the protection of policyholders rather than security holders. No assurance can be given that future legislative or regulatory changes will not adversely affect the Company. See "Business -- Regulation."

Holding Company Structure; Dividend and Other Restrictions; Management Fees

  Dividends

         The Company is a holding company whose principal asset is the capital stock of the Subsidiaries. The Company relies primarily on dividends and other payments from its Subsidiaries (including management fees), including the Insurers, to meet its obligations to creditors and to pay corporate expenses, including the principal and interest on the Senior Subordinated Notes. The Insurers are domiciled in the states of Indiana and Florida and each of these states limits the payment of dividends and other distributions by insurance companies. Under these laws, the maximum aggregate amounts of dividends permitted to be paid in 1997 by IGF and Pafco without prior regulatory approval is $12,122,000 and $561,000, respectively, none of which has been paid. In the consent order approving the Acquisition (the "Consent Order"), the Florida Department has prohibited Superior from paying any dividends (whether extraordinary or not) for four years from the date of Acquisition without the prior written approval of the Florida Department. Further, state insurance laws and regulations require that the statutory surplus of an insurance company following any dividend or distribution by such company be reasonable in relation to its outstanding liabilities and adequate for its financial needs. See "Business -- Regulation" and "Management Discussion and Analysis of Financial Condition and Results of Operations of the Company."

         Payment of dividends by IGF requires prior approval by the lender under the IGF Revolver. There can be no assurance that IGF will be able to obtain this consent.

  Management Fees

         The management agreement originally entered into between the Company and Pafco was assigned as of April 30, 1996 by the Company to GGS Management, Inc., a wholly owned subsidiary of GGS Holdings ("GGS Management"). This agreement provides for an annual management fee equal to 15% of Gross Premiums Written. A similar management agreement with a management fee of 17% of Gross Premiums Written has been entered into between GGS Management and Superior.
Employees of the Company relating to the nonstandard automobile insurance business and all Superior employees became employees of GGS Management effective April 30, 1996. In the consent order approving the Acquisition, the Florida Department has reserved, for a period of three years, the right to reevaluate the reasonableness of fees provided for in the Superior management agreement at the end of each calendar year and to require Superior to make adjustments in the management fees based on the Florida Department's consideration of the performance and operating percentages of Superior and other pertinent data. There can be no assurance that either the Indiana Department or the Florida Department will not in the future require a reduction in these management fees.

Control by Goran

         The Company is a 67%-owned subsidiary of Goran. Goran has the power to control the Company, to elect its Board of Directors and to approve any action requiring shareholder approval, including adopting amendments to the Company's articles of incorporation and approving or disapproving mergers or sales of all or substantially all of the assets of the Company. Because Goran has the ability to elect the Board of Directors of the Company, it will be able to effectively control all of the Company's policy decisions. As long as Goran is the majority shareholder of the Company, third parties will not be able to obtain control of the Company through purchases of Common Stock not owned by Goran.

         G. Gordon Symons, Chairman of the Board of Goran, the Company and GGS Holdings and the father of Alan G. Symons, Chief Executive Officer of the Company, and Douglas H. Symons, President and Chief Operating Officer of the Company, and members of the Symons family beneficially own in the aggregate 61% of the outstanding common stock of Goran. Accordingly, since G. Gordon Symons and members of his family have the ability to elect the Board of Directors of Goran, they will have the ability to elect the Board of Directors of the Company and otherwise to significantly influence the Company's business and operations.

         Of the eight directors of the Company, five are current directors of Goran (three of whom are members of the Symons family and two of whom are independent directors of Goran) and three are outside directors. Directors and officers of the Company and Goran may have conflicts of interest with respect to certain matters affecting the Company, such as potential business opportunities and business dealings between the Company and Goran and its affiliated companies and interpretations of agreements.

  Potential Limitations on Ability to Raise Additional Capital

         Goran's failure to maintain ownership of at least 50% of the Company's voting securities will expose Goran to a risk that it will be characterized as an investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), unless Goran's remaining voting securities of the Company, together with any other investment securities, represent not more than 40% of the total assets of Goran on an unconsolidated basis. In such event, Goran would be required to comply with the registration and other requirements of the 1940 Act, which would be significantly burdensome for Goran. This constraint makes it unlikely that Goran would approve a stock issuance by the Company that reduces Goran's ownership below 50% and therefor would likely limit the amount of additional capital which can be raised by the Company through the issuance of voting securities. Among other consequences, such a limit could affect the Company's ability to raise funds for acquisition opportunities which may become available to the Company. In addition, if Goran or the Company ever sold additional significant amounts of shares of common stock in the public market, those sales might have an adverse effect on the market price of the common stock of the Company.

  Conflicts of Interest

         Currently, Goran does not market property and casualty insurance products which compete with products sold by the Company. Although there are no restrictions on the activities in which Goran may engage, management of the Company does not expect that Goran and the Company will compete with each other to any significant degree in the sale of property and casualty insurance products. There can be no assurance, however, that the Company will not encounter competition from Goran in the future or that actions by Goran or its affiliates will not inhibit the Company's growth strategy. See "Risk Factors -- Control by Goran."

         Conflicts of interest between the Company and Goran could arise with respect to business dealings between them, including potential acquisitions of businesses or properties, the issuance of additional securities, the election of new or additional directors, the payment of dividends by the Company and interpretations of agreements. The Company has not instituted any formal plan or arrangement to address potential conflicts of interest that may arise between the Company and Goran. See "Risk Factors -- Control by Goran."

Dependence on Key Personnel in Connection with Future Success

         The future success of the Company depends significantly upon the efforts of certain key management personnel including G. Gordon Symons, Chairman of the Board of the Company, Alan G. Symons, Chief Executive Officer of the Company, Douglas H. Symons, President and Chief Operating Officer of the Company and Pafco, Dennis G. Daggett, President of IGF and Roger C. Sullivan, Jr., Executive Vice President of Superior. A loss of any of these officers could adversely affect the Company's business.

Possible Liabilities Relating to Transactions

         Prior to the Offering, the Company entered into a number of transactions, including the Formation Transaction, the Acquisition, the Transfer, the Distribution, the Dividend and other transactions. The application of the tax laws to the factual circumstances relating to certain aspects of the Transactions is uncertain. In particular, while the Company believes that there is substantial authority for treating Pafco's contribution of IGF to IGF Holdings in exchange for all of the capital stock of IGF Holdings (the "Contribution") as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore that no tax penalties would in any event be payable, there can be no assurance that the Internal Revenue Service (the "IRS") would agree with the foregoing tax treatment. Among other things, the IRS could attempt to recharacterize the Contribution and the Dividend which could result in a material liability to the Company. The Company cannot predict with certainty whether or when any such liabilities might arise.

         Accordingly, the Company's results of operations in one or more future periods could be materially adversely affected by liabilities related to the Transactions. Goran has agreed to indemnify the Company against any of the foregoing liabilities; however, in the event that Goran was unable to pay any such amount, the Company would remain liable.

                                 USE OF PROCEEDS

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. In consideration for issuing the Exchange Preferred Securities in exchange for the Preferred Securities as described in this Prospectus, the Trust will receive
Preferred Securities in like Liquidation Amount. The Preferred Securities surrendered in exchange for the Exchange Preferred Securities will be retired and canceled.

         All the proceeds to the Trust from the sale of the Preferred Securities were invested by the Trust in the Old Senior Subordinated Notes. The Company used the net proceeds received from the sale of the Old Senior Subordinated Notes primarily to (i) retire bank debt of approximately $44.9 million in principal amount, (ii) purchase the shares of GGS Holdings not owned by the Company and (iii) used the remainder for general corporate purposes. The Company invested the net proceeds in short-term, income-generating, investment-grade securities.

                              ACCOUNTING TREATMENTS

         The Trust will be treated, for financial reporting purposes, as a Subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Minority Interest -- Preferred Securities," and appropriate disclosures about the Securities, the Guarantee and the Senior Subordinated Notes will be included in the notes to consolidated financial statements.

         All future reports of the Company filed under the Exchange Act will (a) present the Trust Securities issued by the Trust on the balance sheet as a separate line item entitled "Minority Interest -- Preferred Securities," (b) include in a footnote to the financial statements disclosure that the sole assets of the Trust are the Senior Subordinated Notes (including the outstanding principal amount, interest rate and maturity date of such Senior Subordinated Notes) and (c) include in a footnote to the financial statements disclosure that the Company owns all of the Common Securities of the Trust, the sole assets of the Trust are the Senior Subordinated Notes, and the back-up obligations, in the aggregate constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Securities.

                                 CAPITALIZATION

         Set forth below is the actual capitalization of the Company at June 30, 1997 and the capitalization of the Company at June 30, 1997, as adjusted to give effect to the Offering and the application of the net proceeds from the Offering as described in "Use of Proceeds."


                                                    Six Months Ended
                                                      June 30, 1997
                                       ----------------------------------------
                                                                As Adjusted for
(in thousands)                              Actual             The Offering (1)
                                       ----------------      ------------------
Long-term bank debt                             $44,872                   $ ---
                                       ----------------      ------------------
Minority interest:
  Preferred Securities                              ---                 135,000
  Equity in net assets of subsidiaries           26,724                     ---

Shareholders' Equity:
  Preferred Stock; 50,000,000 shares
  authorized; no shares outstanding                 ---                     ---
  outstanding
  Common Stock, no par value, and
  additional paid-in capital;
  100,000,000 shares authorized;
  10,450,000 shares issued and
  outstanding                                    39,019                  39,019

  Additional paid-in capital                      5,905                   5,905
  Unrealized loss on investments                  2,184                   4,218
  Retained earnings                             $24,792                 $24,185
                                       ----------------       -----------------
Total Shareholders' Equity                      $71,900                 $73,327
                                       ----------------       -----------------
Total Capitalization                           $143,496                $208,327
                                               ========                ========

---------------

(1) The information as adjusted excludes shares reserved for issuance pursuant to certain employment agreements with officers of IGF and the Company's stock option plan.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Consolidated Balance Sheet of the Company as of June 30, 1997 and the Statements of Earnings of the Company for the year ended December 31, 1996 and for the six months ended June 30, 1997 present the financial position and results of operations for the Company as if the Transactions, including the Formation Transaction, the Acquisition and the Buyout Transaction, the Initial Public Offering and the Offering had occurred as of January 1, 1996. The pro forma adjustments are based on available information and certain assumptions the Company currently believes are reasonable in the circumstances. The Unaudited Pro Forma Consolidated Balance Sheet and Statements of Earnings have been derived from and should be read in conjunction with the historical Consolidated Financial Statements and Notes of the Company for the year ended December 31, 1996 and the unaudited six months ended June 30, 1997, contained elsewhere herein, and should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and Statements of Earnings. The pro forma adjustments and pro forma consolidated amounts are provided for informational purposes only.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Transaction, including the Formation Transaction and the Acquisition, and the Buyout Transaction, the Initial Public Offering and the Offering been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations.



                 Unaudited Pro Forma Consolidated Balance Sheet
                               As of June 30, 1997
                                 (in thousands)

                                                                                                               Pro Forma
                                                                      SIG             Pro Forma                for the
                                                                   Historical        Adjustments               Offering
                                                                 --------------     --------------          --------------
Assets:
Investments                                                            $190,500            $24,228   (1)          $214,728
Cash and cash equivalents                                                18,329                ---                  18,329
Receivables, net                                                        176,045                ---                 176,045
Reinsurance recoverable on paid and unpaid losses, net                   70,694                ---                  70,694
Prepaid reinsurance premiums                                             73,927                ---                  73,927
Deferred policy acquisition costs                                        13,121                ---                  13,121
Deferred income taxes                                                     2,899                118   (2)             3,017
Property and equipment                                                    9,555                ---                   9,555
Investments in and advances to related parties                            2,418                ---                   2,418
                                                                            ---              4,900   (3)               ---
                                                                            ---            (1,116)   (4)               ---
                                                                            ---              2,034   (5)               ---
Other                                                                    10,153             34,276   (6)            50,247
                                                                 --------------     --------------          --------------
                                                                       $567,641            $64,440                $632,081
                                                                       ========            =======                ========

Liabilities:
Losses and Loss Adjustment Expenses                                    $137,924              $---                 $137,924
Unearned premiums                                                       160,741               ---                  160,741
Reinsurance payable                                                     100,475               ---                  100,475
Federal income tax payable                                                1,594             (391)    (7)             1,203
Term debt                                                                44,872          (44,872)    (8)               ---
Other                                                                    23,411               ---                   23,411
                                                                 --------------     -------------           --------------
                                                                        469,017          (45,263)                  423,754
                                                                 --------------     -------------           --------------
Minority interest:
Preferred securities                                                        ---           135,000    (9)           135,000
Equity in net assets of subsidiary                                       26,724          (26,724)   (10)               ---
                                                                 --------------     -------------           --------------
Stockholders' Equity:
Common Stock                                                             39,019               ---                   39,019
Additional paid-in capital                                                5,905               ---                    5,905
Unrealized gain/(loss) on investments, net                                2,184             2,034    (5)             4,218
                                                                            ---             (725)   (11)               ---
Retained Earnings                                                        24,792               118    (2)            24,185
                                                                 --------------     -------------           --------------
                                                                         71,900             1,427                   73,327
                                                                 --------------     -------------           --------------
                                                                       $567,641           $64,440                 $632,081
                                                                       ========           =======                 ========


The accompanying notes are an integral part of the pro forma consolidated financial statements.




             Unaudited Pro Forma Consolidated Statement of Earnings
                         Six Months Ended June 30, 1997
                (in thousands, except per share data and ratios)


                                                                                      Pro Forma             Pro Forma for
                                                                 SIG Historical      Adjustments             the Offering
                                                                 --------------     --------------          --------------
Gross Premiums Written                                                 $279,065              $ ---                $279,065
                                                                       ========                                   ========

Net Premiums Written                                                   $150,524                ---                $150,524
                                                                       ========                                   ========

Net Premiums Earned                                                    $136,012                ---                $136,012
Net investment income                                                     5,276                ---                   5,276
Other income                                                             10,791                ---                  10,791
Net realized capital gains                                                1,684                ---                   1,684
                                                                 --------------                             --------------
Total Revenues                                                          153,763                ---                 153,763
                                                                 --------------                             --------------
Losses and loss adjustment expenses                                     103,293                ---                 103,293
Policy acquisition and general and administration expenses                  ---                 82   (12)              ---
                                                                            ---              (116)   (13)              ---
                                                                         30,397                788   (14)           31,151
Interest Expense                                                          2,744            (2,706)   (15)               38
                                                                 --------------     --------------          --------------
Total Expenses                                                          136,434            (1,952)                 134,482
                                                                 --------------     --------------          --------------
Earnings before income taxes, minority interest
and extraordinary item                                                   17,329              1,952                  19,281
Provision for income taxes                                                  ---                959   (16)              ---
                                                                          6,183              (118)   (17)            7,024
Minority interest:
  Distributions on Preferred Securities                                     ---              4,168   (18)            4,168
  Equity in earnings of subsidiary                                        1,560            (1,560)   (19)              ---
                                                                 --------------     --------------          --------------
  Net earnings from continuing operations (20)                           $9,586           $(1,497)                  $8,089
                                                                         ======           =======                   ======



                                                                                                             Pro Forma for
                                                                 SIG Historical                              the Offering
                                                                 --------------                             --------------
Net earnings per common share from continuing
     operations - primary (20)   $0.90                                   $0.76
                                                                 --------------                             --------------
Weighted average shares outstanding                                      10,617                                     10,617
                                                                 --------------                             --------------
Other Data:
EBITDA (21)                                                                 ---                                    $21,242
Adjusted EBITDA (22)                                                        ---                                    $19,558
Ratio of EBITDA to interest expense and Distributions on Preferred          ---                                      3.29x
Securities
Ratio of Adjusted EBITDA to interest expense and Distributions on
Preferred Securities  (22)                                                  ---                                      3.03x
Ratio of earnings to fixed charges (23)                                     ---                                      2.97x
GAAP Ratios:
  Loss Ratio                                                              75.9%                                      75.9%
  Expense Ratio                                                           22.4%                                      22.9%
                                                                 --------------                             --------------
  Combined Ratio                                                          98.3%                                      98.8%
                                                                          ====                                       ====


The accompanying notes are an integral part of the pro forma consolidated financial statements.




             Unaudited Pro Forma Consolidated Statement of Earnings
                          Year Ended December 31, 1996
                (in thousands, except per share data and ratios)

                                         Four Months
                                         Ended April       Pro Forma            Pro Forma for
                                          30, 1996       Adjustments for         the Trans-
                             SIG          Superior       the Transactions       actions and       Pro Forma           Pro Forma for
                         Historical      Historical       and the IPO             the IPO        Adjustments          the Offering
                         -----------     -----------     -------------          ------------     -----------          -------------
Gross premiums written      $305,499         $43,993             $ ---              $349,492           $ ---               $349,492
                            ========         =======                                ========                               ========

Net premiums written        $209,592         $43,618             $ ---              $253,210           $ ---               $253,210
                         ===========     ===========                            ============                          =============
Net premiums earned         $191,759         $39,387               ---              $231,146             ---               $231,146
Net investment income          6,733           2,452               ---                 9,185             ---                  9,185
Other income                   9,286           2,217               ---                11,503             ---                 11,503
Net realized capital
gains/(losses)               (1,015)              29               ---                 (986)             ---                  (986)
                         -----------     -----------                            ------------                          -------------
Total Revenues               206,763          44,085               ---               250,848             ---                250,848
                         -----------     -----------                            ------------                          -------------
Losses and loss
adjustment expenses          137,109          26,715                                 163,824                                163,824
                                 ---             ---                77    (24)           ---             ---                    ---
                                 ---             ---                30    (25)           ---             163    (12)            ---
Policy acquisition and           ---             ---             (174)    (26)           ---           (231)    (13)            ---
general and administrative
expenses                      42,013          11,445               106    (27)        53,497           1,703    (14)         55,132
                                 ---             ---             1,330    (28)           ---             ---                    ---
                                 ---             ---             (719)    (29)           ---             ---                    ---
Interest expense               3,938             ---             (434)    (30)         4,115         (4,104)    (15)             11
                         -----------     -----------     -------------          ------------     -----------          -------------
Total Expenses               183,060          38,160               216               221,436         (2,469)                218,967
                         -----------     -----------     -------------          ------------     -----------          -------------
Earnings before income
taxes, minority interest
and extraordinary item        23,703           5,925             (216)                29,412           2,469                 31,881

Provision for income taxes     8,046           1,952              (75)    (16)         9,923           1,460    (16)         11,383

Minority interest:
Distributions on Preferred
Securities                       ---             ---               ---                   ---           8,336    (18)          8,336
Equity in earnings of                                                                                           (19)            ---
subsidiary                     2,401             ---             1,421    (31)         3,822         (3,822)
                         -----------     -----------     -------------          ------------     -----------          -------------
Net earnings from
continuing
operations (20)              $13,256          $3,973            $1,562               $15,667        $(3,505)                $12,162
                             =======          ======            ======               =======        =======                 =======


Net earnings per
common share
from continuing
operations (20)                $1.76                                                                                          $1.13
                               =====                                                                                          =====

Weighted average
shares outstanding             7,537                                                                   3,193    (32)         10,730
                               =====                                                                   =====                 ======

Other Data:
EBITDA (21)                      ---                                                                     ---                 35,721
Adjusted EBITDA (22)             ---                                                                     ---                 36,707
Ratio of EBITDA to interest
expense and Distribution on
Preferred Securities             ---                                                                     ---                  2.78x
Total Preferred Securities to
EBITDA                           ---                                                                     ---                  3.78x
Ratio of Adjusted EBITDA to
interest expense and
Distributions on Preferred
Securities (22)                  ---                                                                     ---                  2.86x
Total Preferred Securities to
Adjusted EBITDA (23)             ---                                                                     ---                  3.68x
Ratio of earnings to fixed
charges (31)                     ---                                                                     ---                  2.47x
GAAP ratios:
Loss Ratio                     71.5%                                                                                          70.9%
Expense Ratio                  21.9%                                                                                          23.9%
                         -----------                                                                                  -------------
Combined Ratio                 93.4%                                                                                          94.8%
                               ====                                                                                           ====


The accompanying notes are an integral part of the pro forma consolidated financial statements.

         Notes To Unaudited Pro Forma Consolidated Financial Statements

(1) Application of the net proceeds from the Offering are invested as of June 30, 1997 as follows:


                                                        (in thousands)
Offering Proceeds                                             $135,000
Estimated fees and expenses                                     (4,900)
Repayment of GGS Senior Credit Facility                        (44,872)
Purchase of Minority Interest in GGS Holdings                  (61,000)
                                                   -------------------
General corporate purposes                                     $24,228
                                                   -------------------

         The pro forma statement of earnings for the six months ended June 30, 1997 and the year ended December 31, 1996 assumes no interest earnings on funds remaining. However, the Company fully expects to invest such funds.

(2) Deferred tax assets and retained earnings at June 30, 1997 increase by $118,000 related to the elimination of the deferred tax liability on the unremitted earnings of GGS Holdings due to the purchase of the remaining minority interest share of 48%.

(3) Other assets at June 30, 1997 increase by $4,900,000 representing deferred Preferred Securities issuance costs to be amortized over their term (30 years).

(4) Other assets at June 30, 1997 are reduced by $1,116,000 representing the write-off of unamortized debt issuance costs in connection with the GGS Senior Credit Facility that was repaid with the proceeds of the Offering.

(5) Goodwill and equity at June 30, 1997 increase by $2,034,000 for the after tax effects of the elimination of the minority interest portion of the unrealized loss on investments held for sale.

(6) Goodwill at June 30, 1997 is increased by $34,276,000 for the excess of the purchase price of the minority interest share, over the minority interest liability of $26,724,000 as the entire excess purchase price is applied to goodwill as all identifiable assets approximate fair value. Total goodwill at June 30, 1997, including that existing prior to the Offering aggregates $36,390,000.

(7) Income taxes payable at June 30, 1997 are reduced by $391,000 for the tax effect of the write-off of the debt issuance costs associated with the term debt repaid from the proceeds of the Offering.

(8) The GGS Senior Credit Facility is completely repaid with the proceeds of the Offering.

(9)      Issuance of Preferred Securities from the Offering.

(10) Minority interest liability at June 30, 1997 is eliminated with the purchase of the minority interest share from the proceeds of the Offering.

(11) Retained earnings at June 30, 1997 is reduced by $725,000 for the after tax effects of the write-off of the debt issuance costs associated with the GGS Senior Credit Facility repaid from the proceeds of the Offering.

(12) Policy acquisition and general and administrative expenses for the six months ended June 30, 1997 and the year ended December 31, 1996 are increased by $82,000 and $163,000, respectively, for the amortization of the Preferred Securities issuance costs. Such costs are amortized over the life of the Preferred Securities of thirty years.

(13) Policy acquisition and general and administrative expenses for the six months ended June 30, 1997 and the year ended December 31, 1996 are decreased by $116,000 and $231,000, respectively, for the amortization of the debt issuance costs associated with the GGS Senior Credit Facility. The adjustment for the year ended December 31, 1996 includes the pro forma adjustment described in Note 21.

(14) Policy acquisition and general and administrative expenses for the six months ended June 30, 1997 and the year ended December 31, 1996 are increased by $788,000 and $1,703,000, respectively, for the amortization of goodwill created by the excess of the purchase price of the minority interest share in excess of the minority interest liability. Goodwill is amortized over a 25-year period on a straight line basis based upon management's estimate of the expected benefit period.

(15) Interest expense for the six months ended June 30, 1997 and the year ended December 31, 1996 is decreased by $2,706,000 and $4,104,000, respectively, for the interest incurred on the GGS Senior Credit Facility which was repaid from the proceeds of the Offering. The adjustment for the year ended December 31, 1996 includes the pro forma adjustment described in Note 25.

         Notes To Unaudited Pro Forma Consolidated Financial Statements

(16) All applicable pro forma adjustments to operations are tax affected at a rate of 35%.

(17) Income tax expense for the six months ended June 30, 1997 is reduced by $118,000 for the elimination of the deferred tax effects of the unremitted earnings to SIG of GGS Holdings due to the purchase of the remaining minority interest.

(18) Distributions on Preferred Securities for the six months ended June 30, 1997 and the year ended December 31, 1996, net of income taxes at 35%, of $4,168,000 and $8,336,000, respectively, were based on an interest rate of 9.50%.

(19) Minority interest earnings are eliminated with the purchase of the remaining minority interest share.

(20) Net earnings and net earnings per common share from continuing operations for the six month period ended June 30, 1997 and the year ended December 31, 1996 exclude ($725,000) (($0.07) per share) and ($901,000) (($0.08) per share), respectively, for the effects of the write-off of debt issuance costs incurred on the GGS Senior Credit Facility upon repayment of that debt from the proceeds of the Offering. Such amounts will be presented as extraordinary items in accordance with GAAP.

(21) EBITDA consists of earnings before interest, taxes, minority interest, depreciation and amortization. EBITDA is presented here not as a measure of operating results, but rather as a measure of the Company's cash flow and debt service ability, and should not be considered as an alternative to net earnings and cash flows determined in accordance with GAAP. Because the Company's ability to obtain dividends from its insurance subsidiaries may be subject to certain restrictions, EBITDA is not necessarily indicative of the Company's ability to service its indebtedness.

(22) Adjusted EBITDA is comprised of EBITDA excluding realized gains or losses on investment sales.

(23) In determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of the total of interest on all indebtedness and amortization of deferred debt issuance costs.

(24) Policy, acquisition and general and administrative expenses for the period prior to the Acquisition are increased by $77,000 for the year ended December 31, 1996 to reflect amortization of the deferred loan origination costs of $1,386,000 incurred related to the GGS Senior Credit Facility. The debt issuance costs are amortized over six years, the term of the GGS Senior Credit Facility.

(25) Policy, acquisition and general and administrative expenses for the period prior to the Acquisition are increased by $30,000 for the year ended December 31, 1996 to reflect amortization of the goodwill of $2,217,000. Goodwill is amortized over a 25-year period on a straight-line basis based upon management's estimate of the expected benefit period.

(26) Policy, acquisition and general and administrative expenses for the period prior to the Acquisition are decreased by $174,000 for the year ended December 31, 1996 to reflect the elimination of management fees charged by Superior's former parent, Fortis, for corporate expenses.

(27) Policy, acquisition and general and administrative expenses for the period prior to the Formation Transaction are increased by $106,000 for the year ended December 31, 1996 to reflect amortization of organization costs of $1,597,000. Organizational costs are amortized over a five-year period on a straight-line basis.

(28) Interest expense for the period prior to the Acquisition is increased by $1,330,000 for the year ended December 31, 1996 to reflect the GGS Senior Credit Facility financing of $48,000,000 related to the Acquisition. The interest rate utilized was 8.31% based upon the actual rate in 1996 after consideration of the interest rate swap.

(29) Interest expense for the period prior to the Initial Public Offering is decreased by $719,000 for the year ended December 31, 1996 to reflect the retirement of the certain indebtedness of the Company to Goran and Granite Re aggregating $7,500,000 with a stated interest rate of 10% which was repaid with the proceeds from the Initial Public Offering.

(30) Interest expense for the year ended December 31, 1996 is decreased by $434,000 reflecting the interest incurred on a $7,500,000 note payable to Bank at 9.25% (prime plus 1%) for the period from April 30, 1996 to the closing of the Initial Public Offering when such debt was repaid.

(31) Minority interest for the period prior to the Formation Transaction has been increased by $1,421,000 for the year ended December 31, 1996 to reflect the 48% minority interest of the GS Funds in GGS Holdings.

(32) The weighted average shares outstanding have been adjusted to reflect the 3,450,000 shares issued in the initial public offering, and have been further increased by 280,000 shares for the $3.5 million dividend paid to Goran from the proceeds of the Initial Public Offering, in accordance with accounting rules which require such presentation for purposes of pro forma earnings per share calculation.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                       OF SYMONS INTERNATIONAL GROUP, INC.

         The selected consolidated financial data presented below are derived from the consolidated financial statements of the Company and its Subsidiaries. Such financial statements for, and as of the end of, each of the years in the three-year period ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included elsewhere in this Prospectus. The selected consolidated financial data presented below for, and as of the end of, each of the six month periods ended June 30, 1996 and 1997 are derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. The results of the operations of the Company for the six months ended June 30, 1997 are not necessarily indicative of the results of operations that may be expected for the full year. In the opinion of management, the unaudited information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such periods. The information set forth below should be read in conjunction with the consolidated financial statements of the Company and the notes thereto, included elsewhere in this Prospectus.

         The pro forma consolidated statement of operations data for the year ended December 31, 1996 and for the six months ended June 30, 1997 present results for the Company as if the Formation Transaction, the Acquisition, the other Transactions, the Initial Public Offering, the Buyout Transaction and the Offering had occurred as of January 1, 1996. The pro forma Consolidated Balance Sheet of the Company gives effect to the Buyout Transaction and the Offering as if they had occurred as of June 30, 1997.



                                                                                                          Six Months Ended
                                             Year Ended December 31,                                           June 30,
                    ------------------------------------------------------------------------     -----------------------------------
                                            Historical                                                 Historical
                    -----------------------------------------------------------                  -----------------------
                                                       (in thousands, except per share data)
                                                                                     Pro                                      Pro
                                                                                    Forma                                    Forma
                       1992        1993       1994         1995        1996       1996 (1)          1996        1997       1997 (1)
                       ----        ----       ----         ----        ----       --------          ----        ----       --------

Consolidated
Statement of
Operations Data:
(2) (9)
Gross Premiums
Written               $109,219     $88,936    $103,134     $124,634    $305,499     $349,492        $146,950    $279,065   $279,065
Net Premiums
Written                 35,425      31,760      35,139       53,447     209,592      253,210          77,042     150,524    150,524
Net Premiums
Earned                  35,985      31,428      32,126       49,641     191,759      231,146          59,066     136,012    136,012
Net Investment
Income                   1,319       1,489       1,241        1,173       6,733        9,185           1,533       5,276      5,276
Other Income                 0         886       1,632        2,170       9,286       11,503           4,062      10,791     10,791
Net Realized
Capital Gains/
(Losses)                   486       (119)       (159)        (344)     (1,015)        (986)             228       1,684      1,684
                           ---       -----       -----        -----     -------        -----             ---       -----      -----
Total Revenues          37,790      33,684      34,840       52,640     206,763      250,848          64,889     153,763    153,763
                        ------      ------      ------       ------     -------      -------          ------     -------    -------
Losses and loss
adjustment
expenses                27,572      25,080      26,470       35,971     137,109      163,824          45,275     103,293    103,293
Policy acquisition
and general and
administrative
expenses                 7,955       8,914       5,801        7,981      42,013       55,132          12,283      30,397     31,151
Interest expense           459         996       1,184        1,248       3,938           11           1,261       2,744         38
                           ---         ---       -----        -----       -----   ----------           -----       -----  ---------
Total expenses          35,986      34,990      33,455       45,200     183,060      218,967          58,819     136,434    134,482
                        ------      ------      ------       ------     -------      -------          ------     -------    -------
Earnings (loss)
before taxes,
discontinued
operations,
cumulative effect
of an accounting
change and
minority interest        1,804     (1,306)       1,385        7,440      23,703       31,881           6,070      17,329     19,281
Income taxes               996          83       (718)        2,619       8,046       11,383           1,854       6,183      7,024
                           ---          --       -----        -----       -----       ------           -----       -----      -----
Earnings (loss)
before
discontinued
operations,
cumulative effect
of an accounting
change and
minority interest         $808    $(1,389)      $2,103       $4,821     $15,657      $20,498          $4,216     $11,146    $12,257
                           ===     =======       =====        =====      ======       ======           =====      ======     ======
Net Earnings
(loss) (3)                $817      $(323)      $2,117       $4,821     $13,256      $12,162          $4,304      $9,586     $8,089
                           ===       =====       =====        =====      ======       ======           =====       =====      =====






                                                                                                           Six Months Ended
                                             Year Ended December 31,                                           June 30,
                    ------------------------------------------------------------------------     ----------------------------------
                                            Historical                                                 Historical
                    -----------------------------------------------------------                  -----------------------

                                                                           (in thousands, except per share data)
                                                                                     Pro                                      Pro
                                                                                    Forma                                    Forma
                       1992        1993       1994         1995        1996       1996 (1)          1996        1997       1997 (1)
                       ----        ----       ----         ----        ----       --------          ----        ----       --------

Per common
share data:
Earnings (loss)
before
discontinued
operations,
extraordinary
item, cumulative
effect of an
accounting
change and
minority interest        $0.12     ($0.20)       $0.30        $0.69       $2.08        $1.91           $0.60       $1.05      $1.15
Net Earnings
(loss)                   $0.12     ($0.05)       $0.30        $0.69       $1.76        $1.13           $0.61       $0.90      $0.76
Weighted average
shares outstanding       7,000       7,000       7,000        7,000       7,537       10,730           7,000      10,617     10,617
Other Data:
EBITDA (4)                                      $3,259       $9,430     $29,835      $35,721          $7,552     $21,242    $21,242
Adjusted EBITDA
(5)                                             $3,418       $9,774     $30,850      $36,707          $7,324     $19,558    $19,558
Ratio of earnings
to fixed changes
(6)                      4.93x     (0.31x)       2.17x        6.96x       6.79x        2.47x           5.67x       7.06x      2.97x
Ratio of EBITDA
to interest expense
and Distributions
on Preferred
Securities                                                                             2.78x                                  3.29x
Ratio of Adjusted
EBITDA to
interest expense
and Distributions
on Preferred
Securities (5)                                                                         2.86x                                  3.03x
Total Preferred
Securities to
EBITDA (5)                                                                             3.78x
Total Preferred
Securities to
Adjusted EBITDA
(5)                                                                                    3.68x
GAAP Ratios:
(2) (7)
Loss and LAE
Ratio                    76.6%       79.8%       82.4%        72.5%       71.5%        70.9%           76.7%       75.9%      75.9%
Expense Ratio            22.1%       28.4%       18.1%        16.1%       21.9%        23.9%           20.8%       22.4%      22.9%
                         -----       -----       -----        -----       -----        -----           -----       -----      -----
Combined Ratio           98.7%      108.2%      100.5%        88.6%       93.4%        94.8%           97.5%       98.3%      98.8%
                         =====      ======      ======        =====       =====        =====           =====       =====      =====






                                                                                                         Six Months Ended
                                                    Year Ended December 31,                                June 30, 1997
                                ---------------------------------------------------------------     ---------------------------
                                                          Historical
                                ---------------------------------------------------------------
                                                            (in thousands, except per share data)
                                                                                                                       Pro
                                   1992        1993        1994         1995          1996             Actual         Forma
                                   ----        ----        ----         ----          ----             ------         -----

Consolidated Balance
Sheet Data: (2) (9)
Investments                         $27,941     $21,497     $18,572      $25,902       $168,137          $190,500      $214,728
Total assets                         75,001      81,540      66,628      110,516        344,679           567,641       632,081
Losses and Loss
Adjustment Expenses                  38,616      54,143      29,269       59,421        101,719           137,924       137,924
Total debt                           11,528       9,341      10,683       11,776         48,000            44,872           ---
Minority interest:
Preferred Securities                    ---         ---         ---          ---            ---               ---       135,000
Equity in net assets of
subsidiary                               55         ---          16          ---         21,610            26,724           ---
Total shareholders' equity            1,193       2,219       4,255        9,535         60,900            71,900        73,327
Book value per share                  $0.17       $0.32       $0.61        $1.36          $5.83             $6.88         $7.02
Statutory Capital and
Surplus: (8)
Crop (IGF)                                                                              $29,412           $36,760       $36,760
Nonstandard automobile
(Pafco and Superior)                                                                    $75,233           $82,291       $82,291
---------------


(1) Results of operations of Superior for the years ended December 31, 1994 and 1995 and for the six months ended June 30, 1996 are presented herein in "Selected Consolidated Historical Financial Data of Superior Insurance Company." The pro forma consolidated statement of operations data for the year ended December 31, 1996 and for the six months ended June 30, 1997 present results of the Company as if the Formation Transaction, the Acquisition and the other Transactions, the Initial Public Offering and the Buyout Transaction had occurred as of January 1, 1996. The as adjusted consolidated balance sheet data as of June 30, 1997 gives effect to the Buyout Transaction and Offering as if they had occurred as of June 30, 1997. See "Unaudited Pro Forma Consolidated Financial Statements" for a discussion of pro forma statement adjustments.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" for a discussion of the accounting treatment accorded to the crop insurance business.

(3) Pro forma net earnings (loss) and net earnings per common share for the six month period ended June 30, 1997 and the year ended December 31, 1996 exclude ($725,000) (($0.07) per share) and ($901,000) (($0.08) per share), respectively, for the assumed effects of the write-off of debt issuance costs incurred on the GGS Senior Credit Facility upon repayment of that debt from the proceeds of the offering. Such amounts will be presented as extraordinary items in accordance with Generally Accepted Accounting Principles.

(4) EBITDA consists of earnings before interest, taxes, minority interest, depreciation and amortization. EBITDA is presented here not as a measure of operating results, but rather as a measure of the Company's cash flow and debt service ability, and should not be considered as an alternative to net earnings and cash flows determined in accordance with GAAP. Because the Company's ability to obtain dividends from its insurance subsidiaries may be subject to certain restrictions, EBITDA is not necessarily indicative of the Company's ability to service its indebtedness.

(5) Adjusted EBITDA is comprised of EBITDA excluding realized gains or losses on sales of investments.

(6) In determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of the total of interest and distributions on all indebtedness and Preferred Securities and amortization of deferred debt issuance costs.

(7) The Loss and LAE Ratio is calculated by dividing losses and loss adjustment expenses by Net Premiums Earned. The Expense Ratio is calculated by dividing policy acquisition and general and administrative expenses by Net Premiums Earned. The Combined Ratio is the sum of the Loss and LAE and Expense Ratios. As a result of the accounting treatment accorded to the MPCI business, the Company's GAAP Loss and LAE, Expense and Combined Ratios are not comparable to the ratios for other property and casualty insurers.

(8) Statutory capital and surplus is calculated under SAP and is relevant for insurance regulatory purposes in determining the amount of business an insurance company may write.

         Statutory capital and surplus for Pafco and Superior individually is as follows:


                                (in thousands)
         -------------------------------------------------------------
            December 31,           June 30,            As Adjusted,
                1996                 1997              June 30, 1997
         ------------------     ---------------      -----------------
Pafco         $18,112               $17,273               $17,273
Superior      $57,121               $65,018               $65,018

(9) The results of operation and financial condition of the Company do not include any amounts related to Superior prior to the Acquisition.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                            OPERATIONS OF THE COMPANY

  Certain Accounting Policies for Crop Insurance Operations

         The majority of the Company's crop insurance business consists of MPCI. MPCI is a government-sponsored program with accounting treatment which differs in certain respects from more traditional property and casualty insurance lines. Farmers may purchase "CAT Coverage" (the minimum available level of MPCI coverage) upon payment of a fixed administrative fee of $50 per policy (the "CAT Coverage Fee") instead of a premium. This fee is included in other income. Commissions paid to agents to write CAT policies are partially offset by the CAT Coverage Fee. For purposes of the profit-sharing formula under the MPCI program referred to below, the Company is credited with an imputed premium (its "MPCI Imputed Premium") for all CAT Coverage policies it sells, determined in accordance with the profit-sharing formula established by the Federal Crop Insurance Corporation ("FCIC"). For income statement purposes under GAAP, Gross Premiums Written consist of the aggregate amount of premiums paid by farmers for "Buy-up Coverage" (MPCI coverage in excess of CAT Coverage), and any related federal premium subsidies, but do not include any MPCI Imputed Premium credited on CAT Coverage. By contrast, Net Premiums Written and Net Premiums Earned do not include any MPCI Premiums or premium subsidies, all of which are deemed to be ceded to the United States Government as reinsurer. The Company's profit or loss from its MPCI business is determined after the crop season ends on the basis of a complex profit-sharing formula established by federal regulation and the FCIC. For GAAP income statement purposes, any such profit or loss sharing earned or payable by the Company is treated as an adjustment to commission expense and is included in policy acquisition and general and administrative expenses. Amounts receivable from the FCIC are reflected on the Company's consolidated balance sheet as reinsurance recoverables.

         The Company also receives from the FCIC (i) an expense reimbursement payment equal to a percentage of Gross Premiums Written for each Buy-up Coverage policy it writes (the "Buy-up Expense Reimbursement Payment"), (ii) an LAE reimbursement payment equal to 13.0% of MPCI Imputed Premiums for each CAT Coverage policy it writes (the "CAT LAE Reimbursement Payment") and (iii) a small excess LAE Reimbursement Payment of two hundredths of one percent (0.02%) of MPCI Retention to the extent the Company's MPCI Loss Ratios on a per state basis exceed certain levels (the "MPCI Excess LAE Reimbursement Payment"). For GAAP income statement purposes, the Buy-up Expense Reimbursement Payment is treated as a contribution to income and reflected as an offset against policy acquisition and general and administrative expenses. The CAT LAE Reimbursement Payment and the MPCI Excess LAE Reimbursement Payment are, for income statement purposes, recorded as an offset against LAE, up to the actual amount of LAE incurred by the Company in respect of such policies, and the remainder of the payment, if any, is recorded as other income.

         In 1996, the Company instituted a policy of recognizing (i) 35% of its estimated MPCI Gross Premiums Written for each of the first and second quarters,
(ii)  commission  expense at a rate of 16% of MPCI Gross  Premiums  Written  and
(iii) Buy-up Expense Reimbursement at a rate of 31% of MPCI Gross Premiums Written along with normal operating expenses incurred in connection with premium writings. In the third quarter, if a sufficient volume of policyholder acreage reports have been received and processed by the Company, the Company's policy is to recognize MPCI Gross Premiums Written for the first nine months based on a re-estimate. If an insufficient volume of policies have been processed, the Company's policy is to recognize 20% of its full year estimate of MPCI Gross Premiums Written in the third quarter. The remaining amount of MPCI Gross
Premiums Written is recognized in the fourth quarter, when all amounts are reconciled. In prior years, recognition of MPCI Gross Premiums Written was 30%, 30%, 30% and 10%, for the first, second, third and fourth quarters, respectively. Commencing with its June 30, 1995 financial statements, the Company also began recognizing MPCI underwriting gain or loss during the first and second quarters, as well as the third quarter, reflecting the Company's best estimate of the amount of such gain or loss to be recognized for the full year, based on, among other things, historical results, plus a provision for adverse developments. In the fourth quarter, a reconciliation amount is recognized for the underwriting gain or loss based on final premium and loss information.

Selected Segment Data of the Company

         The following table presents historical segment data for the Company's nonstandard automobile and crop insurance operations. This data does not reflect results of operations attributable to corporate overhead, or commercial insurance operations, nor does it include the results of operations of Superior prior to May 1, 1996.




                                                        Year Ended December 31,                  Six Months Ended June 30,
                                              ------------------------------------------        ---------------------------
                                                                             (in thousands)

                                                       1994           1995      1996 (1)                 1996      1997 (1)
                                                       ----           ----      ----                     ----      ----
Nonstandard Automobile Insurance Operations:
Gross Premiums Written (2 )                         $45,593        $49,005      $187,176              $62,290      $165,547
Net Premiums Written (2)                             28,114         37,302       186,579               62,089       133,843
Net Premiums Earned (2 )                             25,390         34,460       168,746               52,844       128,244
Net investment income                                   904            624         6,489                1,435         5,094
Other income                                          1,545          1,787         7,578                2,333         7,204
Net realized capital gains  (losses)                   (55)          (508)       (1,014)                  212         1,684
                                                       ----          -----       -------                  ---         -----
Total revenues                                       27,784         36,363       181,799               56,824       142,226
                                                     ------         ------       -------               ------       -------
Losses and Loss Adjustment Expenses                  18,303         25,423       124,385               38,831        99,024
Policy acquisition and general and
administrative expenses                               8,709         12,929        46,796               15,774        35,492
Interest and amortization of intangibles                  0              0         3,184                  696         2,711
                                                          -              -         -----                  ---         -----
Total expenses                                       27,012         38,352       174,365               55,301       137,227
                                                     ------         ------       -------               ------       -------
Earnings (loss) before income taxes                    $772       $(1,989)        $7,434               $1,523        $4,999
                                                        ===        =======         =====                =====         =====
GAAP Ratios (Nonstandard Automobile Only)
Loss and LAE Ratio                                    72.1%          73.8%         73.7%                73.5%         77.2%
Expense Ratio, net of billing fees                    28.2%          32.3%         25.1%                25.4%         22.1%
                                                      -----          -----         -----                -----         -----
Combined Ratio                                       100.3%         106.1%         98.8%                98.9%         99.3%
                                                     ======         ======         =====                =====         =====

Crop Insurance Operations: 1(3)
Gross Premiums Written (4)                          $54,455        $70,374      $110,059              $80,537      $108,356
Net Premiums Written (4)                              4,565         11,608        23,013               14,953        16,680
Net Premiums Earned (4)                               4,565         11,608        23,013                6,222         7,768
Net Investment Income                                   339            674           181                   96            92
Other income                                             73            384         1,672                1,148         3,587
Net realized capital gain (loss)                      (104)            164           (1)                   16           ---
                                                      -----            ---           ---                   --           ---
Total revenues                                        4,873         12,830        24,865                7,482        11,447
                                                      -----         ------        ------                -----        ------
Losses and Loss Adjustment Expenses                   7,031          8,629        12,724                6,444         4,269
Policy acquisition and general and
administrative expenses                             (4,802)        (7,466)       (6,095)              (4,266)       (6,026)
Interest expense                                        492            627           551                  120            24
                                                        ---            ---           ---                  ---            --
Total expenses                                        2,721          1,790         7,180                2,298       (1,733)
                                                      -----          -----         -----                -----       -------
Earnings (loss) before income taxes                  $2,152        $11,040       $17,685               $5,184       $13,180
                                                      =====         ======        ======                =====        ======
Statutory Capital and Surplus:
Pafco (5)                                            $7,848        $11,875       $18,112              $14,872       $17,273
IGF                                                  $4,512         $9,219       $29,412              $11,559       $36,760
Superior                                            $43,577        $49,277       $57,121              $48,036       $65,018

---------------

(1) The nonstandard automobile insurance operations include the results of operations of Superior subsequent to the Acquisition.

(2) Does not reflect Net Premiums Written for Superior for the years ended December 31, 1994 and 1995 and for the four months ended April 30, 1996. For the years ended December 31, 1994 and 1995, Superior and its subsidiaries had Gross Premiums Written of $112.9 million and $94.8 million, respectively, and Net Premiums Written of $112.5 million and $94.1 million, respectively. For the four months ended April 30, 1996, Superior and its subsidiaries had Gross Premiums Written of $44.0 million and Net Premiums Written of $43.6 million.

(3) See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

(4) Crop hail insurance premiums are primarily written in the second and third calendar quarters.

(5) The statutory surplus of Pafco includes Pafco's share of IGF's statutory surplus prior to April 30, 1996. Pafco owned the following percentages of IGF at December 31 of each of the following years:
          1994,  98.8%;  1995, 100%. At April 30, 1996, Pafco transferred IGF to
          SIG. Prior to the Transfer, IGF also paid a dividend to Pafco in the form of cash of $7,500,000 and a promissory note of $3,500,000.

Six Months Ended June 30, 1997 and 1996

  Overview

         For the three and six months ended June 30, 1997, the Company recorded net earnings of $3,677,000 and $9,586,000 or $0.35 and $0.90 per share. This is approximately a 35.3% and 123% increase from 1996 comparable amounts of $2,718,000 and $4,304,000 or $0.39 and $0.61 per share. The improved earnings for the six months ended were attributable to continued premium growth and improved expense ratios of the nonstandard automobile segment and continued growth and profit in the crop segment. The improvement for the three months ended relates to the growth and profitability of the crop segment. The crop segment demonstrated enhanced profitability due to higher volume as well as normal crop underwriting expectations.

  Gross Premiums Written

         Consolidated Gross Premiums Written increased 41.4% in the second quarter and 89.9% year-to-date due to growth in both the nonstandard auto and crop segments. Gross Premiums Written for the nonstandard auto segment increased 104% in the second quarter and 166% year-to-date. Such increase was due primarily to Gross Premiums Written from Superior of $71,921,000 and $128,846,000 for the three and six months ended June 30, 1997, as compared to $25,202,000 in 1996 subsequent to its acquisition on April 30, 1996. While a portion of this increase relates to four additional months of premium in 1997 of Superior, additional premium growth relates to internal growth due to improved service, certain product improvements and tougher uninsured motorist laws in states such as California and Florida. Such increase was primarily due to volume rather than rate increases, although the Company adjusts rates on an ongoing basis. Gross Premiums Written for the crop segment decreased 4.2% in the second quarter and increase 34.5% year-to-date. The year-to-date increase was due to continued industry privatization and aggressive marketing efforts, while the decrease in the second quarter is a reflection of timing of processing of acreage reports. Remaining Gross Written Premiums represent commercial business which was ceded 100% effective January 1, 1996 to an affiliate, Granite Reinsurance Company Ltd.

  Net Premiums Written

         Net Premiums Written increased in the second quarter and year-to-date for 1997 as compared to 1996 due to the growth in Gross Premiums Written offset by quota share Reinsurance.

         In 1997, the Company ceded $15,876,000 and $31,353,000 of nonstandard automobile premiums during the second quarter and year-to-date as part of a 20% quota share treaty instituted January 1, 1997. No such treaty was in effect during 1996. In 1997, the Company ceded $6,903,000 and $11,805,000 of crop hail premiums during the second quarter and year-to-date as part of a 40% quota share treaty instituted January 1, 1997. In 1996, crop hail premiums were ceded at a rate of 10%. The nonstandard automobile quota share Reinsurance treaty is not expected to continue in effect subsequent to the Offering of the Preferred Securities.

  Net Premiums Earned

         Net Premiums Earned increased for the three and six months ended June 30, 1997 as compared to the corresponding periods of the prior year, reflecting the strong growth in Gross Written Premiums offset by the effects of the nonstandard automobile and crop hail quota share treaties.

  Net Investment Income

         Net investment income increased $1,863,000 and $3,743,000 for the three and six months ended June 30, 1997 as compared to the corresponding periods of the prior year. Such increases were due primarily to investment income from Superior and greater invested assets.

  Other Income

         Other income increased $2,668,000 and $6,729,000 for the three and six months ended June 30, 1997 as compared to the corresponding periods of the prior year. Such increases were due to billing fee income on nonstandard automobile business at Superior and due to an increase in the in-force policy count. There was also an increase in the receipt of CAT Coverage Fees and CAT LAE Reimbursement Payments due to higher premium volume.

  Net Realized Capital Gains

         Realized gains of $1,684,000 in 1997 were due primarily to a change in equity managers and a repositioning of the portfolio.

  Loss and LAE

         The Loss and LAE Ratio for the nonstandard automobile segment was 82.5% and 77.2% for the three- and six- months ended June 30, 1997 as compared to 77.2% and 73.5% for the corresponding periods in 1996. The Company, as part of management's actions to reduce costs and combine operations of the nonstandard automobile division, combined the claims management as well as the reserving philosophies of Superior Insurance Company with Pafco General Insurance Company, the two nonstandard automobile insurance companies in the Group. In order to align the different reserving philosophies of its two subsidiaries, the Company adopted the more conservative methodology for the combined business which required an increase of reserves of $5.3 million. This adjustment increased the second quarter and year-to-date 1997 loss ratio by 8.1% and 4.1%. While the Company believes those actions were necessary, the establishment and monitoring of reserve levels are a highly subjective process involving numerous estimates and assumptions. Therefore, actual results may differ from current estimates. The Crop Hail Loss Ratio in 1997 is 54.2% compared to 62.0% in 1996.

  Policy Acquisition and General and Administrative Expenses

         Policy acquisition and general and administrative expenses have increased as a result of the increased volume of business produced by the Company combined with a higher percentage of net premiums retained and offset by increases in reinsurance commission income. Policy acquisition and general and administrative expenses rose to $17,514,000 and $30,397,000 or 24.0% and 22.4% of Net Premium Earned for the three and six months ended June 30, 1997 compared to $8,614,000 and $12,283,000 or 19.0% and 20.8% of Net Premium Earned in the corresponding periods of 1996. Such increase was due to a higher mix of nonstandard automobile premiums in 1997 as compared to 1996. The Expense Ratio, net of billing fees, for the nonstandard automobile segment improved to 21.6% and 22.1% for the three and six months ended June 30, 1997 as compared to 22.6% and 25.4% for the corresponding periods in 1996, due to technological and operational efficiencies, economies of scale and tighter expense controls.

         Due to the accounting for the crop insurance segment, operating expenses for the three and six months ended June 30, 1997 includes a contribution to earnings of $1,260,000 and $6,026,000, as compared to comparable amounts of $2,433,000 and $4,266,000 for the corresponding periods in 1996. Such increase was due to greater Buy-up Expense Reimbursement Payments and MPCI underwriting gain due to increased premium volumes.

         The nonstandard automobile quota share treaty reduced premiums earned, losses and LAE incurred and policy acquisition and general administrative expenses by $12,442,000, $8,631,000 and $3,501,000, and $15,812,000,
$10,912,000, and $4,505,000, respectively, for the three and six months ending June 30, 1997, for a net pre-tax earnings reduction of $310,000 and $395,000 in the three and six months ending June 30, 1997. Reduction in expenses reflects ceding commission income net of a deferred acquisition cost adjustment.

  Interest Expense

         Interest expense increased $232,000 and $1,483,000 for the three and six months ended June 30, 1997 as compared to the corresponding periods in the prior year due primarily to interest incurred since April 30, 1996 on the

GGS Senior Credit Facility. The GGS Senior Credit Facility will be repaid with the proceeds from the Offering of the Preferred Securities.

  Income Tax Expense

         Income tax expense was 34.8% and 35.7% of pre-tax income for the three and six months ended June 30, 1997 as compared to 28.3% and 30.5% in 1996. The increase was due to the Company's selling of its tax exempt investments in the second half of 1996 as part of its restructuring of the investment portfolios.

Year Ended December 31, 1995 Compared with 1994

  Gross Premiums Written

         Gross Premiums Written in 1995 increased 20.8%, to $124,634,000 from $103,134,000 in 1994 reflecting an increase in Gross Premiums Written of 29.2% in crop insurance and 7.5% in nonstandard automobile insurance. The increase in Gross Premiums Written for the nonstandard automobile insurance segment was primarily attributable to an increase in policies in-force of 13.4%. The Company experienced a greater percentage increase in certain states due to the introduction of product improvements. In Colorado, Policies In-Force increased by 46% in 1995. In that state, the Company increased the number of its deductible options and implemented more favorable pricing for certain personal injury protection coverages. The crop insurance segment experienced growth in both the crop hail and MPCI business. The increase in crop hail Gross Premiums Written to $16,966,000 in 1995 from $10,130,000 in 1994 was due primarily to increased opportunities to market crop hail coverages to farmers as a result of the increases in sales of MPCI products (both Buy-up Coverage and CAT Coverage) due to the 1994 Reform Act. The net increase in MPCI Gross Premiums Written to $53,408,000 in 1995 from $44,325,000 in 1994 resulted from an increase in the number of acres insured in 1995 following the 1994 Reform Act.

  Net Premiums Written

         The Company's Net Premiums Written in 1995 increased 52.1%, to $53,447,000 from $35,139,000 in 1994 due to an increase in Gross Premiums Written and a reduction in premiums ceded to reinsurers under quota share reinsurance for both nonstandard automobile and crop hail insurance. The percentage of the Company's nonstandard automobile premiums ceded under its quota share reinsurance treaty was reduced to 25% from an effective percentage ceded of 38% in 1994 as a result of a reduction in the Company's need for the additional capacity provided by this reinsurance.

  Net Premiums Earned

         The Company's Net Premiums Earned in 1995 increased 54.5% reflecting an increase in Net Premiums Written and a reduction in quota share reinsurance on the nonstandard automobile insurance business. The ratio of Net Premiums Earned to Net Premiums Written for nonstandard automobile insurance in 1995 remained relatively unchanged at 92.4% as compared to 90.3% in 1994.

  Net Investment Income

         Net investment income in 1995 decreased 5.5% principally due to a decrease in the average yield earned on invested assets to 5.2% in 1995 from 6.0% in 1994. Although market interest rates increased in 1995, the average yield on investments declined primarily as a result of the repositioning of the Company's investment portfolio, begun in the latter part of 1995, into a higher concentration in fixed income securities, particularly including shorter term securities. The decrease in the average yield was partially offset by an increase in average invested assets to $22,653,000 in 1995 from $20,628,000 in 1994.

  Other Income

         The Company's other income in 1995 increased 34.0% as a result of increased billing fee income of $351,000 on nonstandard automobile business due primarily to the increase in the in-force policy count as described above, with the remainder due primarily to the receipt of CAT Coverage Fees and CAT LAE Reimbursement Payments following the 1995 introduction of CAT Coverages.

  Net Realized Capital Gain (Loss)

         The Company recorded a net realized capital loss of $344,000 from the sale of investments in 1995 as compared to a net realized capital loss of $159,000 in 1994. The net realized capital loss in 1995 was the result of appointing a new investment manager in October 1995 and the resulting repositioning of the Company's investment portfolio described above, as well as certain write-downs taken on investments with an other than temporary decline in estimated fair value.

  Losses and LAE

         The nonstandard automobile segment Loss and LAE Ratio increased to 73.8% in 1995 from 72.1% in 1994 primarily due to increased repair costs for automobile parts resulting from the implementation of laws prohibiting use of reconditioned parts as well as general inflationary pressures on costs of settling claims. The crop hail Loss and LAE Ratio decreased to 74.3% in 1995 from 154.0% in 1994 due to more favorable weather conditions than in the prior year. Crop insurance Losses and LAE were also impacted by net MPCI Excess LAE Reimbursement Payment of $0 in 1995 and $936,000 in 1994, after reduction for LAE reimbursements of $3,324,000 in 1995 compared to $107,000 in 1994. These reimbursements are reflected in Losses and LAE up to the actual amount of LAE incurred with any excess reflected in other income.

  Policy Acquisition and General and Administrative Expenses

         The Company's policy acquisition and general and administrative expenses in 1995 increased 37.6%, to $7,981,000 from $5,801,000 in 1994. The nonstandard automobile segment Expense Ratio increased to 37.5% in 1995 from 34.3% in 1994 primarily due to a $2,390,000, or 44%, reduction in ceding commission income in 1995 arising from reduced reliance on quota share reinsurance. As a result of the accounting for the crop insurance segment, such segment experienced a contribution to income reflected in the policy acquisition and general and administrative expense line item of $7,466,000 in 1995 compared to a contribution to income of $4,802,000 in 1994. This increase in contribution resulted from an increase in Buy-Up Expense Reimbursement Payments of $2,521,000 due to higher Gross Premiums Written in 1995, together with an increase in the MPCI underwriting gain of $6,396,000.

  Interest Expense

         The Company's interest expense in 1995 increased 5.4% as a result of increased line of credit borrowings by IGF due to an increase in cash flow requirements and an increase in applicable interest rates. This was partially offset by interest savings in 1995 over 1994 resulting from debt principal repayments and the retirement of a Company term loan in June 1995.

  Income Tax Expense

         The effective tax rate in 1995 was 35.2% as compared to an effective tax rate of (52.2%) in 1994. The tax benefit in 1994 was due to a $1,492,000 reduction in the valuation allowance the Company had previously established for its deferred tax assets.

Liquidity and Capital Resources

         The primary source of funds available to the Company as a holding company are dividends from its primary subsidiaries, IGF, IGF Holdings and GGS Management. Subsequent to this Offering and the repayment of the GGS Senior Credit Facility and purchase of the remaining 48% minority interest, GGS
Management will have no dividend restrictions. The Company also receives $150,000 quarterly pursuant to an administration agreement with IGF to cover the costs of executive management, accounting, investing, marketing, data processing and reinsurance.

         GGS Management collects billing fees charged to policyholders of Pafco and Superior who elect to make their premium payments in installments. GGS Management also receives management fees under its management agreement with Pafco and Superior. When the Florida Department approved the acquisition of Superior by GGS Holdings, it prohibited Superior from paying any dividends (whether extraordinary or not) for four years from the date of Acquisition without the prior written approval of the Florida Department, and extraordinary dividends, within the meaning of the Indiana Insurance Code, cannot be paid by Pafco without the prior approval of the Indiana Commissioner. The management fees charged to Pafco and Superior by GGS Management are subject to review by the Indiana and Florida Departments. See "Business -- Regulation."

         The nonstandard automobile insurance Subsidiaries' primary source of funds are premiums, investment income and proceeds from the maturity or sale of invested assets. Such funds are used principally for the payment of claims, operating expenses (primarily management fees), commissions, dividends and the purchase of investments. There is variability to cash outflows because of uncertainties regarding settlement dates for liabilities for unpaid losses. Accordingly, the Company maintains investment programs intended to provide adequate funds to pay claims without forced sales of investments. As claim payments tend to lag premium receipts and due to the growth in premium volume the Company has experienced an increase in its investment portfolio and has not experienced any problems with meeting its obligations for claims payments or management fees.

         The Company is also in the process of preparing a management agreement between IGF and IGF Holdings similar to that for the nonstandard automobile operations where IGF will pay IGF Holdings certain management fees for services rendered by IGF Holdings for IGF. IGF Holdings has no limitations on dividends to the Company thus providing a cash flow stream other than dividends from IGF for amounts in excess of IGF Holdings's expenses. As of December 31, 1997, IGF has the ability to pay $12,122,000 in dividends without prior regulatory approval.

         Cash flows in the Company's MPCI business differ from cash flows from certain more traditional lines. The Company pays insured losses to farmers as they are incurred during the growing season, with the full amount of such payments being reimbursed to the Company by the federal government within three business days. MPCI premiums are not received from farmers until covered crops are harvested. Such premiums are required to be paid over in full to the FCIC by the Company, with interest, if not paid by a specified date in each crop year.

         During 1996, IGF continued the practice of borrowing funds under a revolving line of credit to finance premium payables to the FCIC on amounts not yet received from farmers (the "IGF Revolver"). The maximum borrowing amount under the IGF Revolver was $6,000,000 until July 1, 1996, at which time the maximum borrowing amount increased to $7,000,000. The IGF Revolver carried a weighted average interest rate of 6.0%, 8.1%, 9.7% and 8.6%, in 1993, 1994, 1995 and 1996, respectively. IGF did not borrow on this line in the first quarter of 1997. These payables to the FCIC accrue interest at a rate of 15%, as do the receivables from farmers. By utilizing the IGF Revolver, which bears interest at a floating rate equal to the prime rate plus .25%, IGF avoids incurring interest expense at the rate of 15% on interest payable to the FCIC while continuing to earn 15% interest on the receivables due from the farmer. The IGF Revolver contains certain covenants which restrict IGF's ability to (i) incur indebtedness, (ii) declare dividends or make any capital distribution upon its stock whether through redemption or otherwise and (iii) make loans to others, including affiliates. The IGF Revolver also contains other customary covenants which, among other things, restricts IGF's ability to participate in mergers, acquire another enterprise or participate in the organization or creation of any other business entity. At December 31, 1996, $7,000,000 remains available under the IGF Revolver.

         Net cash provided by operating activities in 1997 aggregated $26,510,000 compared to $7,982,000 in 1996. This increase in funds provided was caused by additional cash of $4,690,000 from net earnings adjusted for non-cash expenses and realized gains or losses, continued premium growth and the normal receipt of funds from the FCIC in the first quarter on the crop insurance operations.

         Net cash used in investing activities decreased from $82,579,000 in 1996 to $18,870,00 in 1997 reflecting the acquisition of Superior in 1996 offset in part by the application of funds received from operating activities. The proceeds from sales of equity securities of $16,531,000 in 1997 reflects a change in investment managers and a restructuring of the portfolio rather than a liquidation for operating cash needs.

         In 1997, financing activities used cash of $2,406,000 compared to cash provided of $72,286,000 in 1996. The Company paid principal of $3,128,000 on its Term Debt as scheduled. The contribution from the GS Funds of $2,304,000 represents a contribution to GGS Holdings that was ultimately contributed to the insurance subsidiaries for surplus. The Company also contributed cash to maintain its 52% share. The crop insurance segment had no need to borrow funds on its revolver in 1997 due to the proceeds it received from the initial public offering and continued growth and profitable operations.

         Net cash provided by operating activities in 1996 was $10,003,000 compared to $9,654,000 in 1995 for an increase of $349,000. This increase was due to improved profitability and growth in written premiums. Loss payments in the nonstandard automobile insurance business tend to lag behind receipt of premiums thus providing cash for operations. Net cash provided by operating activities in 1995 was $9,654,000 compared to net cash used by operating activities of $3,302,000 in 1994. Operations in 1995 provided an additional $12,956,000 in cash compared to 1994 due to additional net earnings of $2,704,000 and cash flow provided of $5,109,000 relating to premium receipts and loss payments, including effects of reinsurance, due primarily to growth in operations with the remainder due to timing of tax and other liability payments.

         Net cash used in investing activities increased from $8,835,000 in 1995 to $92,769,000 in 1996. Included in 1996 was a $66,590,000 use of cash for the Acquisition. The remaining increase in cash used in investing activities in 1996 related to the growth in investments due to increased cash provided by operating activities. Net cash of $8,835,000 was used in investing activities in 1995 compared to net cash provided by investing activities in 1994 of $1,473,000. The increase in the use of cash in 1995 over 1994 primarily relates to investing of excess funds generated by additional operating earnings in fixed income securities. Due to the nature of insurance operations, the Company does not have a significant amount of expenditures on property and equipment.

         The primary items comprising the $93,550,000 of cash provided by financing activities in 1996 were the $48,000,000 of proceeds from the GGS Senior Credit Facility, $21,200,000 minority interest investment received as part of the formation of GGS Holdings and the funding of the Acquisition and $37,969,000 of proceeds from the Initial Public Offering.

         Cash provided or used by financing activities in 1995 and 1994 primarily related to activity in the Company's line of credit for its crop segment.

         At December 31, 1996 the Company was either in compliance with or obtained waivers for violations of debt covenants. See "Consolidated Financial Statements of the Company" for further information.

         The Company believes cash flows in the nonstandard automobile segment from premiums, investment income and billing fees are sufficient to meet that segment's obligations to policyholders, operating expenses and debt service for the foreseeable future. This is due primarily to the lag time between receipt of premiums and claims payments. Therefore, the Company does not anticipate additional borrowings for this segment other than in the event of an acquisition. The Company also believes cash flows in the crop segment from premiums and expense reimbursements are sufficient to meet the segment's obligations for the foreseeable future. Due to the more seasonal nature of the crop segment's operations, it may be necessary to obtain short term funding at times during a calendar year by drawing on an existing line of credit. Except for this short term funding and normal increases therein resulting from an increase in the business in force, the Company does not anticipate any significant short or long term additional borrowing needs for this segment. Accordingly, while there can be no assurance as to the sufficiency of the Company's cash flow in future periods, the Company believes that its cash flow will be sufficient to meet all of the Company's operating expenses and debt service for the foreseeable future and, therefore, does not anticipate additional borrowings except as may be necessary to finance acquisitions.

         While GAAP shareholders' equity was $60,900,000 at December 31, 1996, it does not reflect the statutory equity upon which the Company conducts its various insurance operations. Pafco, Superior and IGF individually had statutory surplus at December 31, 1996 of $18,112,000, $57,121,000 and $29,412,000,
respectively.

Effects of Inflation

         Due to the short term that claims are outstanding in the two product lines the Company underwrites, inflation does not pose a significant risk to the Company.

Primary Differences Between GAAP and SAP

         The financial statements contained herein have been prepared in conformity with Generally Accepted Accounting Principles ("GAAP") which differ from statutory accounting practices ("SAP") prescribed or permitted for insurance companies by regulatory authorities in the following respects: (i) certain assets are excluded as "Nonadmitted Assets" under statutory accounting;
(ii) costs incurred by the Company relating to the acquisition of new business are expensed for statutory purposes, (iii) the investment in wholly owned subsidiaries is consolidated for GAAP rather than valued on the statutory equity method. The net income or loss and changes in unassigned surplus of the subsidiaries is reflected in net income for the period rather than recorded directly to unassigned surplus, (iv) fixed maturity investments are reported at amortized cost or market value based on their National Association of Insurance Commissioners ("NAIC") rating; (v) the liability for losses and loss adjustment expenses and unearned premium reserves are recorded net of their reinsured amounts for statutory accounting purposes, (vi) deferred income taxes are not recognized on a statutory basis and (vii) credits for reinsurance are recorded only to the extent considered realizable. Under SAP, credit for reinsurance ceded is allowed to the extent the reinsurers meet the statutory requirements of the Insurance Departments of the States of Indiana and Florida, principally statutory solvency.

New Accounting Standards

         The Company has adopted the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and SFAS No. 123, "Accounting for Stock-Based Compensation." The Company is to adopt SFAS No. 128, "Earnings Per Share" by December 31, 1997. There was no material impact on the consolidated financial statements from adoption of these statements. Refer to Note 1 to the Company's "Consolidated Financial Statements."

         The National Association of Insurance Commissioners ("NAIC") is considering the adoption of a recommended statutory accounting standard for crop insurers, the impact of which is uncertain since several methodologies are currently being examined. Although the Indiana Department has permitted the Company to continue, for its statutory financial statements through June 30, 1997, its practice of recording its MPCI business as 100% ceded to the FCIC with net underwriting results recognized in ceding commissions, the Indiana Department has indicated that in the future it will require the Company to adopt the MPCI accounting practices recommended by the NAIC or any similar practice adopted by the Indiana Department. Since such a standard would be adopted industrywide for crop insurers, the Company would also be required to conform its future GAAP financial statements to reflect the new MPCI statutory accounting methodology and to restate all historical GAAP financial statements consistent with this methodology for comparability. The Company cannot predict what accounting methodology will eventually be implemented or when the Company will be required to adopt such methodology. The Company anticipates that any such new crop accounting methodology will not affect GAAP net income.

         The NAIC currently has a project under way to codify SAP, as existing SAP does not address all accounting issues and may differ from state to state. Upon completion, the codification is expected to replace prescribed or permitted SAP in each state as the new comprehensive statutory basis of accounting for insurance companies. The final format of the codification is uncertain at this time, yet implementation could be required as early as January 1, 1999. Due to the project's uncertainty, the Company has not yet quantified the impact any such changes would have on the statutory capital and surplus or results of operations of the Company's insurance subsidiaries. The impact of adopting this new comprehensive statutory basis of accounting may, however, materially impact statutory capital and surplus.

               SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
                           SUPERIOR INSURANCE COMPANY

         The following table presents historical data of Superior and its subsidiaries prior to its acquisition by the Company.




                                                                                                    Six Months Ended
(in thousands)                                     Year Ended December 31,                              June 30,
                                      -------------------------------------------------      ------------------------------

                                                   1993            1994            1995                1995            1996
                                                   ----            ----            ----                ----            ----
Consolidated Statement of
Operations Data:
Gross Premiums Written                         $115,660        $112,906         $94,756             $42,915         $69,119
Net Premiums Written                            115,294         112,515          94,070              42,515          68,707
Net Premiums Earned                             118,136         112,837          97,614              50,053          62,739
Net investment income                             8,170           7,024           7,093               4,161           3,476
Other income                                      5,879           3,344           4,171               1,692           3,092
Net realized capital gains (losses)               3,559           (200)           1,954                 711           2,104
                                                  -----           -----           -----                 ---           -----
Total revenues                                  135,744         123,005         110,832              56,617          71,411

Losses and Loss Adjustment
Expenses                                         85,902          92,378          72,343              38,129          45,963

Policy acquisition and general and
administrative expenses                          36,292          38,902          32,705              17,212          17,106
                                                 ------          ------          ------              ------          ------
Total expenses                                  122,194         131,280         105,048              55,341          63,067
                                                -------         -------         -------              ------          ------
Income (loss) before income taxes,
and a cumulative effect of a change
in accounting principle                         $13,550        $(8,275)          $5,784              $1,276          $8,344
Income taxes                                      3,981         (3,800)           1,649                 161           2,313
                                                  -----         -------           -----                 ---           -----
Income (loss) before cumulative
effect of a change in accounting
principle                                         9,569         (4,475)           4,135               1,115           6,031

Cumulative effective of a change in
accounting principle                              1,389             ---             ---                 ---             ---
                                                  -----             ---             ---                 ---             ---
Net income (loss)                               $10,958        $(4,475)          $4,135              $1,115          $6,031

GAAP Ratios: (1)
Loss and LAE Ratio                                72.7%           81.9%           74.1%               76.2%           73.3%
Expense Ratio                                     30.7%           34.5%           33.5%               34.4%           27.3%
                                                  -----           -----           -----               -----           -----
Combined Ratio                                   103.4%          116.4%          107.6%              110.6%          110.6%
                                                 ======          ======          ======              ======          ======


---------------

(1) The Loss and LAE Ratio is calculated by dividing Losses and Loss Adjustment Expenses by Net Premiums Earned. The Expense Ratio is calculated by dividing the sum of policy acquisition and general and administrative expenses and Interest Expense by Net Premiums Earned. The Combined Ratio is the sum of the Loss and LAE and Expense Ratios.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF SUPERIOR

         On April 30, 1996, Superior was acquired by GGS Holdings. As a result of the Acquisition, certain financial information relating to Superior's nonstandard business in respect of periods prior to consummation of the Acquisition will not be comparable to corresponding financial information for subsequent periods. The acquisition of Superior was accounted for under the purchase method of accounting and was recorded as follows (in thousands):


Assets Acquired:
  Invested assets                                               $118,665
  Receivables                                                     34,933
  Deferred acquisition costs                                       7,925
  Other assets                                                     2,082
                                                       -----------------
  Total                                                          163,605
                                                       -----------------
Liabilities Assumed:
  Unpaid Losses and LAE                                           44,423
  Unearned premiums                                               45,280
  Other liabilities                                               10,863
                                                       -----------------
  Total                                                          100,566
                                                       -----------------
Net assets acquired                                               63,039
Purchase price                                                    66,590
Excess purchase price                                              3,161
Less amounts allocated to deferred income taxes
on unrealized gains on investments                                 1,334
                                                       -----------------
Goodwill                                                          $2,217
                                                       =================

         Goodwill is amortized over a 25-year period on a straight-line basis based upon management's estimate of the expected benefit period.

         The Company's results from operations for the six months ended June 30, 1996 include the results of Superior subsequent to April 30, 1996 as follows (in thousands):


Gross Premiums                                         $25,202
                                                  ============
Net Premiums Earned                                    $23,429
Net investment and other income                          2,060
                                                  ------------
Total Revenue                                           25,489
                                                  ------------
Losses and LAE                                          18,804
Policy acquisition and general and
administrative expenses                                  6,149
                                                  ------------
Total Expenses                                          24,953
                                                  ------------
Income before taxes and minority interest                  536
Income taxes                                               182
                                                  ------------
Income before minority interest                            354
Minority interest                                          169
                                                  ------------
Net Income                                                $185
                                                  ============

         Amortization includes goodwill, as previously discussed, and deferred debt and organizational costs of approximately $1,900,000 which are being amortized over 5 to 6 years on the straight-line basis. The impact on Net Income of the aforementioned items was a reduction of $265,000.

Six Months Ended June 30, 1996 and 1995

  Gross Premiums Written

         Superior's Gross Premiums Written for the six month period ended June 30, 1996 increased $26,204,000 or 61.1% to $69,119,000 from $42,915,000 for the same period in 1995 due to the modification of the multi-tiered product offered in Florida and the introduction of a multi-tiered product in the states of Virginia and California, the introduction of variable commission levels and improved service to policyholders. The new variable commission structure attracted sales from independent agents who perceived one of Superior's major competitors as pursuing a direct marketing approach.

  Net Premiums Written

         Superior's Net Premiums Written for the six month period ended June 30, 1996 increased $26,192,000 or 61.6%, to $68,707,000 from $42,515,000 for the same period in 1995 due to an increase in Gross Premiums Written.

  Net Premiums Earned

         Superior's Net Premiums Earned for the six month period ended June 30, 1996 increased $12,686,000 or 25.3%, to $62,739,000 from $50,053,000 for the same period in 1995 reflecting an increased in Net Premiums Written. This increase in Net Premiums Earned does not fully reflect the 61.6% increase in Net Premiums Written since Net Premiums Earned lagged behind Net Premiums Written.

  Net Investment Income

         Superior's net investment income for the six month period ended June 30, 1996 decreased $685,000, or 16.5%, to $3,476,000 from $4,161,000 for the same period in 1995 due to the net effects of a decline in the average yield on invested assets which was partially offset by an increase in average invested assets.

  Other Income

         Superior's other income for the six month period ended June 30, 1996 increased $1,400,000, or 82.7%, to $3,092,000 from $1,692,000 for the same period in 1995 due to a growth in premiums and an increase in billing fees relating to payment programs associated with an increased number of policies written.

  Net Realized Capital Gain (Loss)

         Superior recorded a net realized capital gain from the same of investments of $2,104,000 for the six month period ended June 30, 1996 compared to a net realized capital gain from the sale of investment of $711,000 for the same period in 1995.

  Losses and LAE

         Superior's Losses and LAE for the six month period ended June 30, 1996 increased $7,834,000, or 20.5%, to $45,963,000 from $38,129,000 for the same period in 1995 due to an increase in Net Premiums Earned. However, the 20.5% increase in Losses and LAE was less than the 25.3% increase in Net Premiums Earned due to improved results in claims administration which resulted in a change of estimate that resulted in a decrease in reserves of $1,300,000 in the first quarter of 1996. As a result, the Loss and LAE Ratio for the six month period ended June 30, 1996 was 73.3% as compared to 76.2% for same period in 1995. The improved results also reflect an improved work flow, productivity, and a reduction in middle management positions as a result of the claims department restructuring. Superior has negotiated flat rate fee agreements with all counsel representing it and has obtained discounts for vendor service for independent appraisals, total loss evaluations, medical bill review and the sale of salvage.

  Policy Acquisition and General and Administrative Expenses

         Superior's policy acquisition and general and administrative expenses for the six month period ended June 30, 1996 decreased $108,000 or 0.6%, to $17,104,000 from $17,212,000 for the same period in 1995. Policy acquisition and general and administrative expenses decreased 0.6% although Net Premiums Earned increased 25.3% due to reduced agents' commissions in Florida and a general reduction in the cost of overhead. As a result, the Expense Ratio for the six month period ended June 30, 1996 and was 27.3% as compared to 34.4% for the same period in 1995.

  Income Tax Expense

         Superior's income tax expense for the six month period ended June 30, 1996 increased $2,152,000 to $2,313,000 from $161,000 for the same period in 1995. The effective tax rate in 1996 was 27.7% compared to 12.6% in 1995. The increase in income tax expense and the effective tax rate was due to the utilization of net operating loss carry-forwards in 1995.

Years Ended December 31, 1995 Compared with 1994

  Gross Premiums Written

         Superior's Gross Premiums Written in 1995 decreased $18,150,000, or 16.1%, to $94,756,000 from $112,906,000 in 1994 due to the Company's curtailment of marketing efforts and writings in Illinois, Mississippi,

Tennessee, Texas and Washington resulting from more restrictive underwriting criteria, inadequately priced business in those states and other unfavorable market conditions.

  Net Premiums Written

         Superior's Net Premiums Written in 1995 decreased $18,445,000, or 16.4%, to $94,070,000 from $112,515,000 in 1994 due to a decrease in Gross
Premiums Written.

   Net Premiums Earned

         Superior's Net Premiums Earned in 1995 decreased $15,223,000, or 13.5%, to $97,614,000 from $112,837,000 in 1994 reflecting a decrease in Net Premiums Written.

  Net Investment Income

         Superior's net investment income in 1995 increased $69,000, or 1.0%, to $7,093,000 from $7,024,000 in 1994 due to a slight increase in the average yield earned on invested assets resulting from improved market conditions and an increase in invested assets due to improved operating cash flows.

  Other Income

         Superior's other income in 1995 increased $827,000, or 24.7%, to $4,171,000 from $3,344,000 in 1994 due to higher billing fees in Florida resulting from the ability to collect billing fees during the entire year in 1995 compared to only part of the year in 1994.

  Net Realized Capital Gain (Loss)

         Superior recorded a net realized capital gain from the sale of investments of $1,954,000 in 1995 compared to a net realized capital loss from the sale of investments of $200,000 in 1994. The net realized capital gain in 1995 was the result of disposing of invested assets with increased market values.

  Losses and LAE

         Superior's Losses and LAE in 1995 decreased $20,035,000, or 21.7%, to $72,343,000 from $92,378,000 in 1994 due to a decrease in Net Premiums Earned. However, the 21.7% decrease in Losses and LAE was greater than the 13.5% decrease in Net Premiums Earned due to Superior assuming a more aggressive stance with regard to the evaluation and settlement of bodily injury claims, the specialization of the handling of physical damage claims with a resulting reduction in average paid severities and an improvement in productivity and a reduction in cost as a result of the consolidation of nine claims offices to three. As a result, the Loss and LAE Ratio for 1995 was 74.1% as compared to 81.9% in 1994.

  Policy Acquisition and General and Administrative Expenses

         Superior's policy acquisition and general and administrative expenses in 1995 decreased $6,197,000, or 15.9%, to $32,705,000 from $38,902,000 in 1994 due to reengineering of internal operations aimed at reducing cost and the introduction of reduced agent commission programs.

  Income Tax Expense

         Supeerior's income tax expense and effective tax rate for 1995 were $1,649,000 and 28.5%, respectively. This compares to an income tax benefit of $3,800,000 in 1994, which resulted in an effective tax rate of (45.9)%. The increase in income tax expense is primarily a function of the improvement in net income before taxes in 1995 as compared to 1994 and a decreased portion of net investment income being derived from tax-free sources.

Years Ended December 31, 1994 and 1993

  Gross Premiums Written

         Superior's Gross Premiums Written in 1994 decreased $2,754,000, or 2.4%, to $112,906,000 from $115,660,000 in 1993 due to the implementation of certain underwriting restrictions in Texas and the termination of certain agency relationships in Texas.

  Net Premiums Written

         Superior's Net Premiums Written in 1994 decreased $2,779,000, or 2.4%, to $112,515,000 from $115,294,000 in 1993 due to a decrease in Gross Premiums Written.

  Net Premiums Earned

         Superior's Net Premiums Earned in 1994 decreased $5,299,000, or 4.5%, to $112,837,000 from $118,136,000 in 1993 reflecting a decrease in Net Premiums Written.

  Net Investment Income

         Superior's net investment income in 1994 decreased $1,146,000, or 14.0%, to $7,024,000 from $8,170,000 in 1993 due primarily to a decline in average invested assets which resulted from a decrease in operating cash flow and dividends paid in early 1994.

  Other Income

         Superior's other income in 1994 decreased $2,535,000, or 43.1%, to $3,344,000 from $5,879,000 in income in 1993 due to an interruption in the state of Florida in the charging of billing fees caused by a regulatory change which increased the minimum down payments.

  Net Realized Capital Gain (Loss)

         Superior recorded a net realized capital loss from the sale of investments of $200,000 in 1994 compared to a net realized capital gain from the sale of investments of $3,559,000 in 1993 due to market conditions which drove market interest rates higher in 1994 causing Superior's fixed maturity portfolio to decline in market value.

  Losses and LAE

         Superior's Losses and LAE in 1994 increased $6,476,000, or 7.5%, to $92,378,000 from $85,902,000 in 1993 due to claims management inefficiencies arising from inadequate managerial supervision and a conversion to a new claims management system. These claims management inefficiencies were substantially corrected in 1995 as a result of the completion of the implementation of the new claims management system. The Loss and LAE Ratio for 1994 was 81.9% as compared to 72.7% for 1993.

  Policy Acquisition and General and Administrative Expenses

         Superior's policy acquisition and general and administrative expenses in 1994 increased $2,610,000, or 7.2%, to $38,902,000 from $36,292,000 in 1993 due to a significant increase in employee compensation caused by the hiring of new officers and managers.

  Income Tax Expense

         Superior recorded an income tax benefit of $3,800,000 and an effective tax rate of (45.9)% in 1994 as compared to an income tax expense of $3,981,000 and an effective tax rate of 29.4% in 1993. The income tax benefit in 1994 was a function of the Company's generation of a net loss before income taxes. The low effective tax rate in 1993 was due to a greater portion of net investment income being derived from tax-free sources.

                                    BUSINESS

Overview

         Symons International Group, Inc., a specialty property and casualty insurer, underwrites and markets nonstandard private passenger automobile insurance and crop insurance. Through its Subsidiaries, the Company writes business in the United States exclusively through independent agencies and seeks to distinguish itself by offering high quality, technology based services for its agents and policyholders. The Company had consolidated Gross Premiums Written of approximately $305 million and $279 million for the twelve months ended December 31, 1996 and the six months ended June 30, 1997, respectively. Based on the Company's Gross Premiums Written in 1996, the Company believes that it is the twelfth largest underwriter of nonstandard automobile insurance in the United States. Based on premium information compiled in 1996 by the NCIS, the Company believes that IGF is the fifth largest underwriter of MPCI in the United States.

         The following table sets forth the premiums written by line of business for the periods indicated:




                                                                                                       Six Months
(in thousands)                                    Years Ended December 31,                           Ended June 30,
                                      -------------------------------------------------      -------------------------------

                                                  1994            1995             1996                1996             1997
                                                  ----            ----             ----                ----             ----
Nonstandard Automobile: (1)
Gross Premiums Written                         $45,593         $49,005         $187,176             $62,290         $165,547
Net Premiums Written                            28,114          37,302          186,579              62,089          133,843

Crop Hail: (2)
Gross Premiums Written                         $10,130         $16,966          $27,957             $17,620          $29,339
Net Premiums Written                             4,565          11,608           23,013              14,953           16,681

MPCI: (3)
Gross Premiums Written                         $44,325         $53,408          $82,102             $62,951          $79,017
Net Premiums Written                               ---             ---              ---                 ---              ---

Commercial: (4)
Gross Premiums Written                          $3,086          $5,255           $8,264              $4,089           $5,162
Net Premiums Written                             2,460           4,537              ---                 ---              ---

Total: (5)
Gross Premiums Written                        $103,134        $124,634         $305,499            $146,950         $279,065
                                               =======         =======          =======             =======          =======
Net Premiums Written                           $35,139         $53,447         $209,592             $77,042         $150,524
                                                ======          ======          =======              ======          =======

---------------

(1) Does not reflect Net Premiums Written for Superior for the years ended December 31, 1994 and 1995 and for the four months ended April 30, 1996. For the years ended December 31, 1994 and 1995, Superior and its subsidiaries had Gross Premiums Written of $112.9 million and $94.8 million, respectively, and Net Premiums Written of $112.5 million and $94.1 million, respectively. For the four months ended April 30, 1996, Superior and its subsidiaries had Gross Premiums Written of $44.0 million and Net Premiums Written of $43.6 million.

(2) Most crop hail insurance policies are sold in the second and third quarters of the calendar year.

(3)      For a discussion  of the  accounting  treatment of MPCI  Premiums,  see
         "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

(4) All commercial premiums written were written by Pafco and 100% ceded to Granite Re.

(5) For additional financial segment information concerning the Company's nonstandard automobile and crop insurance operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

Nonstandard Automobile Insurance

  Industry Background

         The Company, through its Subsidiaries, Pafco and Superior, is engaged in the writing of insurance coverage on automobile physical damage and liability policies for "nonstandard risks." The Company believes that the voluntary nonstandard market has accounted for approximately 15% of total private passenger automobile insurance premiums written in recent years. According to statistical information derived from insurer annual statements compiled by A.M. Best, the nonstandard automobile market accounted for $17.4 billion in annual premium volume for 1995 up from $9 billion in 1995.

  Strategy

         The Company has multiple strategies with respect to its nonstandard automobile insurance operations, including:

         o The Company seeks to achieve profitability through a combination of internal growth and the acquisition of other insurers and blocks of business. The Company regularly evaluates acquisition opportunities.

         o The Company will seek to expand the multi-tiered marketing approach currently employed in certain states in order to offer to its independent agency network a broader range of products with different premium and commission structures.

         o The Company is committed to the use of integrated technologies which permit it to rate, issue, bill and service policies in an efficient and cost effective manner.

         o The Company competes primarily on the basis of underwriting criteria and service to agents and insureds and generally does not match price decreases implemented by competitors which are directed towards obtaining market share.

         o The Company encourages agencies to place a large share of their profitable business with its subsidiaries by offering, in addition to fixed commissions, a contingent commission based on a combination of volume and profitability.

         o The Company responds to claims in a manner designed to reduce the costs of claims settlements by reducing the number of pending claims and uses computer databases to verify repair and vehicle replacement costs and to increase subrogation and salvage recoveries.

  Products

         The Company offers both liability and physical damage coverage in the insurance marketplace, with policies having terms of three to twelve months, with the majority of policies having a term of six months. Most nonstandard automobile insurance policyholders choose the basic limits of liability coverage which, though varying from state to state, generally are $25,000 per person and $50,000 per accident for bodily injury and in the range of $10,000 to $20,000 for property damage. Of the approximately 228,000 combined policies of Pafco and Superior in force on December 31, 1996, fewer than 9% had policy limits in excess of these basic limits of coverage. Of the 63,000 policies of Pafco in force on December 31, 1996, approximately 88% had policy periods of six months or less. Of the approximately 165,000 policies of Superior in force as of December 31, 1996, approximately 74% had policy periods of six months and approximately 26% had policy periods of twelve months.

         The Company offers several different policies which are directed toward different classes of risk within the nonstandard market. The Superior Choice policy covers insureds whose prior driving record, insurability and other relevant characteristics indicate a lower risk profile than other risks in the nonstandard marketplace. The Superior Standard policy is intended for risks which do not qualify for Superior Choice but which nevertheless present a more favorable risk profile than many other nonstandard risks. The Superior Specialty policies cover risks which do not qualify for either the Superior Choice or the Superior Standard. Pafco offers only a single nonstandard policy which includes multiple discounts and surcharges designed to recognize proof of prior insurance, driving violations, accident history and other factors relevant to the level of risk insured. Superior offers a product similar to the Pafco product in states in which it is not offering a multi-tiered product.

  Marketing

         The Company's nonstandard automobile insurance business is concentrated in the states of Florida, California, Indiana, Missouri, Texas and Virginia and the Company writes nonstandard automobile insurance in thirteen additional states. Management plans to continue to expand selectively into additional states. The Company will select states for expansion based on a number of criteria, including the size of the nonstandard automobile insurance market, state-wide loss results, competition and the regulatory climate. The following table sets forth the geographic distribution of Gross Premiums Written for the Company and Superior on a combined basis for the periods indicated. The following amounts include Gross Premiums Written for Superior prior to its acquisition by the Company on April 30, 1996.

Symons International Group, Inc. and Superior Insurance Company (Combined) Year Ended December 31,
(in thousands)



                                                                 Six Months
                                                                      Ended
State              1994        1995       1996                June 30, 1997
-----              ----        ----       ----                -------------


Arkansas           $1,619      $1,796      $2,004                 $850
California         13,422      15,350      25,131               31,890
Colorado            5,629       9,257      10,262                4,818
Florida            55,282      54,535      97,659               74,320
Georgia             7,342       5,927       7,398                4,101
Illinois            3,894       2,483       2,994                1,931
Indiana            14,062      13,842      16,599                9,171
Iowa                3,769       3,832       5,818                3,723
Kentucky            9,573       7,840      11,065                5,068
Mississippi         4,411       2,721       2,250                1,410
Missouri            8,163       8,513      13,423                5,214
Nebraska            3,192       3,660       5,390                3,313
Nevada                  0           0           0                1,021
Ohio                4,325       3,164       3,643                2,298
Oklahoma                0         317       2,559                1,753
Oregon                  0           0           0                  554
Tennessee           1,829         332         (2)                    0
Texas              10,660       3,464      10,122                3,864
Virginia            7,500       5,035      14,733               10,225
Washington          3,827       1,693         106                   23
                    -----       -----         ---                  ---
Total            $158,499    $143,761    $231,154             $165,547
                 ========    ========    ========             ========

         The Company markets its nonstandard products exclusively through approximately 6,000 independent agencies and focuses its marketing efforts in rural areas and the peripheral areas of metropolitan centers. As part of its strategy, management is continuing its efforts to establish the Company as a low cost provider of nonstandard automobile insurance while maintaining a commitment to provide quality service to both agents and insureds. This element of the Company's strategy is being accomplished primarily through the automation of certain marketing, underwriting and administrative functions. In order to maintain and enhance its relationship with its agency base, the Company has 26 territorial managers, each of whom resides in a specific marketing region and has access to the technology and software necessary to provide marketing, rating and administrative support to the agencies in his or her region.

         The Company attempts to foster strong service relationships with its agencies and customers. The Company is currently completing its development of computer software that will provide on-line communication with its agency force. In addition, to deliver prompt service while ensuring consistent underwriting, the Company offers rating software to its agents in some states which permits them to evaluate risks in their offices. The agent has the authority to sell and bind insurance coverages in accordance with procedures established by the Company, which is a common practice in the nonstandard automobile insurance business. The Company reviews all coverages bound by the agents promptly and

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generally  accepts  all  coverages  which fall  within  its stated  underwriting criteria. In most jurisdictions, the Company has the right within a specified time period to cancel any policy even if the risk falls within its underwriting criteria. See "Business -- Nonstandard Automobile Insurance -- Underwriting."

         The Company compensates its agents by paying a commission based on a percentage of premiums produced. The Company also offers its agents a contingent commission based on volume and profitability, thereby encouraging the agents to enhance the placement of profitable business with the Company.

         The Company believes that the combination of Pafco with Superior and its two Florida-domiciled insurance subsidiaries allows the Company the flexibility to engage in multi-tiered marketing efforts in which specialized automobile insurance products are directed toward specific segments of the market. Since certain state insurance laws prohibit a single insurer from offering similar products with different commission structures or, in some cases, premium rates, it is necessary to have multiple licenses in certain states in order to obtain the benefits of market segmentation. The Company is currently offering multi-tiered products in Florida, Texas, Virginia, California and Missouri. The Company intends to expand the marketing of its multi-tiered products into other states and to obtain multiple licenses for its subsidiaries in these states to permit maximum flexibility in designing commission structures.

  Underwriting

         The Company underwrites its nonstandard automobile business with the goal of achieving adequate pricing. The Company seeks to classify risks into narrowly defined segments through the utilization of all available underwriting criteria. The Company maintains an extensive, proprietary database which contains statistical records with respect to its insureds on driving and repair experience by location, class of driver and type of automobile. Management believes this database gives the Company the ability to be more precise in the underwriting and pricing of its products. Further, the Company uses motor vehicle accident reporting agencies to verify accident history information included in applications.

         The Company utilizes many factors in determining its rates. Some of the characteristics used are type, age and location of the vehicle, number of vehicles per policyholder, number and type of convictions or accidents, limits of liability, deductibles, and, where allowed by law, age, sex and marital status of the insured. The rate approval process varies from state to state; some states, such as Indiana, Colorado, Kentucky and Missouri, allow filing and use of rates, while others, such as Florida, Arkansas and California, require approval of the insurance department prior to the use of the rates.

         The Company has begun to integrate its automated underwriting process with the functions performed by its agency force. For example, the Company has recently introduced a rating software package for use by agents in some states. In many instances, this software package, combined with agent access to the automated retrieval of motor vehicle reports, ensures accurate underwriting and pricing at the point of sale. The Company believes the automated rating and underwriting system provides a significant competitive advantage because it (i) improves efficiencies for the agent and the Company, thereby reenforcing the agents' commitment to the Company, (ii) makes more accurate and consistent underwriting decisions possible and (iii) can be changed easily to reflect new rates and underwriting guidelines.

         Underwriting results of insurance companies are frequently measured by their Combined Ratios. However, investment income, federal income taxes and other non-underwriting income or expense are not reflected in the Combined Ratio. The profitability of property and casualty insurance companies depends on income from underwriting, investment and service operations. Underwriting results are generally considered profitable when the Combined Ratio is under 100% and unprofitable when the Combined Ratio is over 100%. The following table sets forth Loss and LAE Ratios, Expense Ratios and Combined Ratios for the periods indicated for the nonstandard automobile insurance business of the Company. The ratios exclude the effects of Superior prior to the acquisition by the Company on April 30, 1996. The Ratios shown in the table below are computed based upon GAAP. See "Recent Developments" for a discussion of adjustments to operating results subsequent to June 30, 1997.


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                                                              Six Months Ended
                                Years Ended December 31,          June 30,
                                ------------------------     ------------------
                                 1994    1995    1996            1996    1997
                                 ----    ----    ----            ----    ----
Loss and LAE Ratio              72.1%    73.8%   73.7%           73.5%   77.2%
Underwriting Expense Ratio,
net of billing fees             28.2%    32.3%   25.1%           25.4%   22.9%
                                -----   -----   -----            -----  ------
Combined Ratio                 100.3%   106.1%   98.8%           98.9%   99.3%
                               ======   ======   =====           =====   =====

         In an effort to maintain and improve underwriting profits, the territorial managers regularly monitor loss ratios of the agencies in their regions and meet periodically with the agencies in order to address any adverse trends in Loss Ratios.

  Claims

         The Company's nonstandard automobile claims department handles claims on a regional basis from its Indianapolis, Indiana; Atlanta, Georgia; Tampa, Florida and Anaheim, California locations. Management believes that the employment of salaried claims personnel, as opposed to independent adjusters, results in reduced ultimate loss payments, lower LAE and improved customer service. The Company generally retains independent appraisers and adjusters on an as needed basis for estimation of physical damage claims and limited elements of investigation. The Company uses the Audapoint, Audatex and Certified Collateral Corporation computer programs to verify, through a central database, the cost to repair a vehicle and to eliminate duplicate or "overlap" costs from body shops. Autotrak, which is a national database of vehicles, allows the Company to locate vehicles nearly identical in model, color and mileage to the vehicle damaged in an accident, thereby reducing the frequency of disagreements with claimants as to the replacement value of damaged vehicles. In 1995, the Company implemented new claims handling procedures designed to reduce the number of pending claims.

         Claims settlement authority levels are established for each adjuster or manager based on the employee's ability and level of experience. Upon receipt, each claim is reviewed and assigned to an adjuster based on the type and severity of the claim. All claim-related litigation is monitored by a home office supervisor or litigation manager. The claims policy of the Company emphasizes prompt and fair settlement of meritorious claims, appropriate reserving for claims and controlling claims adjustment expenses.

  Reinsurance

         The Company follows the customary industry practice of reinsuring a portion of its risks and paying for that protection based upon premiums received on all policies subject to such Reinsurance. Insurance is ceded principally to reduce the Company's exposure on large individual risks and to provide protection against large losses, including catastrophic losses. Although Reinsurance does not legally discharge the ceding insurer from its primary obligation to pay the full amount of losses incurred under policies reinsured, it does render the reinsurer liable to the insurer to the extent provided by the terms of the Reinsurance treaty. As part of its internal procedures, the Company evaluates the financial condition of each prospective reinsurer before it cedes business to that carrier. Based on the Company's review of its reinsurers' financial health and reputation in the insurance marketplace, the Company believes its reinsurers are financially sound and that they therefore can meet their obligations to the Company under the terms of the Reinsurance treaties. Reserves for uncollectible Reinsurance are provided as deemed necessary.

         Effective January 1, 1997, Pafco and Superior entered into a 20% quota share Reinsurance treaty on its written and assumed nonstandard automobile business by placing 90% of such Reinsurance with Vesta Fire Insurance Company (rated "A" by A.M. Best) and 10% with an affiliate, Granite Re. In 1997, Pafco and Superior continues to maintain excess of loss treaties on their nonstandard automobile insurance business covering 100% of losses on an individual

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occurrence basis in excess of $200,000 up to a maximum of $5,000,000. As of June
30, 1997 neither Pafco nor Superior had any material Reinsurance recoverables.

         On April 29, 1996, Pafco retroactively ceded all of its commercial business relating to 1995 and previous years to Granite Reinsurance Company Ltd. ("Granite Re"), an affiliate, with an effective date of January 1, 1996. No gain or loss was recognized from this portfolio transfer. On this date, Pafco also entered into a 100% quota share Reinsurance agreement with Granite Re, whereby all of Pafco's commercial business from 1996 and forward was ceded to Granite Re effective January 1, 1996. Pafco has a Reinsurance recoverable at December 31, 1996 from Granite Re of $9,230,000, of which $770,000 was uncollateralized. Granite Re subsequently provided appropriate and sufficient collateral in 1997 and maintained sufficient collateral at June 30, 1997.

         Neither Pafco nor Superior has any facultative Reinsurance with respect to its nonstandard automobile insurance business.

  Competition

         The Company competes with both large national and smaller regional companies in each state in which it operates. The Company's competitors include other companies which, like the Company, serve the agency market, as well as companies which sell insurance directly to customers. Direct writers may have certain competitive advantages over agency writers, including increased name recognition, increased loyalty of their customer base and, potentially, reduced acquisition costs. The Company's primary competitors are Progressive Casualty Insurance Company, Guaranty National Insurance Company, Integon Corporation Group, Deerbrook Insurance Company (a member of the Allstate Insurance Group) and the companies of the American Financial Group. Generally, these competitors are larger and have greater financial resources than the Company. The nonstandard automobile insurance business is price sensitive and certain competitors of the Company have, from time to time, decreased their prices in an apparent attempt to gain market share. Although the Company's pricing is inevitably influenced to some degree by that of its competitors, management of the Company believes that it is generally not in the Company's best interest to match such price decreases, choosing instead to compete on the basis of underwriting criteria and superior service to its agents and insureds.

Crop Insurance

  Industry Background

         The two principal components of the Company's crop insurance business are MPCI and private named peril, primarily crop hail insurance. Crop insurance is purchased by farmers to reduce the risk of crop loss from adverse weather and other uncontrollable events. Farms are subject to drought, floods and other natural disasters that can cause widespread crop losses and, in severe cases, force farmers out of business. Because many farmers rely on credit to finance their purchases of such agricultural inputs as seed, fertilizer, machinery and fuel, the loss of a crop to a natural disaster can reduce their ability to repay these loans and to find sources of funding for the following year's operating expenses.

         MPCI was initiated by the federal government in the 1930s to help protect farmers against loss of their crops as a result of drought, floods and other natural disasters. In addition to MPCI, farmers whose crops are lost as a result of natural disasters have, in the past, occasionally been supported by the federal government in the form of ad hoc relief bills providing low interest agricultural loans and direct payments. Prior to 1980, MPCI was available only on major crops in major producing areas. In 1980, Congress expanded the scope and coverage of the MPCI program. In addition, the delivery system for MPCI was expanded to permit private insurance companies and licensed agents and brokers to sell MPCI policies and the FCIC was authorized to reimburse participating companies for their administrative expenses and to provide federal Reinsurance for the majority of the risk assumed by such private companies.

         Although expansion of the federal crop insurance program in 1980 was expected to make crop insurance the farmer's primary risk management tool, participation in the MPCI program was only 32% of eligible acreage in the 1993

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crop  year.  Due in part to low  participation  in the  MPCI  program,  Congress provided an average of $1.5 billion per year in ad hoc disaster payments over the six years prior to 1994. In view of the combination of low participation rates in the MPCI program and large federal payments on both crop insurance (with an average loss ratio of 147%) and ad hoc disaster payments since 1980, Congress has, since 1990, considered major reform of its crop insurance and disaster assistance policies. The 1994 Reform Act was enacted in order to increase participation in the MPCI program and eliminate the need for ad hoc federal disaster relief payments to farmers.

         The 1994 Reform Act required farmers for the first time to purchase at least CAT Coverage (i.e., the minimum available level of MPCI providing coverage for 50% of farmers' historic yield at 60% of the price per unit for such crop set by the FCIC) in order to be eligible for other federally sponsored farm benefits, including, but not limited to, low interest loans and crop price supports. The 1994 Reform Act also authorized the marketing and selling of CAT Coverage by the local USDA offices which has been eliminated for the 1998 crop year.

         The Federal Agriculture Improvement and Reform Act of 1996 ("the 1996 Reform Act"), signed into law by President Clinton in April 1996, limits the role of the USDA offices in the delivery of MPCI coverage beginning in July 1996, which is the commencement of the 1997 crop year, and also eliminates the linkage between CAT Coverage and qualification for certain federal farm program benefits. This limitation should provide the Company with the opportunity to realize increased revenues from the distribution and servicing of its MPCI product. In accordance with the 1996 Reform Act, the USDA announced in July 1996, the following 14 states in which CAT Coverage will no longer be available through USDA offices but rather will be solely available through private companies: Arizona, Colorado, Illinois, Indiana, Iowa, Kansas, Minnesota, Montana, Nebraska, North Carolina, North Dakota, South Dakota, Washington and Wyoming. Through June 1996, the FCIC transferred to the Company approximately 8,900 insureds for CAT Coverage who previously purchased such coverage from USDA field offices. The Company believes that any future potential negative impact of the delinkage mandated by the 1996 Reform Act will be mitigated by, among other factors, the likelihood that farmers will continue to purchase MPCI to provide basic protection against natural disasters since ad hoc federal disaster relief programs have been reduced or eliminated. In addition, the Company believes that
(i) lending institutions will likely continue to require this coverage as a condition to crop lending and (ii) many of the farmers who entered the MPCI program as a result of the 1994 Reform Act have come to appreciate the reasonable price of the protection afforded by CAT Coverage and will remain with the program regardless of delinkage. There can, however, be no assurance as to the ultimate effect which the 1996 Reform Act may have on the business or operations of the Company.

         On June 9, 1997, the Secretary of Agriculture announced that the USDA would no longer provide CAT Coverage through USDA offices in any state effective for the 1998 crop year. This is to be implemented by a transferring of CAT policies to the various members of the crop insurance industry. At this time, the Company has been preliminarily informed that it will receive approximately 17,000 policies that were formerly written by USDA offices, although there can be no assurance that the Company will receive this number of policies. Based on historical, per- policy averages, the Company has preliminarily estimated that it will receive an additional approximate $6 to $7 million in premium from such transferred policies, however, there can be no assurance that this number will be realized. This estimate assumes that IGF will retain 100% of such premiums. There can be no assurance as to the ultimate effect which the 1996 Reform Act may have on the business or operations of the Company.

  Strategy

         The Company has multiple strategies for its crop insurance operations, including the following:

         o The Company seeks to enhance underwriting profits and reduce the volatility of its crop insurance business through geographic diversification and the appropriate allocation of risks among the federal reinsurance pools and the effective use of federal and third-party catastrophic Reinsurance arrangements.


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         o        The  Company  also  limits  the  risks  associated  with  crop insurance through selective underwriting of crop risks based on its historical loss experience data base.

         o The Company continues to develop and maintain a proprietary knowledge-based underwriting system which utilizes a database of Company-specific underwriting rules.

         o The Company has further strengthened its independent agency network by using technology to provide fast, efficient service to its agencies and providing application documentation designed for simplicity and convenience.

         o Unlike many of its competitors, the Company employs approximately 85 full-time claims adjusters, most of whom are agronomy-trained, to reduce the cost of losses experienced by IGF.

         o The Company stops selling its crop hail policies after certain selected dates to prevent farmers from adversely selecting against IGF when a storm is forecast or hail damage has already occurred.

         o The Company continues to explore growth opportunities and product diversification through new specialty coverages, including Crop Revenue Coverage (CRC) and specific named peril crop insurance. Further, IGF is in the initial stages of opening new markets and attracting new customers by developing timber, crop completion and agricultural production interruption coverages.

         o The Company continues to explore new opportunities in administrative efficiencies and product underwriting made possible by advances in Precision Farming software, Global Positioning System (GPS) software and Geographical Information System (GIS) technology, all of which continue to be adopted by insureds in their farming practices.

  Products

         MPCI is a federally subsidized program which is designed to provide participating farmers who suffer insured crop damage with funds needed to continue operating and plant crops for the next growing season. All of the material terms of the MPCI program and of the participation of private insurers, such as the Company, in the program are set by the FCIC under applicable law. MPCI provides coverage for insured crops against substantially all natural perils. Purchasing an MPCI policy permits a farmer to insure against the risk that his crop yield for any growing season will be less than 50% to 75% (as selected by the farmer at the time of policy application or renewal) of his historic crop yield. If a farmer's crop yield for the year is greater than the yield coverage he selected, no payment is made to the farmer under the MPCI program. However, if a farmer's crop yield for the year is less than the yield coverage selected, MPCI entitles the farmer to a payment equal to the yield shortfall multiplied by 60% to 100% of the price for such crop (as selected by the farmer at the time of policy application or renewal) for that season as set by the FCIC.

         In order to encourage farmers to participate in the MPCI program and thereby reduce dependence on traditional disaster relief measures, the 1994 Reform Act established CAT Coverage as a new minimum level of MPCI coverage, which farmers may purchase upon payment of a fixed administrative fee of $50 per policy instead of any premium. CAT Coverage insures 50% of historic crop yield at 60% of the FCIC-set crop price for the applicable commodities standard unit of measure, i.e., bushel, pound, etc. CAT Coverage can be obtained from private insurers such as the Company.

         In addition to CAT Coverage, MPCI policies that provide a greater level of protection than the CAT Coverage level are also offered ("Buy-up Coverage"). Most farmers purchasing MPCI have historically purchased at Buy-up Coverage levels, with the most frequently sold policy providing coverage for 65% of historic crop yield at 100% of the FCIC-set crop price per bushel. Buy-up Coverages require payment of a premium in an amount determined by a formula set by the FCIC. Buy-up Coverage can only be purchased from private insurers. The Company focuses its marketing

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efforts on Buy-up  Coverages,  which have higher  premiums and which the Company believes will continue to appeal to farmers who desire, or whose lenders encourage or require, revenue protection.

         The number of MPCI Buy-up policies written has historically tended to increase after a year in which a major natural disaster adversely affecting crops occurs and to decrease following a year in which favorable weather conditions prevail.

         The Company, like other private insurers participating in the MPCI program, generates revenues from the MPCI program in two ways. First, it markets, issues and administers policies, for which it receives administrative fees; and second, it participates in a profit-sharing arrangement in which it receives from the government a portion of the aggregate profit, or pays a portion of the aggregate loss, in respect of the business it writes.

         The Company's share of profit or loss on the MPCI business it writes is determined under a complex profit sharing formula established by the FCIC. Under this formula, the primary factors that determine the Company's MPCI profit or loss share are (i) the gross premiums the Company is credited with having written, (ii) the amount of such credited premiums retained by the Company after ceding premiums to certain federal reinsurance pools and (iii) the loss experience of the Company's insureds. The following discussion provides more detail about the implementation of this profit sharing formula.

  Gross Premiums

         For each year, the FCIC sets the formulas for determining premiums for different levels of Buy-up Coverage. Premiums are based on the type of crop, acreage planted, farm location, price per bushel for the insured crop as set by the FCIC for that year and other factors. The federal government will generally subsidize a portion of the total premium set by the FCIC and require farmers to pay the remainder. Cash premiums are received by the Company from farmers only after the end of a growing season and are then promptly remitted to the federal government. Although applicable federal subsidies change from year to year, such subsidies will range up to approximately 40% of the Buy-up Coverage premium depending on the crop insured and the level of Buy-up Coverage purchased, if any. Federal premium subsidies are recorded on the Company's behalf by the government. For purposes of the profit sharing formula, the Company is credited with having written the full amount of premiums paid by farmers for Buy-up Coverages, plus the amount of any related federal premium subsidies (such total amount, its "MPCI Premium").

         As previously noted, farmers pay an administrative fee of $50 per policy but are not required to pay any premium for CAT Coverage. However, for purposes of the profit sharing formula, the Company is credited with an imputed premium (its "MPCI Imputed Premium") for all CAT Coverages it sells. The amount of such MPCI Imputed Premium credited is determined by formula. In general, such MPCI Imputed Premium will be less than 50% of the premium that would be payable for a Buy-up Coverage policy that insured 65% of historic crop yield at 100% of the FCIC-set crop price per standard unit of measure for the commodity, historically the most frequently sold Buy-up Coverage. For income statement purposes under GAAP, the Company's Gross Premiums Written for MPCI consist only of its MPCI Premiums and do not include MPCI Imputed Premiums.

  Reinsurance Pools

         Under the MPCI program, the Company must allocate its MPCI Premium or MPCI Imputed Premium in respect of a farm to one of three federal reinsurance pools, at its discretion. These pools provide private insurers with different levels of Reinsurance protection from the FCIC on the business they have written. For insured farms allocated to the "Commercial Pool," the Company, at its election, generally retains 50% to 100% of the risk and the FCIC assumes 0%
- 50% of the risk; for those allocated to the "Developmental Pool," the Company generally retains 35% of the risk and the FCIC assumes 65%; and for those allocated to the "Assigned Risk Pool," the Company retains 20% of the risk and the FCIC assumes 80%. The MPCI Retention is protected by private third-party stop-loss treaties.

         Although the Company in general must agree to insure any eligible farm, it is not restricted in its decision to allocate a risk to any of the three pools, subject to a minimum aggregate retention of 35% of its MPCI Premiums and MPCI Imputed Premiums written. The Company uses a sophisticated methodology derived from a comprehensive

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historical data base to allocate MPCI risks to the federal  reinsurance pools in an effort to enhance the underwriting profits realized from this business. The Company has crop yield history information with respect to over 100,000 farms in the United States. Generally, farms or crops which, based on historical experience, location and other factors, appear to have a favorable net loss ratio and to be less likely to suffer an insured loss, are placed in the Commercial Pool. Farms or crops which appear to be more likely to suffer a loss are placed in the Developmental Pool or Assigned Risk Pool. The Company has historically allocated the bulk of its insured risks to the Commercial Pool.

         The Company's share of profit or loss depends on the aggregate amount of MPCI Premium and MPCI Imputed Premium on which the Company retains risk after allocating farms to the foregoing pools (its "MPCI Retention"). As previously described, the Company purchases Reinsurance from third parties other than the FCIC to further reduce its MPCI loss exposure.

  Loss Experience of Insureds

         Under the MPCI program the Company pays losses to farmers through a federally funded escrow account as they are incurred during the growing season. The Company requests funding of the escrow account when a claim is settled and the escrow account is funded by the federal government within three business days. After a growing season ends, the aggregate loss experience of the Company's insureds in each state for risks allocated to each of the three Reinsurance pools is determined. If, for all risks allocated to a particular pool in a particular state, the Company's share of losses incurred is less than its aggregate MPCI Retention, the Company shares in the gross amount of such profit according to a schedule set by the FCIC for each year. The profit and loss sharing percentages are different for risks allocated to each of the three Reinsurance pools and private insurers will receive or pay the greatest percentage of profit or loss for risks allocated to the Commercial Pool.

         The percentage split between private insurers and the federal government of any profit or loss that emerges from an MPCI Retention is set by the FCIC and generally is adjusted from year to year. For 1995, 1996 and 1997 crop years, the FCIC increased the maximum potential profit share of private insurers for risks allocated to the Commercial Pool above the maximum potential profit share set for 1994, without increasing the maximum potential share of loss for risks allocated to that pool for 1995. This change increased the potential profitability of risks allocated to the Commercial Pool by private insurers.

         The following table presents MPCI Premiums, MPCI Imputed Premiums and underwriting gains or losses of IGF for the periods indicated:


                                                             Six Months Ended
(in thousands)               Year Ended December 31,             June 30,
                           ---------------------------    ---------------------
                              1994       1995      1996      1996          1997
                              ----       ----      ----      ----          ----
MPCI premiums              $44,325    $53,408   $82,102   $62,951       $79,017
MPCI imputed premiums       $2,171    $19,552   $38,944   $14,104       $26,063
Gross underwriting gain     $4,344    $10,870   $15,801    $3,105        $6,930
Net private third party
reinsurance expense and
other                      (1,087)    (1,217)   (3,524)   (1,495)       (1,690)
                           -------    -------   -------   -------       -------
Net underwriting gain       $3,257     $9,653   $12,277    $1,610        $5,240
                             =====      =====    ======     =====         =====

MPCI Fees and Reimbursement Payments

         The Company receives Buy-up Expense Reimbursement Payments from the FCIC for writing and administering Buy-up Coverage policies. These payments provide funds to compensate the Company for its expenses, including agents' commissions and the costs of administering policies and adjusting claims. For 1994, 1995 and 1996, the maximum Buy-up Expense Reimbursement Payment had been set at 31% of the MPCI Premium, was 28% for the 1997 Crop Year and is currently under review and subject to change for the 1998 Crop Year. Historically, the FCIC has paid the maximum MPCI Buy-up Expense Reimbursement Payment rate allowable under law, although no assurance can be given that this practice will continue. Although the 1994 Reform Act directs the FCIC to alter program procedures and administrative requirements so that the administrative and operating costs of private insurance companies participating in the MPCI program will be reduced in an amount that corresponds to the reduction in the expense reimbursement rate, there can be no assurance that the Company's actual costs will not exceed the expense reimbursement rate.

         The crop insurance industry has recently completed negotiation of the 1998 Standard Reinsurance Agreement ("1998 SRA") with the FCIC, with the 1998 SRA providing for a 27% MPCI Expense Reimbursement and no change to the CAT Coverage program from prior years.

         Farmers are required to pay a fixed administrative fee of $50 per policy (maximum of $100 per county) in order to obtain CAT Coverage. This fee is retained by the Company to defray the cost of administration and policy acquisition. The Company also receives from the FCIC a separate CAT LAE Reimbursement Payment equal to approximately 13.0% of MPCI Imputed Premiums in respect of each CAT Coverage policy it writes and a small MPCI Excess LAE Reimbursement Payment. In general, fees and payments received by the Company in respect of CAT Coverage are significantly lower than those received for Buy-up Coverage.

         In addition to premium revenues, the Company received the following fees and commissions from its crop insurance segment for the periods indicated:

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




                                                                Six Months Ended
(in thousands)                     Years Ended December 31,         June 30,
                                 ----------------------------   ----------------
                                    1994    1995       1996     1996      1997
                                    ----    ----       ----     ----      ----
CAT Coverage Fees (1)                $74   $1,298     $1,181     $941    $1,074
Buy-up Expense Reimbursement
Payments                          13,845   16,366     24,971   19,402    23,206
CAT LAE Reimbursement Payments
and MPCI Excess LAE
Reimbursement Payments               107    3,427      5,753    1,646     3,553
                                     ---    -----      -----    -----     -----
Total                            $14,026  $21,091    $31,905  $21,989   $27,833
                                  ======   ======     ======   ======    ======
---------------

(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" for a discussion of the accounting treatment accorded to the crop insurance business.

  Crop Revenue Coverage

         The Company recently began offering a new product in its crop insurance business called Crop Revenue Coverage ("CRC"). In contrast to standard MPCI coverage, which features a yield guarantee or coverage for the loss of production, CRC provides the insured with a guaranteed revenue stream by combining both yield and price variability protection. CRC protects against a grower's loss of revenue resulting from fluctuating crop prices and/or low yields by providing coverage when any combination of crop yield and price results in revenue that is less than the revenue guarantee provided by the policy. CRC was approved by the FCIC as a pilot program for revenue insurance coverage plans for the 1996 Crop Year and has been available for corn and soybeans in all counties in Iowa and Nebraska since 1996. CRC policies represented approximately 30% of the combined corn policies written by IGF in Iowa and Nebraska since 1996. Since July 1996, CRC was made available for winter wheat in the entire states of Kansas, Michigan, Nebraska, South Dakota, Texas and Washington and in parts of Montana. In May 1997, the FCIC announced that CRC will be expanded to include wheat in twenty-five additional states. Currently, CRC represents approximately 10% of all of the Company's wheat policies.

         Revenue insurance coverage plans such as CRC are the result of the 1994 Reform Act, which directed the FCIC to develop a pilot crop insurance program providing coverage against loss of gross income as a result of reduced yield and/or price. CRC was developed by a private insurance company other than the Company under the auspices of this pilot program, which authorizes private companies to design alternative revenue coverage plans and to submit them for review, approval and endorsement by the FCIC. As a result, although CRC is administered and reinsured by the FCIC and risks are allocated to the federal reinsurance pools, CRC remains partially influenced by the private sector, particularly with respect to changes in its rating structure.

         CRC plans to use the policy terms and conditions of the Actual Production History ("APH") plan of MPCI as the basic provisions for coverage. The APH provides the yield component by utilizing the insured's historic yield records. The CRC revenue guarantee is the producer's approved APH times the coverage level, times the higher of the spring futures price or harvest futures price (in each case, for post-harvest delivery) of the insured crop for each unit of farmland. The coverage levels and exclusions in a CRC policy are similar to those in a standard MPCI policy. For the 1997 Crop Year, the Company received from the FCIC an expense reimbursement payment equal to 25% of Gross Premiums Written in respect of each CRC policy it writes. The MPCI Buy-up Expense Reimbursement Payment is currently administratively established by FCIC in the absence of a applicable legislation. This expense reimbursement payment was reduced from 27% in 1996.

         CRC protects revenues by extending crop insurance protection based on APH to include price as well as yield variability. Unlike MPCI, in which the crop price component of the coverage is set by the FCIC prior to the growing

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



season and generally does not reflect actual crop prices, CRC uses the commodity futures market as the basis for its pricing component. Pricing occurs twice in the CRC plan. The spring futures price is used to establish the initial policy revenue guarantee and premium, and the harvest futures price is used to establish the crop value to count against the revenue guarantee and to recompute the revenue guarantee (and resulting indemnity payments) when the harvest price is higher than the spring price.

  Crop Hail

         In addition to MPCI, the Company offers stand alone crop hail insurance, which insures growing crops against damage resulting from hail storms and which involves no federal participation, as well as its proprietary HAILPLUS(R) product which combines the application and underwriting process for MPCI and hail coverages. The HAILPLUS(R) product tends to produce less volatile loss ratios than the stand alone product since the combined product generally insures a greater number of acres, thereby spreading the risk of damage over a larger insured area. Approximately 50% of IGF's hail policies are written in combination with MPCI. Although both crop hail and MPCI provide insurance against hail damage, under crop hail coverages farmers can receive payments for hail damage which would not be severe enough to require a payment under an MPCI policy. The Company believes that offering crop hail insurance enables it to sell more MPCI policies than it otherwise would.

  Named Peril

         In addition to crop hail insurance, the Company also sells a small volume of insurance against crop damage from other specific named perils. These products cover specific crops, including hybrid seed corn, cranberries, cotton, sugar cane, sugar beets, citrus, tomatoes and onions and are generally written on terms that are specific to the kind of crops and farming practices involved and the amount of actuarial data available. The Company plans to seek potential growth opportunities in this niche market by developing basic policies on a diverse number of named crops grown in a variety of geographic areas and to offer these polices primarily to large producers through certain select agents. The Company's experienced product development team will develop the underwriting criteria and actuarial rates for the named peril coverages. As with the Company's other crop insurance products, loss adjustment procedures for named peril policies are handled by full-time professional claims adjusters who have specific agronomy training with respect to the crop and farming practice involved in the coverage. IGF is currently in the initial stages of opening new markets and attracting new customers by developing timber, crop completion and agricultural production interruption coverages.

  Third-Party Reinsurance In Effect for 1997

         In order to reduce the Company's potential loss exposure under the MPCI program, the Company purchases stop loss Reinsurance from other private reinsurers in addition to Reinsurance obtained from the FCIC. In addition, since the FCIC and state regulatory authorities require IGF to limit its aggregate writings of MPCI Premiums and MPCI Imputed Premiums to no more than 900% of capital, and retain a net loss exposure of not in excess of 50% of capital, IGF may also obtain Reinsurance from private reinsurers in order to permit it to increase its premium writings. Such private Reinsurance would not eliminate the Company's potential liability in the event a reinsurer was unable to pay or losses exceeded the limits of the stop loss coverage. For crop hail insurance, the Company has in effect quota share Reinsurance of 40% of business, although the reinsurer is only liable to participate in losses of the Company up to a 150% pure loss ratio. The Company also has stop loss treaties for its crop hail business which reinsure net losses in excess of an 80% pure Loss Ratio to 130% at 95% coverage with IGF retaining the remaining 5%. With respect to its MPCI business, the Company has stop loss treaties which reinsure 93.75% of the underwriting losses experienced by the Company to the extent that aggregate losses of its insureds nationwide are in excess of 100% of the Company's MPCI Retention up to 125% of MPCI Retention. The Company also has an additional layer of MPCI stop loss Reinsurance which covers 95% of the underwriting losses experienced by the Company to the extent that aggregate losses of its insureds nationwide are in excess of 125% of MPCI Retention up to 160% of MPCI Retention.

         Based on a review of the reinsurers' financial health and reputation in the insurance marketplace, the Company believes that the reinsurers for its crop insurance business are financially sound and that they therefor can meet their obligations to the Company under the terms of the Reinsurance treaties. Reserves for uncollectible Reinsurance are provided as deemed necessary. The following table provides information with respect to ceded premiums in excess of $250,000 on crop hail and named perils and for any affiliates.

Six Months Ended June 30, 1997 (1)
(in thousands, except footnotes)


                                                         A.M. Best        Ceded
Reinsurers                                                Rating       Premiums
----------                                                ------       --------
Folksam International Insurance Co. Ltd. (2)                A-             $578
Frankona Ruckversicherungs AG (3)                            A             $298
Granite Re (4)                                           Not Rated         $758
Liberty Mutual Insurance Co. (UK) Ltd.                       A             $308
Monde Re (5)                                             Not Rated       $3,226
Munich Re (6)                                               A+           $2,309
National Grange                                             A-             $574
Partner Reinsurance Company Ltd.                             A             $430
R & V Versicherung AG (5)                                Not Rated         $958
Reinsurance Australia Corporation, Ltd. (REAC) (5)       Not Rated       $3,740
Scandinavian Reinsurance Company Ltd.                       A+             $719
---------------

(1) For the six months ended June 30, 1997, total ceded premiums were $91,676,000.

(2)      An A.M. Best rating of "A-" is the fourth highest of 15 ratings.

(3)      An A.M. Best rating of "A" is the third highest of 15 ratings.

(4)      Granite Re is an affiliate of the Company.

(5)      Monde Re is owned by REAC.

(6)      An A.M. Best rating of "A+" is the second highest of 15 ratings.

         As  of  June  30,  1997,  IGF's  Reinsurance   recoverables  aggregated
approximately $63,000 excluding recoverables from the FCIC.

  Marketing; Distribution Network

         IGF markets its products to the owners and operators of farms in 39 states through approximately 2,500 agents associated with approximately 1,500 independent insurance agencies, with its primary geographic concentration in the states of Iowa, Texas, Illinois, Kansas and Minnesota. The Company has, however, begun to diversify outside of the Midwest and Texas in order to reduce the risk associated with geographic concentration. IGF is licensed in twenty states and markets its products in additional states through a fronting agreement with a third-party insurance company. IGF has a stable agency base and it experienced negligible turnover in its agencies in 1997. Through its agencies, IGF targets farmers with an acreage base of at least 1,000 acres. Such larger farms typically have a lower risk exposure since they tend to utilize better farming practices and to have noncontiguous acreage, thereby making it less likely that the entire farm will be affected by a particular occurrence. Many farmers with large farms tend to buy or rent acreage which is increasingly distant from the central farm location. Accordingly, the likelihood of a major storm (wind, rain or hail) or a freeze affecting all of a particular farmer's acreage decreases.

         The following table presents MPCI and crop hail premiums written by IGF by state for the periods indicated.




                                                                     (in thousands)
                -------------------------------------------------------------------------------------------------------------------
                             Year Ended                             Six Months Ended                          Six Months Ended
                          December 31, 1996                           June 30, 1996                             June 30, 1997
                -------------------------------------     ------------------------------------      -------------------------------
State              Crop         MPCI        Total            Crop         MPCI       Total            Crop        MPCI        Total
-----              ----         ----        -----            ----         ----       -----            ----        ----        -----
                   Hail                                      Hail                                     Hail
                   ----                                      ----                                     ----
Alabama               $97     $2,951       $3,048             $38       $2,332      $2,370             $64       $1,298       $1,362
Arkansas              314      1,784        2,098             298        2,025       2,323             526        2,191        2,717
California          1,164      1,992        3,156              45          ---          45             671        4,284        4,955
Colorado            1,651      3,334        4,985             760        2,524       3,284             837        1,655        2,492
Florida               ---      1,738        1,738             ---          186         186             ---        1,711        1,711
Illinois              526     11,228       11,754             207        8,491       8,698             328        8,965        9,293
Indiana               115      3,870        3,985               9        2,161       2,170               7        2,258        2,265
Iowa                6,590     15,205       21,795           3,481       10,922      14,403           4,465       11,716       16,181
Kansas                662      5,249        5,911             477        2,905       3,382             807        2,242        3,049
Louisiana              28      1,674        1,702              35        2,166       2,201              20        1,775        1,795
Minnesota           2,300      2,244        4,544           1,993        2,527       4,520           3,399        3,698        7,097
Mississippi           482      2,222        2,704             480        1,758       2,238             515        1,689        2,204
Missouri              556      2,427        2,983             313        1,878       2,191             222        2,322        2,544
Montana             5,632      1,554        7,186           3,655          711       4,366           2,451        1,609        4,060
Nebraska            1,567      3,206        4,773           1,086        2,282       3,368           1,225        3,365        4,590
North
Dakota              2,294      2,796        5,090           1,231        2,457       3,688             605        2,800        3,405
Oklahoma              403      1,436        1,839             360        1,214       1,574             350          748        1,098
South
Dakota              1,457      1,106        2,563           1,291          969       2,260             859        2,594        3,453
Texas               1,262     12,361       13,623           1,084       12,206      13,290           2,348       17,015       19,363
Wisconsin             370      2,187        2,557             351        1,972       2,323             308        1,573        1,881
All Other             487      1,538        2,025             426        1,265       1,691           9,332        3,509       12,841
                      ---      -----        -----             ---        -----       -----           -----        -----       ------
Total             $27,957    $82,102     $110,059         $17,620      $62,951     $80,571         $29,339      $79,017     $108,356
                   ======     ======      =======          ======       ======      ======          ======       ======      =======

         The Company seeks to maintain and develop its agency relationships by providing agencies with faster, more efficient service as well as marketing support. IGF owns an IBM AS400 along with all peripheral and networking equipment and has developed its own proprietary software package, APlus, which allows agencies to quote and examine various levels of coverage on their own personal computers. The Company's regional managers are responsible for the Company's field operations within an assigned geographic territory, including maintaining and enhancing relationships with agencies in those territories. IGF also uses application documentation which is designed for simplicity and convenience. The Company believes that IGF is the only crop insurer which has created a single application for MPCI, crop hail and named peril coverage.

         IGF generally compensates its agents based on a percentage of premiums produced and, in the case of CAT Coverage and crop hail insurance, a percentage of underwriting gain realized with respect to business produced. This compensation structure is designed to encourage agents to place profitable business with IGF (which tends to be insurance coverages for larger farms with respect to which the risk of loss is spread over larger, frequently noncontiguous insured areas).

  Underwriting Management

         Because of the highly regulated nature of the MPCI program and the fact that rates are established by the FCIC, the primary underwriting functions performed by the Company's personnel with respect to MPCI coverage are (i) selecting of marketing territories for MPCI based on the type of crops being grown in the area, typical weather patterns and loss experience of both agencies and farmers within a particular area, (ii) recruiting agencies within those marketing territories which service larger farms and other more desirable risks and (iii) ensuring that policies are underwritten in accordance with the FCIC rules.

         With respect to its hail coverage, IGF seeks to minimize its underwriting losses by maintaining an adequate geographic spread of risk by rate group. In addition, IGF establishes sales closing dates after which hail policies will not be sold. These dates are dependent on planting schedules, vary by geographic location and range from May 15 in Texas to July 15 in North Dakota. Prior to these dates, crops are either seeds in the ground or young growth newly emerged from the ground and hail damage to crops in either of these stages of growth is minimal. The cut-off dates prevent farmers from adversely selecting against IGF by waiting to purchase hail coverage until a storm is forecast or damage has occurred. For its hail coverage, IGF also sets limits by policy ($400,000 each) and by township ($2.0 million per township). The Company also uses a daily report entitled "Severe Weather Digest" which shows the time and geographic location of all extraordinary weather events to check incoming policy applications against possible previous damage.

  Claims/Loss Adjustments

         In contrast to most of its competitors who retain independent adjusters on a part-time basis for loss adjusting services, IGF employs full-time professional claims adjusters, most of whom are agronomy trained, as well as part-time adjusters. Management believes that the professionalism of the IGF full-time claims staff coupled with their exclusive commitment to IGF helps to ensure that claims are handled in a manner designed to reduce overpayment of losses experienced by IGF. The adjusters are located throughout IGF's marketing territories. In order to promote a rapid claims response, the Company has available several small four wheel drive vehicles for use by its adjusters. The adjusters report to a field service representative in their territory who manages adjusters' assignments, assures that all preliminary estimates for loss reserves are accurately reported and assists in loss adjustment. Within 72 hours of reported damage, a loss notice is reviewed by an IGF service office claims manager and a preliminary loss reserve is determined which is based on the representative's and/or adjuster's knowledge of the area or the particular storm which caused the loss. Generally, within approximately two weeks, hail and MPCI claims are examined and reviewed on site by an adjuster and the insured signs a proof of loss form containing a final release. As part of the adjustment process, IGF's adjusters use Global Positioning System Units, which are hand held devices using navigation satellites to determine the precise location where a claimed loss has occurred. IGF has a team of catastrophic claims specialists who

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



are available on 48 hours notice to travel to any of IGF's six regional service offices to assist in heavy claim work load situations.

  Competition

         The crop insurance industry is highly competitive. The Company competes against other private companies for MPCI, crop hail and named peril coverage. Many of the Company's competitors have substantially greater financial and other resources than the Company and there can be no assurance that the Company will be able to compete effectively against such competitors in the future. The Company competes on the basis of the commissions paid to agents, the speed with which claims are paid, the quality and extent of services offered, the reputation and experience of its agency network and, in the case of private insurance, policy rates. Because the FCIC establishes the rates that may be offered for MPCI policies, the Company believes that quality of service and level of commissions offered to agents are the principal factors on which it competes in the area of MPCI. The Company believes that the crop hail and other named peril crop insurance industry is extremely rate-sensitive and the ability to offer competitive rate structures to agents is a critical factor in the agent's ability to write crop hail and other named peril premiums. Because of the varying state laws regarding the ability of agents to write crop hail and other named peril premiums prior to completion of rate and form filings (and, in some cases, state approval of such filings), a company may not be able to write its expected premium volume if its rates are not competitive.

         The crop insurance industry has become increasingly consolidated. From the 1985 crop year to the 1996 crop year, the number of insurance companies having agreements with the FCIC to sell and service MPCI policies has declined from fifty to seventeen. The Company believes that IGF is the fifth largest MPCI crop insurer in the United States based on premium information compiled in 1995 by the FCIC and NCIS. The Company's primary competitors are Rain & Hail Insurance Service, Inc. (affiliated with Cigna Insurance Company), Rural Community Insurance Services, Inc. (which is owned by Norwest Corporation), American Growers Insurance Company (Redland), Crop Growers Insurance, Inc., Great American Insurance Company, Blakely Crop Hail (an affiliate of Farmers
Alliance Mutual Insurance Company) and North Central Crop Insurance, Inc. The Company believes that in order to compete successfully in the crop insurance business it will have to market and service a volume of premiums sufficiently large to enable the Company to continue to realize operating efficiencies in conducting its business. No assurance can be given that the Company will be able to compete successfully if this market further consolidates.

Reserves for Losses and Loss Adjustment Expenses

         Loss Reserves are estimates, established at a given point in time based on facts then known, of what an insurer predicts its exposure to be in connection with incurred losses. LAE Reserves are estimates of the ultimate liability associated with the expense of settling all claims, including investigation and litigation costs resulting from such claims. The actual liability of an insurer for its Losses and LAE Reserves at any point in time will be greater or less than these estimates.

         The Company maintains reserves for the eventual payment of Losses and LAE with respect to both reported and unreported claims. Nonstandard automobile reserves for reported claims are established on a case-by-case basis. The reserving process takes into account the type of claim, policy provisions relating to the type of loss and historical paid Loss and LAE for similar claims. Reported crop insurance claims are reserved based upon preliminary notice to the Company and investigation of the loss in the field. The ultimate settlement of a crop loss is based upon either the value or the yield of the crop.

         Loss and LAE Reserves for claims that have been incurred but not reported are estimated based on many variables including historical and statistical information, inflation, legal developments, economic conditions, trends in claim severity and frequency and other factors that could affect the adequacy of loss reserves.

         The Company's reserves are reviewed by independent actuaries on a semi-annual basis. The Company's carried claims reserves are certified by the independent actuaries for each calendar year.

         The following loss reserve development tables illustrate the change over time of reserves established for claims and claims expense at the end of various calendar years for the nonstandard automobile segment of the Company (not including Superior) and for Superior separately. The first three line items show the reserves as originally reported at the end of the stated year. The table also includes the cumulative amounts paid as of the end of successive years with respect to that reserve liability. The "liabilities reestimated"
section indicates reestimates of the original recorded reserve as of the end of each successive year based on additional information pertaining to such liabilities. The last portion of the table compares the latest reestimated reserve to the reserve amount as originally established and indicates whether the original recorded amount was adequate or inadequate to cover the estimated costs of unsettled claims.

         During the first half of 1997, and most noticeably in the second quarter of 1997, the Company, as part of its efforts to reduce costs and combine the operations of the two nonstandard automobile insurance companies, has combined the claims settlement practices as well as the reserving philosophies of Superior and Pafco. Superior had historically provided higher case reserves and lower IBNR levels than Pafco while paying claims in a manner where such payments were generally less than applicable reserves. Pafco had historically carried adequate reserves while paying claims in a manner where such payments were generally greater than applicable reserves. In connection with this change in claims management philosophy, the Company recorded additional Loss and LAE Reserves, relating primarily to operations at Pafco, resulting in an after tax charge to earnings of approximately $1.8 million or $0.17 per share in the second quarter of 1997. While the Company believes these actions are necessary, the establishment and monitoring of reserve levels is a highly subjective process involving numerous assumptions and estimates. Therefore, actual results may ultimately differ from current estimates.

         The reserve for claims and claims expense is an accumulation of the estimated amounts necessary to settle all outstanding claims as of the date for which the reserve is stated. The reserve and payment data shown below have been reduced for estimated subrogation and salvage recoveries. The reserve estimates are based upon the factors in each case and experience with similar cases. No attempt is made to isolate explicitly the impact of inflation from the multitude of factors influencing the reserve estimates though inflation is implicitly included in the estimates. The Company and Superior regularly update their reserve forecasts by type of claim as new facts become known and events occur which affect unsettled claims. The Company and Superior do not discount their reserves for unpaid claims and claims expense.


         The following loss reserve development tables are cumulative and, therefor, ending balances should not be added since the amount at the end of each calendar year includes activity for both the current and prior years. Conditions and trends that have affected the development of liability in the past may not necessarily reoccur in the future. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies from the table.


Symons International Group, Inc.
Nonstandard Automobile Insurance Only (Not Including Superior)
For The Years Ended December 31,
(in thousands)


                              1987       1988      1989      1990      1991       1992      1993      1994      1995      1996
                              ----       ----      ----      ----      ----       ----      ----      ----      ----      ----
Gross Reserves for Unpaid
Losses and LAE                                                                                         26,819    30,844    27,145
Deduct: Reinsurance
recoverable                                                                                            10,297     9,921     8,124
Reserve for unpaid losses and
LAE, net of reinsurance         4,748    10,775     14,346    17,083    17,499    18,706     16,544    16,522    20,923    19,021
Paid cumulative as of:
One Year Later                  2,517     6,159      7,606     7,475     8,781    10,312      9,204     9,059     8,082
Two Years Later                 4,318     7,510     10,388    10,930    12,723    14,934     12,966     8,806
Three Years Later               4,433     7,875     12,107    12,497    14,461    16,845     13,142
Four Years Later                4,146     8,225     12,863    13,271    15,071    16,641
Five Years Later                4,154     8,513     13,147    13,503    14,903
Six Years Later                 4,297     8,546     13,237    13,500
Seven Years Later               4,297     8,561     13,238
Eight Years Later               4,295     8,561
Nine Years Later                4,295

                              1987       1988      1989      1990      1991       1992      1993      1994      1995      1996
                              ----       ----      ----      ----      ----       ----      ----      ----      ----      ----
Liabilities reestimated as
of:
One Year Later                  3,434    11,208     15,060    15,103    16,797    18,872     16,747    17,000    21,748
Two Years Later                 4,588    11,413     14,178    14,745    16,943    19,599     17,023    17,443
Three Years Later               4,702    10,923     14,236    14,993    16,914    19,662     17,009
Four Years Later                4,311    10,791     14,479    14,809    16,750    19,651
Five Years Later                4,234    10,877     14,436    14,659    16,746
Six Years Later                 4,320    10,825     14,368    14,659
Seven Years Later               4,278    10,922     14,368
Eight Years Later               4,309    10,921
Nine Years Later                4,309
Net cumulative (deficiency)
or redundancy                     439     (146)       (22)     2,424       753     (945)      (465)     (921)     (825)
Expressed as a percentage of
unpaid losses and LAE            9.2%    (1.4%)     (0.2%)     14.2%      4.3%    (5.1%)     (2.8%)    (5.6%)    (3.9%)


         Net reserves for the nonstandard automobile business of the Company increased substantially in 1988, 1989, 1990 and 1995. Such changes were due entirely to changes in the premium volume of the nonstandard automobile business for those years. In general, the Company's nonstandard automobile segment has not developed significant redundancies or deficiencies as compared to original reserves. A deficiency of $921,000, or 5.6%, of original reserves developed with respect to loss reserves at December 31, 1994 due to an unexpected increase in loss severity and average claim cost.


Superior Insurance Company
For The Years Ended December 31,
(in thousands)

                              1987       1988      1989      1990      1991       1992      1993      1994      1995      1996
                              ----       ----      ----      ----      ----       ----      ----      ----      ----      ----
Gross Reserves for Unpaid
Losses and LAE                                                                               52,610    54,577    47,112    52,413
Deduct: Reinsurance                                                                   68      1,090       987         0
Recoverabel Reserve for
unpaid losses and
LAE, net of reinsurance        26,245    37,851     56,424    60,118    60,224    56,803     52,542    53,487    46,125    52,413
Paid cumulative as of:
One Year Later                 18,202    23,265     31,544    33,275    31,484    30,689     32,313    28,227    25,454
Two Years Later                25,526    34,122     43,547    44,128    40,513    41,231     38,908    35,141
Three Years Later              29,670    39,524     48,037    47,442    44,183    43,198     41,107
Four Years Later               32,545    41,257     49,064    49,256    44,708    44,010
Five Years Later               33,242    41,492     49,522    49,365    45,196
Six Years Later                33,395    41,716     49,327    49,476
Seven Years Later              33,535    41,576     49,425
Eight Years Later              33,469    41,621
Nine Years Later               33,408

                              1987       1988       1989      1990      1991       1992      1993      1994      1995      1996
                              ----       ----       ----      ----      ----       ----      ----      ----      ----      ----
Liabilities reestimated as
of:
One Year Later                 31,911     48,376     54,858    58,158    53,515    50,086     53,856    48,564    37,933
Two Years Later                37,118     49,327     53,715    56,626    50,520    50,474     50,006    42,989
Three Years Later              37,932     49,051     53,022    55,147    51,854    46,624     46,710
Four Years Later               38,424     49,436     52,644    57,720    49,739    44,823
Five Years Later               38,580     49,297     54,030    56,824    48,592
Six Years Later                38,584     50,701     53,697    55,770
Seven Years Later              39,965     50,515     53,683
Eight Years Later              39,861     50,521
Nine Years Later               39,998
Net cumulative (deficiency)
or redundancy                 (13,753)   (12,670)      2,741     4,348    11,632    11,980      5,832    10,498     8,192
Expressed as a percentage of
unpaid losses and LAE         (52.4%)    (33.5%)       4.9%      7.2%     19.3%     21.1%      11.1%     19.6%     17.8%


         Net reserves for Superior increased substantially through 1990 before decreasing in 1992. Such changes were due to changes in premium volume and reduction of reserve redundancies. The decrease in 1995 reflects the Company's curtailment of marketing efforts and writings in Illinois, Mississippi, Tennessee, Texas and Washington resulting from more restrictive underwriting criteria, inadequately priced business in these states and other unfavorable marketing conditions. Significant deficiencies developed in reserves established as of December 31 of each of 1986 through 1988 which were substantially offset by reserve additions in 1989 due to changes in reserve methodology. With respect to reserves established as of December 31, 1991 and 1992, Superior developed significant redundancies due to conservative levels of case basis and IBNR Reserves. Beginning in 1993, Superior began to adjust its reserving methodology to reduce its redundancies and to take steps to close older claim files which still carried redundant reserves.

         The Company employs an independent actuary to annually evaluate and certify the adequacy of its Loss and LAE reserves.

Investments

         Insurance company investments must comply with applicable laws and regulations which prescribe the kind, quality and concentration of investments. In general, these laws and regulations permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common securities, real estate mortgages and real estate. The Company's investment policies are determined by the Company's Board of Directors and are reviewed on a regular basis. The Company's investment strategy is to maximize the after-tax yield of the portfolio while emphasizing the stability and preservation of the Company's capital base. Further, the portfolio is invested in types of securities and in an aggregate duration which reflect the nature of the Company's liabilities and expected liquidity needs, and the Company's fixed maturity and common equity investments are substantially all in public companies. The Company's investments in real estate and mortgage loans represent 1.4% of the Company's aggregate investments. The investment portfolios of the Company are managed by third-party professional administrators, in accordance with pre-established investment policy guidelines established by the Company. The investment portfolios of the Company at June 30, 1997 consisted of the following:

(in thousands)


                                                                   Estimated
Type of Investment                          Amortized Cost       Market Value
------------------                          --------------       ------------
Fixed maturities:
United States Treasury securities
 and obligations of United States
government corporations and agencies         $51,447                  $51,382
Obligations of states and political
 subdivisions                                  6,308                    6,343
Corporate securities                          85,773                   86,180
                                              ------                   ------
Total Fixed Maturities                       143,528                  143,905
Equity Securities:
Preferred stocks                                 ---                      ---
Common stocks                                 25,792                   32,031
Short-term investments (1)                    11,742                   11,742
Real estate                                      457                      457
Mortgage loans (2)                             2,290                    2,290
Other loans                                       75                       75
                                                  --                       --
Total Investments                           $183,884                 $190,500
                                             =======                  =======
---------------

(1) Due to the nature of crop insurance, the Company must maintain short-term investments to fund amounts due under the MPCI program.

(2) Mortgage loans represent one commercial real estate loan for $3 million due in 2001 with monthly principal and interest (8.0%) payments. All payments on the loan were current as of June 30, 1997.

         The following table sets forth, as of December 31, 1995 and 1996 and June 30, 1997 the composition of the fixed maturity securities portfolio of the Company by time to maturity.


(in thousands)             1995                1996             June 30, 1997
                     -----------------   ------------------  -------------------
                               Percent             Percent              Percent
                               Total               Total                Total
                     Market    Market     Market   Market    Market     Market
Time To Maturity     Value     Value      Value    Value     Value      Value
----------------     -----     -----      -----    -----     -----      -----
1 year or less        $4,610    35.6%    $  6,423    5.0%     $15,250    10.6%
More than 1 year
through 5 years        5,051    39.1%      71,086   55.7%      77,867    54.1%
More than 5 years
through 10 years       3,270    25.3%      43,404   34.0%      43,013    29.9%
More than 10 years       ---     ---        6,768    5.3%       7,775     5.4%
                      ------   -----        -----    ----       -----     ----
Total                $12,931   100.0%    $127,681  100.0%    $143,905   100.0%
                      ======   ======     =======  ======     =======   =====

         The following table sets forth, as of December 31, 1995 and 1996 and June 30, 1997 the ratings assigned to the fixed maturity securities of the Company.


(in thousands)          1995                    1996             June 30, 1997
                   -------------------  --------------------    ---------------
                              Percent               Percent             Percent
                                Total                 Total               Total
                   Market      Market      Market    Market     Market   Market
Rating (1)         Value        Value       Value     Value     Value     Value
----------         -----        -----       -----     -----     -----     -----
Aaa or AAA          $7,753      60.0%    $50,444      39.5%   $53,491     37.2%
Aa or AA               680       5.2%      2,976       2.3%     3,918      2.7%
A                      257       2.0%     50,365      39.4%    68,216     47.4%
Baa or BBB             100       0.8%     11,671       9.1%    14,829     10.3%
Ba or BB               ---        ---      2,840       2.3%     2,947      2.0%
Other below
investment grade       ---        ---      2,091       1.6%       ---       ---
Not rated (2)        4,141      32.0%      7,294       5.8%       504      0.4%
                     -----      -----      -----       ----       ---      ----
Total              $12,931     100.0%   $127,681     100.0%  $143,905    100.0%
                    ======     ======    =======     ======   =======    ======
---------------

(1)      Ratings are assigned by Moody's Investors  Service,  Inc., and when not
         available,   are  based  on  ratings  assigned  by  Standard  &  Poor's
         Corporation.

(2) These securities were not rated by the rating agencies. However, these securities are designated as Category 1 securities by the NAIC, which is the equivalent rating of "A" or better.

         The investment results of the Company for the periods indicated are set forth below:



                                                                                                    Six Months Ended
(in thousands)                                      Years Ended December 31,                            June 30,
                                         -----------------------------------------------      -----------------------------
                                                    1994             1995           1996                1996           1997
                                                    ----             ----           ----                ----           ----
Net investment income (1)                         $1,241           $1,173         $6,733              $1,533         $5,276
Average investment portfolio (2)                 $20,628          $22,653       $153,565            $146,757       $174,596
Pre-tax return on average investment
portfolio                                           6.0%             5.2%           5.9%                4.4%           6.0%
Net realized gains (losses)                       $(159)           $(344)       $(1,015)                $228         $1,684


---------------

(1) Includes dividend income received in respect of holdings of common stock.

(2) Average investment portfolio represents the average (based on amortized cost) of the beginning and ending investment portfolio. For 1996, the average investment portfolio was adjusted for the effect of the Acquisition.

Ratings

         A.M. Best has currently assigned a "B+" rating to Superior and a "B-" rating to Pafco. Pafco's rating has been confirmed by A.M. Best at a "B-" rating subsequent to the Acquisition. Superior's rating was reduced from "A-" to "B+" as a result of the leverage of GGS Holdings resulting from indebtedness assumed in connection with the Acquisition. IGF recently received an "NR-2" rating (a "rating not assigned" category for companies that do not meet A.M. Best's minimum size requirement) from A.M. Best.

         A.M.  Best's  ratings  are  based  upon  a  comprehensive  review  of a
company's  financial  performance,   which  is  supplemented  by  certain  data,
including responses to A.M. Best's questionnaires, phone calls and other correspondence between A.M. Best analysts and company management, quarterly NAIC filings, state insurance department examination reports, loss reserve reports, annual reports, company business plans and other reports filed with state insurance departments. A.M. Best undertakes a quantitative evaluation, based upon profitability, leverage and liquidity, and a qualitative evaluation, based upon the composition of a company's book of business or spread of risk, the amount, appropriateness and soundness of reinsurance, the quality, diversification and estimated market value of its assets, the adequacy of its loss reserves and policyholders' surplus, the soundness of a company's capital structure, the extent of a company's market presence and the experience and competence of its management. A.M. Best's ratings represent an independent opinion of a company's financial strength and ability to meet its obligations to policyholders. A.M. Best's ratings are not a measure of protection afforded investors. "B+" and "B-" ratings are A.M. Best's sixth and eighth highest rating classifications, respectively, out of 15 ratings. A "B+" rating is awarded to insurers which, in A.M. Best's opinion, "have demonstrated very good overall performance when compared to the standards established by the A.M. Best Company" and "have a good ability to meet their obligations to policyholders over a long period of time." A "B-" rating is awarded to insurers which, in A.M. Best's opinion, "have demonstrated adequate overall performance when compared to the standards established by the A.M. Best Company" and "have an adequate ability to meet their obligations to policyholders, but their financial strength is vulnerable to unfavorable changes in underwriting or economic conditions." There can be no assurance that such ratings or changes therein will not in the future adversely affect the Company's competitive position.

Recent Acquisitions

         On January 31, 1996, Goran, the Company, Fortis, Inc. and its wholly-owned subsidiary, Interfinancial, Inc., a holding company for Superior, entered into a Stock Purchase Agreement (the "Superior Purchase Agreement") pursuant to which the Company agreed to purchase Superior from Interfinancial, Inc. for a purchase price of approximately $66.6 million. Simultaneously with the execution of the Superior Purchase Agreement, Goran, the Company, GGS Holdings and the GS Funds, a Delaware limited partnership, entered into an agreement (the "GGS Agreement") to capitalize GGS Holdings and to cause GGS Holdings to issue its capital stock to the Company and to the GS Funds, so as to give the Company a 52% ownership interest and the GS Funds a 48% ownership interest (the "Formation Transaction"). Pursuant to the GGS Agreement (a) the Company contributed to GGS Holdings (i) all the outstanding common stock of Pafco, with a book value of $16.9 million, (ii) its right to acquire Superior pursuant to the Superior Purchase Agreement and (iii) certain fixed assets, including office furniture and equipment, having a value of approximately $350,000 and (b) the GS Funds contributed to GGS Holdings $21.2 million in cash. The Formation Transaction and the Acquisition were completed on April 30, 1996. On August 12, 1997, the Company acquired the remaining 48% interest in GGS Holdings that had been owned by the GS funds for $61 million with a portion of the proceeds from the sale of the Preferred Securities.

Regulation

  General

         The Company's insurance businesses are subject to comprehensive, detailed regulation throughout the United States, under statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. The primary purpose of such regulations and supervision is the protection of policyholders and claimants rather than stockholders or other investors. Depending on whether the insurance company is domiciled in the state and whether it is an admitted or non-admitted insurer, such authority may extend to such things as (i) periodic reporting of the insurer's financial condition,
(ii) periodic financial examination, (iii) approval of rates and policy forms,(iv) loss reserve adequacy, (v) insurer solvency, (vi) the licensing of insurers and their agents, (vii) restrictions on the payment of dividends and other distributions, (viii) approval of changes in control and (ix) the type and amount of permitted investments.

         Pafco, IGF and Superior are subject to triennial examinations by state insurance regulators. Such examinations were last conducted for Pafco as of December 31, 1996, (covering the period to that date from June 30, 1992), for IGF as of December 31, 1996, (covering the period to that date from June 30, 1992)and for Superior as of December 31, 1993 (covering the period to that date from January 1, 1991). The two subsidiaries of Superior, Superior American Insurance Company and Superior Guaranty Insurance Company, had examinations conducted as of October 31, 1996 (covering the period to that date from the subsidiaries' inception on December 9, 1994). Superior has not been notified of the date of its next examination. The Company does not expect any material findings from the examinations of Pafco, IGF or Superior and the Superior subsidiaries.

  Insurance Holding Company Regulation

         The Company also is subject to laws governing insurance holding companies in Florida and Indiana, where the insurers are domiciled. These laws, among other things, (i) require the Company to file periodic information with state regulatory authorities including information concerning its capital structure, ownership, financial condition and general business operations, (ii) regulate certain transactions between the Company, its affiliates and IGF, Pafco and Superior (the "Insurers"), including the amount of dividends and other distributions and the terms of surplus note and (iii) restrict the ability of any one person to acquire certain levels of the Company's voting securities without prior regulatory approval.

         Any purchaser of 10% or more of the outstanding shares of Common Stock of the Company would be presumed to have acquired control of Pafco and IGF unless the Indiana Commissioner, upon application, has determined otherwise. In addition, any purchaser of 5% or more of the outstanding shares of Common Stock of the Company will be presumed to have acquired control of Superior unless the Florida Commissioner, upon application, has determined otherwise.

         Indiana law defines as "extraordinary" any dividend or distribution which, together with all other dividends and distributions to shareholders within the preceding twelve months, exceeds the greater of: (i) 10% of statutory surplus as regards policyholders as of the end of the preceding year or (ii) the prior year's net income. Dividends which are not "extraordinary" may be paid ten days after the Indiana Department receives notice of their declaration. "Extraordinary" dividends and distributions may not be paid without prior approval of the Indiana Commissioner or until the Indiana Commissioner has been given thirty days prior notice and has not disapproved within that period. The Indiana Department must receive notice of all dividends, whether "extraordinary" or not, within five business days after they are declared. Notwithstanding the foregoing limit, a domestic insurer may not declare or pay a dividend of funds other than earned surplus without the prior approval of the Indiana Department. "Earned surplus" is defined as the amount of unassigned funds set forth in the insurer's most recent annual statement, less surplus attributable to unrealized capital gains or reevaluation of assets. As of December 31 1996, IGF and Pafco had earned surplus of $29,412,000 and $18,112,000, respectively. Further, no Indiana domiciled insurer may make payments in the form of dividends or otherwise to shareholders as such unless it possesses assets in the amount of such payment in excess of the sum of its liabilities and the aggregate amount of the par value of all shares of its capital stock; provided, that in no instance shall such dividend reduce the total of (i) gross paid-in and contributed surplus, plus (ii) special surplus funds, plus (iii) unassigned funds, minus
(iv) treasury stock at cost, below an amount equal to 50% of the aggregate amount of the par value of all shares of the insurer's capital stock.

         Under Florida law, a domestic insurer may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated surplus funds which is derived from realized net operating profits on its business and net realized capital gains. A Florida domestic insurer may not make dividend payments or distributions to stockholders without prior approval of the Florida Department if the dividend or distribution would exceed the larger of (i) the lesser of (a) 10% of surplus or (b) net income, not including realized capital gains, plus a two-year carryforward, (ii) 10% of surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (iii) the lesser of (a) 10% of surplus or (b) net investment income plus a three-year carryforward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains. Alternatively, a Florida domestic insurer may pay a dividend or distribution without the prior written approval of the Florida Department if the dividend is equal to or less than the greater of (i) 10% of the insurer's surplus as regards policyholders derived from realized net operating profits on its business and net realized capital gains or (ii) the insurer's entire net operating profits and realized net capital gains derived during the immediately preceding calendar year; (2) the insurer will have policyholder surplus equal to or exceeding 115% of the minimum required statutory surplus after the dividend or distribution,
(3) the insurer files a notice of the dividend or distribution with the department at least ten business days prior to the dividend payment or distribution and (4) the notice includes a certification by an officer of the insurer attesting that, after the payment of the dividend or distribution, the insurer will have at least 115% of required statutory surplus as to policyholders. Except as provided above, a Florida domiciled insurer may only pay a dividend or make a distribution (i) subject to prior approval by the Florida Department or (ii) thirty days after the Florida Department has received notice of such dividend or distribution and has not disapproved it within such time. In the consent order approving the Acquisition, the Florida Department has prohibited Superior from paying any dividends (whether extraordinary or not) for four years without the prior written approval of the Florida Department.

         Under these laws, the maximum aggregate amounts of dividends permitted to be paid to the Company in 1997 by IGF and Pafco without prior regulatory approval are $12,122,000 and $561,000, respectively, none of which have been paid. Although the Company believes that amounts required for it to meet its financial and operating obligations will be available, there can be no assurance in this regard. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Liquidity and Capital Resources." Further, there can be no assurance that, if requested, the Indiana Department will approve any request for extraordinary dividends from Pafco or IGF or that the Florida Department will allow any dividends to be paid by Superior during the four year period described above.

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         The  maximum  dividends  permitted  by  state  law are not  necessarily
indicative   of  an  insurer's   actual   ability  to  pay  dividends  or  other
distributions to a parent company, which also may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's competitive position, the amount of premiums that can be written and the ability to pay future dividends. Further, state insurance laws and regulations require that the statutory surplus of an insurance company following any dividend or distribution by such company be reasonable in relation to its outstanding liabilities and adequate for its financial needs.

         While the non-insurance company subsidiaries are not subject directly to the dividend and other distribution limitations, insurance holding company regulations govern the amount which a subsidiary within the holding company system may charge any of the Insurers for services (e.g., management fees and commissions). These regulations may affect the amount of management fees which may be paid by Pafco and Superior to GGS Management. The management agreement between the Company and Pafco has been assigned to GGS Management, Inc. ("GGS Management") and provides for an annual management fee equal to 15% of gross premiums. A similar management agreement with a management fee of 17% of gross premiums has been entered into between GGS Management and Superior. Employees of the Company relating to the nonstandard automobile insurance business and all Superior employees became employees of GGS Management effective April 30, 1996. In the consent order approving the Acquisition, the Florida Department has reserved, for three years, the right to reevaluate the reasonableness of fees provided for in the Superior management agreement at the end of each calendar year and to require Superior to make adjustments in the management fees based on the Florida Department's consideration of the performance and operating percentages of Superior and other pertinent data. There can be no assurance that either the Indiana Department or the Florida Department will not in the future require a reduction in these management fees.

  Federal Regulation

         The Company's MPCI program is federally regulated and supported by the federal government by means of premium subsidies to farmers, expense reimbursement and federal reinsurance pools for private insurers. Consequently, the MPCI program is subject to oversight by the legislative and executive branches of the federal government, including the FCIC. The MPCI program regulations generally require compliance with federal guidelines with respect to underwriting, rating and claims administration. The Company is required to perform continuous internal audit procedures and is subject to audit by several federal government agencies. No material compliance issues were noted during IGF's most recent FCIC compliance review.

         The MPCI program has historically been subject to change by the federal government at least annually since its establishment in 1980, some of which changes have been significant. The most recent significant changes to the MPCI program came as a result of the passage by Congress of the 1994 Reform Act and the 1996 Reform Act.

         Certain provisions of the 1994 Reform Act, when implemented by the FCIC, may increase competition among private insurers in the pricing of Buy-up Coverage. The 1994 Reform Act authorizes the FCIC to implement regulations permitting insurance companies to pass on to farmers in the form of reduced premiums certain cost efficiencies related to any excess expense reimbursement over the insurer's actual cost to administer the program, which could result in increased price competition. To date, the FCIC has not enacted regulations implementing these provisions but is currently collecting information from the private sector regarding how to implement these provisions.

         The 1994 Reform Act required farmers for the first time to purchase at least CAT Coverage in order to be eligible for other federally sponsored farm benefits, including but not limited to low interest loans and crop price supports. The 1994 Reform Act also authorized for the first time the marketing and selling of CAT Coverage by the local USDA offices. Partly as a result of the increase in the size of the MPCI market resulting from the 1994 Reform Act, the Company's MPCI Premium increased to $53.4 million in 1995 from $44.3 million in 1994. However, the 1996 Reform Act, signed into law by President Clinton in April 1996, eliminates the linkage between CAT Coverage and qualification for certain federal farm program benefits and also limits the role of the USDA offices in the delivery of MPCI coverage. In accordance with the 1996 Reform Act, the USDA announced in July 1996 the following 14 states where CAT Coverage will no longer be available through USDA offices but rather would solely be available through

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



private agencies: Arizona, Colorado, Illinois, Indiana, Iowa, Kansas, Minnesota, Montana, Nebraska, North Carolina, North Dakota, South Dakota, Washington and Wyoming. The limitation of the USDA's role in the delivery system for MPCI should provide the Company with the opportunity to realize increased revenues from the distribution and servicing of its MPCI product. The Company has not experienced any material negative impact in 1996 from the delinkage mandated by the 1996 Reform Act. In addition, through June 30, 1996, the FCIC transferred to the Company approximately 8,900 insureds for CAT Coverage who previously purchased such coverage from USDA field offices. The Company believes that any future potential negative impact of the delinkage mandated by the 1996 Reform Act will be mitigated by, among other factors, the likelihood that farmers will continue to purchase MPCI to provide basic protection against natural disasters since ad hoc federal disaster relief programs have been reduced or eliminated. In addition, the Company believes that (i) lending institutions will likely continue to require this coverage as a condition to crop lending and (ii) many of the farmers who entered the MPCI program as a result of the 1994 Reform Act have come to appreciate the reasonable price of the protection afforded by CAT Coverage and will remain with the program regardless of delinkage. There can, however, be no assurance as to the ultimate effect which the 1996 Reform Act may have on the business or operations of the Company.

         The crop insurance industry has recently completed negotiation of the 1998 Standard Reinsurance Agreement ("1998 SRA") with the FCIC, with the 1998 SRA providing for a 27% MPCI Expense Reimbursement and no change to the CAT Coverage program from prior years.

  Underwriting and Marketing Restrictions

         During the past several years, various regulatory and legislative bodies have adopted or proposed new laws or regulations to deal with the cyclical nature of the insurance industry, catastrophic events and insurance capacity and pricing. These regulations include (i) the creation of "market assistance plans" under which insurers are induced to provide certain coverages,
(ii) restrictions on the ability of insurers to rescind or otherwise cancel certain policies in mid-term, (iii) advance notice requirements or limitations imposed for certain policy non-renewals and (iv) limitations upon or decreases in rates permitted to be charged.

  Insurance Regulatory Information System

         The NAIC Insurance Regulatory Information System ("IRIS") was developed primarily to assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies. Insurance companies submit data on an annual basis to the NAIC, which analyzes the data using ratios concerning various categories of financial data. IRIS ratios consist of twelve ratios with defined acceptable ranges. They are used as an initial screening process for identifying companies that may be in need of special attention. Companies that have several ratios that fall outside of the acceptable range are selected for closer review by the NAIC. If the NAIC determines that more attention may be warranted, one of five priority designations is assigned and the insurance department of the state of domicile is then responsible for follow-up action.

         During 1996 Pafco had a net premiums to surplus ratio of 3.03 to 1 which was slightly in excess of the high end range of 3.0 to 1. The excess was not material and Pafco has the ability to Cede business under its current quota share arrangement to maintain compliance with this ratio test. Pafco's change in net writings was 61% compared to 33% at the high end of the range. This result was expected given growth in gross premiums and elimination of quota share Reinsurance. Pafco also had positive surplus growth of 64% outside the high end of the range at 50%. Pafco planned for higher premium volume given the more profitable results than in prior years. During 1996, Pafco's investment yield as calculated under the IRIS tests was 3.8% which was below the low end of the range at 4.5%. However, this IRIS test is a simple average of beginning and end-of-year investments. Pafco's value fell below the range due to the following: (i) inclusion of investment in IGF prior to the Transfer during the first four months of the year when no investment income was received, (ii) growth in the portfolio in the latter part of the year not taken into account by the IRIS test, (iii) change during the course of the year to reduce ratio of equities to total investments in favor of fixed income securities, (iv) contribution to surplus of $3.7 million at the end of 1996 included in the IRIS test and (v) inclusion of the home office building in the investment base. If a weighted average was calculated using monthly

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



balances and excluding the IGF investment and real estate was excluded from the calculation, Pafco's return would have been 5.7%. Based on current investment levels and mix it is expected that this test will be met in 1997; however, Pafco is currently a Priority 3 company based on its 1996 IRIS tests. During 1996, Pafco's ratio of reserve deficiency to surplus was 62% which exceeds the upper range of 25%. This IRIS test calculates the average of claims liability to premiums for the preceding two years and compares the resultant percentage to the current year's percentage with a corresponding analysis to surplus. During 1994 and 1995, Pafco's claims liability to premiums ratio was approximately 55% and decreased to approximately 35% in 1996, resulting in the unusual IRIS result. This situation was a result of commercial claims liabilities in 1994 and 1995 that have now been Ceded to an affiliate. Thus, net claims liability at December 31, 1996 is entirely for nonstandard automobile insurance. The reserves for the commercial liability business were at a much higher ratio of premiums and are paid at a much slower rate than nonstandard automobile claims. Thus, although premiums grew in 1996, the increase in nonstandard automobile claims liability was offset by ceded commercial claims. As this IRIS test uses a two year average of claims liabilities to premiums, it is likely that Pafco may exceed the normal ratio in 1997. It should be noted that Pafco did not have unusual IRIS values for the one and two year reserve development to surplus tests. Pafco is expected to fail its reserve development IRIS test ratio for 1997 and 1998 due to Pafco's additions to its reserves which is discussed more fully in "Recent Developments."

         During 1996 IGF had unusual values for three IRIS tests. IGF's surplus increased by 237% which exceeded the high end of the range of 50%. However, this is a very positive development due to growth in profits and the capital infusion from the proceeds of the Initial Public Offering. IGF continued to have unusual values in the liabilities to liquid assets and agents balances to surplus tests. IGF generally has an unusual value in these tests due to the Reinsurance program mandated by the FCIC for the distribution of the MPCI program and the fact that agents' balances at December 31 are usually not settled until late February.

         During 1996 Superior had a ratio of Net Premiums  Written to surplus of
3.07 to 1 compared to the IRIS test upper limit of 3.0 to 1. During 1996, Superior's net premium writings increased by 116% which exceeded the upper limit of the IRIS range of 33%. Superior had a reserve deficiency to surplus ratio of 29% which was in excess of the upper IRIS limit of 25%. All these matters were a function of the strong growth of Superior. Such results may continue in the future if growth continues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further discussion on impact of premium writings to surplus ratio.

  Risk-Based Capital Requirements

         In order to enhance the regulation of insurer solvency, the NAIC has adopted a formula and model law to implement risk-based capital ("RBC") requirements for property and casualty insurance companies designed to assess minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. Indiana and Florida have substantially adopted the NAIC model law, and Indiana directly, and Florida indirectly, have adopted the NAIC model formula. The RBC formula for property and casualty insurance companies measures four major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss developments and inadequate pricing, (ii) declines in asset values arising from credit risk, (iii) declines in asset values arising from investment risks and (iv) off-balance sheet risk arising from adverse experience from non-controlled assets, guarantees for affiliates, contingent liabilities and reserve and premium growth. Pursuant to the model law, insurers having less statutory surplus than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy.

         The RBC model law provides for four levels of regulatory action. The extent of regulatory intervention and action increases as the level of surplus to RBC falls. The first level, the Company Action Level (as defined by the NAIC), requires an insurer to submit a plan of corrective actions to the regulator if surplus falls below 200% of the RBC amount. The Regulatory Action Level (as defined by the NAIC) requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if surplus falls below 150% of the RBC amount. The Authorized Control Level (as defined by the NAIC) gives the relevant insurance commissioner the option either to take the aforementioned actions or to rehabilitate or liquidate the insurer if surplus falls below 100% of the RBC amount. The fourth action level is the

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



Mandatory Control Level (as defined by the NAIC) which requires the relevant insurance commissioner to rehabilitate or liquidate the insurer if surplus falls below 70% of the RBC amount. Based on the foregoing formulae, as of December 31, 1996, the RBC ratios of the Insurers were in excess of the Company Action Level, the first trigger level that would require regulatory action.

  Guaranty Funds; Residual Markets

         The Insurers also may be required under the solvency or guaranty laws of most states in which they do business to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insolvent or rehabilitated insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. Some state laws and regulations further require participation by the Insurers in pools or funds to provide some types of insurance coverages which they would not ordinarily accept. The Company recognizes its obligations for guaranty fund assessments when it receives notice that an amount is payable to the fund. The ultimate amount of these assessments may differ from that which has already been assessed.

         It is not possible to predict the future impact of changing state and federal regulation on the Company's operations and there can be no assurance that laws and regulations enacted in the future will not be more restrictive than existing laws.

Properties

         The headquarters for the Company, GGS Holdings and Pafco are located at 4720 Kingsway Drive, Indianapolis, Indiana. The building is an 80,000 square foot multilevel structure approximately 50% of which is utilized by the Company. The remaining space is leased to third-parties at a price of approximately $10 per square foot.

         Pafco also owns an investment property located at 2105 North Meridian, Indianapolis, Indiana. The property is a 21,700 square foot, multilevel building leased out entirely to third parties.

         Superior's operations are conducted at leased facilities located in Atlanta, Georgia; Tampa, Florida; and Orange, California. Under a lease term which extends through February, 1998, Superior leases office space at 280 Interstate North Circle, N.W., Suite 500, Atlanta, Georgia. Superior occupies 43,448 square feet at this location and subleases an additional 3,303 square feet to third-party tenants. Superior also has an office located at 3030 W. Rocky Pointe Drive, Suite 770, Tampa, Florida consisting of 18,477 square feet of space leased for a term extending through February, 2000. In addition, Superior occupies an office at 1745 West Orangewood, Orange, California consisting of 3,264 square feet under a lease extending through May 1997.

         IGF owns a 17,500 square foot office building located at 2882 106th Street, Des Moines, Iowa which serves as its corporate headquarters. The building is fully occupied by IGF but is currently for sale. IGF also owns certain improved commercial property which is adjacent to its corporate headquarters.

         IGF has entered into a purchase agreement to acquire an office building in Des Moines, Iowa to be used as its crop insurance division home office. The purchase price was $2.6 million of which $2.4 million was escrowed on February 1, 1997. The terms include a floating closing date whereby the transaction will close on the earlier of February 1, 1998 or 30 days after the closing of the sale of the Company's currently occupied home office building, also located in Des Moines. The purchase of the new building is not contingent on the sale of the current building.

Employees

         At December 31, 1996 the Company and its subsidiaries employed approximately 1,000 full and part-time employees. The Company believes that relations with its employees are excellent.


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Legal Proceedings

         IGF is the administrator of a run-off book of business. The FCIC has requested that IGF take responsibility for the claims liabilities of these policies under its administration. IGF has requested reimbursement of certain expenses from the FCIC with respect to this run-off activity. IGF instituted litigation against the FCIC on March 23, 1995 in the United States District Court for the Southern District of Iowa seeking $4.3 million as reimbursement for these expenses. The FCIC has counterclaimed for approximately $1.2 million in claims payments for which FCIC contends IGF is responsible as successor to the run-off book of business. While the outcome of this lawsuit cannot be predicted with certainty, the Company believes that the final resolution of this lawsuit will not have a material adverse effect on the financial condition of the Company.

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                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

         In connection with the sale of the Preferred Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Preferred Securities for capital securities with terms identical in all material respects to the terms of the Preferred Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Preferred Securities are the same as the form and terms of the Preferred Securities except that the Exchange Preferred Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Preferred Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Preferred Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by September 30, 1997 and declared effective by February 9, 1998, the Distribution rate borne by the Preferred Securities commencing on September 16, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Preferred Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Preferred Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Preferred Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Preferred Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Preferred Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Preferred Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Company Guarantee for the Exchange Guarantee and the Old Senior Subordinated Notes, in an amount corresponding to the Preferred Securities accepted for exchange, for a like aggregate principal amount of the Exchange Notes. The Exchange Guarantee, Exchange Notes and the Exchange Preferred Securities have been registered under the Securities Act.

Terms of the Exchange Offer

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $135,000,000 aggregate Liquidation Amount of Exchange Preferred Securities for a like aggregate Liquidation Amount of Preferred Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue promptly after the Expiration Date, an aggregate Liquidation Amount of up to $135,000,000 of Exchange Preferred Securities in exchange for a like principal amount of outstanding Preferred Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Preferred Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Preferred Securities) or any integral multiple of $1,000 Liquidation amount (one Preferred Security) in excess thereof.


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



         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Preferred Securities being tendered. As of the date of this Prospectus, $135,000,000 aggregate Liquidation Amount of the Preferred Securities is outstanding.

         Holders of Preferred Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Preferred Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Preferred Securities."

         If any tendered Preferred Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Preferred Securities will be returned, without expense, to the tendering holders thereof promptly after the Expiration Date.

         Holders who tender Preferred Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Preferred Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

         NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF PREFERRED SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF PREFERRED SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF PREFERRED SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITION AND REQUIREMENTS.

         The term "Expiration Date" means 5:00 p.m., New York City time, on _____________, 1997 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Company and the Trust expressly reserve the right in their reasonable discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Preferred Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Preferred Securities have theretofore been accepted for exchange) if the Trust determines, in its reasonable discretion, that any of the events or conditions referred to under " -- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied and (iii) to extend the Expiration Date of the Exchange Offer and retain all Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Preferred Securities to withdraw their tendered Preferred Securities as described under " -- Withdrawal Rights." If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the holders of the Preferred Securities. If any facts or events arise which constitute a fundamental change in the information set forth herein or if any material changes or material additions are made to the Plan of Distribution described herein, the Company and the Trust will file a post-effective amendment to the Registration Statement setting forth the applicable information and will distribute an amended prospectus to the holders of the Preferred Securities. At the time that such prospectus supplement or amended prospectus is first given to holders of Preferred Securities, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such prospectus supplement or amended prospectus is first so given, then the Exchange Offer will be extended until the expiration of such period of ten business days.


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         Any such delay in acceptance,  extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Preferred Securities

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Preferred Securities for Preferred Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Preferred Securities in exchange for Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Preferred Securities or a book-entry confirmation of a book-entry transfer of Preferred Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Preferred Securities into the Exchange Agent's account at DTC.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Preferred Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Preferred Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Preferred Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Preferred Securities, Letters of Transmittal and related documents and transmitting Exchange Preferred Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Preferred Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Preferred Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Preferred Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Preferred Securities and such Preferred Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under " -- Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Preferred Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Preferred Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Preferred Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Preferred Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Preferred Securities tendered pursuant to the Exchange Offer.

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Procedures for Tendering Preferred Securities

  Valid Tender

         Except as set forth below, in order for Preferred Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, or an Agent's Message in case of book-entry delivery as described below, must be received by the Exchange Agent at one of its addresses set forth under " -- Exchange Agent," and either
(i) tendered  Preferred  Securities  must be received by the Exchange  Agent, or
(ii) such Preferred Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Preferred Securities are tendered, a tendering holder should fill in the amount of Preferred Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Preferred Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer

         The Exchange Agent will establish an account with respect to the Preferred Securities at DTC for purposes of the Exchange Offer within two Business Days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Preferred Securities by causing DTC to transfer such Preferred Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. Except in the case of a participant in the book-entry transfer facility system who transfers the Preferred Securities by an Agent's Message, delivery of Preferred Securities effected through book-entry transfer into the Exchange Agent's account at DTC requires that the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under " -- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with. A Holder who is a participant in the book-entry transfer facility system and transfers the Preferred Securities by an Agent's Message need not transmit the Letter of Transmittal to the Exchange Agent to consummate the exchange.

         The term "Agent's Message" means a message transmitted through electronic means by a book-entry transfer facility to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant tendering the Preferred Securities that such participant has received and agrees to be bound by the Letter of Transmittal and/or the Notice of Guaranteed Delivery (as discussed below), where applicable.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees

         Certificates for the Preferred Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Preferred Securities is registered in a name other than that

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



of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Preferred Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery

         If a holder desires to tender Preferred Securities pursuant to the Exchange Offer and the certificates for such Preferred Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Preferred Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                  (a)      such tenders are made by or through an Eligible
         Institution;

                  (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

                  (c) the certificates (or a book-entry confirmation) representing all tendered Preferred Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of
         Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Exchange Preferred Securities in exchange for Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Preferred Securities, or of a book-entry confirmation with respect to such Preferred Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message. Accordingly, the delivery of Exchange Preferred Securities might not be made to all tendering holders at the same time and will depend upon when Preferred Securities, book-entry confirmation with respect to Preferred Securities and other required documents are received by the Exchange Agent.

         The Trust's acceptance for exchange of Preferred Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity

         All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Preferred Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Preferred Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Preferred Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Preferred Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of Exchange Preferred Securities

         The Trust is making the Exchange Offer for the Exchange Preferred Securities in reliance on the position of the Staff set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Preferred Securities issued pursuant to the Exchange Offer in exchange for Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities. However, any holder of Preferred Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Preferred Securities, or any broker-dealer who purchased Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Preferred Securities for Exchange Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Preferred Securities.

         Each holder of Preferred Securities who wishes to exchange Preferred Securities for Exchange Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Exchange Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Preferred Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities received upon exchange of such Preferred Securities (other than Preferred Securities which represent an unsold allotment from the original sale of the Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Preferred Securities received in exchange for Preferred Securities where such Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Preferred Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Preferred Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Preferred Securities received in exchange for Preferred Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under " -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Preferred Exchange Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be. If the Company or the Trust give such notice to suspend the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Senior Subordinated Notes, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Preferred Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker- Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Preferred Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be.

Withdrawal Rights

         Except as otherwise provided herein, tenders of Preferred Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under " -- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Preferred Securities to be withdrawn, the aggregate principal amount of Preferred Securities to be withdrawn, and (if certificates for such Preferred Securities have been tendered) the name of the registered holder of the Preferred Securities as set forth on the Preferred
Securities, if different from that of the person who tendered such Preferred Securities. If Preferred Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Preferred Securities, the tendering holder must submit the serial number shown on the particular Preferred Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Preferred Securities tendered for the account of an Eligible Institution. If Preferred Securities have been tendered pursuant to the procedures for book-entry transfer set forth in " -- Procedures for Tendering Preferred Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Preferred Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Preferred Securities may not be rescinded. Preferred Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under " -- Procedures for Tendering Preferred Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Preferred Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Preferred Securities

         Holders of Preferred Securities whose Preferred Securities are accepted for exchange will not receive Distributions on such Preferred Securities and will be deemed to have waived the right to receive any Distributions on such Preferred Securities accumulated from and after August 12, 1997. Accordingly, holders of Exchange Preferred Securities as of the record date for the payment of Distributions on February 15, 1998 will be entitled to receive Distributions accumulated from and after August 12, 1997.

Conditions to the Exchange Offer

         Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Preferred Securities for any Exchange Preferred Securities, and, as described below, may terminate the Exchange Offer (whether or not any Preferred Securities have theretofore been accepted for exchange) if any of the following conditions have occurred or exist or have not been satisfied:

                  (a) there shall occur a change in the current interpretation by the Staff which permits the Exchange Preferred Securities issued pursuant to the Exchange Offer in exchange for Preferred Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Preferred Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Securities; or

                  (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

                  (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If the Company or the Trust determines in its reasonable discretion that any of the foregoing events or conditions has occurred or exist or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Preferred Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Preferred Securities. If such waiver or amendment constitutes a fundamental change to the Exchange Offer, the Company and the Trust will file a post-effective amendment to the Registration Statement setting forth the applicable information and will distribute an amended prospectus to the holders of the Preferred Securities. At the time that such prospectus supplement or amended prospectus is first given to holders of Preferred Securities, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such prospectus supplement or amended prospectus is first so given, then the Exchange Offer will be extended until the expiration of such period of ten business days.

Exchange Agent

         Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, by registered or certified mail or by hand or overnight delivery, as follows:

                            Wilmington Trust Company
                             One Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001
                       Attention: Corporate Trust Services

                              CONFIRM BY TELEPHONE:
                                 (302) 651-8869

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (302) 651-1079

         Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Preferred Securities, and in handling or tendering for their customers.

         Holders who tender their Preferred Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Preferred Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Preferred Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Preferred Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptance of the Exchange Offer.

                  DESCRIPTION OF EXCHANGE PREFERRED SECURITIES

         The following summary of certain material terms of the Exchange Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Declaration. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration. For the purposes of this section, as well as the sections entitled, "Description of the Exchange Guarantee," "Description of the Exchange Notes" and "Relationship Among the Exchange Preferred Securities, the Declaration, the Exchange Notes and the Exchange Guarantee," the "Company" refers to Symons International Group, Inc. exclusive of its Subsidiaries or affiliates.

General

         Pursuant to the terms of the Declaration, the Trust has issued the Preferred Securities and the Common Securities and will issue the Exchange Preferred Securities. The Exchange Preferred Securities will represent preferred beneficial interests in the Trust and the holders of the Exchange Preferred Securities and the Preferred Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See " -- Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of the material provisions of the Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms.

         The Securities (including the Preferred Securities and the Exchange Preferred Securities) are limited to $135,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities and the Common Securities except as described under " -- Subordination of Common Securities." Legal title to the Exchange Notes will be held by the Preferred Trustee in trust for the benefit of the holders of the Securities and the Common Securities. The Exchange Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Preferred Securities or on liquidation of the Trust when the Trust does not have cash on hand legally available for such payments. See " -- Description of Exchange Guarantee."

Distributions

         Distributions on the Exchange Preferred Securities will be fixed at a rate per annum of 9 1/2% of the stated Liquidation Amount of $1,000 per Exchange Preferred Security. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve thirty-day months.

         Distributions on the Exchange Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 1998, when, as and if the Trust has funds available for payment.

         Distributions on the Exchange Preferred Securities must be paid semi-annually on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The Trust's funds available for distribution to the holders of the Exchange Preferred Securities will be limited to payments received from the Company on the Exchange Notes in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of the Exchange Notes." The payment of Distributions, to the extent of funds of the Trust available therefor, is guaranteed by the Company on a limited basis, as set forth under "Description of the Exchange Guarantee."

         Distributions on the Exchange Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one day prior to the relevant payment dates (fifteen days if the Exchange Preferred Securities do not remain in book-entry-only form). Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Form,

Denomination, Book-Entry Procedures and Transfer" below. In the event that any date on which Distributions are payable on the Exchange Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law to close.

         So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company has the right under the Indenture to defer payment of interest on the Exchange Notes at any time or from time to time for a period not exceeding ten consecutive semi-annual periods (collectively, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral of interest payments by the Company, semi-annual Distributions on the Exchange Preferred Securities will also be deferred by the Trust during any such Extension Period. Distributions to which holders of the Exchange Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 9 1/2% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions.

         During any such Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Preferred Trustee and the Indenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Preferred Securities would have been payable except for the election to begin or extend such Extension Period and
(ii) the date the Trustees are required to give notice to any securities exchange or to holders of the Exchange Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. Such deferral shall not be deemed a default under the Indenture. Such extension shall not be deemed a default under the Indenture. See "Description of the Exchange Notes" and "Certain United States Federal Income Tax Considerations."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Senior Subordinated Notes subject to certain exceptions described herein or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Senior Subordinated Notes (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Company Capital Stock or the security being converted or exchanged and (f) purchases or issuances of Common Stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended). See "Description of Exchange Notes."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Exchange Notes.

Optional Redemption

         The Company is permitted to redeem the Exchange Notes in whole or in part, from time to time, after August 15, 2007, upon not less than thirty nor more than sixty days' notice. See "Description of the Exchange Notes -- Optional Redemption." Upon any redemption in whole or in part of the Exchange Notes at the option of the Company, the proceeds from such redemption shall simultaneously be applied by the Trust to redeem Exchange Preferred Securities and Common Securities at the prices set forth herein, plus accrued and unpaid Distributions thereon to the date fixed for redemption ("Redemption Price") together with the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Exchange Notes. See "Description of Exchange Notes -- Optional Redemption."

         In the event that fewer than all the outstanding Exchange Notes are to be so redeemed, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Exchange Preferred Securities and the Common Securities.

         In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any of the Exchange Preferred Securities during a period beginning at the opening of business fifteen days before any selection for redemption of Exchange Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Exchange Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Exchange Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Exchange Preferred Securities being redeemed in part.

Tax Event or Investment Company Event Redemption or Distribution

         If a Tax Event or Investment Company Event (as defined herein) shall occur and be continuing, the Company shall cause the Trustees to dissolve and liquidate the Trust and, after satisfaction of the liabilities of the Trust, cause the Exchange Notes to be distributed to the holders of the Trust
Securities  in  liquidation  of the  Trust  within  ninety  days  following  the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Trustees' receipt of an opinion of independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Exchange Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of Exchange Notes and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Exchange Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Exchange Notes for United States federal income tax purposes, even after the Exchange Notes were distributed to the holders of the Exchange Preferred Securities upon liquidation of the Trust as described above or (ii) the Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than thirty nor more than sixty days' notice and within ninety days following the occurrence of the Tax Event, to redeem the Exchange Notes, in whole (but not in part) for cash, at 100% of the principal amount thereof plus accrued and unpaid interest and, following such redemption, all the Exchange Preferred Securities and Common Securities will be redeemed by the Trust at the Liquidation Amount of $1,000 per Trust Security plus accrued and unpaid Distributions; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to eliminate, within such ninety-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Exchange Preferred Securities and will involve no material cost, the Trust or the Company will pursue such measure in lieu of redemption. See " -- Mandatory Redemption."

         If the Company does not elect any of the options described above, the Exchange Preferred Securities will remain outstanding until repayment of the Exchange Notes, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing pursuant to the Indenture, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of the Tax Event as additional interest on the Exchange Notes.

         "Tax Event" means that the Company shall have obtained an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to or change (including any announced proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of issuance of the Exchange Preferred Securities), which amendment or change is effective or which proposed change, interpretation or pronouncement is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is or, within ninety days of the delivery of opinion of counsel, will be subject to United States federal income tax with respect to interest received or accrued on the Senior Subordinated Notes, (ii) interest payable to the Trust on the Senior Subordinated Notes is not or, within ninety days of the delivery of opinion of counsel, will not be deductible for United States federal income tax purposes by the Company or (iii) the Trust is or, within ninety days of the delivery of opinion of counsel, will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges of whatever nature imposed by the United States or any other taxing authority.

         "Investment Company Event" means the receipt by the Company of an Opinion of Counsel, rendered by an independent law firm having experience in tax and securities matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

Mandatory Redemption

         The Exchange Notes will mature on August 15, 2027 and may be redeemed, in whole or in part, at any time after August 15, 2007 or at any time in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event. Upon the repayment of the Exchange Notes, whether at maturity, upon redemption, by declaration or otherwise, after satisfaction of the liabilities of the Trust, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate Liquidation Amount equal to the Exchange Notes so repaid or redeemed at the Redemption Price together with the related amount of premium, if any, paid by the Company upon the concurrent redemption of such Exchange Notes, provided that holders of the Trust Securities shall be given not less than thirty nor more than sixty days' notice of such redemption. See " -- Tax Event or Investment Company Event Redemption or Distribution," "Description of the Exchange Notes -- General" and "Optional Redemption." If less than all of the Exchange Notes are to be repaid or redeemed, then the proceeds from such prepayment or redemption shall be allocated to the redemption pro rata of the Exchange Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Exchange Notes to be repaid or redeemed shall be allocated to the redemption pro rata of the Exchange Preferred Securities and the Common Securities.

Change of Control Redemption

         Upon the occurrence of a Change of Control Triggering Event (as defined herein), a holder of Trust Securities has the right to require the Trust to exchange all or any part of the holder's Trust Securities for Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities so offered. Upon the occurrence of such an event, the Company will be required to immediately redeem any Exchange Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. See "Description of the Exchange Notes -- Change of Control."

Liquidation Distribution Upon Dissolution

         In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust, the holders of Trust Securities at the time will be entitled to receive out of the assets of the Trust available for Distribution to holders of Trust Securities after satisfaction of liability to creditors of the Trust an amount equal to the aggregate of the stated Liquidation Amount of $1,000 per each of the Exchange Preferred Securities and accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding up or termination, Senior Subordinated Notes in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Exchange Preferred Securities. If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Exchange Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Exchange Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Exchange Preferred Securities shall have a priority over the Common Securities.

         Pursuant to the Declaration, the Trust shall be dissolved and its affairs shall be wound up upon the earliest to occur of the following: (i) August 15, 2047, the expiration of the term of the Trust, (ii) the bankruptcy, liquidation or dissolution of the Company, (iii) the revocation of the Company's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the entry of a decree of judicial dissolution of the Company or the Trust by a court of competent jurisdiction, (v) all of the Trust Securities have been called for redemption and the Redemption Price has been paid to the holders in accordance with the terms of the Trust Securities, (vi) the distribution of all of the Trust Property (as defined in the Declaration),
(viii) the written direction to the Preferred Trustee from the Company at any time (which direction is optional and wholly within the discretion of the Company) to dissolve the Trust and distribute the Senior Subordinated Notes to the holders thereof in exchange for the Exchange Preferred Securities, (ix) the redemption of all of the Exchange Preferred Securities in connection with the redemption of all of the Senior Subordinated Notes, (x) subject to certain conditions, the occurrence of a Tax Event, (xi) the occurrence of an Investment Company Event or (xii) the occurrence of a Change of Control Triggering Event.

Redemption Procedures

         The Exchange Preferred Securities will not be redeemed unless all accrued and unpaid Distributions have been paid on all Exchange Preferred Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

         If the Trust gives a notice of redemption in respect of Exchange Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption and will give DTC irrevocable instructions and authority to pay such amount in respect of Exchange Preferred Securities represented by the Global Exchange Preferred Securities and will irrevocably deposit with the paying agent for the Exchange Preferred Securities funds sufficient to pay such amount in respect of any Exchange Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Exchange Preferred Securities upon surrender of their certificates. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Exchange Preferred Securities called for redemption shall be payable to the holders of such Exchange Preferred Securities on the relevant record dates for the related Distribution dates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Exchange Preferred Securities so called for redemption will cease; except for the right of the holders of such Exchange Preferred Securities to receive the redemption price and any Distributions payable on or prior to the date of redemption, but without interest on such redemption price. In the event that any date fixed for redemption of Exchange Preferred Securities is not a Business

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Day,  then  payment of the amount  payable on such date will be made on the next succeeding day which is a Business Day (without any interest on other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Exchange Preferred Securities is improperly withheld or refused and not paid by the Trust or the sponsor pursuant to the Exchange Guarantee, Distributions on such Exchange Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for the purpose of calculating the amount payable upon redemption (other than for the purpose of calculating any premium).

         Subject  to  the  foregoing  and  applicable  law  (including,  without limitation, United States federal securities laws), the Company or its Subsidiaries may at any time and from time to time purchase outstanding Exchange Preferred Securities by tender, in the open market or by private agreement. If less than all of the Exchange Preferred Securities and Common Securities are to be redeemed, then the aggregate Liquidation Amount of such Exchange Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative liquidation amounts of such classes. The Preferred Trustee shall promptly notify the trust registrar in writing of the portion of the Preferred Securities to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Exchange Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least thirty days but nor more than sixty days before the date of the redemption to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price on the Exchange Notes, on and after the date of the redemption interest ceases to accrue on such Exchange Notes or portions thereof (and Distributions cease to accrue on the Exchange Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

         Payment of Distributions on, and the amount payable upon redemption or liquidation of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default (as defined below) under the Declaration shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of accumulated and unpaid Distributions on all outstanding Exchange Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Exchange Preferred Securities, the full amount thereof in respect of all outstanding Exchange Preferred Securities, shall have been made or provided for, and all funds available to the Preferred Trustee shall first be applied to the payment in full in cash of all Distributions on, or the amounts payable upon redemption of, Preferred Securities then due and payable.

         In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived the right to act with respect to any such Declaration Event of Default until all such Declaration Events of Default with respect to the Exchange Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Exchange Preferred Securities have been cured, waived or otherwise eliminated, the Trustees shall act solely on behalf of the holders of the Exchange Preferred Securities and not the holder of the Common Securities, and only the holders of the Exchange Preferred Securities will have the right to direct the Trustees to act on their behalf.

Declaration Events of Default

         An event of default under the Indenture (an "Event of Default") or a default by the Company under the Exchange Guarantee constitutes an event of default under the Declaration with respect to the Trust Securities (a

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"Declaration Event of Default");  provided that pursuant to the Declaration, the holder(s) of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Exchange Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Exchange Preferred Securities have been so cured, waived or otherwise eliminated, the Preferred Trustee will be deemed to be acting solely on behalf of the holders of the Exchange Preferred Securities and only the holders of the Exchange Preferred Securities will have the right to direct the Preferred Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

         If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Senior Subordinated Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), unless such payment is otherwise excused for the reasons herein stated, then holders of not less than 25% in Liquidation Amount of outstanding Exchange Preferred Securities have the right to appoint a trustee (the "Special Trustee") to act on behalf of all holders of Exchange Preferred Securities. The Special Trustee appointed in accordance with the preceding sentence will represent the holders of all outstanding Exchange Preferred Securities unless the holders of at least a majority in Liquidation Amount of the outstanding Exchange Preferred Securities appoint an alternative Special Trustee in which case the Special Trustee appointed in accordance with the preceding sentence will be required to resign as Special Trustee. At no time can there be more than one Special Trustee acting on behalf of the holders of Exchange Preferred Securities. The Special Trustee will have the right to directly institute a proceeding against the Company (a "Trustee Action") for enforcement of payment to the Holders of Exchange Preferred Securities of the principal of or interest on the Exchange Notes having a principal amount equal to the aggregate Liquidation Amount of the Exchange Preferred Securities of such Holders. In connection with such action, the rights of the Company as holder of Common Securities will be subrogated to the rights of the Holders of Exchange Preferred Securities under the Declaration to the extent of any payment made by the Company to such Holders in such Trustee action. If the Preferred Trustee or the Special Trustee do not enforce such payment obligations, a holder of Exchange Preferred Securities will have the right to bring an action on behalf of the Trust to enforce the Trust's rights under the Exchange Notes and the Indenture. The holders of Exchange Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Notes.

         Upon the occurrence of a Declaration Event of Default, the Preferred Trustee as the sole holder of the Exchange Notes will have the right under the Indenture to declare the principal of and interest on the Exchange Notes to be immediately due and payable. The Company and the Trust are each required to file annually with the Preferred Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

Merger, Consolidation or Amalgamation of the Trust

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, or as described in "Liquidation Distribution Upon Dissolution." The Trust may, without the consent of the holders of the Exchange Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States of America; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") as long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of the successor entity that possesses the same powers and duties as the Preferred Trustee as the holder of the Senior Subordinated Notes, (iii) the Exchange Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Exchange Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Preferred Securities (including any Successor Securities) to be downgraded by any statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor

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Securities) in any material  respect,  (vi) such successor  entity has a purpose substantially identical to that of the Trust, (vii) the Company has provided a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Exchange Guarantee and (viii) prior to such merger, consolidation, amalgamation, replacement,
conveyance,   transfer  or  lease,  the  Company  has  received  an  opinion  of independent  counsel to the Trust experienced in such matters to the effect that
(x) such successor entity will be treated as a grantor trust for United States federal income tax purposes or otherwise as an entity that is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, (y) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Company nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not adversely affect the rights, preferences, privileges and limited liability of the Exchange Preferred Securities in any material respect. Notwithstanding the foregoing, the Trust shall not, except with the consent of the holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate,
amalgamate,   merge  with  or  into  or  replace  it,  if  such   consolidation,
amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

Voting Rights

         Except as described herein and under "Description of the Exchange Guarantee -- Amendments and Assignment" and as provided in the Delaware Business Trust Act and the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

         Subject to the requirement of the Preferred Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate Liquidation Amount of the Exchange Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trustee or Special Trustee, if approved, or direct the exercise of any trust or power conferred upon the Preferred Trustee under the Declaration including the right to direct the Preferred Trustee, as holder of the Senior Subordinated Notes, to (i) exercise the remedies available under the Indenture with respect to the Senior Subordinated Notes, (ii) waive any past Event of Default that may be waived under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Exchange Notes shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Exchange Notes where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Exchange Notes affected thereby, only the holders of the percentage of the aggregate stated Liquidation Amount of the Exchange Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Preferred Trustee to give such consent or take such action. The Trustees shall not revoke any action previously authorized or approved by a vote of holders of Preferred Securities except by subsequent vote of the holders of Preferred Securities. If the Preferred Trustee or the Special Trustee fails to enforce its rights under the Exchange Notes to receive interest or principal on the Exchange Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), a holder of record of Exchange Preferred Securities may institute a legal proceeding on behalf of the Trust against the Company to enforce the Trust's rights under the Exchange Notes without first instituting any legal proceeding against the Preferred Trustee or any other person or entity. The holders of the Exchange Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Exchange Notes unless the Preferred Trustee or the Indenture Trustee, acting for the benefit of the Preferred Trustee, fails to do so. In such event, the holders of at least 25% in aggregate Liquidation Amount of outstanding Exchange Preferred Securities would have a right to institute such proceedings. The Preferred Trustee shall notify all holders of the Exchange Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Exchange Notes. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place

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of conducting a proceeding  for a remedy,  the Preferred  Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Preferred Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

         In the event the consent of the Preferred Trustee, as the holder of the Exchange Notes, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Preferred Trustee shall request the direction of the holders of the Exchange Preferred Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in Liquidation Amount of the Exchange Preferred Securities; provided, however that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Exchange Notes, the Preferred Trustee may only give such consent at the direction of the holders of at least the same proportion in accordance with the directions of the holders of the Exchange Preferred Securities unless the Preferred Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

         A waiver of an Event of Default under the Indenture will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval of direction of holders of Exchange Preferred Securities may be given at a separate meeting of holders of Exchange Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Trustees will cause a notice of any meeting at which holders of Exchange Preferred Securities are entitled to vote, or of any matter which action by written consent of such holders is to be taken, to be mailed to each holder of record of Exchange Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date, place and purpose of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such consent of the holders of Exchange Preferred Securities which will be required for the Trust to redeem and cancel Exchange Preferred Securities or distribute Exchange Notes in accordance with the Declaration.

         Notwithstanding that holders of Exchange Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Exchange Preferred Securities were not outstanding.

         The procedures by which holders of Exchange Preferred Securities may exercise their voting rights are described below.

         Holders of the Exchange Preferred Securities will have no rights to appoint or remove, or increase or decrease the number of, the Trustees, who may be appointed, removed or replaced, increased or decreased solely by the Company as the indirect or direct holder of all of the Common Securities.

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Modification of the Declaration

         The Declaration may be modified and amended by the Trustees and the Company, provided, that if any proposed amendment provides for, or the Trustees or the Company otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in Liquidation Amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Exchange Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in Liquidation Amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, (ii) reduce or otherwise adversely affect the powers of the Trustees or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

Form, Denomination, Book-Entry Procedures and Transfer

         The Exchange Preferred Securities initially will be represented by one or more Exchange Preferred Securities certificates in registered, global form (collectively, the "Global Exchange Preferred Securities"). The Global Exchange Preferred Securities will be deposited upon issuance with the Preferred Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Exchange Preferred Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Preferred Securities may not be exchanged for Exchange Preferred Securities in certificated form except in the limited circumstances described below. See " -- Exchange of Book-Entry Preferred Securities for Certificated Exchange Preferred Securities."

  Depository Procedures

         DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Company that, pursuant to procedure established by it, (i) upon deposit of the Global Exchange Preferred Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Exchange Preferred Securities and (ii) ownership of such interests in the Global Exchange Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through,

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records  maintained  by  DTC  (with  respect  to  the  Participants  ) or by the
Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Preferred Securities).

         Except as described below, owners of interests in the Global Exchange Preferred Securities will not have Exchange Preferred Securities registered in their name, will not receive physical delivery of Exchange Preferred Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

         Payments in respect of the Global Exchange Preferred Security registered in the name of DTC or its nominee will be payable by the Preferred Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Declaration, the Preferred Trustee will treat the persons in whose names the Exchange Preferred Securities, including the Global Exchange Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Preferred Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Preferred Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to be beneficial owners of Exchange Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Preferred Trustee, the Trust or the Company. None of the Trust, the Company or the Preferred Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Preferred Securities, and the Trust or the Company and the preferred Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Beneficial interests in the Global Exchange Preferred Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interest will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

         DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Preferred Securities only at the direction of one or more Participants on whose account with DTC interests in the Global Exchange Preferred Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Preferred Securities as to which such Participant or Participants has or have given such direction However, if there is a Indenture Event of Default, DTC reserves the right to exchange the Global Exchange Preferred Securities for legended Exchange Preferred Securities in certificated form and to distribute such Exchange Preferred Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  Exchange of Book-Entry Exchange Preferred Securities for Certificated Exchange Preferred Securities

         A Global Exchange Preferred Security is exchangeable for Exchange Preferred Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depository for the Global Exchange Preferred Security and the Trust thereupon fails to appoint a successor Depository within ninety days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to

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cause the issuance of the Exchange Preferred  Securities in certificated form or
(iii) there shall have occurred and be continuing an Indenture Event of Default or any event which after notice or lapse of time or both would be an Indenture Event of Default. In addition, beneficial interests in a Global Exchange
Preferred  Security  may  be  exchanged  for  certificated   Exchange  Preferred
Securities upon request but only upon at least twenty days prior written notice given to the Preferred Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Preferred Securities delivered in exchange for any Global Exchange Preferred Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures) and will bear the legend referred to in "Notice to Investors," unless the Preferred Trustee determines otherwise in compliance with applicable law.

Payment and Paying Agency

         Payments in respect of the Exchange Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated Exchange Preferred Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall initially be Wilmington Trust Company. The Paying Agent shall be permitted to resign as Paying Agent upon thirty days' written notice to the Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company.)

Registrar and Transfer Agent

         Wilmington Trust Company will act as registrar and transfer agent for the Exchange Preferred Securities. Registration of transfers of Exchange Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Exchange Preferred Securities after such Exchange Preferred Securities have been called for redemption.

Information Concerning the Preferred Trustee

         The Preferred Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Preferred Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Preferred Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

         The Company Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes or otherwise as an entity that is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, and so that the Exchange Notes will be treated as Indebtedness of the Company for United States federal income tax purposes. In this connection, the Company Trustees and the Company are authorized to take any action, not inconsistent with the applicable law, the certificate of trust or the Indenture that the Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

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Expenses and Taxes

         The Trust was created solely to facilitate an investment in the Senior Subordinated Notes; consequently, the Company, as borrower, has agreed in the Indenture, to pay all debts and obligations (other than with respect to the Securities and Common Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, and fees and expenses of the Trustees and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Preferred Trustee after paying such expenses will be equal to the amounts the Trust and the Preferred Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust.

         The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person or entity to which any such debts, obligations, costs, expenses and taxes are owed (each a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreement as may be necessary or desirable to effect the foregoing.

Governing Law

         The Declaration and the Exchange Preferred Securities will be governed by and construed in accordance with the laws of the State of Delaware.

Information Concerning the Delaware Trustee

         The Delaware Trustee is Wilmington Trust Company. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Business Trust Act for a trustee that is either a natural person who is a resident of Delaware or a legal entity with its principal place of business in that State.

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                        DESCRIPTION OF THE EXCHANGE NOTES

         The Old Senior Subordinated Notes were issued and the Exchange Notes will be issued as separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture. Capitalized terms not otherwise defined herein have the meaning assigned to the in the Indenture.

         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event, Change of Control Triggering Event or Investment Company Event, Exchange Notes may be distributed to the holders of the Exchange Preferred Securities in liquidation of the Trust. See "Description of the Exchange Notes -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Exchange Notes -- Change of Control."

General

         The Exchange Notes will be issued under the Indenture and will be limited in aggregate principal amount to the sum of the aggregate stated Liquidation Amount of the Trust Securities.

         The Exchange Notes are not entitled to the benefit of any sinking fund. The entire principal amount of the Exchange Notes will become due and payable, together with any accrued and unpaid interest thereon, on August 15, 2027.

         The Exchange Notes will initially be issued in fully registered certificated form and held by the Preferred Trustee. If distributed to holders of Exchange Preferred Securities in a dissolution of the Trust or following a Change of Control Triggering Event, the Exchange Notes will then be issued as a global security to the extent of any Global Exchange Preferred Securities at the time representing any Exchange Preferred Securities and otherwise in fully registered, certificated form. In the event that Exchange Notes are issued in certificated form, such Exchange Notes will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Exchange Notes issued as a global security will be made in immediately available funds to DTC, as the depository for the Exchange Notes. In the event Exchange Preferred Securities are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Notes will be registrable and Old Senior Subordinated Notes will be exchangeable for Exchange Notes of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee; provided that, unless the Exchange Notes are held by the Trust or any successor permissible as described under "Description of the Exchange Preferred Securities -- Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the addresses of the persons entitled thereto.

Interest

         The Exchange Notes will bear interest at the rate of 9 1/2% per annum from the original date of issuance, payable semi-annually in arrears on February 15 and August 15 (each, an "Interest Payment Date"), commencing February 15, 1998, to the person in whose name such Exchange Note is registered at the close of business on the fifteenth day immediately preceding such Interest Payment Date. Interest on the Exchange Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date. Interest in arrears for more than one semi-annual period (and interest thereon) will accrue interest (compounded semi-annually) at the same rate, to the extent permitted by applicable law.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve, thirty-day months. In the event that any date on which interest is payable on the Exchange Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without

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any  interest or other  payment in respect of any such delay),  except that,  if such Business Delay is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Date

         Unless an Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Exchange Notes to defer the payment of interest at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Exchange Preferred Securities by the Trust will be deferred during any such Extension Period. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of 9 1/2%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Notes (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respect with or junior to the Exchange Notes, subject to certain exceptions described herein or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Exchange Notes (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged and (f) purchases or issuances of Common Stock under any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the company's dividend reinvestment plans, in each case as now existing or hereafter established or amended).

         Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Preferred Trustee and Indenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trustees are required to give notice to any securities exchange or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record Date. The Indenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Exchange Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period. No such extension shall be deemed an Event of Default under the Indenture.

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Optional Redemption

         The Company shall have the right to redeem the Exchange Notes, in whole or in part, at any time or from time to time after August 15, 2007, upon not less than thirty or more than sixty day's notice, at the Redemption Prices (as defined in the Indenture) (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date (as defined in the Indenture) (subject to the right of holders of record on the relevant Regular Record Date (as defined in the Indenture) to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                                                                 Percentage of
Year                                                            Principal Amount
----                                                            ----------------

2007...............................................................104.750%
2008...............................................................103.167%
2009...............................................................101.583%
2010 and thereafter................................................100.000%

         In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Exchange Note during a period beginning at the opening of business fifteen days before any selection for redemption of Exchange Notes and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Exchange Notes to be so redeemed or (ii) register the transfer of or exchange any Exchange Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Exchange Note being redeemed in part.

Subordination

         The indebtedness evidenced by the Exchange Notes will be senior subordinated obligations of the Company. The payment of the principal of (including any payments on redemption or repurchase), premium (if any) and interest on the Exchange Notes is subordinate in right of payment, as set forth in the Indenture, to all Senior Indebtedness of the Company, whether outstanding on the date the Exchange Notes are originally issued or thereafter incurred.

     Although the Indenture contains limitations on the amount of Additional Indebtedness that the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants."

         The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Notes will mature on August 15, 2027 (the "Stated Maturity Date"). The Exchange Notes will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. Almost all of the Company's assets consist of stock in the Subsidiaries. Consequently, the Company relies primarily on dividends, interest and fees from such Subsidiaries to meet its obligations. The Company is a legal entity separate and distinct from its Subsidiaries. The principal sources of the Company's income are dividends, interest and fees from its Subsidiaries. The Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds from its direct and indirect Subsidiaries. The inability of the Company's direct and indirect Subsidiaries to pay dividends, interest and fees to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the Trust. The payment of dividends by the Company's Subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of Indiana and Florida, the states of domicile of the Company's Insurance Subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its Subsidiaries. As of June 30, 1997, IGF and Pafco would be permitted to pay an aggregate of $12.7 million in dividends without prior regulatory approval. In addition, payment of dividends to the

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Company by the insurance  Subsidiaries is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. The right of the Company to participate in any distribution of assets of any Subsidiary upon such Subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the Subsidiary, except to the extent the Company may itself be recognized as a creditor of that Subsidiary. Accordingly, the Exchange Notes will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries, and holders of Exchange Notes should look only to the assets of the Company for payments on the Exchange Notes. In addition, because many of the Company's Subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such Insurance Subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. The Indenture does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. However, the ability of the Company and its Subsidiaries to incur indebtedness is restricted under the Exchange Notes. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. See "Description of the Exchange Notes -- Certain Covenants."

         The Company may not pay principal of, or premium (if any) or interest on, the Exchange Notes and may not repurchase, redeem or otherwise retire any Exchange Notes (collectively, "pay the Notes") if (i) the Specified Senior Indebtedness is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Company occurs and the maturity of such Specified Senior
Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. However, the Company may pay the Exchange Notes without regard to the foregoing if the Company and the Indenture Trustee receive written notice approving such payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Specified Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Exchange Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Indenture Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Indenture Trustee and the Company from the representative of the holders of such Specified Senior Indebtedness, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, the Company may resume payments on the Exchange Notes after the end of such Payment Blockage Period. The Exchange Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness during such period.

         Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the holders of Senior Subordinated Notes are entitled to receive any payment, and until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which holders of Senior Subordinated Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to holders of Senior Subordinated Notes, that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         If payment of the Exchange Notes is accelerated because of an Event of Default, the Company or the Indenture Trustee shall promptly notify the holders of Senior Indebtedness of the Company or the representative of such holders of the acceleration. If any Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business

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Days after the representatives of all the issues of Senior Indebtedness  receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

         By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the holders of Exchange Notes, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Exchange Notes.

Certain Covenants

  Limitation on Restricted Payments

          (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time the Company or such Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom), (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation of Incurrence of Indebtedness" or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), (b) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary and Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to the Issue Date, of any indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange).

          (b) The provisions of the foregoing  paragraph (a) shall not prohibit:
     (i) any purchase or redemption of stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above, (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale, of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "--
     Limitation on Incurrence of Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; or (iii) dividends paid within sixty days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenants; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments.


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  Limitation on Incurrence of Indebtedness

          (a) The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence (and after giving effect thereto), the Consolidated Coverage Ratio exceeds 2.5 to 1.

          (b) The foregoing limitations contained in paragraph (a) do not apply to the Incurrence of any of the following Indebtedness: (1) Indebtedness under the Credit Agreement, (2) Indebtedness owed to an held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company, (3) the Exchange Notes, (4) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or cost of construction of an asset or, in the case of a sale/leaseback transaction, to finance the value of such asset owned by the Company or a Subsidiary, in an aggregate principal amount which, together with all other such Capital Lease Obligations and Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clause (2) or (9) of this paragraph (b)), does not exceed $3 million, (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) of this paragraph (b), (6) Hedging Obligations permitted under the Credit Agreement as in effect on the Issue Date, (7) customer deposits and advance payments received from customers for goods purchased in the ordinary course of business and (8) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clauses (1) through (7) of this paragraph (b)), does not exceed $5 million.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness (i) that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Exchange Notes to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  Limitation on Restrictions on Distributions from Subsidiaries

         The Company shall not, and shall not permit any Subsidiary to, voluntarily create or otherwise cause or permit to exit or become effective any consensual encumbrance or restriction on the ability of any subsidiary (a) to pay dividends or make any other distribution on its Capital Stock to the Company or any other Subsidiary or pay any Indebtedness owed to the Company or any other Subsidiary, (b) to pay any management fees or billing fees to the Company or any other Subsidiary, (c) to make any loans or advances to the Company or any other Subsidiary or (d) transfer any of its property or assets to the Company or any other Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered on the Issue Date, (ii) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Subsidiary on or prior to the date on which such subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to

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provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date, (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) above or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) above or this clause; provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such refinancing agreement or amendment are not less favorable to the holders of Senior Subordinated Notes than encumbrances and restrictions with respect to such Subsidiary contained in such agreements,
(iv) any such encumbrance or restriction consisting of customary non- assignment provisions in leases governing leasehold interest or in licensing agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder or the licensing agreement or the rights licensed thereunder,
(v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness or a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages and(vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

  Limitation on Sales of Assets and Subsidiary Stock

          (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly consummate any Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company or such Subsidiary as the case may be, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash, cash equivalents or Marketable Securities and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a
     Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within eighteen months from the later of the date of such Asset Disposition or the receipt of such Net
     Available  Cash,  (B)  second,  to the  extent of the  balance  of such Net
     Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within eighteen months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holder of the Senior Subordinated Notes to purchase Senior Subordinated Notes pursuant to and subject to the conditions contained in the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Disposition which are not applied in accordance with this paragraph exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

          For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash.

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          (b) In the event of an Asset Disposition that requires the purchase of the Senior Subordinated Notes pursuant to clause (a)(ii)(C) above, the Company will be required to purchase Exchange Notes tendered pursuant to an offer by the Company for the Exchange Notes at a purchase price of 101% of their principal amount (without premium) plus accrue but unpaid interest, in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. The Company shall not be required to make such an offer to purchase Senior Subordinated Notes pursuant to this covenant if the Net Available Cash available therefor is less than $5 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

          (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

  Limitation on Affiliate Transactions

          (a) The Company shall not, and shall not permit any Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") (other than reinsurance with an Affiliate in the ordinary course of business) unless the terms thereof (1) are no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company or such Subsidiary having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $2.5 million, have been determined by a nationally recognized investment banking firm to be fair from a financial standpoint to the Company and its Subsidiaries.

          (b) The provisions of paragraph (a) above shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under " -- Limitation on Restricted Payments," (ii) transactions or payments pursuant to any employee arrangements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary and (iii) any Affiliate Transaction between the company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

  Senior Subordinated Indebtedness; Liens

         The Company  shall not, and shall not permit any  Subsidiary  to, Incur
(i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or(ii) any Secured Indebtedness that is not Senior Indebtedness unless (A) contemporaneously therewith effective provision is made to secure the Senior Subordinated Noes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien or (b) such Secured Indebtedness is permitted by clause (1), (4), (5) or
(7) of paragraph (b) of the covenant described under " -- Limitation on Incurrence of Indebtedness."

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  Limitation on Mergers, Acquisitions and Sales of Assets

         The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person unless (i) the Surviving Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Senior Subordinated Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Indenture Trustee, (iii) at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing, (iv) the Surviving Person will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, (v) at the time of such transaction and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under " -- Limitation on Incurrence of Indebtedness" and (vi) the Company delivers to the Indenture Trustee an Officers' Certificate (as defined in the Indenture) and an Opinion of Counsel (as defined in the Indenture), each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture.

Ownership of the Trust

         The Company shall continue (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Exchange Notes to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamation, each as permitted by the Declaration and (y) to otherwise continue to be classified for United States federal income tax purposes as a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

Change of Control

         Upon the occurrence of a Change of Control Triggering event (as defined herein), a holder of Trust Securities has the right to require the Trust to exchange all or any part of the holder's Trust Securities for Senior Subordinated Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities so offered. Upon the occurrence of such an event, the Company will be required to immediately redeem any Exchange Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

         Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of the Exchange Preferred Securities to exchange the Exchange Preferred Securities for Exchange Notes and their right to require the Company to redeem the Exchange Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Exchange Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture

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



relative to the Company's obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Exchange Notes.

Events of Default

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Exchange Notes: (i) failure for thirty days to pay interest on the Exchange Notes when due or (ii) failure to pay principal of or premium, if any, on the Exchange Notes when due, whether at maturity, upon redemption, by judicial declaration or otherwise or (iii) failure to observe or perform any other covenant contained in the Indenture for ninety days after notice as provided in the Indenture or (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness or Guarantee now exists or is incurred after the Issue Date, if (a) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness and (b) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness, at such time, that has been accelerated or not paid at maturity, exceeds $10 million or (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Exchange Notes to the holders of Exchange Preferred Securities in liquidation of the Trust and in connection with certain mergers, consolidations or amalgamation permitted by the Declaration or (vi) certain events in bankruptcy, insolvency or reorganization of the Company.

         The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Notes may declare the principal of and interest on the Exchange Notes due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Exchange Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see " -- Modification of the Indenture."

         The Preferred Trustee is the initial holder of the Exchange Notes. However, while the Exchange Preferred Securities are outstanding, the Preferred Trustee has agreed under the Indenture not to waive an Event of Default with respect to the Exchange Notes without the consent of holders of a majority in aggregate Liquidation Amount of the Exchange Preferred Securities then outstanding.

         A default under any other indebtedness of the Company or any of its Subsidiaries or joint ventures or the Trust would not constitute an Event of Default under the Exchange Notes.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Exchange Notes, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Exchange Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

         No Holder of any Exchange Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and, if the Preferred Trustee is not the Holder of Exchange Notes, unless the holders of at least 25% in aggregate principal amount of the Exchange Notes then outstanding shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the

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



outstanding Exchange Notes a direction inconsistent with such request and shall have failed to institute such proceeding within sixty days. However, such limitations do not apply to a suit instituted by a Holder of an Exchange Note for enforcement of payment of the principal of and premium, if any, or interest on such Exchange Notes on or after the respective due dates expressed in such Exchange Note.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Notes affected thereby may, on behalf of the holders of all the Exchange Notes, waive any past default, except a default in the payment of principal, premium, if any, or interest. The Company is required to file annually with the Indenture Trustee and the Trustees a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

Modification of the Indenture

         The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Exchange Notes, to modify the Indenture or any supplemental indenture, provided that no such modification may, without the consent of the Holder of each outstanding Exchange Note (or a majority in Liquidation Amount of the Exchange Preferred Securities so long as they remain outstanding) affected thereby, (i) extend the Stated Maturity of any Exchange Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, except a otherwise stated herein, or reduce any premium payable upon the redemption thereof, (ii) change the place or currency of payment of principal of, or any premium or interest on, any Exchange Note, (iii) impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Note, (iv) modify the subordination provisions in a manner advise to the holders of the Exchange Notes or (v) reduce the percentage in principal amount of Exchange Notes the holders of which are required to consent to any modification or amendment of the Indenture.

         In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Exchange Notes, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes; provided that any such action does not materially adversely affect the interest of the holders of the Exchange Notes (or the Exchange Preferred Securities so long as they remain outstanding).

Governing Law

         The Indenture and the Exchange Notes are governed by and construed in accordance with, the laws of the State of New York.

Information Concerning the Indenture Trustee

         The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture, and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Notes, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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Certain Definitions

         As used in the Indenture:

         "Additional Assets" means (i) any property or asset (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided that any such Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under " -- Certain Covenants -- Limitation on Restricted Payments," " -- Certain Covenants -- Limitation on Affiliate Transactions" and " -- Certain Covenants -- Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of any Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary),
(ii) all or substantially all the assets of any division or line of business of the Company or any Subsidiary or (iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary (other than, in the case of (i), (ii) and (ii) above, (y) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary and (z) for purposes of the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments").

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Board  of  Directors"   means,  with  respect  to  the  Company  or  a
Subsidiary, as the case may be, the Board of Directors (or other body performing functions similar to any of those performed by a Board of Directors).

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Indenture Trustee, or, with respect to the Exchange Preferred Securities, the principal office of the Preferred Trustee under the Declaration, is closed for business.

         "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated

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Maturity  thereof  shall be the date of the last  payment  of rent or any  other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designed) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means any transaction or series of transactions in which any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Section 13(d) and 14(d) of the Exchange Act) other than the Company and its subsidiaries acquires all or substantially all of the Company's assets or becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company).

         "Change of Control Triggering Event" means a Change of Control.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are not longer liable for such Indebtedness after such sale), (e) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the

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date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company ) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,
(iii) any net income of any Subsidiary that is not a Wholly Owned Subsidiary if such Subsidiary is subject to contractual, governmental or regulatory restrictions, directly or indirectly, on owned of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary that is not a Wholly Owned Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale and leaseback arrangement) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses and (vi) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Credit Agreement" means the Revolving Credit Facility, among IGF Insurance Company and Bretton Bank of Des Moines, Iowa dated February 25, 1993.

         "Currency Agreement" means any foregoing currency exchange contract, currency swap agreement or other similar agreement or arrangement designed and entered into to protect the Company or any Subsidiary against fluctuations in currency exchange rates.


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         "Default"  means any event that is, or after  notice or passage of time or both would be, an Event of Default (as defined herein).

         "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes; provided, however, that any Capital Stock that would constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under " -- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock" and " -- Change of Control."

         "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its Subsidiaries, (b) depreciation expense and (c) amortization expense, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary that is not a Wholly Owned Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (ii) statements and pronouncements of the Financial Accounting Standards Board (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guaranty" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statements conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.


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         "Incur" means issue, assume, Guaranty, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (other than (x) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business, (y) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (z) obligations incurred under a pension, retirement or deferred compensation program or arrangement regulated under the Employee Retirement Income Security Act of 1974, as amended, or the laws of a foreign government), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guaranty, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and bank guaranties (A) not made under the Credit Agreement and (B) securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends), (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amounts of the obligation so secured and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed and entered into to protect the Company or any Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guaranty or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase of acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

         "Investment Grade" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's and the equivalent in respect of Rating Categories of any Rating Agency substituted for S&P or Moody's.

         "Issue Date" means the date on which the Old Senior Subordinated Notes were originally issued.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).


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         "Marketable   Securities"   means  securities   listed  on  a  national
securities exchange which have a minimum weekly trading volume of at least 100,000 shares.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Permitted Investment" means an Investment by the Company or any Subsidiary in (i) a Person that will, upon the making of such Investment, be or become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business, (ii) a Person if a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided, however, that such Person's primary business is a Related Business,
(iii) Temporary Cash Investments, (iv) any demand deposit account with an Approved Lender, (v) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances, (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary, or in satisfaction of judgments, (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and (x) any Affiliate (the primary business of which is a Related Business) that is not a Subsidiary (other than the Company); provided, that the aggregate of all such Investments outstanding at any one time under this clause (x) shall not exceed $1 million.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such
corporation,   over  shares  of  Capital  Stock  of  any  other  class  of  such corporation.

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         "Principal"  of a Senior  Subordinated  Note means the principal of the
Senior Subordinated Note plus the premium, if any, payable on the Senior Subordinated Note which is due or overdue or is to become due at the relevant time.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier that the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Subsidiary that Refinances Indebtedness of another Subsidiary.

         "Related Business" means the business of providing property and casualty insurance to individuals or farms and any business related, ancillary or complementary to such business of the Company.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) and dividends or distributions payable solely to the Company or a Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

         "Senior Indebtedness" means, with respect to the Company, (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not the claim for such interest is allowed as a claim after such filing) in respect of (A) any Indebtedness of such Person under the Credit Agreement, (B) Indebtedness of such Person for money borrowed and (c) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Exchange Notes; provided, however, that Senior Indebtedness

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shall not include (1) any  obligation  of such Person to any  subsidiary of such
Person, (2) any liability for federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

         "Senior Subordinated Indebtedness" means the Exchange Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Exchange Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

         "S&P" means Standard & Poor's Corporation and its successors.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Notes pursuant to a written agreement to that effect.

         "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         "Surviving Person" means, with respect to any Person involved in any merger, consolidation or other business combination or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets, the Person formed by or surviving such transaction or the Person to which such disposition is made.

         "Temporary Cash Investments" means any of the following: (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith, and credit of the United States of America is pledged in support thereof), (b) time deposits and certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any lender under the Credit Agreement or (ii) any United States commercial bank of recognized standing (y) having capital and surplus in excess of $500 million and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by an Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the lenders under the Credit Agreement) or recognized securities dealer having capital and surplus in excess of $500,000,000 for (i) direct obligations issued or fully guaranteed by the United States of America, (ii) time deposits or certificates of deposit described under subsection (b) above or (iii) commercial paper or other notes described under subsection (c) above, in which, in each such case, such bank, trust company or dealer shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the United States Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction

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preferred  stock (i) rated AAA (or the  equivalent  thereof) or better by S&P or
Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, in each case which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in clauses (a), (b), (c), (e) and (f) above.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock (other than director's qualifying shares and shares held by other Persons, to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) of which is owned by the Company or by one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries.

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                        DESCRIPTION OF EXCHANGE GUARANTEE

         The Exchange Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Exchange Preferred Securities for the benefit of the holders from time to time of the Exchange Preferred Securities. As soon as practicable after the date hereof, the Company Guarantee will be exchanged by the Company for the Exchange Guarantee for the benefit of the holders from time to time of the Exchange Preferred Securities. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Preferred Securities.

General

         Pursuant to the Exchange Guarantee, the Company will irrevocably and unconditionally agree to pay in full on a senior subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other than the defense of payment. The following payments or distributions with respect to the Exchange Preferred Securities, (the "Guarantee Payments"), will be subject to the Exchange Guarantee (without duplication): (i) any accrued and unpaid Distributions that are required to be paid on the Exchange Preferred Securities, to the extent the Trust has funds legally available therefor, (ii) the Redemption Price with respect to the Exchange Preferred Securities called for redemption, to the extent the Trust has funds legally available therefor and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with a Distribution of the Exchange Notes to holders of Exchange Preferred Securities or redemption of all the Exchange Preferred Securities), the less of (a) the aggregate of the Liquidation Amount and all accrued and unpaid distributions on the Exchange Preferred Securities to the date of payment, to the extent the Trust has funds legally available therefor and (b) the amount of cash assets of the Trust remaining legally available for distribution to holders of the Exchange Preferred Securities upon the liquidation of the Trust. If the Company does not make interest payments on the Exchange Notes held by the Trust, the Trust will not be able to pay
Distributions on the Exchange Preferred Securities and will not have funds legally available therefor.

         The Exchange Guarantee will be an irrevocable and unconditional guarantee on a senior subordinated basis of the Trust's obligations under the Exchange Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments and is not a guarantee of collection. The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See " -- Status of the Exchange Guarantee."

         Almost all of the assets of the Company consist of stock of the Subsidiaries. Accordingly, the Company relies primarily on dividends and fees from such Subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The inability of the Company's direct and indirect Subsidiaries to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the Trust. The payment of dividends by the Company's Subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of Indiana and Florida, the states of domicile of the Company's Insurance Subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its Subsidiaries. In addition, payment of dividends to the Company by the Insurance Subsidiaries is subject to ongoing review by insurance regulators and is subject to various statutory
limitations  and  in  certain  circumstances   requires  approval  by  insurance
regulatory authorities. The right of the Company to participate in any distribution of assets of any Subsidiary upon such Subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the Subsidiary, except to the extent the Company may itself be recognized as a creditor of that Subsidiary. Accordingly, the Exchange Notes will be effectively subordinated to all existing and future liabilities of the Company's

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Subsidiaries,  and holders of Exchange  Notes  should look only to the assets of the Company for payments on the Exchange Notes. Accordingly, the Company's obligations under the Exchange Guarantee, as well as its obligation to pay interest and principal on the Exchange Notes, will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries. See "Risk
Factors  --  Holding  Company  Structure;   Dividend  and  Other   Restrictions;
Management Fees." As of June 30, 1997, the liabilities of the Company's Subsidiaries were approximately $469 million.

         The Company has, through the Exchange Guarantee, the Declaration, the Exchange Notes and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Exchange Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Preferred Securities. See "Relationship Among the Exchange Preferred Securities, the Declaration, the Exchange Notes and the Exchange Guarantee."

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities to the same extent as the Exchange Guarantee, except that upon the occurrence and during the continuation of a Indenture Event of Default, holders of Exchange Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Exchange Guarantee

         The Exchange Guarantee will constitute an unsecured senior subordinated obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company as defined under "Description of the Exchange Notes -- Certain Definitions." The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Preferred Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee
Payments in full to the extent not paid by the Trust out of funds legally available therefor or upon distribution of the Exchange Notes to the holders of the Exchange Preferred Securities. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. However, the ability of the Company and its Subsidiaries to incur indebtedness is restricted under the Exchange Notes. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. See "Description of the Exchange Notes -- Certain Covenants."

         The Company may not make a Guarantee Payment to holders of Exchange Preferred Securities if (i) the Specified Senior Indebtedness is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Company occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. The failure to make a payment under the Exchange Guarantee shall not be considered an Event of Default. However, the Company may make a Guarantee Payment without regard to the foregoing if the Company and the Guarantee Trustee receive written notice approving such payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Specified Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make a Guarantee Payment to holders of Preferred Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Guarantee Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if

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such  Payment  Blockage  Period  is  terminated  (i) by  written  notice  to the
Guarantee Trustee and the Company from the representative of the holders of such specified Senior Indebtedness, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, the Company may resume Guarantee Payments after the end of such Payment Blockage Period. The Exchange Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness during such period.

         Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the holders of Exchange Preferred Securities are entitled to receive any Guarantee Payment, and until the Senior Indebtedness of the Company is paid in full, any payment or Distribution to which holders of Exchange Preferred Securities would be entitled but for the subordination provisions of the Exchange Guarantee will be made to holders of such Senior Indebtedness as their interests may appear. If a Distribution is made to holders of Exchange Preferred Securities, that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         If a Guarantee Payment is to be made by the Company to holders of Exchange Preferred Securities, the Company or the Guarantee Trustee shall promptly notify the holders of Senior Indebtedness of the Company or the representative of such holders of such Guarantee Payment. If any Senior Indebtedness of the Company is outstanding, the Company may not pay such Guarantee Payment until five Business Days after the representatives of all the issues of Senior Indebtedness of the Company receive notice of such Guarantee Payment and, thereafter, may pay such Guarantee Payment only if the Exchange Guarantee otherwise permits payment at that time.

Amendments and Assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Preferred Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate Liquidation Amount of the outstanding Exchange Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Exchange Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Preferred Securities then outstanding. The Exchange Guarantee shall not be amended without the prior receipt by the Company of an opinion of independent tax counsel to the effect that such amendment of the Exchange Guarantee will not result in the recognition of income, gain or loss by holders of the Exchange Preferred Securities.

Events of Default

         An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

         Upon the occurrence of a payment default under the Exchange Guarantee, any holder of the Exchange Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other persons or entity.


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         The  Company,  as  guarantor,  is  required to file  annually  with the
Guarantee Trustee a certificate as to whether the Company is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

Termination of the Exchange Guarantee

         The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Exchange Preferred Securities, upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust or upon distribution of Exchange Notes to the holders in exchange for all of the Exchange Preferred Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Preferred Securities must restore payment of any sums paid under such Exchange Preferred Securities or such Exchange Guarantee.

Governing Law

         The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Exchange Guarantee, undertakes to perform only such duties as are specifically set forth in the Exchange
Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange
Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

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              RELATIONSHIP AMONG THE EXCHANGE PREFERRED SECURITIES,
                       THE DECLARATION, THE EXCHANGE NOTES
                           AND THE EXCHANGE GUARANTEE

Full and Unconditional Guarantee

         Payments  of  Distributions  and  other  amounts  due on  the  Exchange
Preferred Securities (to the extent the Trust has funds legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Exchange Guarantee." Taken together, the Company's obligations under the Exchange Notes, the Indenture, the Declaration and the Exchange Guarantee provide, in effect, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Preferred Securities. If and to the extent that the Company does not make payments on the Exchange Notes, the Trust will not pay Distributions or other amounts due on its Exchange Preferred Securities. The Exchange Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds legally available to pay such Distributions. In such event, the remedy of a holder of an Exchange Preferred Security is to institute a legal proceeding directly against the Company on behalf of the Trust for enforcement of the Company's obligations on the Exchange Notes. The obligations of the Company under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Exchange Notes, such payments will be sufficient to cover Distributions and other payments due on the Exchange Preferred Securities, primarily because (i) the aggregate principal amount of the Exchange Notes will be equal to the sum of the aggregate stated Liquidation Amount of the Exchange Preferred Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the Exchange Notes will match the distribution rate and distribution and other payment dates for the Exchange Preferred Securities, (iii) the Indenture provides that the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all and any costs, expenses and liabilities of such Trust except the Trust's obligations to holders of its Exchange Preferred Securities under such Exchange Preferred Securities and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Exchange Guarantee.

Enforcement Rights of Holders of Exchange Preferred Securities

         If a Declaration Event of Default has occurred and is continuing and is attributable to the failure of the Company to make payments on the Exchange Notes, then holders of not less than 25% in Liquidation Amount of outstanding Exchange Preferred Securities have the right to appoint a trustee (the "Special Trustee") to act on behalf of all holders of Exchange Preferred Securities. The Special Trustee appointed in accordance with the preceding sentence will represent the holders of all outstanding Exchange Preferred Securities unless the holders of at least a majority in Liquidation Amount of the outstanding Exchange Preferred Securities appoint an alternative Special Trustee in which case the Special Trustee appointed in accordance with the preceding sentence will be required to resign as Special Trustee. At no time can there be more than one Special Trustee acting on behalf of the holders of Exchange Preferred Securities. The Special Trustee will have the right to directly institute a proceeding (a "Trustee Action") for enforcement of payment to the holders of Exchange Preferred Securities of the principal of or interest on the Exchange Notes having a principal amount equal to the aggregate Liquidation Amount of the Exchange Preferred Securities outstanding on or after the respective due date specified in the Exchange Notes. The holders of the Exchange Preferred

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



Securities would not be able to exercise directly any other remedies available to the holders of the Exchange Notes unless the Preferred Trustee or the Special Trustee, acting for the benefit of the Preferred Trustee, fails to do so. In such event, the holders of at least 25% in aggregate Liquidation Amount of outstanding Exchange Preferred Securities would have a right to institute such proceedings. In addition, if the Company fails to make interest or other payments on the Senior Subordinated Notes when due, the Indenture provides that a holder of Exchange Preferred Securities may institute legal proceeding directly against the Company to enforce the Preferred Trustee's rights under the Exchange Notes without first instituting a legal proceeding against the Preferred Trustee, the Trust or any other person or entity. See "Description of the Exchange Preferred Securities -- Voting Rights."

         If the Company fails to make a payment under the Exchange Guarantee, a holder of a Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. If the Company fails to make payments in respect of the Trust's costs and expenses as required by the Indenture, a creditor of the Trust may institute a legal proceeding directly against the Company to enforce such payments.

         In the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Exchange Notes would constitute an Event of Default.

Limited Purpose of the Trust

         The Trust's Exchange Preferred Securities evidence a beneficial ownership interest in such Trust, and the Trust exists for the sole purpose of issuing its Exchange Preferred Securities and Common Securities and investing the proceeds thereof in the Exchange Notes. A principal difference between the rights of a holder of an Exchange Preferred Security and a holder of an Exchange
Note is that a holder of an Exchange Note is entitled to receive from the Company the principal amount of and interest accrued on Exchange Notes held, while a holder of Exchange Preferred Securities is entitled to receive distributions from the Trust (or from the Company under the applicable Company Guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution, winding-up or liquidation of any Trust involving the liquidation of the Exchange Notes after satisfaction of liabilities to creditors of the Trust, the holders of the Preferred Securities will be entitled to receive, out of assets held by such Trust, the Liquidation Distribution in cash. See "Description of the Exchange Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Preferred Trustee, as holder of the Exchange Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Exchange Preferred Securities), the positions of a holder of the Exchange Preferred Securities and a holder of the Exchange Notes relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

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



                          DESCRIPTION OF OLD SECURITIES

         The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Preferred Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Preferred Securities, (iii) the Exchange Preferred Securities will not provide for any increase in the Distribution rate thereon, (iv) the Exchange Notes will not contain the $100,000 minimum principal amount transfer restriction and (v) the Exchange Notes will not provide for any increase in the interest rate thereon. The Preferred Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by September 30, 1997 and declared effective by February 9, 1998, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Preferred Securities is not declared effective by February 9, 1998, then interest will accrue (in addition to the stated interest rate on the Old Senior Subordinated Notes) at the rate of 0.25% per annum on the principal amount of the Old Senior Subordinated Notes and Distributions will accrue (in addition to the stated Distribution rate on the Preferred Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Preferred Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Preferred Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Preferred Securities should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Preferred Securities" and "Description of Exchange Preferred Securities."

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



             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of certain material United States federal income tax considerations of the purchase, ownership and disposition of the Exchange Preferred Securities held as capital assets by a Holder. Unless otherwise stated, this summary only addresses the tax consequences to a Holder that acquired Preferred Securities upon original issuance at their original issue price. As used herein, a "United States Person" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought by the Company from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE EXCHANGE PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE EXCHANGE PREFERRED SECURITIES - TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION."

Exchange of Securities

         The exchange of Preferred Securities for Exchange Preferred Securities will not be a taxable event to holder for United States federal income tax purposes. Under applicable Treasury Regulations, the exchange of Preferred Securities for Exchange Preferred Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes. Accordingly, the Exchange Preferred Securities will have the same issue price as the Preferred Securities, and a holder will have the same adjusted tax basis and holding period in the Exchange Preferred Securities as the holder had in the Preferred Securities immediately before the exchange.

Classification of the Trust

         In connection with the issuance of the Exchange Preferred Securities, Dann Pecar Newman & Kleiman, P.C. ("Tax Counsel") will render its opinion that under current law and assuming full compliance with the terms of the Indenture, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United Stated federal income tax purposes, each beneficial owner of Preferred Securities generally will be considered the owner of an undivided interest in the Exchange Notes and, thus,

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



will be required to include in its gross income its pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the Exchange Notes. See " -- Interest Income and Original Issue Discount."

Classification of the Exchange Notes

         The Company, the Trust and the holders of the Preferred Securities (by acceptance of a beneficial ownership interest in a Security) will agree to treat the Exchange Notes as indebtedness for all United States tax purposes. Accordingly, the Company intends to take the position that the Exchange Notes will be classified as indebtedness for United States federal income tax purposes. The following discussion assumes that the Exchange Notes will be classified as indebtedness for such purposes.

Interest Income and Original Issue Discount

         Because the Company has the right to defer the payment of stated interest on the Exchange Notes, the stated interest on the Exchange Notes will be considered to be original issue discount ("OID") (within the meaning of Section 1273(a) of the Code). Consequently, holders must include such stated interest in gross income on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code, regardless of their regular method of tax accounting and in advance of receipt of the cash attributable to such income. The application of these OID accrual rules may accelerate the timing of a holder's recognition of such income in certain situations. Actual payments of stated interest on the Exchange Notes, however, will not be separately reported as taxable income. Any amount of OID included in a holder's gross income with respect to an Exchange Preferred
Security will increase such holder's adjusted tax basis in such Exchange Preferred Security, and the amount of Distributions received by a holder in respect of such OID will reduce such holder's adjusted tax basis in such Exchange Preferred Security.

         Corporate holders of Exchange Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Exchange Preferred Securities.

Distribution of Notes or Cash upon Liquidation of the Trust

         As described under the caption "Description of Exchange Preferred Securities -- Liquidation Distribution Upon Dissolution," Exchange Notes may be distributed to holders in exchange for the Exchange Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Exchange Notes previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holder period and aggregate tax basis such holder had in its Exchange Preferred Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Exchange Notes, the distribution of the Exchange Notes to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Exchange Preferred Securities for the Exchange Notes it received upon liquidation of the Trust.

         A holder would accrue interest in respect of the Exchange Notes received from the Trust in the manner described above under " -- Interest Income and Original Issue Discount."

         Under certain circumstances described herein (see "Description of Exchange Preferred Securities -- Redemption"), the Exchange Notes may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Exchange Preferred Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Exchange Preferred Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Exchange Preferred Securities for cash. See " -- Resales of Exchange Preferred Securities."

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



Sales of Exchange Preferred Securities

         A holder that sells Exchange Preferred Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Exchange Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Exchange Notes that such holder has not included in gross income previously) and the holder's adjusted tax basis in the Exchange Preferred Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Exchange Preferred Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United Stated federal income tax purposes.

         A holder will be required to add any accrued and unpaid OID to its adjusted tax basis for its Exchange Preferred Securities. To the extent the selling price of such holder's Exchange Preferred Securities is less than the adjusted tax basis (which will include any accrued and unpaid OID) a holder will recognize a capital loss.

Possible Tax Law Changes

         The United States Congress has recently passed and the President approved certain changes to United States federal income tax law. While President Clinton proposed as part of the legislation a denial to an issuer of an interest deduction, for United States federal income tax purposes, on instruments such as the Senior Subordinated Notes, the law does not include any such provision. There can be no assurance, however, that future legislation will not adversely affect the ability of the Company to deduct interest on the Senior Subordinated Notes or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event which would permit the Company to distribute the Senior Subordinated Notes to the holders of the Preferred Securities or cause a redemption of the Preferred Securities as described more fully under "Description of the Exchange Notes" and "Description of the Exchange Preferred Securities." See also "Certain United States Federal Income Tax Considerations -- Possible Tax Law Changes."

Non-United States Holders

         As used herein, the term "Non-United States Holder" means any person that is not a United States Person (as defined above). As discussed above, the Exchange Preferred Securities will be treated as evidence of an indirect beneficial ownership interest in the Exchange Notes. See " -- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent or principal or interest (which for purposes of this discussion includes any
     OID) with respect to the Preferred Securities (or on the Senior subordinated Notes) to a Non-United States Holder; provided (i) that the beneficial owner of the Preferred Securities (or Senior Subordinated Notes) ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership,
     (iii) the Beneficial Owner is not a bank whose receipt of interest with respect to the Exchange Preferred Securities (or on the Exchange Notes as described in section 881(c)(3)(A) of the Code) and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder, and

          (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-Untied States Holder upon the sale or other disposition of the Exchange Preferred Securities (or the Exchange Notes).


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         To satisfy the requirement referred to in (a)(iv) above, the Beneficial
Owner, or a financial institution holding the Exchange Preferred Securities (or the Exchange Notes on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or any paying agent (a "Paying Agent"), a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holder the Exchange Preferred Securities (or the Senior Subordinated Notes) on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

         If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or the relevant Paying Agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding United States income tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the Preferred Securities (or on the Senior Subordinated Notes) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

         As discussed above, the Company will treat the Exchange Notes as indebtedness for United States federal income tax purposes. If, however, the Exchange Notes were to be recharacterized as equity, for United States federal income tax purposes, the income on the Exchange Notes would be recharacterized as dividends which would generally be subject to 30% withholding tax when paid to a Non-United States Holder.

         If a Non-United States Holder is engaged in a trade or business in the United States and interest with respect to the Exchange Preferred Securities (or on the Exchange Notes) is effectively connected with the conduct of such trade or business, the Non-United States Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in such foreign corporation's earnings and profits.

         Any gain realized upon the sale or other taxable disposition of the Exchange Preferred Securities (or the Exchange Notes) by a Non-United States Holder generally will not be subject to United States federal income tax unless
(i) such gain is effectively connected with a trade or business carried on in the United States by such Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met and (iii) in the case of any gain representing accrued interest with respect to the Exchange Preferred Securities (or on the Exchange Notes) the requirements described above are not satisfied.

Information Reporting and Backup Withholding

         Income on the Exchange Preferred Securities (or the Exchange Notes) held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Preferred Trustee currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Exchange Preferred Securities (or the Senior Subordinated Notes) as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

         "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         No information reporting or backup withholding will be required with respect to payments made by the Trust or any Paying Agent to Non-United States holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

         In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium with respect to the Exchange Preferred Securities (or on the Exchange Notes) are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, of if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Exchange Preferred Securities (or the Exchange Notes) to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods form the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

         Payment of the proceeds from disposition of Exchange Preferred Securities (or Exchange Notes) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Any amounts withheld from a holder of the Exchange Preferred Securities under the backup withholding rules generally will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase the Exchange Preferred Securities, subject to the investing fiduciary's determination that the investment in the Exchange Preferred Securities satisfied ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

         The  Department  of Labor  ("DOL") has issued a  regulation  (29 C.F.R.
Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

         There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase of the Exchange Preferred Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Exchange Notes and any other assets held by the Trustees. In the event that assets of the Trust are considered assets of an investing Plan, the Trust, the Trustee and other persons, in providing services with respect to the Exchange Notes, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code would apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

         The Trust and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to the Plans. The acquisition and ownership of the Exchange Preferred Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless the preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

         As a result, Plans should not acquire the Exchange Preferred Securities unless such Exchange Preferred Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire the Exchange Preferred Securities should consult with their own counsel.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Preferred Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Preferred Securities received in exchange for Preferred Securities if such Preferred Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Preferred Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Preferred Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Preferred Securities received in exchange for Preferred Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of Exchange Preferred Securities."

         Neither the Company or the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. Exchange Preferred Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Preferred Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Preferred Securities.

         Any broker-dealer that resells Exchange Preferred Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution or such Exchange Preferred Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Preferred Securities and any commissions or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                  LEGAL MATTERS

         The validity of the Exchange Notes and the Exchange Guarantee will be passed upon for the Company by Dann Pecar Newman & Kleiman, P.C., Indianapolis, Indiana. Certain matters relating to United States federal income tax considerations will be passed upon for the company by Dann Pecar Newman & Kleiman, P.C., Indianapolis, Indiana. Certain matters of Delaware law relating to the validity of the Exchange Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware. Principals in the law firm of Dann Pecar Newman & Kleiman, P.C. own less than 1% of the Common Stock of the Company.

                                     EXPERTS

         The consolidated financial statements and related schedules of the Company as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 appearing in this Prospectus and the Registration Statement have been audited and reported upon by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon appearing elsewhere herein and are included herein upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements and related schedules of Superior as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 appearing in this Prospectus and Registration Statement have been audited and reported upon by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon appearing elsewhere herein and are included herein upon the authority of said firm as experts in accounting and auditing.





                                GLOSSARY OF TERMS
1940  Act............................  The  Investment  Company Act of 1940,  as amended.

1994 Reform  Act.....................  The Federal Crop Insurance  Reform Act of 1994.

1996 Reform  Act.....................  The Federal  Agriculture  Improvement and Reform Act of 1996.

Acquisition.........................   The acquisition by GGS Holdings of Superior  Insurance
                                       Company, a Florida property and casualty insurer  primarily engaged in the  writing  of  nonstandard automobile insurance.

Actual Production History (APH).....   A plan of MPCI which provides the yield component and yield forecast of an insured by utilizing the insured's
                                       historic yield record.  CRC plans use the policy terms
                                       and conditions of the APH as their basic provisions of coverage.

A.M. Best...........................   A.M. Best Company, Inc., a rating agency and publisher
                                       for the insurance industry.

Board of Directors..................   With respect to the Company or a Subsidiary, as the case may be, the Board of Directors (or other body performing
                                       functions similar to any of those performed by a Board of Directors).

Buyout Transaction..................   A combination of the GGS Buyout and the Repayment from
                                       the proceeds of this offering.

Buy-up Coverage.....................   Multi-Peril Crop Insurance policy providing  coverage  in  excess of that  provided by CAT Coverage.  Buy-up Coverage is offered only through private insurers.

Buy-up Expense Reimbursement Payment   An expense reimbursement payment made by the FCIC to an MPCI insurer  equal  to a percentage  of  Gross Premiums Written for each Buy-up Coverage policy written by such MPCI insurer.

Casualty Insurance..................   Insurance which is primarily concerned with the losses caused by injuries to third persons (i.e., not the policyholder)
                                       and the legal liability imposed on the insured resulting therefrom.
                                       It includes, but is not limited to,  employers'
                                       liability,  workers'  compensation, public liability,  automobile liability, personal  liability  and aviation liability  insurance.
                                       It excludes certain types of loss  that  by  law  or
                                       custom  are   considered  as  being exclusively  within the scope of other types of  insurance, such as fire or marine.


                                       157



CAT Coverage (CAT)..................   The minimum available level of Multi-Peril Crop
                                       Insurance, providing coverage for 50% of a farmer's
                                       historical yield for eligible crops at 60% of the price
                                       per commodity unit for such crop set by the FCIC.
                                       This coverage is offered through private insurers
                                       and, in certain states, USDA field offices.

CAT Coverage Fee....................   A fixed administrative fee of $50 per policy for
                                       which farmers may purchase CAT Coverage.  The
                                       CAT Coverage Fee takes the place of a premium.

CAT LAE Reimbursement Payment.......   An LAE reimbursement payment made by the FCIC
                                       to an MPCI insurer equal to 13.0% of MPCI Imputed
                                       Premiums for each CAT Coverage policy written by
                                       such MPCI insurer.

Cede; Ceding Company................   When an insurance company reinsures its risk with
                                       another insurance company, it "cedes" business and
                                       is referred to as the "ceding company."

Code................................   Internal Revenue Code of 1986, as amended.

Combined Ratio......................   The sum of the Expense Ratio and the Loss and LAE
                                       Ratio determined in accordance with GAAP or SAP.

Commission..........................   The Securities and Exchange Commission.

Common  Stock.......................   The  shares of common  stock,  no par
                                       value, of the Company.

Company (Or SIG)....................   Symons International Group, Inc. and its
                                       Subsidiaries, unless the context indicates otherwise.

Contribution........................   The contribution by Pafco of IGF to IGF Holdings in
                                       exchange for all of the capital stock of IGF Holdings.

Crop Revenue Coverage (CRC).........   CRC provides the insured with a guaranteed revenue
                                       stream by combining both yield and price variability
                                       protection and protects against a grower's loss of
                                       revenue resulting from fluctuating crop prices and/or
                                       low yields by providing coverage when any
                                       combination of crop yield and price results in
                                       revenue that is less than the revenue guarantee
                                       provided by the policy.

                                       158



Crop Year...........................   For MPCI, a crop year commences on July 1 and
                                       ends on the following June 30.  For example, the
                                       1998 crop year begins July 1, 1997 and ends on June
                                       30, 1998.  For crop hail insurance, the crop year is
                                       the calendar year.

Dividend............................   The payment by IGF Holdings to Pafco of a dividend
                                       consisting of $7.5 million in cash and the IGF Note.

EBITDA..............................   Calculation of earnings before income taxes,
                                       minority interest, depreciation and amortization.

Exchange Act........................   The Securities Exchange Act of 1934, as amended.

Expense Ratio.......................   Under statutory accounting, the ratio of underwriting
                                       expenses to net premiums written.  Under GAAP
                                       accounting, the ratio of underwriting expenses to net
                                       premiums earned.

Federal Crop Insurance Corporation
(FCIC).............................    A wholly owned federal government corporation
                                       within the United States Department of Agriculture
                                       (USDA).

Florida Commissioner................   The Florida Commissioner of Insurance.

Florida Department..................   The Florida Department of Insurance.

Formation Transaction...............   The formation of GGS Management Holdings, Inc.,
                                       a corporation which previously was 52% owned by
                                       the Company and 48% owned by the GS Funds.

Fortis..............................   Fortis, Inc., the parent company of Interfinancial, the
                                       former holding company for Superior.

Generally Accepted Accounting
Principles (GAAP)..................    Generally accepted accounting principles in the
                                       United States of America as in effect as of the Issue
                                       Date, including those set forth (i) in the opinions and
                                       pronouncements of the Accounting Principles Board
                                       of the American Institute of Certified Public
                                       Accountants (ii) statements and pronouncements of
                                       the Financial Accounting Standards Board (iii) in
                                       such other statements by such other entity as
                                       approved by a significant segment of the accounting
                                       profession and (iv) the rules and regulations of the
                                       SEC governing the inclusion of financial statements
                                       (including pro forma financial statements) in periodic
                                       reports required to be filed pursuant to Section 13 of
                                       the Exchange Act, including opinions and
                                       pronouncements in staff accounting bulletins and
                                       similar written statements from the accounting staff
                                       of the SEC.

                                       159



GGS Agreement.......................   The agreement by and among Goran, SIG, GGS
                                       Holdings and the GS Funds dated January 31, 1996
                                       evidencing the Formation Transaction.

GGS Buyout..........................   The agreement between SIG and GS Funds, an
                                       affiliate of Goldman Sachs, for SIG to purchase GS
                                       Funds' 48% interest in GGS Holdings with a portion
                                       of the proceeds of this Offering.

GGS Holdings........................   GGS Management Holdings, Inc., a holding
                                       company for Pafco and Superior controlled by the
                                       Company.

GGS Management......................   GGS Management, Inc., a wholly owned subsidiary
                                       of GGS Holdings.

GGS Senior Credit Facility..........   A $48 million senior bank facility extended to GGS
                                       Management used to partially fund the purchase of
                                       Superior.

Goldman Sachs.......................   Goldman, Sachs & Co.

Goran...............................   Goran Capital Inc., a Canadian  federally chartered
                                       corporation and the current approximately 67%
                                       shareholder of the Company.

Goran Distribution..................   The distribution by the Company to Goran of all of
                                       the outstanding capital stock of Symons International
                                       Group, Inc. (Florida), a Florida-based surplus lines
                                       underwriting manager.

Granite.............................   Granite Insurance Company, a subsidiary of Goran.

Granite Re .........................   Granite Reinsurance Company Ltd., a subsidiary of
                                       Goran domiciled in Barbados.

Gross Premiums Written..............   Direct premiums written plus premiums collected in
                                       respect of policies assumed, in whole or in part, from
                                       other insurance carriers.

GS Funds............................   Investments funds affiliated with Goldman Sachs,
                                       consisting of GS Capital Partners II, L.P.; GS Capital
                                       Partners II Offshore, L.P.; Stone Street Funds L.P.;
                                       Bridge Street Funds L.P.; and Goldman Sachs & Co.
                                       Verwaltungs GmbH.

IBCL................................   The Indiana Business Corporation Law.

IGF.................................   IGF Insurance Company, an indirect wholly owned
                                       subsidiary of the Company.



IGFH Bank Debt......................   A bank loan in the principal amount of $7.5 million
                                       issued by IGF Holdings which was repaid from
                                       proceeds of the IPO.

IGF Holdings........................   IGF Holdings, Inc., a wholly owned subsidiary of the
                                       Company.

IGF Note............................   A subordinated promissory note of IGF Holdings in
                                       the principal amount of approximately $3.5 million
                                       issued to Pafco by IGF Holdings as part of the
                                       Dividend.

IGF Revolver........................   IGF's revolving line of credit used to finance
                                       premium payables on amounts not yet received from
                                       farmers.

Incurred but Not Reported (IBNR)
Claims..............................   Claims under policies that have been incurred but
                                       have not yet been reported to the Company by the
                                       insured.

Incurred But Not Reported (IBNR)
Reserves............................   IBNR reserves include LAE related to losses
                                       anticipated from IBNR Claims and may also provide
                                       for future adverse loss development on reported
                                       claims.

Indiana Commissioner................   The Indiana Commissioner of Insurance.

Indiana Department..................   The Indiana Department of Insurance.

Initial Public Offering (IPO).......   The Company's initial public offering of Common
                                       Stock in November 1996.

Insurance Regulatory Information
System (IRIS)......................    A system of ratio analysis developed by the NAIC
                                       primarily intended to assist state insurance
                                       departments in executing their statutory mandates to
                                       oversee the financial condition of insurance
                                       companies.

Insurers or Insurance Subsidiaries..   The direct and indirect consolidated insurance
                                       subsidiaries of the Company, which include IGF,
                                       Pafco and Superior.

Interfinancial......................   Interfinancial, Inc., a wholly owned subsidiary of
                                       Fortis, Inc. and the former holding company for
                                       Superior.

IRS.................................   Internal Revenue Service.

LIBOR...............................   An annual rate equal to the London Interbank
                                       Offered Rate for the corresponding deposits of
                                       United States dollars.

                                       161



Loss Adjustment Expenses (LAE)......   Expenses incurred in the settlement of claims,
                                       including outside adjustment expenses, legal fees and
                                       internal administrative costs associated with the
                                       claims adjustment process, but not including general
                                       overhead expenses.

Loss and LAE Ratio (Loss Ratio).....   The ratio of Losses and LAE incurred to premiums
                                       earned.

Loss and LAE Reserves...............   Liabilities established by insurers to reflect the
                                       ultimate estimated cost of claim payments as of a
                                       given date.

MPCI Excess LAE Reimbursement
Payment............................    A small excess LAE reimbursement payment made
                                       by the FCIC to an MPCI insurer of two hundredths
                                       of one percent of MPCI Retention determined after
                                       ceding to the FCIC's three reinsurance pools, to the
                                       extent that loss ratios on a per state basis exceeds
                                       certain levels.

MPCI Imputed Premium................   For purposes of the profit/loss sharing arrangement
                                       with the federal government, the amount of
                                       premiums credited to the Company for all CAT
                                       Coverage it sells, as such amount is determined by
                                       formula.

MPCI Premium........................   For purposes of the profit/loss sharing arrangement
                                       with the federal government, the amount of
                                       premiums credited to the Company for all Buy-up
                                       Coverage sold, consisting of amounts paid by
                                       farmers plus the amount of any related federal
                                       premium subsidies.

MPCI Retention......................   The aggregate amount of MPCI Premium and MPCI
                                       Imputed Premium on which the Company retains
                                       risk after allocating farms to the three federal
                                       reinsurance pools.

Multi-Peril Crop Insurance (MPCI)...   A federally-regulated and subsidized crop insurance
                                       program that provides producers of crops with
                                       varying levels of insurance protection against
                                       substantially all natural perils to growing crops.

NAIC................................   The National Association of Insurance
                                       Commissioners.

NASDAQ National Market..............   The NASDAQ Stock Market's National Market.

NCIS................................   National Crop Insurance Services, Inc., the actuarial
                                       data facility for the commercial crop insurance
                                       industry.

                                       162




Net Premiums Earned.................   The portion of net premiums written applicable to the
                                       expired period of policies and, accordingly,
                                       recognized as income during a given period.

Net Premiums Written ...............   Total premiums for insurance written (less any return
                                       premiums) during a given period, reduced by
                                       premiums ceded in respect of liability reinsured by
                                       other carriers.

Nonstandard Automobile Insurance....   Personal lines automobile insurance written for those
                                       individuals presenting an above average risk profile
                                       in terms of payment history, driving experience,
                                       record of prior accidents or driving violations,
                                       particular occupation or type of vehicle and other
                                       factors.

OID.................................   Original issue discount under the Code.

Pafco...............................   Pafco General Insurance Company, an Indiana
                                       property and casualty insurance company.

Policies In-Force...................   Policies written and recorded on the books of an
                                       insurance carrier which are unexpired as of a given
                                       date.

Price Election......................   The maximum per unit commodity price by crop to
                                       be used in computing MPCI Premiums, which is set
                                       each year by the FCIC.

Quota Share Reinsurance.............   A form of reinsurance in which the reinsurer shares
                                       a proportional part of both the original premiums and
                                       the losses of the reinsured.

Reinsurance.........................   The practice whereby a company called the
                                       "reinsurer" assumes, for a share of the premium, all
                                       or part of a risk originally undertaken by another
                                       insurer called the "ceding" company or "cedent."
                                       Reinsurance may be affected by "treaty" reinsurance,
                                       where a standing agreement between the ceding and
                                       reinsuring companies automatically covers all risks
                                       of a defined category, amount and type, or by
                                       "facultative" reinsurance where reinsurance is
                                       negotiated and accepted on a risk-by-risk basis.

Repayment...........................   The payment of GGS Senior Credit Facility
                                       indebtedness with a portion of the proceeds from this
                                       offering.

Retention...........................   The amount of liability, premiums or losses which an
                                       insurance company keeps for its own account after
                                       reinsurance.

                                       163



Risk-based Capital (RBC)
Requirements........................   Capital requirements for property and casualty
                                       insurance companies adopted by the NAIC to assess
                                       minimum capital requirements and to raise the level
                                       of protection that statutory surplus provides for
                                       policyholder obligations.

Securities Act......................   The Securities Act of 1933, as amended.

Senior Subordinated Notes...........   The Company's securities to be purchased with the
                                       proceeds of the Offering.

Short-Tail..........................   A "short-tail" insurance product is one where losses
                                       are known comparatively quickly; ultimate losses
                                       under a "long-tail" insurance product are sometimes
                                       not known for years.

SIG (Or The Company)................   Symons International Group, Inc., a specialty insurer
                                       which underwrites and markets nonstandard private
                                       passenger automobile insurance and crop insurance.

SIGF................................   Symons International Group, Inc. (Florida), a Florida
                                       based surplus lines underwriting manager and a
                                       subsidiary of Goran.

SIGL................................   Symons International Group, Ltd., a Canadian
                                       corporation and the controlling shareholder of Goran.

Standard Automobile Insurance.......   Personal lines automobile insurance written for those
                                       individuals presenting an average risk profile in
                                       terms of loss history, driving record, type of vehicle
                                       driven and other factors.

Statutory Accounting Practices (SAP)   Accounting practices which consist of recording
                                       transactions and preparing financial statements in
                                       accordance with the rules and procedures prescribed
                                       or permitted by state regulatory authorities.
                                       Statutory accounting emphasizes solvency rather
                                       than matching revenues and expenses during an
                                       accounting period.

Subsidiaries........................   All of the direct and indirect consolidated
                                       subsidiaries of the Company.

                                       164



Superior............................   Superior Insurance Company, a Florida property and
                                       casualty insurer primarily engaged in the writing of
                                       nonstandard automobile insurance and its principal
                                       subsidiaries, Superior American Insurance Company,
                                       a Florida insurance company and Superior Guaranty
                                       Insurance Company, a Florida insurance company.

Superior Purchase Agreement.........   Stock Purchase Agreement, dated January 31, 1996,
                                       by and among Goran, the Company, Fortis and
                                       Interfinancial pursuant to which the Company
                                       purchased Superior.

Tail................................   The period of time that elapses between the
                                       incurrence and settlement of losses under a policy.

Transactions........................   The Formation Transaction, the Acquisition and
                                       other related transactions, including the Transfer and
                                       the Dividend.

Transfer............................   The transfer by Pafco of all of the outstanding capital
                                       stock of IGF to IGF Holdings and the distribution of
                                       IGF Holdings to the Company.

Treaty Reinsurance..................   The reinsurance of a specified type or category of
                                       risks defined in a reinsurance agreement (a "treaty")
                                       between a primary insurer or other reinsured and a
                                       reinsurer.  Typically, in treaty reinsurance, the
                                       primary insurer or reinsured is obligated to offer and
                                       the reinsurer is obligated to accept a specified portion
                                       of all such type or category of risks originally
                                       underwritten by the primary insurer or reinsured.

Underwriting........................   The insurer's or reinsurer's process of  reviewing
                                       applications submitted for insurance coverage,
                                       deciding whether to accept all or part of the coverage
                                       requested and determining the applicable premiums.

USDA................................   United States Department of Agriculture.

                          INDEX TO FINANCIAL STATEMENTS

Symons International Group, Inc. and Subsidiaries

Report of Independent Accountants...........................................F-2

Consolidated Financial Statements:
Consolidated Balance Sheets as of
December 31, 1995 and 1996
and June 30, 1997...........................................................F-3

Consolidated Statements of Earnings
for the Years Ended December 31, 1994,
1995 and 1996 and the Six Months Ended
June 30, 1996 and 1997......................................................F-4

Consolidated Statements of Changes
in Stockholder's Equity for the
Years Ended December 31, 1994, 1995
and 1996 and the Six Months Ended
June 30, 1996 and 1997......................................................F-5

Consolidated Statements of Cash Flows
for the Years Ended December 31, 1994,
1995 and 1996 and the Six Months
Ended June 30, 1996 and 1997................................................F-6

Notes to Consolidated Financial Statements.....................F-7 through F-37

Superior Insurance Company and Subsidiaries

Report of Independent Accountants..........................................F-38

Consolidated Financial Statements:
Consolidated Balance Sheets as of
December 31, 1994 and 1995 and
June 30, 1996..............................................................F-39

Consolidated Statements of Earnings
for the Years Ended December 31, 1993,
1994 and 1995 and the Six Months
Ended June 30, 1995 and 1996...............................................F-40

Consolidated Statements of Changes
in Stockholder's Equity for the
Years Ended December 31, 1993, 1994
and 1995 and the Six Months Ended
 June 30, 1995 and 1996....................................................F-41

Consolidated Statements of Cash
Flows for the Years Ended December
31, 1993, 1994 and 1995 and the
Six Months Ended June 30, 1995 and 1996....................................F-42

Notes to Consolidated Financial Statements....................F-43 through F-58

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders of
Symons International Group, Inc. and Subsidiaries

         We have audited the accompanying consolidated balance sheets of Symons International Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Symons International Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand
Indianapolis, Indiana
March 21, 1997



                        SYMONS INTERNATIONAL GROUP, INC.
                           Consolidated Balance Sheets
               as of December 31, 1995 and 1996 and June 30, 1997
                    (dollars in thousands, except share data)


                                                                      December 31,       December 31,          June 30,
                                                                          1995               1996                1997
                                                                     --------------     --------------      --------------
ASSETS:                                                                                                      (unaudited)
Investments
Available for Sale:
Fixed Maturities, at market                                          $       12,931     $      127,681      $      143,905
Equity Securities, at market                                                  4,231             27,920              32,031
Short-term investments, at amortized cost which
approximates market                                                           5,283              9,565              11,742
Real Estate, at cost                                                            487                466                 457
Mortgage Loans, at cost                                                       2,920              2,430               2,290
Other                                                                            50                 75                  75
Investments in and advances to related parties                                2,952              1,152               2,418
Cash and cash equivalents                                                     2,311             13,095              18,329
Receivables (net of allowance for doubtful account
of  $927, $1,480 and $1,340
(unaudited) in 1995, 1996 and June 30, 1997                                   8,203             65,194             176,045
Reinsurance recoverable on paid and unpaid losses, net                       54,136             48,294              70,694
Prepaid reinsurance premiums                                                  6,263             14,983              73,927
Deferred policy acquisition costs                                             2,379             12,800              13,121
Deferred income taxes                                                         1,421              3,329               2,899
Property and equipment, net of accumulated depreciation                       5,502              8,137               9,555
Federal income taxes recoverable                                                ---                319                 ---
Goodwill                                                                        ---              2,122      2,114
Other                                                                         1,447              7,117               8,039
                                                                              -----              -----               -----
Total Assets                                                         $      110,516     $      344,679      $      567,641
                                                                            =======            =======             =======
LIABILITIES:
Losses and loss adjustment expenses                                  $       59,421     $      101,719      $      137,924
Unearned premiums                                                            17,497             87,285             160,741
Reinsurance payable                                                           6,206              6,508             100,475
Payables to affiliates                                                        6,474                366                 ---
Federal income tax payable                                                      133                ---               1,594
Line of credit and notes payable                                              5,811                ---                 ---
Term debt                                                                       ---             48,000              44,872
Other                                                                         5,439             18,291              23,411
                                                                              -----             ------              ------
Total Liabilities                                                           100,981            262,169             469,017
                                                                            -------            -------             -------
Minority Interest in Consolidated Subsidiary                                    ---             21,610              26,724
                                                                                ---             ------              ------
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Common  stock,  no par  value,  100,000,000  shares
authorized  and  7,000,000, 10,450,000 and
10,450,000 (unaudited) issued and outstanding
in 1995, 1996 and 1997, respectively                                          1,000             38,969              39,019

Additional paid-in capital                                                    3,130              5,905               5,905

Unrealized gain/(loss) on investments, net of
deferred tax benefit (expense) of
$23 in 1995, $625 in 1996 and $(72)
(unaudited) at June 30, 1997                                                   (45)                820               2,184

Retained earnings                                                             5,450             15,206              24,792
                                                                              -----             ------              ------
Total Stockholders' Equity                                                    9,535             60,900              71,900
                                                                              -----             ------              ------
Total Liabilities and Stockholders' Equity                           $      110,516     $      344,679      $      567,641
                                                                            =======            =======             =======

        The accompanying notes are an integral part of the consolidated financial statements.



                        SYMONS INTERNATIONAL GROUP, INC.
                       Consolidated Statements of Earnings
              for the Years Ended December 31, 1994, 1995 and 1996
                 and the Six Months Ended June 30, 1996 and 1997
                  (dollars in thousands, except per share data)




                                                                                                     Six Months Ended
                                                      Years Ended December 31,                           June 30,
                                            ---------------------------------------------      ----------------------------

                                                                                                       (unaudited)
                                                 1994           1995            1996                1996          1997
                                                 ----           ----            ----                ----          ----

Gross premiums written                      $   103,134   $     124,634   $    305,499        $    146,950   $  279,065
Less ceded premiums                            (67,995)        (71,187)       (95,907)            (69,908)     (128,541)
                                               --------        --------       --------            --------     ---------
Net premiums written                             35,139          53,447        209,592              77,042       150,524
Change in unearned premiums                     (3,013)         (3,806)       (17,833)            (17,976)      (14,512)
                                                -------         -------       --------            --------      --------
Net premiums earned                              32,126          49,641        191,759              59,066       136,012
Net investment income                             1,241           1,173          6,733               1,533         5,276
Other income                                      1,632           2,170          9,286               4,062        10,791
Net realized capital gain/(loss)                  (159)           (344)        (1,015)                 228         1,684
                                                  -----           -----        -------                 ---         -----
Total Revenues                                   34,840          52,640        206,763              64,889       153,763
                                                 ------          ------        -------              ------       -------
Expenses:
Loss and loss adjustment expenses                26,470          35,971        137,109              45,275       103,293
Policy acquisition and general
and administrative expenses                       5,801           7,981         42,013              12,283        30,397
Interest expense                                  1,184           1,248          3,938               1,261         2,744
                                                  -----           -----          -----               -----         -----
Total Expenses                                   33,455          45,200        183,060              58,819       136,434
                                                 ------          ------        -------              ------       -------
Earnings before income taxes
and minority interest                             1,385           7,440         23,703               6,070        17,329
                                                  -----           -----         ------               -----        ------
Income taxes:
Current income tax expense                          462           2,275          7,982               1,190         7,252
Deferred income tax expense (benefit)           (1,180)             344             64                 664       (1,069)
                                                -------             ---             --                 ---       -------
Total Income Taxes                                (718)           2,619          8,046               1,854         6,183
                                                  -----           -----          -----               -----         -----
Net earnings before minority interest             2,103           4,821         15,657               4,216        11,146
Minority interest                                    14             ---        (2,401)                  88       (1,560)
                                                     --             ---        -------                  --       -------
Net Earnings                                $     2,117   $       4,821   $     13,256        $      4,304   $     9,586
                                                  =====           =====         ======               =====         =====
Weighted average shares outstanding               7,000           7,000          7,537               7,000        10,617
                                                  =====           =====          =====               =====        ======
Net earnings per share                      $      0.30   $        0.69   $       1.76        $       0.61   $      0.90
                                                   ====            ====           ====                ====          ====


         The accompanying notes are an integral part of the consolidated financial statements.




                        SYMONS INTERNATIONAL GROUP, INC.
               Consolidated Statements of Changes in Stockholders'
                  Equity for the Years Ended December 31, 1994,
                                  1995 and 1996
                 and the Six Months ended June 30, 1996 and 1997
                             (dollars in thousands)


                                                           Additional     Unrealized Gain        Retained         Total
                                             Common         Paid-In          (Loss) on           Earnings      Stockholders'
                                              Stock         Capital         Investments         (Deficit)         Equity
                                              -----         -------         -----------         ---------         ------

Balance at January 1, 1994                $     1,000      $    3,130      $      (423)         $ (1,488)      $     2,219

Unrealized gain on fixed maturities,
resulting from a change in accounting
principle, net of deferred taxes                  ---             ---               139              ---               139

Change in unrealized loss on
investments, net of deferred taxes                ---             ---             (220)              ---             (220)

Net Earnings                                      ---             ---               ---            2,117             2,117
                                                  ---             ---               ---            -----             -----
Balance at December 31, 1994                    1,000           3,130             (504)              629             4,255

Change in unrealized loss on
investments, net of deferred taxes                ---             ---               459              ---               459

Net Earnings                                      ---             ---               ---            4,821             4,821
                                                  ---             ---               ---            -----             -----
Balance at December 31, 1995                    1,000           3,130              (45)            5,450             9,535

Sale of subsidiary stock                          ---           3,389               ---              ---             3,389
Change in unrealized loss on
investments, net of deferred taxes
(unaudited)                                       ---             ---               529              ---               529

Net Earnings (unaudited)                          ---             ---               ---            4,304             4,304
                                                  ---             ---               ---            -----             -----
Balance at June 30, 1996 (unaudited)      $     1,000      $    6,519      $        484         $  9,754       $    17,757
                                                =====           =====               ===            =====            ======
Balance at December 31, 1995              $     1,000      $    3,130      $       (45)         $  5,450       $     9,535

Sale of subsidiary stock                          ---           2,775               ---              ---             2,775

Change in unrealized loss on
investments, net of deferred taxes                ---             ---               865              ---               865

Issuance of common stock                       37,969             ---               ---              ---            37,969

Dividend to parent                                ---             ---               ---          (3,500)           (3,500)

Net Earnings                                      ---             ---               ---           13,256            13,256
                                                  ---             ---               ---           ------            ------
Balance at December 31, 1996              $    38,969      $    5,905      $        820         $ 15,206       $    60,900

Adjustment of Offering costs                       50             ---               ---              ---                50

Change in unrealized gain on
investments, net of deferred taxes
(unaudited)                                       ---             ---             1,364              ---             1,364

Net Earnings (unaudited)                          ---             ---               ---            9,586             9,586
                                                  ---             ---               ---            -----             -----
Balance at June 30, 1997
(unaudited)                               $    39,019      $    5,905      $      2,184         $ 24,792       $    71,900
                                               ======           =====             =====           ======            ======

         The accompanying notes are an integral part of the consolidated financial statements.




                        SYMONS INTERNATIONAL GROUP, INC.
                      Consolidated Statements of Cash Flows
               for the Years Ended December 31, 1994,1995 and 1996
                 and the Six Months Ended June 30, 1996 and 1997
                             (dollars in thousands)




                                                                                                      Six Months Ended
                                                         Years Ended December 31,                         June 30,
                                               ---------------------------------------------     --------------------------

                                                                                                         (unaudited)

                                                    1994           1995           1996               1996         1997
                                                    ----           ----           ----               ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings For the Period                    $        2,117  $       4,821 $        13,256     $      4,304 $     9,586

Adjustments  to  reconcile  Net
Earnings  to Net Cash  provided
from (used in) Operations:
Minority interest                                        (14)            ---           2,401             (88)       1,560

Depreciation and amortization                             690            742           2,194              221       1,169

Deferred income tax expense (benefit)                 (1,180)            344              64     664              (1,068)

Net realized capital loss/(gain)                          159            344           1,015            (228)     (1,684)

Net changes in operating assets and
liabilities (net of assets acquired):
Receivables                                           (9,057)          6,462        (22,673)         (48,085)   (110,851)

Reinsurance recoverable on paid and
unpaid  losses, net                                    25,130       (41,250)           5,842         (29,475)    (22,400)

Prepaid reinsurance premiums                          (3,343)            725         (8,720)          (3,824)    (58,944)

Deferred policy acquisition costs                       (727)          (900)         (2,496)          (2,888)       (321)

Other assets                                               98          1,019         (2,923)          (3,264)     (1,198)

Losses and loss adjustment expenses                  (24,874)         30,152         (2,125)         (10,216)      36,205

Unearned premiums                                       6,356          3,081          24,508           52,077      73,456

Reinsurance payables                                    1,982          2,133         (1,978)           46,349      93,967

Federal income taxes recoverable/(payable)                759            325         (1,270)            (490)       1,913

Other liabilities                                     (1,398)          1,656           2,908            2,925       5,120
                                                      -------          -----           -----            -----       -----
Net Cash Provided From (used in) Operations           (3,302)          9,654          10,003            7,982      26,510
                                                      -------          -----          ------            -----      ------
Cash Flow Provided From (Used In)
Investing Activities:
Cash paid for Superior net of cash acquired               ---            ---        (66,590)         (66,389)         ---

Net (Purchases)/Sales of short-term investments         (308)        (4,493)           8,026           11,342     (2,177)

Purchases of fixed maturities                         (7,587)       (12,517)        (73,503)         (24,976)    (36,846)

Proceeds from sales, calls and
maturities of fixed maturities                          8,460          8,603          56,903           17,896      20,964

Proceeds from sales of equity securities               10,510         29,599          19,796           65,944      16,531

Purchase of equity securities                        (10,122)       (28,173)        (34,157)         (86,177)    (15,188)

Proceeds from the sale of real estate                   1,165            ---             ---              ---         ---

Purchases of mortgage loans                              (50)          (100)             ---              ---         ---

Proceeds from repayment of mortgage loans                  60            120             490              360         140

Purchase of property and equipment                      (655)         (1,874)         (3,734)            (579)     (2,294)
                                                        -----         -------         -------            -----     -------

Net cash provided from (used in)
investing activities                                    1,473        (8,835)        (92,769)         (82,579)    (18,870)
                                                        -----        -------        --------         --------    --------
Cash flow provided from (used in)
from financing activities:
Proceeds from initial public offering,
net of expenses                                           ---            ---          37,969              ---         ---

Proceeds from line of credit and notes payable         26,900          1,620             ---            7,750         ---

Proceeds from term debt                                   ---            ---          48,000           48,000     (3,128)

Payments on line of credit and notes payable         (26,459)        (1,250)         (5,811)          (5,811)         ---

Proceeds from consolidated subsidiary
minority interest owner                                   ---            ---          21,200           21,200       2,304

Payment of dividend to parent                             ---            ---         (3,500)              ---         ---

Repayments from related parties                           711             44           1,800            1,063         ---

Loans from and (repayments to) related parties            425          1,036         (6,108)               84     (1,582)
                                                          ---          -----         -------               --     -------
Net cash provided from financing activities             1,577          1,450          93,550           72,286     (2,406)
                                                        -----          -----          ------           ------     -------
Increase (decrease) in cash and cash equivalents        (252)          2,269          10,784          (2,311)       5,234

Cash and cash equivalents, beginning of year              294             42           2,311            2,311      13,095
                                                          ---             --           -----            -----      ------
Cash and cash equivalents, end of year         $           42  $       2,311 $        13,095     $         --      18,329
                                                           ==          =====          ======            =====      ======



         The accompanying notes are an integral part of the consolidated financial statements.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

1.       Nature of Operations and Significant Accounting Policies

         Symons International Group, Inc. (the "Company") is a 67% owned subsidiary of Goran Capital, Inc. (Goran). The Company is primarily involved in the sale of personal nonstandard automobile insurance and crop insurance. Nonstandard automobile represents approximately 61% of the Company's premium volume. The Company's products are marketed through independent agents and brokers, within a 31-state area, primarily in the Midwest and Southern United States. The following is a description of the significant accounting policies and practices employed:

a. Principles of Consolidation: The consolidated financial statements include the accounts, after intercompany eliminations, of the Company and its subsidiaries as follows:

          GGS Management Holdings, Inc. (GGS Holdings)-a holding company for the nonstandard automobile operations which includes GGS Management, Inc., Pafco General Insurance Company, Pafco Premium Finance Company and the Superior entities, as described below - 52% owned;

          GGS Management, Inc. (GGS)-a management company for the nonstandard automobile operations-52% owned;

          Superior Insurance Company (Superior)-an insurance company domiciled in Florida-52% owned;

          Superior American Insurance Company (Superior American)-an insurance company domiciled in Florida-52% owned;

          Superior Guaranty Insurance Company (Superior Guaranty)-an insurance company domiciled in Florida-52% owned;

          Pafco General Insurance Company (Pafco)-an insurance company domiciled in Indiana-52% owned;

          IGF Holdings, Inc. (IGF Holdings)-a holding company for the crop operations which includes IGF and Hail Plus Corp.-100% owned; and

          IGF  Insurance   Company  (IGF)-an   insurance  company  domiciled  in
          Indiana-100% owned.

         On January 31, 1996, the Company entered into an agreement with GS Capital Partners II, L.P. (Goldman Funds) to create a company, GGS Holdings, to be owned 52% by the Company and 48% by Goldman Funds. GGS Holdings created GGS, a management company for the nonstandard automobile operations which include PGIC and the Superior entities.

         On April 30, 1996, GGS Holdings acquired the Superior entities through a purchase business combination. The Company's Consolidated Results of
Operations for the year ended December 31, 1996 include the results of operations of the Superior entities subsequent to April 30, 1996. (See Note 2.)

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         On January 1, 1996, the Company sold its excess and surplus lines insurance operations, Symons International Group, Inc. of Florida (SIGF), with a net book value of $2, to Goran for $2. Accordingly, no gain or loss was recognized in 1996 on the transaction.

b. Basis of Presentation: The accompanying financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) which differ from statutory accounting practices (SAP) prescribed or permitted for insurance companies by regulatory authorities in the following respects:

         Certain assets are excluded as "Nonadmitted Assets" under statutory accounting.

         Costs incurred by the Company relating to the acquisition of new business are expensed for statutory purposes.

         The investment in wholly owned subsidiaries is consolidated for GAAP rather than valued on the statutory equity method. The net income or loss and changes in unassigned surplus of the subsidiaries is reflected in net income for the period rather than recorded directly to unassigned surplus.

         Fixed maturity investments are reported at amortized cost or market value based on their National Association of Insurance Commissioners' (NAIC) rating.

         The liability for losses and loss adjustment expenses and unearned premium reserves are recorded net of their reinsured amounts for statutory accounting purposes.

         Deferred income taxes are not recognized on a statutory basis.

         Credits for reinsurance are recorded only to the extent considered realizable. Under SAP, credit for reinsurance ceded are allowed to the extent the reinsurers meet the statutory requirements of the Insurance Departments of the States of Indiana and Florida, principally statutory solvency.

c. Use of Estimates: The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Net earnings and capital and surplus for the insurance subsidiaries reported on the statutory accounting basis is as follows:


                           1996            1995           1994
                        ----------      ----------      ---------
Capital and surplus:
  Superior entities     $   57,121      $      N/A      $     N/A
  Pafco                     18,112          11,875          7,848
  IGF                       29,412           9,219          4,512

Net earnings (losses):
  Superior entities     $    1,978      $      N/A      $     N/A
  Pafco                      5,151           (553)          (571)
  IGF                       12,122           6,574          1,511


d. Premiums: Premiums are recognized as income ratably over the life of the related policies and are stated net of ceded premiums. Unearned premiums are computed on the semimonthly pro rata basis.

e. Investments: Investments are presented on the following bases: Fixed maturities and equity securities-at market value-all such securities are classified as available for sale and are carried at market value with the unrealized gain or loss as a component of stockholders' equity, net of deferred tax, and accordingly, has no effect on net income.

         Real estate-at cost, less allowances for depreciation.

         Mortgage loans-at outstanding principal balance.

         Realized gains and losses on sales of investments are recorded on the trade date and are recognized in net income on the specific identification basis. Interest and dividend income are recognized as earned.

f. Cash and Cash Equivalents: For purposes of the statement of cash flows, the Company includes in cash and cash equivalents all cash on hand and demand deposits with original maturities of six months or less.

g. Deferred Policy Acquisition Costs: Deferred policy acquisition costs are comprised of agents' commissions, premium taxes and certain other costs which are related directly to the acquisition of new and renewal business, net of expense allowances received in connection with reinsurance ceded, which have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly. These costs are deferred and amortized over the terms of the policies to which they relate. Acquisition costs that exceed estimated losses and loss adjustment expenses and maintenance costs are charged to expense in the period in which those excess costs are determined.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

h. Property and Equipment: Property and equipment are recorded at cost. Depreciation for buildings is based on the straight-line method over 31.5 years and the declining balance method for other property and equipment over their estimated useful lives ranging from five to seven years. Asset and accumulated depreciation accounts are relieved for dispositions, with resulting gains or losses reflected in net earnings.

i. Other Assets: Other assets consists primarily of goodwill, debt acquisition costs, and organization costs. Goodwill resulting from the acquisition of the Superior entities is amortized over a 25-year period on a straight-line basis based upon management's estimate of the expected benefit period. Deferred debt acquisition costs are amortized over the term of the debt (six years). Organization costs are amortized over five years.

j. Losses and Loss Adjustment Expenses: Reserves for losses and loss adjustment expenses include estimates for reported unpaid losses and loss adjustment expenses and for estimated losses incurred but not reported. These reserves have not been discounted. The Company's losses and loss adjustment expense reserves include an aggregate stop-loss program. The Company retains an independent actuarial firm to estimate reserves. Reserves are established using individual case-basis valuations and statistical analysis as claims are reported. Those estimates are subject to the effects of trends in loss severity and frequency. While management believes the reserves are adequate, the provisions for losses and loss adjustment expenses are necessarily based on estimates and are subject to considerable variability. Changes in the estimated reserves are charged or credited to operations as additional information on the estimated amount of a claim becomes known during the course of its settlement. The reserves for losses and loss adjustment expenses are reported net of the receivables for salvage and subrogation of approximately $4,766 and $948 at December 31, 1996 and 1995, respectively.

k. Income Taxes: The Company utilizes the liability method of accounting for deferred income taxes. Under the liability method, companies will establish a deferred tax liability or asset for the future tax effects of temporary differences between book and taxable income. Changes in future tax rates will result in immediate adjustments to deferred taxes. (See Note 11.) Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

l. Reinsurance: Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

m. Certain Accounting Policies for Crop Insurance Operations: In 1996, IGF instituted a policy of recognizing (i) 35% of its estimated Multi Peril Crop Insurance (MPCI) gross premiums written for each of the first and second quarters, (ii) commission expense at a rate of 16% of MPCI gross premiums written recognized, and (iii) Buy-up Expense Reimbursement at a rate of 31% of MPCI gross premiums written recognized along with normal operating expenses incurred in connection with premium writings. In the third quarter, if a sufficient volume of policyholder acreage reports have been received and processed by IGF, IGF's policy is to recognize MPCI gross premiums written for the first nine months based on a reestimate which takes into account actual gross premiums processed. IGF followed the foregoing approach for the 1996 third quarter. If an insufficient volume of policies has been processed, IGF's policy is to recognize in the third quarter 20% of its full year estimate of MPCI gross premiums written, unless other circumstances require a different approach. The remaining amount of gross premiums written is recognized in the fourth quarter, when all amounts are reconciled. In prior years, recognition of MPCI gross premiums written was 30%,

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

30%, 30% and 10%, for the first, second, third and fourth quarters, respectively. Commencing with its June 30, 1995 financial statements, IGF also began recognizing MPCI underwriting gain or loss during the first and second quarters, as well as the third quarter, reflecting IGF's best estimate of the amount of such gain or loss to be recognized for the full year, based on, among other things, historical results, plus a provision for adverse developments.

n. Accounting Changes: On January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, (Statement 115). In accordance with Statement 115, prior period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect as of January 1, 1994 of adopting Statement 115 had no effect on net earnings. The effect of this change in accounting principle was an increase to stockholders' equity of $139, net of deferred taxes of $73, of net unrealized gains on fixed maturities classified as available for sale that were previously carried at amortized cost.

         On January 1, 1996, the Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 did not have a material impact on the Company's results of operations.

         In December 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued. It introduces the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for stock-based compensation to employees based on the new fair value accounting rules. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. However, SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. SFAS No. 123 is effective for financial statements for fiscal years beginning after December 15, 1995. The Company has adopted the disclosure provisions of SFAS No. 123 (see Note 22).

         In February 1997, SFAS No. 128, Earnings per Share, was issued. This statement establishes standards for computing and presenting earnings per share
(EPS) and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, Earnings per Share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This statement requires restatement of all prior period EPS data presented. The Company has determined the adoption of this statement will not have a material effect on its consolidated financial statements.

o. Vulnerability from Concentration: At December 31, 1996, the Company did not have a material concentration of financial instruments in an industry or geographic location. Also at December 31, 1996, the Company did not have a concentration of (1) business transactions with a particular customer, lender or distributor, (2) revenues from a particular product or service, (3) sources of supply of labor or services used in the business, or (4) a market or geographic area in which business is conducted that makes it vulnerable to an event that is at least reasonably possible to occur in the near term and which could cause a serious impact to the Company's financial condition.

p. Earnings Per Share: The Company's net earnings per share calculations are based upon the weighted average number of shares of common stock outstanding during each period, as restated for the 7,000-for-1 stock split. The weighted average shares outstanding in 1996 have been increased by 44,000 shares for the $3.5 million dividend paid to Goran from the proceeds of the offering, in accordance with GAAP. Earnings per share for the first quarter of 1997 were computed using actual weighted average shares outstanding during the first quarter of 1997 of 10,450,000 plus 191,000 assumed shares from stock options proceeds calculated based upon the treasury stock method.

q. Unaudited Interim Financial Statements: The consolidated financial statements for the six months ended June 30, 1996 and 1997 have been prepared using the applicable accounting principles used in the audited financial statements. These statements are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments and accruals) necessary for a fair presentation of the financial information set forth herein. The operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

2.       Corporate Reorganization and Acquisition

         In April 1996, Pafco contributed all of the outstanding shares of capital stock of IGF to IGF Holdings, a wholly owned and newly formed subsidiary of Pafco, and the Board of Directors of IGF Holdings declared an $11,000 distribution to Pafco in the form of cash of $7,500 and a note payable of $3,500 (PGIC Note). IGF Holdings borrowed the $7,500 portion of the distribution from a bank (IGFH Note). The notes were paid in full from the proceeds of the Offering. Immediately following the distribution, Pafco distributed all of the outstanding common stock of IGF Holdings to the Company. Although the Company believes the plan of reorganization or spin off did not result in gain or loss, no assurance can be given that the Internal Revenue Service will not challenge the transaction.

         On January 31, 1996, the Company entered into an agreement (Agreement) with GS Capital Partners II, L.P. to create GGS Holdings, to be owned 52% by the Company and 48% owned by the Goldman Funds. In accordance with the Agreement, on April 30, 1996, the Company contributed certain fixed assets and PGIC with a combined book value, determined in accordance with GAAP, of $17,186, to GGS Holdings. Goldman Funds contributed $21,200 to GGS Holdings, in accordance with the Agreement. In return for the cash contribution of $21,200, Goldman Funds received a minority interest share in GGS Holdings at the date of contribution of $18,425, resulting in a $2,775 increase to additional paid-in capital. At December 31, 1996, Goldman Funds' minority interest share consisted of the following:


Contribution, April 30, 1996                          $       18,425
GGS Holdings earnings                                          2,401
Unrealized gains, net of deferred tax of $599                    784
                                                      --------------
                                                      $       21,610
                                                      --------------

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         In connection with the above transactions, GGS Holdings acquired (the "Acquisition") all of the outstanding shares of common stock of Superior Insurance Company and its wholly owned subsidiaries, domiciled in Florida, (collectively referred to as "Superior") for cash of $66,590. In conjunction with the Acquisition, the Company's funding was through a senior bank facility of $48,000 and a cash contribution from Goldman Funds of $21,200.

         The acquisition of Superior was accounted for as a purchase and was recorded as follows:


Assets required:
Invested assets                                       $      118,665
Receivables                                                   34,933
Deferred acquisition costs                                     7,925
Other assets                                                   2,082
                                                      --------------
Total                                                        163,605
                                                      --------------
Liabilities assumed:
Unpaid losses and loss adjustment expense                     44,423
Unearned premiums                                             45,280
Other liabilities                                             10,863
                                                      --------------
Total                                                        100,566
                                                      --------------
Net assets acquired                                           63,039
Purchase price                                                66,590
                                                      --------------
Excess purchase price                                          3,551
Less amounts allocated to deferred income taxes                1,334
on unrealized gains on investments
                                                      --------------
Goodwill                                              $        2,217
                                                      ==============



         The Company's results from operations for the year ended December 31, 1996 include the results of Superior subsequent to April 30, 1996.

3.       Initial Public Offering

         On November 5, 1996, the Company sold 3,000,000 shares at $12.50 per share in an initial public offering of common stock (the "IPO"). An additional 450,000 shares were sold in December 1996 representing the exercise of the overallotment option. The Company generated net proceeds, after underwriter's discount and expenses, of $37,900 from the IPO. The proceeds were used to repay the IGFH Note and PGIC Note totaling $11,000, repay indebtedness to Goran and Granite Re of approximately $7,500, pay Goran a dividend of $3,500 and contribute capital to IGF of $9,000. The remainder will be used for general corporate purposes, including acquisitions. After completion of the IPO, Goran owns 67% of the total common stock outstanding.

         Assuming that these transactions, described in Notes 2 and 3, took place (including the IPO) at January 1, 1995 or at January 1, 1996, the pro forma effect of these transactions on the Company's Consolidated Statements of Earnings is as follows:


                                     1996                    1995
                               -----------------      ------------------
                                              (unaudited)

Revenues                       $         250,848      $          159,899

Net Earnings                   $          15,238      $            6,701

Net Earnings Per Common Share  $            1.42      $             0.65

         Assuming that these transactions took place (including the IPO) at January 1, 1995 or January 1, 1996 and that shares outstanding only included shares issued in connection with the IPO whose proceeds were used to repay indebtedness, the pro forma effect of these transactions on the Company's net income per common share is as follows:


                                      1996                    1995
                                -----------------      ------------------
                                               (unaudited)

Net Earnings Per Common Share         $1.86                  $0.81
                                =================      ==================

         Outstanding shares used in the above calculation include the 7,000,000 shares outstanding before the IPO plus 1,200,000 shares issued in connection with the IPO whose proceeds were used to pay external indebtedness. The latter calculation was determined by dividing the aggregate amount of the repayment of the $7.5 million IGFH Note and the $7.5 million repayment of parent indebtedness by the IPO price of $12.50 per share.

         The pro forma results are not necessarily indicative of what actually would have occurred if these transactions had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

4.       Investments

         Investments are summarized as follows:



                                                                                     Unrealized
                                                                           ------------------------------
                                                              Cost or                                       Estimated
                                                          Amortized Cost        Gain           Loss        Market Value
                                                          --------------        ----           ----        ------------

December 31, 1996 Fixed maturities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies                 $        55,034  $          343 $         (233) $       55,144
Foreign governments                                                 1,515               0            (30)          1,485
Obligations of states and political subdivisions                    2,945              11             (4)          2,952
Corporate securities                                               67,545             977           (422)         68,100
                                                                   ------             ---           -----         ------
Total Fixed Maturities                                            127,039           1,331           (689)        127,681
                                                                  -------           -----           -----        -------
Equity Securities:
Common stocks                                                      25,734           2,884           (698)         27,920
Short-term investments                                              9,565               0               0          9,565
Real estate                                                           466               0               0            466
Mortgage loans                                                      2,430               0               0          2,430
Other loans                                                            75               0               0             75
                                                                       --               -               -             --
Total Investments                                         $       165,309  $        4,215 $       (1,387) $      168,137
                                                                  =======           =====         =======        =======
December 31, 1995 Fixed maturities:
U.S. Treasury securities and obligations of
U.S. government corporations and agencies                 $        10,978  $           63 $           (1) $       11,040
Obligations of states and political subdivisions                    1,470              57             (1)          1,526
Corporate securities                                                  364               1               0            365
                                                                      ---               -               -            ---
Total Fixed Maturities                                             12,812             121             (2)         12,931
                                                                   ------             ---             ---         ------
Equity Securities:
Preferred stocks                                                      100               1             (4)             97
Common stocks                                                       4,318             108           (292)          4,134
                                                                    -----             ---           -----          -----
                                                                    4,418             109           (296)          4,231
                                                                    -----             ---           -----          -----
Short-term investments                                              5,283               0               0          5,283
Real estate                                                           487               0               0            487
Mortgage loans                                                      2,920               0               0          2,920
Other loans                                                            50               0               0             50
                                                                       --               -               -             --
Total Investments                                         $        25,970  $          230 $         (298) $       25,902
                                                                   ======             ===           =====         ======


         At December 31, 1996, 90.2% of the Company's fixed maturities were considered investment grade by The Standard & Poors Corporation or Moody's Investor Services, Inc. Securities with quality ratings Baa and above are considered investment grade securities. In addition, the Company's investments in fixed maturities did not contain any significant geographic or industry concentration of credit risk.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The amortized cost and estimated market value of fixed maturities at December 31, 1996, by contractual maturity, are shown in the table which follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty:



                                           Amortized             Estimated
                                              Cost             Market Value
                                        ----------------     -----------------
Maturity:
Due in 1 year or less                   $          6,412     $           6,423
Due after 1 year through 5 years                  70,848                71,086
Due after 5 years through 10 years                43,109                43,404
Due after 10 years                                 6,670                 6,768
                                        ----------------     -----------------
Total                                   $        127,039     $         127,681
                                        ================     =================


         Gains and losses realized on sales of investments in fixed maturities are as follows:


                            1996                1995                 1994
                      ----------------     ---------------     ----------------
Proceeds from sales   $         40,153     $         7,903     $          4,083
Gross gains realized                92                 106                  119
Gross losses realized              561                 291                   29

         Real Estate is reported net of accumulated depreciation of $164 and $143 for 1996 and 1995, respectively. Investments in a single issuer greater than 10% of stockholders' equity at December 31, 1996 are as follows:


Description                                 Fixed Maturities
---------------------------------------- --------------------
United States Treasury Notes             $             26,318
Federal National Mortgage Association    $             14,885
                                         --------------------
                                         $             41,203
                                         --------------------

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         An analysis of net investment income for the years ended December 31, 1996, 1995, and 1994 follows:


                                       1996             1995             1994
                                  --------------   --------------   ------------
Fixed maturities                  $        5,714   $          534   $        470
Equity securities                            756              256            677
Cash and short-term investments              281              194             99
Real Estate                                   51               52            273
Mortgage Loans                               207              231            132
Other                                         25              270             96
                                  --------------   --------------   ------------
Total Investment Income                    7,034            1,537          1,747
Investment Expenses                        (301)            (364)          (506)
                                  --------------   --------------   ------------
Net Investment Income             $        6,733   $        1,173   $      1,241
                                  --------------   --------------   ------------

         In 1992, PGIC acquired a hotel property through a deed in lieu of foreclosure on a mortgage it held in the amount of $2,985. In 1993, the property was renovated and changed to a Comfort Inn. In June 1994, the property was sold for net proceeds of $4,166, resulting in a gain on sale of $147. Upon the sale, PGIC issued an 8% mortgage loan due in the year 2001 in the amount of $3,000. It calls for monthly principal payments of $10 plus interest. All payments on the mortgage were current at December 31, 1996.

         Investments with a market value of $23,419 and $6,410 (amortized cost of $22,749 and $6,296) as of December 31, 1996 and 1995, respectively, were on deposit in the United States and Canada. The deposits are required by law to support certain reinsurance contracts, performance bonds and outstanding loss reserves on assumed business.

         Fixed maturities and short-term investments with a market value of $1,539 (amortized cost of $1,571) as of December 31, 1996 were pledged as collateral on an unused letter of credit of $1,500 issued to a ceding reinsurer.

5.       Deferred Policy Acquisition Costs

          Policy acquisition costs are capitalized and amortized over the life of the policies. Policy acquisition costs are those costs directly related to the issuance of insurance policies including commissions, premium taxes, and underwriting expenses net of reinsurance commission income on such policies. Policy acquisition costs both acquired and deferred, and the related amortization charged to income were as follows:

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)



                                    1996              1995             1994
                                ------------      ------------      ----------
Balance, Beginning of year      $      2,379      $      1,479      $      752
Deferred policy acquisition
costs purchase in the
Superior acquisition                   7,925                 0               0

Costs deferred during year            27,657             8,050           5,579

Amortization during year            (25,161)           (7,150)         (4,852)
                                ------------      ------------      ----------
Balance, end of year            $     12,800      $      2,379      $    1,479
                                ------------      ------------      ----------

6.       Property and Equipment

         Property and equipment at December 31 are summarized as follows:



                                      Accumulated
                                       1996 Cost            Depreciation           1996 Net             1995 Net
                                    ----------------      ----------------      --------------       ---------------
Land                                $            226      $              0      $          226       $           226
Buildings                                      4,342               (1,186)               3,156                 3,209
Office furniture and equipment                 2,023                 (999)               1,024                   610
Automobiles                                       20                   (7)                  13                     1
Computer equipment                             5,535               (1,817)               3,718                 1,456
                                    ----------------      ----------------      --------------       ---------------
                                    $         12,146      $        (4,009)      $        8,137       $         5,502
                                    ================      ===============       ==============       ===============


         Accumulated depreciation at December 31, 1995 was $2,226. Depreciation expense related to property and equipment for the years ended December 31, 1996, 1995 and 1994 were $1,783, $637, and $374, respectively.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

7.       Other Assets

         Other assets at December 31, 1996 includes the following intangible assets:


                                              Accumulated        Amortization
                             Cost            Amortization          Expense
                       -----------------   -----------------   ----------------
Goodwill               $           2,217   $              95   $             95
Deferred debt costs                1,386                 154                154
Organization costs                 1,689                 162                162
                       -----------------   -----------------   ----------------
                       $           5,292   $             411   $            411
                       -----------------   -----------------   ----------------

         No such amounts existed at December 31, 1995.

8.       Line of Credit

         At December 31, 1996, IGF maintained a revolving bank line of credit in the amount of $7,000. At December 31, 1996 and 1995, the outstanding balance was $0 and $5,811, respectively. Interest on this line of credit was at the New York prime rate (8.25% at December 31, 1996) plus 0.25% adjusted daily. This line is collateralized by the crop-related uncollected premiums, reinsurance recoverable on paid losses, Federal Crop Insurance Corporation (FCIC) annual settlement, and a first lien on the real estate owned by IGF. The line requires IGF to maintain its primary banking relationship with the issuing bank, limits dividend payments and capital purchases and requires the maintenance of certain financial ratios. At December 31, 1996, IGF was in compliance with all covenants associated with the line, except the covenant pertaining to certain investments as a percentage of total admitted assets, for which IGF obtained a waiver.

         The weighted average interest rate on the line of credit was 8.6%, 9.7%, and 8.1% during December 31, 1996, 1995, and 1994, respectively.

9.       Term Debt

         The term debt, with an outstanding principal balance of $48,000, matures on April 30, 2002, and will be repaid in 11 consecutive semiannual installments, the first of which will occur on the first anniversary of the closing date. The first installments of principal repayments will be $3,128 and $2,886 in 1997, respectively, with the remaining annual installments over the term of the debt to be paid as follows: 1998-$6,494; 1999-$7,938; 2000-$9,742;
2001- $11,612; and 2002-$6,200. Interest on the term debt is payable quarterly at LIBOR plus 2.75%. In 1996, the Company entered into an interest rate swap agreement to protect the Company against interest rate volatility. As a result, the Company fixed its interest rate on the term debt at 8.31% through November 1996, 8.85% through January 1997, 9.08% through April 1997, 9.24% through July 1997, and 8.80% through October 1999. The term debt is collateralized by a pledge of all of the tangible and intangible assets of GGS Holdings, including all of the outstanding shares of GGS, and by a pledge of all of the tangible and intangible assets of GGS, including all of the outstanding shares of capital stock of PGIC and Superior.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         As of December 31, 1996, GGS was in default of six covenants in the term debt. The first covenant required Pafco and Superior to maintain a Combined Ratio of statutory net premiums written to surplus of 3:1. The commercial bank lenders under the term debt have amended the agreement to cure this default. While there can be no assurance that GGS will have in the future sufficient cash flow after satisfaction of its debt service requirements to permit GGS to infuse sufficient capital into its insurance subsidiaries to permit them to maintain a ratio of net premiums written to surplus not in excess of 3:1, the Company believes that it or GGS will be able either to contribute additional capital to PGIC and Superior or, if necessary, to obtain reinsurance, reduce premium writings, or obtain additional financing in order to permit them to satisfy this covenant in future years.

         The second covenant violation relates to insufficient funds posted by an affiliate reinsurer to cover its obligations under reinsurance treaties with Pafco. The affiliate has posted sufficient funds in 1997, and the Company does not expect future violations of this covenant to occur. The commercial bank lenders under the term debt have agreed that this violation has been cured. The third violation relates to Superior's risk-based capital ratio being less than 300% due to growth in premium writings. The commercial lenders under the term debt have amended the agreement to cure this default.

10.      Unpaid Losses and Loss Adjustment Expenses

         Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:


                                                       1996                1995                 1994
                                                  ---------------     ---------------      --------------

Balance at January 1                              $        59,421     $        29,269      $       54,143
Less reinsurance recoverables                              37,798              12,542              36,891
                                                  ---------------     ---------------      --------------
Net balance at January 1                                   21,623              16,727              17,252
                                                  ---------------     ---------------      --------------
Reserves acquired in connection with
the Superior acquisition                                   44,423                   0                   0
                                                  ---------------     ---------------      --------------
Incurred related to:
Current year                                              138,618              35,184              26,268
Prior years                                               (1,509)                 787                 202
                                                  ---------------     ---------------      --------------
Total incurred                                            137,109              35,971              26,470
                                                  ---------------     ---------------      --------------
Paid related to:
Current year                                              102,713              21,057              16,647
Prior years                                                28,182              10,018              10,348
                                                  ---------------     ---------------      --------------
Total paid                                                130,895              31,075              26,995
                                                  ---------------     ---------------      --------------
Net balance at December 31                                 72,260              21,623              16,727
Plus reinsurance recoverables                              29,459              37,798              12,542
                                                  ---------------     ---------------      --------------
Balance at December 31                            $       101,719     $        59,421      $       29,269
                                                  ===============     ===============      ==============

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The foregoing reconciliation shows that the (redundancies) deficiencies of $(1,509), $787, and $202 in the December 31, 1995, 1994 and 1993 reserves, respectively, emerged in the following year. These (redundancies) deficiencies resulted from (lower) higher than anticipated losses resulting from a change in settlement costs relating to those estimates.

         The anticipated effect of inflation is implicitly considered when estimating liabilities for losses and LAE. While anticipated price increases due to inflation are considered in estimating the ultimate claim costs, the increase in average severities of claims is caused by a number of factors that vary with the individual type of policy written. Future average severities are projected based on historical trends adjusted for implemented changes in underwriting standards, policy provisions, and general economic trends. Those anticipated trends are monitored based on actual development and are modified if necessary.

         Liabilities for loss and loss adjustment expenses have been established when sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, a liability has been established to cover additional exposure on both known and unasserted claims. These liabilities are reviewed and updated continually.

11.      Income Taxes

         The Company files a consolidated federal income tax return with its wholly owned subsidiaries. GGS Holdings files a consolidated tax return with its wholly owned subsidiaries. Intercompany tax sharing agreements between the Company and its wholly owned subsidiaries and GGS Holdings and its wholly owned subsidiaries provide that income taxes will be allocated based upon separate return calculations in accordance with the Internal Revenue Code of 1986, as amended. Intercompany tax payments are remitted at such times as estimated taxes would be required to be made to the Internal Revenue Service.

         A reconciliation of the differences between federal tax computed by applying the federal statutory rate of 35% in 1996 and 34% in 1995 and 1994 to income before income taxes and the income tax provision is as follows:


                                            1996         1995         1994
                                         ---------     ---------   ----------
Computed income taxes at statutory rate  $   8,296     $   2,531   $      468
Dividends received deduction                 (158)          (54)         (30)
Tax-exempt interest                          (270)          (32)         (36)
Change in valuation allowance                 (23)         (237)      (1,492)
Change in tax rate                            (14)             0            0
Other                                          215           414          372
                                         ---------     ---------   ----------
Income Taxes                             $   8,046     $   2,622   $    (718)
                                         ---------     ---------   ----------

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         State income taxes for 1996, 1995 and 1994 are not significant. Therefore, state income taxes have been recorded in general and administrative expenses and not as part of income taxes.

         The net deferred tax asset at December 31, 1996 and 1995 is comprised of the following:


                                                       1996              1995
                                                  ------------    ------------
Deferred tax assets:
  Unpaid losses and loss adjustment expenses      $      2,705    $        422
  Unearned premiums                                      5,061             764
  Allowance for doubtful accounts                          518             315
  Unrealized losses on investments                           0              23
  Net operating loss carryforwards                         328             457
Other                                                      685             411
                                                  ------------    ------------
                                                         9,297           2,392
Valuation allowance                                          0              23
                                                  ------------    ------------
Net deferred tax asset                                   9,297           2,369
                                                  ------------    ------------
Deferred tax liabilities:
  Deferred policy acquisition costs                    (4,480)           (809)
  Unrealized gains on investments                      (1,224)               0
Other                                                    (264)           (139)
                                                  ------------    ------------
                                                       (5,968)           (948)
                                                  ------------    ------------
Net deferred tax asset                            $      3,329    $      1,421
                                                  ============    ============


         The Company is required to establish a "valuation allowance" for any portion of its deferred tax assets which is unlikely to be realized. No valuation allowance was established as of December 31, 1996 since management believes it is more likely than not that the Company will realize the benefit of its deferred tax assets through utilization of such amounts under the carryback rules and through future taxable income.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         As of December 31, 1996, the Company has unused net operating loss carryovers available as follows:


Years ending not later than December 31,            Amount
----------------------------------------------      ---------------
2000                                                $           811
2002                                                            126
                                                    ---------------
Total                                               $           937
                                                    ===============


         Federal income tax attributed to the Company has been examined through 1993. In the opinion of management, the Company has adequately provided for the possible effects of future assessments related to prior years.

12.      Leases

         The Company has certain commitments under long-term operating leases for a branch office and sales offices for Superior Insurance Company. Rental expense under these commitments was $751 for 1996. Future minimum lease payments required under these noncancellable operating leases are as follows:


1997                                    $          928
1998                                               466
1999                                               373
2000                                                62
2001 and thereafter                                  0
                                        --------------
Total                                   $        1,829
                                        ==============


13.       Reinsurance

         The Company limits the maximum net loss that can arise from a large risk, or risks in concentrated areas of exposure, by reinsuring (ceding) certain levels of risks with other insurers or reinsurers, either on an automatic basis under general reinsurance contracts known as "treaties" or by negotiation on substantial individual risks. Such reinsurance includes quota share, excess of loss, stop-loss and other forms of reinsurance on essentially all property and casualty lines of insurance. In addition, the Company assumes reinsurance on certain risks. The Company remains contingently liable with respect to reinsurance, which would become an ultimate liability of the Company in the event that such reinsuring companies might be unable, at some later date, to meet their obligations under the reinsurance agreements.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Approximately 66% of amounts recoverable from reinsurers are with the FCIC, a branch of the federal government. Another 28% of recoverable amounts are with Granite Re, a foreign corporation, which has not applied for an A.M. Best rating. An additional 5% of uncollateralized recoverable amounts are with companies which maintain an A.M. Best rating of at least A+. Company management believes amounts recoverable from reinsurers are collectible. Amounts recoverable from reinsurers relating to unpaid losses and loss adjustment expenses were $29,459, $37,798, and $12,542 as of December 31, 1996, 1995, and
1994, respectively. These amounts are reported gross of the related reserves for unpaid losses and loss adjustment expenses in the accompanying Consolidated Balance Sheets.

         On April 29, 1996, PGIC and IGF entered into a 100% quota share reinsurance agreement, whereby all of IGF's nonstandard automobile business from 1996 and forward was ceded to PGIC effective January 1, 1996.

         On April 29, 1996, PGIC retroactively ceded all of its commercial business relating to 1995 and previous years to Granite Re, with an effective date of January 1, 1996. Amounts ceded for outstanding losses and loss adjustment expenses and unearned premiums were approximately $3,519 and $2,380, respectively. No gain or loss was recognized in 1996 on the transaction. On this date, PGIC also entered into a 100% quota share reinsurance agreement with Granite Re, whereby all of PGIC's commercial business from 1996 and forward was ceded to Granite Re effective January 1, 1996. (See Note 17.)

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Reinsurance   activity  for  1996,   1995,  and  1994,  which  includes
reinsurance with related parties, is summarized as follows:



                                            Direct              Assumed               Ceded                Net
                                        ---------------      --------------      ---------------      --------------
1996
Premiums written                        $       298,596      $        6,903      $      (95,907)      $      209,592
Premiums earned                                 279,061               6,903             (94,205)             191,759
Incurred losses and loss adjustment             223,879               4,260             (91,030)             137,109
expenses
Commission expenses (income)                     44,879               3,663             (46,716)               1,826

1995
Premiums written                        $       123,381      $        1,253      $      (71,187)      $       53,447
Premiums earned                                 116,860               1,256             (68,475)              49,641
Incurred losses and loss adjustment
expenses                                        125,382               2,839             (92,250)              35,971
Commission expenses (income)                     17,177                 174             (27,092)             (9,741)

1994
Premiums written                        $       102,178      $          956      $      (67,995)      $       35,139
Premiums earned                                  96,053               1,308             (65,235)              32,126
Incurred losses and loss adjustment
expenses                                         57,951               1,588             (33,069)              26,470
Commission expenses (income)                     19,619                  48             (24,174)             (4,507)


         The Company and its subsidiaries have entered into transactions with various related parties including transactions with Goran, and its affiliates, Symons International Group, Ltd. (SIG Ltd.), Goran's parent, Granite Insurance Company (Granite), and Granite Reinsurance Company, Ltd. (Granite Re), Goran's subsidiaries.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The following balances were outstanding at December 31, 1996 and 1995:



                                                                    1996                 1995
                                                               ---------------      --------------
Investments in and advances to related parties:
Nonredeemable, nonvoting preferred stock of Granite            $           702      $          702
Secured notes receivable from related parties                                0               1,355
Unsecured mortgage loan from director and officer                          278                 278
Due from directors and officers                                            172                 199
Other receivables from related parties                                       0                 418
                                                               ---------------      --------------
                                                               $         1,152      $        2,952
                                                               ===============      ==============

Payable to affiliates:
Loan and related interest payable to Goran                     $             0      $        2,232
Loan and related interest payable to Granite Re                              0               3,733
Other payable to Goran                                                     350                 500
Other payables to related parties                                           16                   9
                                                               ---------------      --------------
                                                               $           366      $        6,474
                                                               ===============      ==============

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The following transactions occurred with related parties in the years ended December 31, 1996, 1995, and 1994:



                                                               1996                1995                 1994
                                                          --------------      ---------------      --------------

Management fees charges by Goran                          $          139      $           414      $          494
Reinsurance under various treaties, net:
  Ceded premiums earned                                            5,463                5,235                (73)
  Ceded losses and loss adjustment expenses incurred               5,168                2,612                   0
  Ceded commissions                                                2,620                1,142                   0
Consulting fees charged by various related parties                   180                   26                  75
Interest charged by Goran                                            196                  208                 188
Dividend income from Granite Re                                        0                    0                  18
Interest charged by Granite Re                                       385                  346                 312


         The unsecured mortgage loan to the Chairman and CEO of the Company was repaid in full in February 1997.

         Amounts due from directors and officers of the Company bear interest at the 180-day Treasury bill rate payable semiannually. Loan principal is payable on demand.

         The loans payable, including accrued interest, to Goran and Granite Re at December 31, 1995, were repaid in full in 1996 from the proceeds of the offering.

15.      Stockholders' Equity

         On July 29, 1996, the Board of Directors approved an increase in the authorized common stock of the Company from 1,000 shares to 100,000,000 shares. The common stock remains no par value. On July 29, 1996, the Board approved a 7,000-for-1 stock split of the Company's issued and outstanding shares. All share and per share amounts have been restated to retroactively reflect the stock split. On July 29, 1996, the Board of Directors authorized the issuance of 50,000,000 shares of preferred stock. No shares of preferred stock have been issued.

16.       Effects of Statutory Accounting Practices and Dividend Restrictions

         At December 31, 1996 and 1995, PGIC's statutory capital and surplus was $18,112 and $11,875, respectively, and IGF's statutory capital and surplus was $29,412 and $9,219, respectively. The minimum regulatory requirement for capital and surplus is $1,250. The Indiana statute allows 10% of surplus as regards policyholders or 100% of net income, whichever is greater, to be paid as dividends only from earned surplus. Statutory requirements place limitations on the amount of funds which can be remitted to the Company from PGIC and to PGIC from IGF.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Subsequent to Board of Directors and regulatory approval, IGF declared and paid in April 1996 and December 1995 extraordinary dividends to PGIC in the amounts of $11 million and $2 million on the 2,494,000 shares of convertible preferred stock owned by PGIC. In December 1995, upon Board of Directors of PGIC and regulatory approval, PGIC declared and paid to the Company a $1.5 million extraordinary dividend on the common stock owned by the Company.

         At December 31, 1996, the Superior entities' statutory capital and surplus was $57,121. In the consent order approving the Acquisition, the Florida Department has prohibited Superior from paying any dividends for four years without the prior written approval of the Florida Department.

17.      Regulatory Matters

         PGIC and IGF, domiciled in Indiana, prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the Indiana Department of Insurance (IDOI). The Superior entities, domiciled in Florida, prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the Florida Department of Insurance (FDOI). Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

         IGF received written approval through December 31, 1996 from the IDOI to reflect its business transacted with the FCIC as a 100% cession with any net underwriting results recognized in ceding commissions for statutory accounting purposes, which differs from prescribed statutory accounting practices. As of December 31, 1996, that permitted transaction had no effect on statutory surplus or net income. The underwriting profit results of the FCIC business, net of reinsurance of $12,277, $9,653, and $3,257, are netted with policy acquisition and general and administrative expenses for the years ended December 31, 1996, 1995, and 1994, respectively, in the accompanying Consolidated Statements of Earnings.

         PGIC received approval from the IDOI to record its quota share reinsurance agreement with Granite Re for its commercial business as reinsurance effective January 1, 1996 for statutory accounting purposes, which differs from prescribed statutory practices. SAP prescribed by the IDOI require certain administrative matters to be completed by an insurance company to recognize a reinsurance agreement as of its effective date. As of December 31, 1996, these permitted transactions increased statutory surplus by $512 over what it would have been had prescribed accounting practices been followed.

         The NAIC is considering the adoption of a recommended statutory accounting standard for crop insurers, the impact of which is uncertain since several methodologies are currently being examined. Although the Indiana Department has permitted the Company to continue for its statutory financial statements through December 31, 1996 its practice of recording its MPCI business as 100% ceded to the FCIC with net underwriting results recognized in ceding commissions, the Indiana Department has indicated that in the future it will require the Company to adopt the MPCI accounting practices recommended by the NAIC or any similar practice adopted by the Indiana Department. Since such a standard would be adopted industry-wide for crop insurers, the Company would also be required to conform its future GAAP financial statements to reflect the new MPCI statutory accounting methodology and to restate all historical GAAP financial statements consistently with this methodology for comparability. The Company cannot predict what accounting methodology will eventually be implemented or when the Company will be required to adopt such methodology. The Company anticipates that any such new crop accounting methodology will not affect GAAP net earnings.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The NAIC has promulgated risk-based capital (RBC) requirements for property/casualty insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks, such as asset quality, asset and liability matching, loss reserve adequacy and other business factors. The RBC information is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Generally, a Ratio in excess of 200% of authorized control level RBC requires no corrective actions by PGIC, IGF or regulators. As of December 31, 1996, IGF, PGIC and the Superior entities had Ratios that were in excess of the minimum RBC requirements.

         The NAIC currently has a project under way to codify SAP, as existing SAP does not address all accounting issues and may differ from state to state. Upon completion, the Codification is expected to replace prescribed or permitted SAP in each state as the new comprehensive statutory basis of accounting for insurance companies. The final format of the Codification is uncertain at this time, yet implementation could be required as early as January 1, 1998. Due to the project's uncertainty, the Company has not yet quantified the impact any such changes would have on the statutory capital and surplus or results of operations of the Company's insurance subsidiaries. The impact of adopting this new comprehensive statutory basis of accounting is, however, expected to materially impact statutory capital and surplus.

18.      Commitments and Contingencies

         The Company, and its subsidiaries, are named as defendants in various lawsuits relating to their business. Legal actions arise from claims made under insurance policies issued by the subsidiaries. These actions were considered by the Company in establishing its loss reserves. The Company believes that the ultimate disposition of these lawsuits will not materially affect the Company's operations or financial position.

         IGF is responsible for the administration of a run-off book of business. FCIC has requested that IGF take responsibility for the claim liabilities under its administration of these policies, and IGF has requested reimbursement of certain expenses from the FCIC with respect to this run-off activity. It is the Company's opinion, and that of its legal counsel, that there is no material liability on the part of the Company for claim liabilities of other companies under IGF's administration.

         The increase in number of insurance companies that are under regulatory supervision has resulted, and is expected to continue to result, in increased assessments by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. The Company recognizes its obligations for guaranty fund assessments when it receives notice that an amount is payable to a guaranty fund. The ultimate amount of these assessments may differ from that which has already been assessed.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The Company received a commitment from a commercial bank which provided funds to certain executives and a director of the Company to purchase 69,500 shares in the Directed Share Program in the Company's Offering. The Company agreed to guarantee 100% of the aggregate principal amount, including unpaid accrued interest, extended by the commercial bank under this commitment. The amount of the Company's guarantee under this commitment is approximately $869.

         The Company has entered into a purchase agreement to acquire an office building in Des Moines, Iowa, to be used as its crop insurance division home office. The purchase price was $2.6 million, of which $2.4 million was escrowed on February 1, 1997. The terms include a floating closing date whereby the transaction will close on the earlier of February 1, 1998 or thirty days after the closing of the Company's currently occupied home office building, also located in Des Moines. The purchase of the new building is not contingent on the sale of the current building.

19.      Supplemental Cash Flow Information

         Cash paid for interest and income taxes are summarized as follows:


                                   1996              1995              1994
                              -------------    ---------------   --------------
Cash paid for interest        $       5,178    $           553   $          685

Cash paid for income taxes,
net of refunds                $       9,825    $         1,953   $          166

         During 1994, IGF exchanged 700,000 shares of Granite Reinsurance Company, Ltd. stock for 9,800 shares of Granite Insurance Company stock, recording no gain or loss. In addition, PGIC exchanged an investment in real estate for a mortgage loan of $3,000 plus cash of $1,166.

         During 1996, the Company contributed the stock of PGIC and certain assets of the Company totaling $17,186 to GGS Holdings in exchange for a 52% ownership interest in GGS Holdings. In addition, Goldman Funds received a minority interest share of $18,425 in GGS Holdings for its $21,200 contribution, resulting in a $2,775 increase to additional paid-in capital from the sale of PGIC common stock and certain assets.

20.      Disclosures About Fair Values of Financial Instruments

         The following discussion outlines the methodologies and assumptions used to determine the estimated fair value of the Company's financial instruments. Considerable judgment is required to develop these fair values and, accordingly, the estimates shown are not necessarily indicative of the amounts that would be realized in a one-time, current market exchange of all of the Company's financial instruments.

         a. Fixed Maturity and Equity Securities: Fair values for fixed maturity and equity securities are based on market values obtained from the NAIC Securities Valuation Office. Such values approximate quoted market prices from published information.

         b. Mortgage Loan: The estimated fair value of the mortgage loan was established using a discounted cash flow method based on credit rating, maturity and future income when compared to the expected yield for mortgages having similar characteristics. The estimated fair value of the mortgage loan was $2,360 at December 31, 1996.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)


         c. Short-term Investments, and Cash and Cash Equivalents: The carrying value for assets classified as short-term investments, and cash and cash equivalents in the accompanying Consolidated Balance Sheets approximates their fair value.

         d. Short-term and Long-term Debt: Fair values for long-term debt issues are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rate for similar types of borrowing arrangements. In 1996, the rate on the Company's term debt approximated 8.38%, below the current rate of 8.41% for similar types of borrowing arrangements. The estimated fair value of the term debt was $49,047 at December 31, 1996. For short-term debt, the carrying value approximates fair value.

         e. Advances to Related Parties and Payables to Affiliates: It is not practicable to determine the fair value of the advances to related parties or the payables to affiliates as of December 31, 1996 and 1995, because these are related party obligations and no comparable fair value measurement is available.

21.      Segment Information

         The Company has two business segments: Nonstandard automobile and Crop insurance. The Nonstandard automobile segment offers personal nonstandard automobile insurance coverages through a network of independent general agencies. These products are sold by PGIC in seven states, Superior in eight states, and IGF in six states. Effective in the first quarter of 1996, all nonstandard automobile business will be retained in PGIC (see Note 13). The Crop segment writes MPCI and crop hail insurance in 31 states through independent agencies with its primary concentration in the Midwest. Activity which is not included in the major business segments is shown as "Corporate and Other."

         "Corporate and Other" includes operations not directly related to the business segments and unallocated corporate items (i.e., corporate investment income, interest expense on corporate debt and unallocated overhead expenses).

         Identifiable assets by business segment are those assets in the Company's operations in each segment. Corporate and other assets are principally cash, short-term investments, related-party assets, intangible assets, and property and equipment. Capital expenditures are reported exclusive of the Acquisition.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Segment information for 1994 through 1996 is as follows (certain information for 1995 and 1994 is not available by segment due to general use by all segments of corporate assets):




                                                              Year Ended December 31,
                                                   1996                1995                1994
                                             --------------      ---------------     ---------------

Revenue:
  Nonstandard automobile                      $      181,799      $        36,363     $        27,784
  Crop                                                24,865               12,830               4,873
  Corporate and other                                     99                3,447               2,183
                                              --------------      ---------------     ---------------
Total Revenue                                 $      206,763      $        52,640     $        34,840
                                              ==============      ===============     ===============

Earnings (loss) before taxes and
minority interest:
  Nonstandard automobile                      $        7,434      $       (1,989)     $           772
  Crop                                                17,685               11,040               2,152
  Corporate and other                                (1,416)              (1,611)             (1,539)
                                              --------------      ---------------     ---------------
Total earnings (loss) before taxes and
minority interest                             $       23,703      $         7,440     $         1,385
                                              ==============      ===============     ===============

Identifiable assets:
  Nonstandard automobile                      $      260,332
  Crop                                                72,916
  Corporate and other                                  6,550
                                              --------------
Total identifiable assets:                    $      339,798
                                              ==============

Depreciation and amortization
  Nonstandard automobile                      $        1,568
  Crop                                                   574
  Corporate and other                                     52
                                              --------------
Total depreciation and amortization           $        2,194
                                              ==============

Capital expenditures:
  Nonstandard automobile                      $        2,058
  Crop                                                 1,676
  Corporate and other                                      0
                                              --------------
Total capital expenditures                    $        3,734
                                              ==============

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

22.      Stock Option Plans

         On November 1, 1996, the Company adopted the SIG 1996 Stock Option Plan (the "SIG Stock Option Plan"). The SIG Stock Option Plan provides the Company authority to grant nonqualified stock options and incentive stock options to officers and key employees of the Company and its subsidiaries and nonqualified stock options to nonemployee directors of the Company and Goran. A total of 1,000,000 shares of common stock have been reserved for issuance under the SIG Stock Option Plan. On November 1, 1996, the Company issued 830,000 stock options to the Company's nonemployee directors and certain Goran directors and certain officers, and certain other key employees of the Company and Goran. The options were granted at an exercise price equal to the Offering price of the Company's common stock. The Company has granted (i) options to purchase 20,000 shares of common stock to the nonemployee directors of the Company, (ii) options to purchase 791,000 shares of common stock to officers and key employees of the Company and the subsidiaries, (iii) options to purchase 6,000 shares of common stock to certain nonemployee directors of Goran and (iv) options to purchase 13,000 shares of common stock to certain employees of Goran and its subsidiaries who have provided valuable services or assistance for the benefit of the Company and the subsidiaries. The options granted to the Company's Chairman (375,000 shares) vest and become exercisable in full on the first anniversary of the grant date. All of the remaining outstanding stock options vest and become exercisable in six equal installments on the first, second and third anniversaries of the date of grant.

         The Board of Directors of GGS Holdings adopted the GGS Management Holdings, Inc. 1996 Stock Option Plan (the "GGS Stock Option Plan"), effective as of April 30, 1996. A maximum of 10% of the issued and outstanding shares of GGS Holding's common stock (on a fully diluted basis assuming exercise in full of all options) may be made the subject of options granted under the GGS Stock Option Plan. A total of 111,111 shares of common stock of GGS Holdings have actually been reserved for issuance under the GGS Stock Option Plan, which authorizes the granting of nonqualified and incentive stock options to such officers and other key employees as may be designated by the Board of Directors of GGS Holdings. During 1996, 55,972 options have been granted under the GGS Stock Option Plan. Stock options granted under the GGS Stock Option Plan will be exercisable at such times and at such exercise prices as the Board of Directors of GGS Holdings shall determine, but in any event not prior to the earlier of
(i) an initial public offering of GGS Holdings, and (ii) a GGS Holdings Sale, as defined, and not later than ten years from the date of the grant. Options granted under the GGS Stock Option Plan vest at a rate of 20% per year for five years after the date of the grant. The exercise price of options granted as of April 30, 1996 is, with respect to 50% of the shares subject to each such option, $44.17 per share. The exercise price per share for the remaining 50% is $44.17, subject to a compound annual increase in the exercise price of 10% for the duration of the vesting period. The exercise price of any options granted under the GGS Stock Option Plan after April 30, 1996, will be subject to a similar formula, with 50% of the shares subject to any such option having an exercise price determined by the Board of Directors in its discretion, and the other 50% having an exercise price which increases on each anniversary of the date of the grant for the duration of the vesting period. No option granted under the GGS Stock Option Plan is transferable by the option holder other than by the laws of descent and distribution. Shares received upon exercise of such an option are not transferable, except as provided in the Stockholder Agreement among the Company and the Goldman Funds.

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         At  December  31,  1996,  the  Company  applied  APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans in the accompanying Statement of Earnings. Had compensation cost for the Company's stock option plan been determined consistent with FASB Statement No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:


                                            1996
                          ----------------------------------------
                             As Reported             Pro Forma
                          -----------------      -----------------
Net earnings                   $13,256                $13,021
                               =======                =======

Net earnings per share          $1.76                  $1.73
                                =====                  =====


         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used: no dividend yield for all years; expected volatility of 40% for the SIG Stock Option Plan and no percentage for the GGS Stock Option Plan, since the GGS Holdings stock is privately held; risk-free interest rate of 6.0% to 6.5% for the SIG Stock Option Plan and 6.4% for the GGS Stock Option Plan; and an expected life of two to four years for the SIG Stock Option Plan and five years for the GGS Stock Option Plan.

23.      Quarterly Financial Information (unaudited):

         Quarterly financial information is as follows:



                                                               Quarters
                             ----------------------------------------------------------------------------
                                  First               Second               Third              Fourth                Total
                             ---------------      --------------      ---------------     ---------------      ---------------

1996
Gross written premiums       $        41,422      $      105,528      $        71,813     $        86,736      $       305,499
Net earnings                           1,586               2,718                4,589               4,363               13,256
Earnings per share                      0.22                0.39                 0.66                0.49                 1.76

1995
Gross written premiums       $        28,272      $       67,487      $        16,978     $        11,897      $       124,634
Net earnings                           1,066                 940                1,464               1,351                4,821
Earnings per share                      0.15                0.14                 0.21                0.19                 0.69

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         As is customary in the crop insurance industry, insurance company participants in the FCIC program receive more precise financial results from the FCIC in the fourth quarter based upon business written on spring-planted crops. On the basis of FCIC-supplied financial results, IGF recorded, in the fourth quarter, an additional underwriting gain, net of reinsurance, on its FCIC business of $5,572 during 1996 and $3,139 during 1995.

24.      Subsequent Events (Unaudited):

          The Company is currently negotiating the 1998 Standard Reinsurance Agreement with the FCIC. The current government proposal is to reduce the MPCI Expense Reimbursement to 24.5% and reduce the profit sharing arrangement. The negotiations are on-going and the ultimate results cannot be determined at this time. There can be no assurance that the Company will negotiate terms for the 1998 Standard Reinsurance Agreement which are favorable to the Company.

     During the first half of 1997, and most noticeably in the second quarter of 1997, the Company, as part of its efforts to reduce costs and combine the operations of the two nonstandard automobile insurance companies, has combined the claims settlement practices as well as the reserving philosophies of Superior and Pafco. Superior had historically provided higher case reserves and lower IBNR levels than Pafco while paying claims in a manner where such payments were generally less than applicable reserves. Pafco had historically carried adequate reserves while paying claims in a manner where such payments were generally greater than applicable reserves. In connection with this change in claims management philosophy, the Company will record additional Loss and LAE Reserves, relating primarily to operations at Pafco, resulting in an after tax charge to earnings of approximately $1.8 million or $0.17 per share in the second quarter of 1997. While the Company believes these actions are necessary, the establishment and monitoring of reserve levels is a highly subjective process involving numerous assumptions and estimates. Therefore, actual results may ultimately differ from current estimates.

         The effects of these additional Loss and LAE Reserves on the Company's historical and pro forma results of operations and financial condition as of and for the six months ended June 30, 1997 follows. The following amounts have been credited for the minority interest owner's share of the after tax effects of the reserve adjustment:

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)


                                                 As Adjusted
                                               Historical June       Pro Forma
                                                  30, 1997         June 30, 1997
                                             -------------------   -------------
Earnings before income taxes, minority
interest and extraordinary item              $       6,582         $      7,565

Net earnings from continuing operations              4,118                4,350

Earning per common share                              0.39                 0.41

EBITDA                                               8,440                8,440

Adjusted EBITDA                                      7,498                7,498

Ratio of EBITDA to interest expense and
Distributions on Preferred Securities                                     2.62x

Ratio of Adjusted EBITDA to interest
expense and Distributions on
Preferred Securities                                                      2.33x

Ratio of earnings to fixed charges                   5.61x                2.34x

Stockholder's Equity                         $      64,075      $        63,368

Loss Ratio                                           80.1%                80.1%

Combined Ratio                                      100.7%               101.3%

         The Company sold the Trust Preferred Securities (the "Preferred Securities") on August 12, 1997 in an aggregate amount of $ 135,000,000. These Preferred Securities were offered through a wholly-owned trust subsidiary of the Company and are backed by Senior Subordinated Notes to the Trust from the Company. These Preferred Securities were issued under Rule 144A of the SEC and the Company will ultimately file a Form S-1 Registration Statement. The proceeds of this offering were used to repurchase the remaining minority interest in GGSH, repay the Term Debt and provide capital to the nonstandard automobile insurers.

         Assuming this offering took place at January 1, 1996 or at January 1, 1997, the pro forma effect of this offering on the Company's consolidated statement of earnings is as follows:

                                  December 31,                       June 30,
                                     1996                              1997
                                  (unaudited)                       (unaudited)

Revenues                           $   206,763                       $  71,533

Net earnings                       $     9,751                       $   6,141

Net earnings per common share      $      1.29                       $    0.58

                        SYMONS INTERNATIONAL GROUP, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Effective January 1, 1997, the Company's nonstandard automobile insurers entered into a quota share reinsurance treaty, for all new and renewal policies written on or after the effective date, by placing 90% with Vesta Fire Insurance Company and 10% with Granite Re. Also in 1997 the Company increased its quota share reinsurance percentage to 40% from 15% on crop/hail business.

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders of
Superior Insurance Company, Inc. and Subsidiaries

         We have audited the accompanying consolidated balance sheets of Superior Insurance Company, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Superior Insurance Company, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

         As discussed in Note 1 to the consolidated  financial  statements,  the
Company  adopted  Financial   Accounting  Standards  Board  Statement  No.  115,
Accounting for Certain Investments in Debt and Equity Securities in 1993.

         As discussed in Notes 1 and 6 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes, during the year ended December 31, 1993.

/s/ Coopers & Lybrand
Atlanta, Georgia
June 14, 1996


                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                           Consolidated Balance Sheet
               as of December 31, 1994 and 1995 and June 30, 1996
                    (dollars in thousands, except share data)




                                                                   December 31,        December 31,          (unaudited)
                                                                       1994                1995             June 30, 1996
                                                                  ---------------     ---------------      ---------------

ASSETS:
Investments:
Available for Sale:
Fixed Maturities, at market                                       $        93,860     $        99,556      $       102,777
Equity Securities, at market                                                7,140               8,070               13,987
Short-term investments, at amortized cost which
approximates market                                                         5,538               8,462                3,739
Other investment, at cost                                                     808                 274                  ---
Cash and cash equivalents                                                      11               1,430                4,331
Receivables  (net of allowance for doubtful account
of $310 and $500 at December
31, 1994 and 1995, respectively, and $500(unaudited)
in at June 30, 1996                                                        31,425              30,209               32,894
Reinsurance recoverable on paid and unpaid losses, net                      1,099                 987                1,478
Accrued investment income                                                   1,888               1,602                1,586
Deferred policy acquisition costs                                           9,004               7,574                8,038
Deferred income taxes                                                       3,785                  44                1,511
Property and equipment                                                        357                 697                  657
Federal income taxes receivable                                             3,521                 ---                  ---
Other assets                                                                3,428               1,225                1,160
                                                                  ---------------     ---------------      ---------------
Total Assets                                                      $       161,864     $       160,130      $       172,158
                                                                  ===============     ===============      ===============

LIABILITIES:
Losses and loss adjustment expenses                               $        54,577     $        47,112      $        47,155
Unearned premiums                                                          44,593              41,048               47,016
Draft payables                                                              6,509               6,070                7,998
Federal income tax payable                                                    ---                 177                1,284
Accrued expenses                                                            4,307               4,107                4,088
                                                                  ---------------     ---------------      ---------------
Total Liabilities                                                         109,986              98,514              107,541
                                                                  ---------------     ---------------      ---------------
STOCKHOLDERS' EQUITY:
Common stock, $ 100 par value, 30,000 shares
authorized, issued and outstanding                                          3,000               3,000                3,000
Additional paid-in capital                                                 37,025              37,025               37,025
Unrealized gain/(loss) on investments, net
of deferred tax benefit (expense)
of (412) in 1994 and 2,605 in 1995,
1,702 (unaudited) at June 30, 1996                                          (765)               4,838                1,808
Retained earnings                                                          12,618              16,753               22,784
                                                                  ---------------     ---------------      ---------------
Total Stockholders' Equity                                                 51,878              61,616               64,617
                                                                  ---------------     ---------------      ---------------
Total Liabilities and Stockholders' Equity                        $       161,864     $       160,130      $       172,158
                                                                  ===============     ===============      ===============


                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES

                       Consolidated Statements of Earnings
              for the Years Ended December 31, 1993, 1994 and 1995
                 and the Six Months ended June 30, 1995 and 1996
                  (dollars in thousands, except per share data)




                                                                                                     Six Months Ended
                                                      Years Ended December 31,                           June 30,
                                            ---------------------------------------------      ----------------------------
                                                                                                       (unaudited)
                                                      1993            1994           1995                1995          1996
                                                      ----            ----           ----                ----          ----

Gross premiums written                      $      115,660 $       112,906 $       94,756      $       42,915 $      69,119
Less ceded premiums                                  (366)           (391)          (686)               (400)         (412)
                                                     -----           -----          -----               -----         -----
Net premiums written                               115,294         112,515         94,070              42,515        69,707
Change in unearned premiums                          2,842             322          3,544               7,538       (5,968)
                                                     -----             ---          -----               -----       -------
Net premiums earned                                118,136         112,837         97,614              50,053        62,739
Net investment income                                8,170           7,024          7,093               4,161         3,476
Other income                                         5,879           3,344          4,171               1,692         3,092
Net realized capital gain/(loss)                     3,559           (200)          1,954                 711         2,104
                                                     -----           -----          -----                 ---         -----
Total Revenues                                     135,744         123,005        110,832              56,617        71,411
                                                   -------         -------        -------              ------        ------
Expenses:
Losses and loss adjustment expenses                 85,902          92,378         72,343              38,129        45,963
Policy acquisition and general and
administrative expenses                             36,292          38,902         32,705              17,212        17,104
                                                    ------          ------         ------              ------        ------
Total Expenses                                     122,194         131,280        105,048              55,341        63,067
                                                   -------         -------        -------              ------        ------
Earnings (loss) before income taxes and
cumulative effect of change in accounting
principle                                           13,550         (8,275)          5,784               1,276         8,344
                                                    ------         -------          -----               -----         -----
Income taxes:
Current income tax expense (benefit)                 3,207         (2,770)            925               (539)         2,153
Deferred income tax expense (benefit)                  774         (1,030)            724                 700           160
                                                       ---         -------            ---                 ---           ---
Total Income Taxes                                   3,981         (3,800)          1,649                 161         2,313
                                                     -----         -------          -----                 ---         -----
Earnings (loss) before cumulative effect of
a change in accounting principle                     9,569         (4,475)          4,135               1,115         6,031
Cumulative effect of a change in
accounting principle                                 1,389             ---            ---                 ---           ---
                                                     -----             ---            ---                 ---           ---
Net Earnings (loss)                         $       10,958 $       (4,475) $        4,135      $        1,115 $       6,031
                                                    ======         =======          =====               =====         =====




                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES

               Consolidated Statements of Changes in Stockholders'
           Equity for the Years Ended December 31, 1993, 1994 and 1995
                 and the Six Months ended June 30, 1995 and 1996
                             (dollars in thousands)



                                                     Additional      Unrealized            Retained        Total
                                        Common         Paid-In      Gain (Loss)            Earnings     Stockholders'
                                         Stock         Capital       Investments           (Deficit)       Equity
                                         -----         -------       -----------           ---------       ------

Balance at January 1, 1993           $       1,500  $      37,025 $          655    $       29,635      $   68,815

Change in unrealized (loss) gain on
investments, net of deferred taxes             ---            ---          3,983               ---           3,983

Cash dividends paid                            ---            ---            ---          (10,000)        (10,000)

Common stock dividends paid                  1,500            ---            ---           (1,500)             ---

Net Earnings                                   ---            ---            ---            10,958          10,958
                                               ---            ---            ---            ------          ------
Balance at December 31, 1993                 3,000         37,025          4,638            29,093          73,756

Change in unrealized (loss) gain on
investments, net of deferred taxes             ---            ---        (5,403)               ---         (5,403)

Cash dividends paid                            ---            ---            ---          (12,000)        (12,000)

Net Loss                                       ---            ---            ---           (4,475)         (4,475)
                                               ---            ---            ---           -------         -------
Balance at December 31, 1994                 3,000         37,025          (765)            12,618          51,878

Change in unrealized gain on
investments, net of deferred taxes
(unaudited)                                    ---            ---          4,211               ---           4,211

Net Earnings (unaudited)                       ---            ---            ---             1,115           1,115
                                        ----------       --------       --------        ----------        --------
Balance at June 30, 1995
(unaudited)                          $       3,000  $      37,025 $        3,446    $       13,733 $        57,204
                                             =====         ======          =====            ======          ======
Balance at December 31, 1994         $       3,000  $      37,025 $        (765)    $       12,618 $        51,878

Change in unrealized loss on
investments, net of deferred taxes             ---            ---          5,603               ---           5,603

Net Earnings                                   ---            ---            ---             4,135           4,135
                                               ---            ---            ---             -----           -----
Balance at December 31, 1995                 3,000         37,025          4,838            16,753          61,616

Change in unrealized loss on
investments, net of deferred taxes
(unaudited)                                    ---            ---        (3,030)               ---         (3,030)

Net Earnings (unaudited)                       ---            ---            ---             6,031           6,031
                                          --------    -----------       --------            ------          ------
Balance at June 30, 1996
(unaudited)                          $       3,000  $      37,025 $        1,808    $       22,784 $        64,617
                                             =====         ======          =====            ======          ======


                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
               for the Years Ended December 31, 1993,1994 and 1995
                 and the Six Months ended June 30, 1995 and 1996
                             (dollars in thousands)



                                                                                                      Six Months Ended
                                                          Years Ended December 31,                        June 30,
                                                 -------------------------------------------     --------------------------
                                                                                                         (unaudited)
                                                          1993          1994            1995              1995         1996
                                                          ----          ----            ----              ----         ----


Cash Flows from Operating Activities:
Net Earnings(loss) For The Period                $      10,958  $    (4,475)    $      4,135     $       1,115   $    6,031

Adjustments  to  reconcile  net
earnings  to net cash  provided
from (used in) operations:
Net amortization on fixed maturities                       909           499             205               108          124
Depreciation of property and equipment                     128           185             214                81           97
Deferred income tax expense (benefit)                    (615)       (1,030)             724               700          160
Net loss/(gain) on sale of fixed assets
and investments                                        (3,546)           210         (1,940)             (711)      (2,104)

Net changes in operating assets
and liabilities:
Receivables                                            (4,052)       (1,303)           1,216             6,839      (2,685)
Reinsurance recoverable on unpaid losses                  (12)           ---              49                 4          ---
Accrued investment income                                  504           524             286               177           16
Federal income taxes receivable/(payable)                 (23)       (4,075)           3,698             (558)        1,107
Deferred policy acquisition costs                          248          (78)           1,430             1,684        (464)
Other assets                                                89       (2,382)           2,203             2,210           65
Losses and loss adjustment expenses                    (4,260)           985         (7,402)           (4,966)           43
Unearned premiums                                      (2,842)         (322)         (3,545)           (7,538)        5,968
Drafts payables                                        (2,091)       (1,897)           (439)             (562)        1,928
Accrued expenses                                           ---         4,307           (200)             (835)         (19)
                                                           ---         -----           -----             -----         ----
Net cash provided from (used in) operations            (4,605)       (8,852)             634           (2,252)       10,627
                                                       -------       -------             ---           -------       ------
Cash Flow From (Used In) Investing Activities:
Net (purchases)/sales of short-term investments          5,322         1,845         (2,924)           (2,242)        4,723

Proceeds from sales, calls and maturities of
fixed maturities                                       91,866        77,224          58,725            36,513       49,057
Purchases of fixed maturities                         (76,991)      (64,678)        (56,222)          (32,461)     (55,323)
Proceeds from sales of equity securities                91,397       136,121          87,319            43,210       80,205
Purchase of equity securities                         (92,605)     (133,482)        (86,663)          (43,022)     (86,233)
Proceeds from the sale of other investments                ---           ---           1,105               382          274
Proceeds from sales of property and equipment               30            33             ---               ---          ---
Purchases of property and equipment                      (388)         (198)           (555)             (139)         (69)
                                                         -----         -----           -----             -----         ----
Net cash provided from (used in) investing
activities                                              18,631        16,865             785             2,241      (7,366)
                                                        ------        ------             ---             -----      -------
Cash flow used in financing activities:
Payment of dividends                                  (10,000)      (12,000)             ---               ---          ---
                                                      --------      --------             ---               ---          ---
Net cash used in financing activities                 (10,000)      (12,000)             ---               ---          ---
                                                      --------      --------             ---               ---          ---
Increase (decrease) in cash and cash equivalents         4,026       (3,987)           1,419              (11)        2,901
Cash and cash equivalents, beginning of year              (28)         3,998              11                11        1,430
                                                          ----         -----              --                --        -----
Cash and cash equivalents, end of year           $       3,998  $         11 $         1,430     $          --  $     4,331
                                                         =====            ==           =====                ==        =====

Supplemental cash flow information:
Cash paid for income taxes, net of refunds       $       3,230  $      1,305 $       (2,773)     $          19 $      1,046
                                                         =====         =====         ======                 ==        =====

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

1.       Nature of Operations and Significant Accounting Policies

     Superior Insurance Company, Inc. ("Superior" or the "Company") was a wholly-owned subsidiary of Interfinancial Inc. (the "Parent"). Interfinancial Inc. is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is equally owned by Fortis AMEV, The Netherlands ("AMEV") and Fortis AG, Brussels, Belgium. As further discussed in Note 14 the Company was sold by the Parent to GGS Holdings on May 1, 1996.

         The Company writes primarily private passenger automobile insurance coverage. Approximately one-half of the Company's business is written in the State of Florida. As such, a significant portion of agents' balances and uncollected premiums is due from Florida policyholders.

         The following is a description of the significant accounting policies and practices employed:

Principles of Consolidation

     The consolidated financial statements include the accounts, after intercompany eliminations, of the Company and its wholly owned subsidiaries as follows: Superior American Insurance Company ("Superior American") and Superior Guaranty Insurance Company ("Superior Guaranty").

Basis of Presentation

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") which differ from statutory accounting practices ("SAP") prescribed or permitted for insurance companies by regulatory authorities in the following respects:

         o Certain assets are included in the balance sheet that are excluded as "Nonadmitted Assets" under statutory accounting.

         o Costs incurred by the Company relating to the acquisition of new business which are expensed for statutory purposes are deferred and amortized on a straight-line basis over the term of the related policies. Commissions allowed by reinsurers on business ceded are deferred and amortized with policy acquisition costs.

         o The investment in wholly owned subsidiaries is consolidated for GAAP rather than valued on the statutory equity method. The net earnings or loss and changes in unassigned surplus of the subsidiaries is reflected in net earnings for the period rather than recorded directly to unassigned surplus.

         o Investments in bonds are designated at purchase as held to maturity, trading, or available for sale. Held-to-maturity fixed maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of stockholders' equity for those designated as available for sale. All securities have been designated as available for sale. For SAP, such fixed maturity investments would be reported at amortized cost or market value based on their NAIC rating.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         o The liability for losses and loss adjustment expenses and unearned premium reserves are recorded net of their reinsured amounts for statutory accounting purposes.

         o        Deferred income taxes are not recognized on a statutory basis.

         o Credits for reinsurance are recorded only to the extent considered realizable. Under SAP, credit for reinsurance ceded are allowed to the extent the reinsurers meet the statutory requirements of the Insurance Department of the State of Florida, principally statutory solvency.

         A reconciliation of statutory net earnings and capital and surplus to GAAP net earnings and stockholders' equity for Superior Insurance Company is as follows:




                                       1993                               1994                               1995
                           ----------------------------      ------------------------------      -----------------------------
                              Capital          Net              Capital           Net                Capital          Net
                                and          Earnings             and           Earnings               and         Earnings
                              Surplus                           Surplus                              Surplus

Statutory Balance          $       56,656  $     10,597      $       43,577  $          201      $        49,277 $       5,639
Non-admitted assets                   130           ---                 225             ---                  472           ---
Investments market
value adjustment                    5,571           ---             (1,988)             ---                5,279           ---
Deferred acquisition
costs                               8,926         (248)               9,004              78                7,574       (1,430)
Losses and loss
adjustment expense                  2,677            59             (1,600)         (4,822)                  ---           600
Deferred income tax                 (154)           615               3,785           1,030                   44         (724)
Rent rebate                           ---           ---               (333)           (333)                (277)            55
Pension and other
postretirement
benefits                             (50)            49               (548)           (479)      (667)                   (120)
Other                                 ---         (114)               (244)           (150)                 (86)           115
                                    -----         -----               -----           -----                 ----           ---
GAAP Balance               $       73,756  $     10,958      $       51,878  $      (4,475)      $        61,616 $       4,135
                                   ======        ======              ======         =======               ======         =====

Premiums

         Premiums are recognized as income ratably over the life of the related policies and are stated net of ceded premiums. Unearned premiums are computed on the semimonthly pro rata basis.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

Investments

     During 1993, the Company adopted Financial Accounting Standards Board's Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, investments are presented on the following bases:

         o Fixed maturities and equity securities -- at market value -- all such securities are classified as available for sale and are carried at market value with the unrealized gain or loss as a component of stockholders' equity.

         o Short-term investments -- at amortized cost, which approxi-mates market

         o        Other investment at cost

         Realized gains and losses on sales of investments are recorded on the trade date and are recognized in net earnings on the specific identification basis. Other than temporary market value declines are recognized in the period in which they are determined. Other changes in market values of debt and equity securities are reflected as unrealized gain or loss directly in stockholders' equity, net of deferred tax, and, accordingly, have no effect on net earnings. Interest and dividend income are recognized as earned.

Cash And Cash Equivalents

         For purposes of the statement of cash flows, the Company includes in cash and cash equivalents all cash on hand and demand deposits with original maturities of three months or less.

Deferred Policy Acquisition Costs

         Deferred policy acquisition costs are comprised of agents' commissions, premium taxes and certain other costs which are related directly to the acquisition of new and renewal business, net of expense allowances received in connection with reinsurance ceded, which have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly. These costs, to the extent that they are considered recoverable, are deferred and amortized over the terms of the policies to which they relate.

Property And Equipment

         Property and equipment are recorded at cost. All additions to property and equipment made in 1995 are depreciated based on the straight-line method over their estimated useful lives. Additions made prior to 1995 are depreciated using the declining balance method over their estimated useful lives ranging from five to seven years. Asset and accumulated depreciation accounts are relieved for dispositions, with resulting gains or losses reflected in net income.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

Losses And Loss Adjustment Expenses

         The liability for losses and loss adjustment expenses includes estimates for reported unpaid losses and loss adjustment expenses and for estimated losses incurred, but not reported. This liability has not been discounted. The Company's losses and loss adjustment expense liability includes an aggregate stop-loss program. The Company retains an independent actuarial firm to estimate the liability. The liability is established using individual case-basis valuations and statistical analysis as claims are reported. Those estimates are subject to the effects of trends in loss severity and frequency. While management believes the liability is adequate, the provisions for losses and loss adjustment expenses are necessarily based on estimates and are subject to considerable variability. Changes in the estimated liability are charged or credited to operations as additional information on the estimated amount of a claim becomes known during the course of its settlement. The liability for losses and loss adjustment expenses is reported net of the receivables for salvage and subrogation of approximately $2,242 and $1,622 at December 31, 1994 and 1995, respectively.

Income Taxes

         During January 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Company adopted SFAS No. 109 during the year ended December 31, 1993. The Statement adopts the liability method of accounting for deferred income taxes. Under the liability method, companies establish a deferred tax liability or asset for the future tax effects of temporary differences between book and taxable income. Changes in future tax rates result in immediate adjustments to deferred taxes. (See Note 6). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Reinsurance

         Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

Other Income

         Other income consists of finance and service fees paid by policyholders in relation to installment billings.

Recently Issued Accounting Pronouncements

         In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was issued. SFAS No. 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This Statement is effective for financial statements for fiscal years beginning after December 31, 1995. The Company intends to adopt SFAS No. 121 in 1996. Based upon management's review and analysis, adoption of SFAS No. 121 is not expected to have a material impact on the Company's results of operations in 1996.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

Vulnerability From Concentration

         At December 31, 1995, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also at December 31, 1995, the Company did not have a concentration of (1) business transactions with a particular customer, lender or distributor, (2) revenues from a particular product or service, (3) sources of supply of labor or services used in the business, or (4) a market or geographic area in which business is conducted that makes it vulnerable to an event that is at least reasonably possible to occur in the near term and which could cause a serious impact to the Company's financial condition, except for the market and geographic concentration described in the following paragraph.

         The Company writes nonstandard automobile insurance primarily in California and Florida. As a result, the Company is always at risk that there could be significant losses arising in certain geographic areas. The Company protects itself from such events by purchasing catastrophe insurance.

Use of Estimates

         The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Unaudited Interim Financial Statements

         The consolidated financial statements for the six months ended June 30, 1995 and 1996 have been prepared using the applicable accounting principles used in the audited financial statements. These statements are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments and accruals) necessary for a fair presentation of the financial information set forth herein.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

2.       Investments
         Investments are summarized as follows:



                                                                          Unrealized
                                                                ------------------------------
                                                  Amortized                                       Estimated
                                                     Cost            Gain            Loss       Market Value
                                                     ----            ----            ----       ------------


December 31, 1995 Fixed maturities:
U.S. Treasury securities and obligations
of U.S. government corporations and
agencies                                        $       28,612  $        1,057  $         ---   $       29,669
Obligations of states and political
subdivisions                                            24,595           1,251            (15)          25,831
Corporate securities                                    41,070           2,988             (2)          44,056
                                                        ------           -----             ---          ------
Total Fixed Maturities                                  94,277           5,296            (17)          99,556
                                                        ------           -----            ----          ------
Equity Securities:
Preferred stocks                                           713              25             ---             738
Common stocks                                            5,193           2,370           (231)           7,332
                                                         -----           -----           -----           -----
                                                         5,906           2,395           (231)           8,070
                                                         -----           -----           -----          ------
Short-term investments (1)                               8,462             ---             ---           8,462
Other investments                                          274             ---             ---             274
                                                           ---             ---             ---             ---
Total Investments                               $      108,919  $        7,691  $        (248) $       116,362
                                                       =======           =====           =====         =======


December 31, 1994 Fixed maturities:
U.S. Treasury securities and obligations
of U.S. government corporations and agencies    $       25,312  $           31  $        (767) $        24,576
Obligations of states and political
subdivisions                                            30,567             380           (680)          30,267
Corporate securities                                    39,969             292         (1,244)          39,017
                                                        ------             ---         ------           ------

Total Fixed Maturities                                  95,848             703         (2,691)          93,860
                                                        ------             ---         -------         -------
Equity Securities:
Preferred stocks                                           713              32             ---             745
Common stocks                                            5,616           1,201           (422)           6,395
                                                         -----           -----           -----           -----
                                                         6,329           1,233           (422)           7,140
                                                         -----           -----           -----           -----
Short-term investments                                   5,538             ---             ---           5,538
Other investments                                          808             ---             ---             808
                                                           ---             ---             ---             ---
Total Investments                               $      108,523  $        1,936  $      (3,113) $       107,346
                                                       =======           =====         =======         =======

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The amortized cost and estimated market value of fixed maturities at December 31, 1995 and 1994, by contractual maturity, are shown in the table which follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty:



                                                              1995                                     1994
                                               -----------------------------------      ----------------------------------
                                                   Amortized         Estimated             Amortized         Estimated
                                                     Cost           Fair Value                Cost           Fair Value


Maturity:
Due in 1 year or less                          $           2,508 $           2,510      $          5,514  $          5,521
Due after 1 year through 5 years                          31,166            32,164                20,403            20,086
Due after 5 years through 10 years                        33,012            35,338                33,522            32,550
Due after 10 years                                        27,591            29,544                36,409            35,703
                                                          ------            ------                ------            ------
Total                                          $          94,277 $          99,556      $         95,848  $         93,860
                                                          ======            ======                ======            ======


         Gains and losses realized on sales of investments in fixed maturities are as follows:


                                                      1993                 1994                1995
                                                 ---------------      --------------      --------------
Gross gains realized on fixed maturities         $         3,040      $          779      $        1,442
Gross losses realized on fixed maturities                     95               1,270                 322
Gross gains realized on equity securities                    637                 694                 507
Gross losses realized on equity securities                    28                 457                 256

         An analysis of net investment income for the years ended December 31, 1993, 1994, and 1995 follows:


                                1993               1994              1995
                           --------------     --------------    --------------
Fixed maturities           $        7,939     $        6,691    $        6,630
Equity securities                     461                538               603
Short-term investments                141                106                68
                           --------------     --------------    --------------
Total Investment Income             8,541              7,335             7,301
Investment Expenses                   371                311               208
                           --------------     --------------    --------------
Net Investment Income      $        8,170     $        7,024    $        7,093
                           --------------     --------------    --------------

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Investments with an approximate market value of $17,384 and $2,366 (approximate amortized cost of $16,907 and $2,362) as of December 31, 1995 and 1994, respectively, were on deposit in the United States and Canada. The deposits are required by law to support certain reinsurance contracts, performance bonds and outstanding loss liabilities on assumed business.

         In May 1990, Superior entered into a limited partnership agreement with AMEV Venture Management ("AVM"), an AMEV affiliate. The Limited Partnership, AMEV Venture III, is an investment pool which is managed by AVM as a general partner. The purpose of the pool is to make speculative investments in small business, with the partners sharing in the profits/losses resulting from the pool. Superior committed to an investment of $2,000 which is approximately 8% of the total pool. This investment is carried at cost and included in, "other investment". As of May, 1996, the Company had disposed of its remaining interest in this investment.

24.       Deferred Policy Acquisition Costs

         Policy acquisition costs are capitalized and amortized over the life of the policies. Policy acquisition costs are those costs directly related to the issuance of insurance policies including commissions and underwriting expenses net of reinsurance commission income on such policies. Policy acquisition costs deferred and the related amortization charged to earnings were as follows:


                                 1993              1994              1995
                            ---------------   ---------------   --------------
Balance, beginning of year  $         9,174   $         8,926   $        9,004
Costs deferred during year           23,561            23,029           17,606
Amortization during year           (23,809)          (22,951)         (19,036)
                            ---------------   ---------------   --------------
Balance, end of year        $         8,926   $         9,004   $        7,574
                            ---------------   ---------------   --------------

25.      Property and Equipment

         Property and equipment at December 31 are summarized as follows:


                                                          1995
                                                       Accumulated
                                 1994 Net   1995 Cost  Depreciation   1995 Net
                                ---------   --------   -----------    ---------
Office furniture and equipment  $      62   $  1,099   $       723    $     376
Automobiles                           ---         20            20          ---
Computer equipment                    295      1,086           765          321
Leasehold improvements                ---          6             6          ---
                                ---------   --------   -----------    ---------
                                $     357   $  2,211   $     1,514    $     697
                                ---------   --------   -----------    ---------

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Accumulated depreciation at December 31, 1994 was approximately $1,370. Depreciation expense related to property and equipment for the years ended December 31, 1995, 1994 and 1993 was approximately $214, $185 and $128, respectively.

5.       Unpaid Losses and Loss Adjustment Expenses

Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:


                                      1993           1994         1995
Balance at January 1             $    57,164    $   52,610   $   54,577
Less reinsurance recoverables            361            68        1,099
                                 -----------    ----------   ----------
Net balance at January 1              56,803        52,542       53,478
                                 -----------    ----------   ----------
Incurred related to:
Current year                          92,619        91,064       77,266
Prior years                          (6,717)         1,314      (4,923)
                                 -----------    ----------   ----------
Total incurred                        85,902        92,378       72,343
                                 -----------    ----------   ----------
Paid related to:
Current year                          57,929        56,505       48,272
Prior years                           32,234        34,937       31,424
                                 -----------    ----------   ----------
Total paid                            90,163        91,442       79,696
                                 -----------    ----------   ----------
Net balance at December 31            52,542        53,478       46,125
Plus reinsurance recoverables
on unpaid losses                          68         1,099          987
                                 -----------    ----------   ----------
Balance at December 31           $    52,610    $   54,577   $  47,112
                                 -----------    ----------   ----------

         The foregoing reconciliation shows that redundancies of approximately $4,923 and $6,717 in the liabilities at January 1, 1995 and at January 1, 1993, respectively, emerged during 1995 and 1993. These redundancies resulted from lower than anticipated losses resulting from a change in settlement costs relating to those estimates. The reconciliation shows that a deficiency of approximately $1,314 in the liabilities at January 1, 1994 emerged during 1994. This deficiency resulted from higher than anticipated losses resulting primarily from a change in the settlement cost of loss reported in 1990.

         The anticipated effect of inflation is implicitly considered when estimating liabilities for losses and loss adjustment expenses. While anticipated price increases due to inflation are considered in estimating the ultimate claim costs, the increase in average severities of claims is caused by a number of factors that vary with the individual type of policy written. Future average severities are projected based on historical trends adjusted for implemented changes

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

in underwriting standards, policy provisions, and general economic trends. Those anticipated trends are monitored based on actual development and are modified if necessary.

         Case liabilities (and costs of related litigation) have been established when sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, incurred but not reported liabilities have been established to cover additional exposure on both known and unasserted claims. Those liabilities are reviewed and updated continually.

6.       Income Taxes

         For the year ended December 31, 1995, the Company will file a consolidated federal income tax return with its former subsidiaries owned by Fortis, Inc. An intercompany tax sharing agreement between the Company and its subsidiaries provided that income taxes will be allocated based upon the percentage that each subsidiary's separate return tax liability bears to the total amount of tax liability calculated for all members of the group in accordance with the Internal Revenue Code of 1986, as amended. Intercompany tax payments are remitted at such times as estimated taxes would be required to be made to the Internal Revenue Service. A reconciliation of the differences between federal tax computed by applying the federal statutory rate of 35% to earnings before income taxes and the income tax provision is as follows:



                                                       1993                 1994                1995
                                                  ---------------      --------------      --------------
Computed income taxes at statutory rate           $         4,743       $     (2,896)      $        2,024
Dividends received deduction                                (118)                (69)                (53)
Tax-exempt interest                                       (1,136)               (866)               (538)
Proration                                                     188                 140                  89
Other                                                         304               (109)                 127
                                                  ---------------      --------------      --------------
Income tax expense (benefit)                      $         3,981       $     (3,800)      $        1,649
                                                  ===============       ============       ==============


         As described in Note 1, the Company adopted SFAS No. 109 effective in 1993. The effect on years prior to 1993 of changing to this method was a benefit of approximately $1,389 and is reflected in the consolidated statement of earnings as the cumulative effect of a change in accounting principle. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. The method of accounting for income taxes prior to SFAS No. 109 provided that deferred taxes, once recorded, were not adjusted for changes in tax rates.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

The net deferred tax asset at December 31, 1994 and 1995 is comprised of the following:


                                                   1994              1995
                                             ----------------   ---------------
Deferred tax assets:
Unpaid losses and loss adjustment expenses   $          1,848   $         1,454
Unearned premiums                                       3,122             2,873
Allowance for doubtful accounts                           109               175
Unrealized losses on investments                          412               ---
Salvage and subrogation                                   694               541
Other                                                     751               257
                                             ----------------   ---------------
                                                        6,936             5,300
                                             ----------------   ---------------
Deferred tax liabilities:
Deferred policy acquisitions costs                      3,151             2,651
Unrealized gain on investments                            ---             2,605
                                             ----------------   ---------------
                                                        3,151             5,256
                                             ----------------   ---------------
Net deferred tax asset                       $          3,785   $            44
                                             ----------------   ---------------

         The Company is required to establish a "valuation allowance" for any portion of its deferred tax assets which is unlikely to be realized. No valuation allowance was established as of December 31, 1995 or 1994 on the deferred tax assets, since management believes it is more likely than not that the Company will realize the benefit of its deferred tax assets.

         Federal income tax attributed to the Company has been examined through 1993. In the opinion of management, the Company has adequately provided for the possible effects of future assessments related to prior years.

7.       Retirement and Other Employee Benefits

         As part of the sale of the Company, as described in Note 14, the Company withdrew from all of the plans mentioned below and paid Fortis approximately $557 to assume the related liabilities.

         Superior participated in a non-contributory defined benefit pension plan ("the Pension Plan") administered by Fortis, Inc., covering substantially all employees who were at least 21 years of age and who had one year of service with Superior. The Pension Plan provided benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of death. The benefits were based on years of service and the employee's compensation during such years of service. The Company's funding policy was to contribute annually at least the amount required to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The net periodic pension cost allocated to Superior under the Pension Plan for 1993, 1994 and 1995 was approximately $206, $186 and $119, respectively. In 1993, pension expense includes a one-time accrual for implementation of SFAS 106 of approximately $81.

         Superior also participated in a contributory profit sharing plan ("the Profit Sharing Plan") sponsored by Fortis, Inc. This Profit Sharing Plan covered all employees with one year of service to the Company and provided benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of death. The amount expensed for the Profit Sharing Plan for 1993, 1994 and 1995 was approximately $252, $381 and $146, respectively.

         In addition to retirement benefits, the Company participated in other health care and life insurance benefit plans ("postretirement benefits") for retired employees, sponsored by Fortis, Inc. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, were available to employees who retired on or after January 1, 1993, at age 55 or older, with 15 or more years of service. Life insurance, on a retiree pay all basis, was available to those who retired on or after January 1, 1993. Both the retiree medical and retiree life programs were implemented in 1993. The Company made contributions to these plans as claims were incurred; no claims were incurred during 1993, 1994 or 1995. In 1993, the NAIC issued new rules that required the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service instead of when the benefits are paid.

         As required, Superior complied with the new rules beginning in 1995 and elected to record these costs on a prospective basis. The effect of this accounting change on the financial statements of the Company was not material.

8.       Reinsurance

         The Company limits the maximum net loss that can arise from a large risk, or risks in concentrated areas of exposure, by reinsuring (ceding) certain levels of risks with other insurers or reinsurers. Superior has a casualty excess of loss treaty which covers losses in excess of $100 up to a maximum of $2,000. Superior maintains both auto and property catastrophe excess reinsurance. Superior's first automobile casualty excess contains limits of $200 excess of $100, its second casualty excess contains limits of $700 excess of $300 and its third casualty excess has a limit of $1,000 excess of $1,000. Further, Superior's first layer of property catastrophe excess reinsurance covers 95% of $500 excess of $500 with an annual limit of $1,000 and its second layer or property catastrophe excess reinsurance covers 95% of $2,000 excess of $1,000 with an annual limit of $4,000.

         The Company remains contingently liable with respect to reinsurance, which would become an ultimate liability of the Company in the event that such reinsuring companies might be unable, at some later date, to meet their obligations under the reinsurance agreements.

         In 1993, 1994 and 1995, 100% of amounts recoverable from reinsurers are with Prudential Re, which maintains an A.M. Best rating of A. Company management believes amounts recoverable from reinsurers are collectible.

         Amounts recoverable from reinsurers relating to unpaid losses and loss adjustment expenses were approximately $1,099 and $987 as of December 31, 1994 and 1995, respectively.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         Reinsurance   activity  for  1993,   1994  and  1995,   which  includes
reinsurance with related parties, is summarized as follows:



                                                  Direct             Assumed              Ceded                Net
                                              ---------------     --------------      --------------      --------------
1993
Premiums written                              $        88,877     $       26,783      $          366      $      115,294
Premiums earned                                        87,618             31,183      665                        118,136
Incurred losses and loss adjustment expenses           64,228             21,896                 222              85,902
Commission expenses (income)                           13,700              4,570                 ---              18,270

1994
Premiums written                              $        92,540     $       20,366      $          391      $      112,515
Premiums earned                                        89,755             23,437                 355             112,837
Incurred losses and loss adjustment expenses           73,181             20,244               1,047              92,378
Commission expenses (income)                           14,165              3,192                 ---              17,357

1995
Premiums written                              $        84,840     $        9,916      $          686      $       94,070
Premiums earned                                        84,641             13,592                 619              97,614
Incurred losses and loss adjustment expenses           63,462              8,777               (104)              72,343
Commission expenses (income)                           12,314              1,324                 ---              13,638


9.       Related-party Transactions

         The Company and its subsidiaries have entered into transactions with various related parties including transactions with its affiliated companies and Fortis, Inc. The following transactions occurred with related parties in the years ended December 31, 1993, 1994, and 1995:


                                                                         1993               1994                 1995
                                                                    --------------     --------------       --------------
Management fees charged by Fortis                                   $          832     $          842       $          729
Reinsurance with affiliated companies, net:
Assumed premiums earned                                                      8,321              9,092                7,786
Assumed losses and loss adjustment expenses incurred                         8,480              6,266                5,847
Assumed commissions                                                          1,337              1,755                1,112

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

10.      Effects of Statutory Accounting Practices and Dividend Restrictions

         Under state of Florida insurance regulations, the maximum amount of dividends Superior, Superior American and Superior Guaranty can pay to their stockholders without prior approval of the Insurance Commissioner of the State of Florida is limited. The maximum amount of dividends which Superior can pay to its stockholders during 1996 is approximately $4,900. The maximum amount of dividends which Superior American can pay to its stockholder during 1996 is approximately $320.

11.      Regulatory Matters

         Superior, Superior American and Superior Guaranty, domiciled in Florida, prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the Florida Department of Insurance ("FDOI"). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Superior, Superior American and Superior Guaranty utilize no significant permitted practices.

         The NAIC has promulgated risk-based capital ("RBC") requirements for property/casualty insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks, such as asset quality, asset and liability matching, loss reserve adequacy and other business factors. The RBC information is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC.
Generally, a Ratio in excess of 200% of authorized control level RBC (the "company action level") requires no corrective actions by Superior, Superior American, Superior Guaranty, or regulators. As of December 31, 1995, all six company's RBC level were in excess of the company action level.

12.      Leases

         The Company has certain commitments under long-term operating leases for its home and sales offices. Rental expense under these commitments was $800, $483 and $1,012 for 1993, 1994 and 1995, respectively. Future minimum lease payments required under these noncancelable operating leases are as follows:


1996                             $         948
1997                                       921
1998                                       440
1999                                       350
2000 and thereafter                         58
                                 -------------
Total                            $       2,717
                                 =============

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

13.      Contingencies

         The Company, and its subsidiaries, are named as defendants in various lawsuits relating to their business. Legal actions arise from claims made under insurance policies issued by the Company and its subsidiaries. These actions were considered by the Company in establishing its loss liabilities. The Company believes that the ultimate disposition of these lawsuits will not materially affect the Company's operations or financial position.

         The increase in number of insurance companies that are under regulatory supervision has resulted, and is expected to continue to result, in increased assessments by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. The Company recognizes its obligations for guaranty fund assessments when it receives notice that an amount is payable to a guaranty fund. The ultimate amount of these assessments may differ from that which has already been assessed.

14.      Subsequent Event (Unaudited)

     On January 31, 1996, the Symons International Group, Inc. ("Symons") entered into an agreement ("Agreement") with GS Capital Partners II, L.P. to create a company, GGS Management Holdings, Inc. ("GGS Holdings") to be owned 52% by Symons and 48% by investment funds associated with Goldman, Sachs & Co.

         In connection with the above transaction, on April 30, 1996, GGS Holdings acquired all of the outstanding shares of common stock of the Company and its wholly owned subsidiaries, Superior American and Superior Guaranty, for cash of approximately $66,389.

         Subsequent to its acquisition on April 30, 1996, the Company has entered into a quota share reinsurance arrangement with Pafco General Insurance Company ("Pafco"), a wholly owned subsidiary of the Company's ultimate parent, Symons International Group, Inc. ("Registrant"), whereby Pafco shall cede 100% of its gross premiums written on or after May 1, 1996 that are in excess of six times outstanding capital and surplus.

         When the FDOI approved the acquisition of Superior by GGS Holdings, it prohibited Superior from paying any dividends (whether extraordinary or not) for four years from the date of acquisition without the prior written approval of the FDOI.

                   SUPERIOR INSURANCE COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)

         The acquisition of the Company was accounted for under the purchase method of accounting and was recorded as follows:


Assets Acquired:
Invested assets                                   $          118,665
Receivables                                                   34,933
Deferred acquisition costs                                     7,925
Other assets                                                   2,082
                                                  ------------------
Total                                                        163,605
                                                  ------------------
Liabilities Assumed:
Unpaid losses and loss adjustment expenses                    44,423
Unearned premiums                                             45,280
Other liabilities                                             10,863
                                                  ------------------
Total                                                        100,566
                                                  ------------------
Net Assets Acquired                                           63,039
Purchase Price                                                66,590
Excess Purchase Price                                          3,551
Less amounts allocated to deferred income
taxes on unrealized gains on investments                       1,334
                                                  ------------------
Goodwill                                          $            2,217
                                                  ==================


         Goodwill is amortized over a 25 year period on a straight line basis based upon management's estimate of the expected benefit period.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20:          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Chapter 37 of the Indiana Business Corporation Law, as amended (the "ICBL"), grants to each corporation broad powers to indemnify directors, officers, employees or agents against liabilities and expenses incurred in certain proceedings if the conduct in question as found to be in good faith and was reasonably believed to be in the corporation's best interests. The indemnification rights provided by the Registrant's articles of incorporation and by-laws generally provide the maximum indemnification protection available under law to the directors and officers of the Registrant, subject to certain restrictions on such indemnification in the event of the occurrence of certain changes of control and subject to restrictions on indemnification for liabilities incurred by directors and officers who unsuccessfully defend actions brought against them by or in right of the corporation. Directors, officers, employees or agents of the Registrant who also are directors, officers, employees or agents of Goran receive similar indemnification protection under Goran's by-laws. In addition, Goran carries directors and officers insurance policies.

         The above discussion of the Company's By-laws and the IBCL is not intended to be exhaustive and is qualified in its entirety by such By-laws and the IBCL.

         The Declaration provides that:

               (a) to  the  fullest  extent  permitted  by  applicable  law,  to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee and (iv) any employee or agent of the Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation, dissolution, winding-up or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its negligence (or, in the case of the Delaware Trustee and its related Indemnified Persons, gross negligence) or willful misconduct with respect to such acts or omission; and

               (b) to the fullest extent permitted by applicable law, to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of (i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth herein and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The exhibits furnished with this Registration Statement are listed beginning on Page E-1.

         (b) The following financial statement schedules of the Registrant are included in the Registration Statement beginning on Page II-6.

                                    Report of Independent Accountants
                  Schedule II       Condensed Financial Information of
                                    Registrant
                  Schedule IV       Reinsurance
                  Schedule V        Valuation and Qualifying Accounts
                  Schedule VI Supplemental Information Concerning Property -Casualty Insurance Operations

ITEM 22.          UNDERTAKINGS

         The undersigned Registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Symons International Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and State of Indiana, on the _16th__ day of September, 1997.

                              SYMONS INTERNATIONAL GROUP, INC.


                              By__/s/ Alan G. Symons__________________________
                              Alan G. Symons
                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                   TITLE                           DATE
         ---------                   -----                           ----

             *               Chairman of the Board of        September 16, 1997
      G. Gordon Symons       Directors


             *               Chief Executive Officer and     September 16, 1997
      Alan G. Symons         Director (Principal
                             Executive Officer)

             *               President and Chief
      Douglas H. Symons      Operating Officer and           September 16, 1997
                             Director

                             Vice President, Chief
             *               Financial Officer and           September 16, 1997
     Gary P. Hutchcraft      Treasurer (Principal
                             Financial and Accounting
                             Officer)

             *               Vice President, General
      David L. Bates         Counsel and Secretary           September 16, 1997

             *
     John J. McKeating       Director                        September 16, 1997

             *
     Robert C. Whiting       Director                        September 16, 1997


  James G. Torrance, Q.C.    Director                        September __, 1997

             *
      David R. Doyle         Director                        September 16, 1997

             *
     Jerome B. Gordon        Director                        September 16, 1997


*By:__/s/ Alan G. Symons_____________
       Alan G. Symons
       Attorney-in-Fact

       Pursuant to the requirements of the Securities Act of 1933, SIG Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and State of Indiana, on the _16th_ day of September, 1997.

                              SIG CAPITAL TRUST I


                              By__/s/ Alan G. Symons___________________________
                              Alan G. Symons
                              Company Trustee


                              By__/s/ Douglas H. Symons________________________
                              Douglas H. Symons
                              Company Trustee


                              By__/s/ Gary P. Hutchcraft_______________________
                              Gary P. Hutchcraft
                              Company Trustee

Report of Independent Accountants


Board of Directors and Stockholder of
Symons International Group, Inc. and Subsidiaries


In connection with our audits of the consolidated balance sheets of Symons International Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the three years in the period ended December 31, 1996, which financial statements are included in the registration statement, we have also audited the financial statement schedules listed in Item 21 herein.

In our opinion, these financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.



                                                  /s/ COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
March 21, 1997

SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE II - CONDENSED FINANCIAL
INFORMATION OF REGISTRANT
As Of December 31,
(In Thousands)


                                                        1995         1996
ASSETS
Assets:
  Investments In And Advances To Related Parties       $18,589     $77,514
  Cash and Cash Equivalents                                  0       6,160
  Deferred Income Taxes                                     52           0
  Property and Equipment                                   337           8
  Other                                                     57         168
  Intangible Assets                                          0          83
Total Assets                                           $19,035     $83,933
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Payables to Affiliates                                $8,671        $350
  Federal Income Tax Payable                                 0          81
  Line of Credit and Notes Payable                           0           0
  Other                                                    829         992
Total Liabilities                                       $9,500      $1,423
Minority Interest                                            0      21,160
Stockholders' Equity:
  Common Stock, No Par, 1,000,000
  Shares Authorized, 10,450,000                         $1,000     $38,969
  Issued and Outstanding

  Additional Paid-In Capital                             3,130       5,905

  Unrealized Loss On Investments
  (Net of Deferred Taxes of ($23,000)                     (45)         820
  in 1995 and $1,225,000 in 1996)

Retained Earnings                                        5,450      15,206

Total Stockholders' Equity                              $9,535     $60,900

Total Liabilities and Stockholders' Equity             $19,035     $83,933

SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE II - CONDENSED FINANCIAL INFORMATION
OF REGISTRANT
For The Years Ended December 31,
(In Thousands)


                                          1994            1995         1996
Net Investment Income                      $37          $1,522          $98

Net Realized Investment Losses             (8)            (52)            0

Other Income                             8,533           7,626        5,353

Total Revenue                            8,562           9,096        5,451

Expenses:
Policy Acquisition and General and       7,528           7,891        4,269
Administrative Expenses

Interest Expense                           874             621          613

Total Expenses                           8,402           8,512        4,882

Income Before Taxes and Minority
Interest                                   160             584          569

Provision for Income Taxes:
  Current Year                             176             293          228

  Prior Year                              (70)               0            0

Provision for Income Taxes                 106             293          228

Net Income Before Equity in Net
Income of Subsidiaries                      54             291          341

Equity in Net Income of Subsidiaries     2,063           4,530       12,915

Net Income for the Period               $2,117          $4,821      $13,256

SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE II - CONDENSED FINANCIAL INFORMATION
OF REGISTRANT
For The Years Ended December 31,
(In Thousands)


                                              1994        1995          1996
Net Income                                   $2,117      $4,821       $13,256
Cash Flows From Operating Activities:
Adjustments to Reconcile Net Cash
Provided by (Used In)
Operations:
  Equity In Net Income of Subsidiaries      (2,063)     (4,530)      (12,915)

  Depreciation of Property and Equity            91          37            52

  Net Realized Capital Loss                       8        (52)             0

  Amortization of Intangible Assets             169          88             3

Net Changes in Operating Assets
and Liabilities:

  Federal Income Taxes
  Recoverable (Payable)                         206       (176)            81

  Other Assets                                 (70)         216         (145)

  Other Liabilities                         (1,060)         518           163

Net Cash Provided From (Used In)
Operations                                    (602)         922           495

Cash Flow Used In Investing Activities:
  Purchase of Property and Equipment           (58)       (179)             0

Net Cash Used in Investing Activities:         (58)       (179)             0

Cash Flows Provided by (Used In)
Financing Activities:
  Proceeds From Common Stock Offering             0           0        37,969

  Repayment of Loans                        (1,750)     (1,250)             0

  Contributed Capital                             0           0      (20,475)

  Loans From Related Parties                  2,410         507       (8,329)

Payment of Dividend to Parent                     0           0       (3,500)

Net Cash Provided By (Used In)
Financing Activities                            660       (743)         5,665

Increase (Decrease) in Cash and
Cash Equivalents                                  0           0         6,160

Cash and Cash Equivalents -
Beginning of Year                                 0           0             0

Cash and Cash Equivalents -
End of Year                                       0           0         6,160

SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE II - CONDENSED FINANCIAL INFORMATION
OF REGISTRANT
For The Years Ended December 31, 1994, 1995 and 1996

Basis of Presentation

The condensed financial information should be read in conjunction with the consolidated financial statements of Symons International Group, Inc. The condensed financial information includes the accounts and activities of the Parent Company which acts as the holding company for the insurance subsidiaries.

SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE IV - REINSURANCE
For The Years Ended December 31,
(In Thousands)


                                            1994         1995          1996
Direct Amount                           $102,178     $123,381      $298,596
Assumed From Other Companies                $956       $1,253        $6,903
Ceded to Other Companies                 $67,995      $71,187     ($95,907)
Net Amount                               $35,139      $53,447      $209,592
Percentage of Amount Assumed to Net         2.7%         2.3%          3.3%




SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS
For The Years Ended December 31,
(In Thousands)

                              1994 -Allowance for           1995-Allowance for            1996-Allowance for
                              Doubtful Accounts             Doubtful Accounts             Doubtful Accounts
Additions:

Balance at Beginning of            $1,179                       $1,209                          $927
Period

Reserves Acquired in the                0                            0                           500
Superior Acquisition

Charged to Costs and                 (86)                        2,523                         5,034
Expenses (1)

Charged to Other                        0                            0                             0
Accounts

Deductions from                     (116) (2)                    2,805 (2)                     4,981
Reserves

Balance at End of Period           $1,209                         $927                        $1,480


(1) In 1993, the Company began to direct bill policyholders rather than agents for premiums. During late 1994 and into 1995, the Company experienced an increase in premiums written. During 1995, the Company further evaluated the collectibility of this business and incurred a bad debt expense of approximately $2.5 million. The Company continually monitors the adequacy of its allowance for doubtful accounts and believes the balance of such allowance at December 31, 1994, 1995 and 1996 was adequate.
(2) Uncollectible accounts written off, net of recoveries.



SYMONS INTERNATIONAL GROUP, INC. - CONSOLIDATED
SCHEDULE VI - SUPPLEMENTAL INFORMATION CONCERNING
PROPERTY - CASUALTY INSURANCE OPERATIONS
For The Years Ended December 31,
(In Thousands)

       Deferred    Reserves     Discount,   Unearned    Earned     Net         Claims and           Amorti-     Paid       Premiums
       Policy      for          if any,     Premiums    Premiums   Invest-     Adjustment           zation of   claims     Written
       Acqui-      Unpaid       deducted                           ment        Expenses             Deferred    and Claim
       sition      Claims       in                                 Income      Incurred Related     Policy      Adjust-
       Costs       and          Column                                         to:                  Acqui-      ment
                   Claim        C                                                                   sition      Expenses
                   Adjust-                                                                          Costs
                   ment
                   Expense
                                                                               Current     Prior
                                                                               Years       Years
1994   1,479       29,269       0           14,416      32,126     1,241       26,268      202      4,852       26,995     103,135
1995   2,379       59,421       0           17,497      49,641     1,173       35,184      787      7,150       31,075     124,634
1996   12,800      101,719      0           87,285      191,759    6,733       137,679     (570)    27,657      130,895    305,499


Note: All amounts in the above table are net of the effects of reinsurance and related commission income, except for net investment income regarding which reinsurance is not applicable, premiums written liabilities for losses and loss adjustment expenses, and unearned premiums which are stated on a gross basis.

                                  EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION
-----------         -----------
3.1                 Registrant's Restated Articles of Incorporation*

3.2                 Bylaws of Symons International Group, Inc, as restated July
                    29, 1996*

4.1 Indenture between Symons International Group, Inc. and Wilmington Trust Company dated as of August 15, 1997, relating to the Senior Subordinated Notes

4.2 Form of Certificate of Exchange Notes (in substantially the form of Section 2.2 to Exhibit 4.1)

4.3                 Certificate of Trust of SIG Capital Trust I, dated August 4,
                    1997

4.4 Amended and Restated Declaration of Trust for SIG Capital Trust I, dated August 15, 1997

4.5 Form of Exchange Preferred Security Certificate for SIG Capital Trust I (included as Exhibit D to Exhibit 4.4)

4.6 Form of Exchange Guarantee of Symons International Group, Inc. relating to the Exchange Preferred Securities

4.7 Registration Rights Agreement among Symons International Group, Inc., SIG Capital Trust I and the Initial Purchasers, dated August 11, 1997

5.1 5.1 Opinion of Dann Pecar Newman & Kleiman, P.C. as to legality of the Exchange Notes and the Exchange Guarantee to be issued by Symons International Group, Inc.

5.2 Opinion of Richards, Layton & Finger as to legality of the Exchange Preferred Securities to be issued by SIG Capital Trust I

8 Opinion of Dann Pecar Newman & Kleiman, P.C. as to certain federal income tax matters

10                  The GS Funds Stock Purchase Agreement

12.1 Computation of ratio of earnings to combined fixed charges and preferred stock dividends

21                  Subsidiaries of Symons International Group, Inc.

23.1                Consent of Coopers & Lybrand L.L.P.

23.2                Consent of Dann Pecar  Newman & Kleiman,  P.C.  (included in
                    Exhibit 5.1)

23.3                Consent of  Richards,  Layton & Finger  (included in Exhibit
                    5.2)

24 Power of Attorney of certain officers and directors of Symons International Group, Inc.

25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture

25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act a trustee under the Amended and Restated Declaration of Trust of SIG Capital Trust I

25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Exchange Guarantee for the benefit of the holders of Exchange Preferred Securities of SIG Capital Trust I

 99.1            Form of Letter of Transmittal

 99.2            Form of Notice of Guaranteed Delivery

 99.3            Form of Exchange Agent Agreement

------------------

*Incorporated by reference to the similarly designated exhibit to the Registration Statement of Symons International Group, Inc. on S-1, Registration No. 333-9129.

                                       E-2